EXHIBIT 10.1

EXECUTION VERSION

Dated 28 May 2024

TERM AND REVOLVING FACILITIES AGREEMENT

BIRKENSTOCK LIMITED PARTNER S.À R.L.

(as the Company)

provided by

COMMERZBANK AKTIENGESELLSCHAFT

BNP PARIBAS S.A. NIEDERLASSUNG DEUTSCHLAND

ING BANK, A BRANCH OF ING-DIBA AG

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE

LANDESBANK BADEN-WÜRTTEMBERG, NEW YORK BRANCH

LANDESBANK BADEN-WÜRTTEMBERG

JPMORGAN CHASE BANK, N.A., LONDON BRANCH

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN

HSBC CONTINENTAL EUROPE S.A., GERMANY

and

GOLDMAN SACHS BANK USA

(as the Original Lenders)

with

COMMERZBANK AKTIENGESELLSCHAFT

(as Documentation Agent)

GOLDMAN SACHS BANK USA

(as Agent)

and

GOLDMAN SACHS BANK USA

(as Security Agent)

20 Air Street

London W1B 5AN

United Kingdom

www.paulweiss.com

Doc#: Europe1:2606413v10	Project Sole: Term and Revolving Facilities Agreement

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THIS AGREEMENT is dated 28 May 2024.

BETWEEN:

(1)

BIRKENSTOCK LIMITED PARTNER S.à r.l., a private company with limited liability incorporated under the laws of Luxembourg, having its registered office at 40, avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies' Register under registration number B252419 (the "Company");

(2)

Birkenstock GROUP B.V. & Co. KG, a German limited liability partnership (B.V. & Co. KG), having its registered office at Burg Ockenfels, 53545 Linz am Rhein, Germany, registered in the commercial register of the local court (Amtsgericht) of Montabaur under registration number HRA 22603 ("Birkenstock Group B.V. & CO. KG");

(3)

Birkenstock US Bidco, Inc., a corporation incorporated under the laws of the State of Delaware, having its registered office at c/o CSC, 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808, registered in the State of Delaware under registration number 5199441 ("Birkenstock US");

(4)	THE ENTITIES listed in Part I (The Original Obligors) of Schedule 1 (The Original Parties) as original borrowers (the "Original Borrowers");

(5)	THE ENTITIES listed in Part I (The Original Obligors) of Schedule 1 (The Original Parties) as original guarantors (the "Original Guarantors");

(6)	THE FINANCIAL INSTITUTIONS listed in Part II (The Original Lenders) of Schedule 1 (The Original Parties) as Lenders (the "Original Lenders");

(7)	COMMERZBANK AKTIENGESELLSCHAFTas documentation agent for the Original Lenders (the "Documentation Agent");

(8)	GOLDMAN SACHS BANK USAas agent of the other Finance Parties (the "Agent"); and

(9)	GOLDMAN SACHS BANK USA security agent for the Secured Parties (the "Security Agent").

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

"Acceptable Bank" means:

(a)

a bank or financial institution which has a long term unsecured credit rating of at least BBB- by S&P or Fitch or at least Baa3 by Moody's or a comparable rating from an internationally recognised credit rating agency, or any bank or financial institution which (having previously satisfied such requirement) ceases to satisfy the foregoing ratings requirement for a period of not more than three (3) Months (an "Acceptable Rated Bank");

(b)	any Finance Party or any Affiliate of a Finance Party;

(c)	any other bank or financial institution on the Approved List or which otherwise provides banking services to the Group and is notified in writing to the Agent on or before the Closing Date; and

(d)

any other bank or financial institution approved by the Agent (acting reasonably) or providing banking services to a business or entity acquired by a member of the Group, provided that such services are terminated and moved to a bank or financial institution falling under another limb of this definition within six (6) Months of completion of the relevant acquisition.

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"Acceptable Nation" means Australia, Canada, any member state of the EU, Japan, Switzerland, the UK, the US, or any other state, country or sub-division of a country which has a rating for its short-term unsecured and non credit-enhanced debt obligations of A-1 or higher by S&P or F1 or higher by Fitch or P-1 or higher by Moody's or by an instrumentality or agency of any such government having an equivalent credit rating or which state or country has been approved by the Agent (acting on the instructions of the Majority Lenders).

"Acceptable Rated Bank" has the meaning given to that term in paragraph (a) of the definition of Acceptable Bank.

"Accession Deed" means a document substantially in the form set out in Schedule 6 (Form of Accession Deed) or any other form agreed between the Agent and the Company (each acting reasonably).

"Accounting Period" means:

(a)	the accounting period of the relevant Financial Reporting Entity commencing on the date of incorporation of the relevant Financial Reporting Entity and ending on 30 September 2024; and

(b)	each fiscal year or other equivalent accounting period of the relevant Financial Reporting Entity ending on the Accounting Reference Date in each subsequent year.

"Accounting Principles" means, in respect of any member of any Financial Reporting Group, at its election, GAAP, International Financial Reporting Standards (formerly International Accounting Standards) endorsed from time to time by the EU or the International Accounting Standards Board (or any variation thereof) or generally accepted accounting principles in its jurisdiction of incorporation, in each case to the extent applicable to the relevant financial statements and as applied by such Financial Reporting Entity or that member of the Financial Reporting Group from time to time.

"Accounting Reference Date" means 30 September, or otherwise, the accounting reference date of the relevant Financial Reporting Entity.

"Acquired Indebtedness" means Indebtedness:

(a)	of a person or any of its Subsidiaries existing at the time such person becomes a Restricted Subsidiary;

(b)

assumed in connection with the acquisition of assets from such person, in each case whether or not Incurred by such person in connection with such person becoming a Restricted Subsidiary or such acquisition; or

(c)	of a person at the time such person merges with or into or consolidates or otherwise combines with the Company or any Restricted Subsidiary,

provided that Acquired Indebtedness shall be deemed to have been Incurred, with respect to:

(i)	paragraph (a) above, on the date such person becomes a Restricted Subsidiary;

(ii)	paragraph (b) above, on the date of consummation of such acquisition of assets; and

(iii)	paragraph (c) above, on the date of the relevant merger, consolidation or other combination.

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"Acquired Person or Asset" means:

(a)	a person that merges with or into or consolidates or otherwise combines with any Restricted Subsidiary (or any member of the Group) after the Closing Date; or

(b)	assets of, or shares (or other ownership interests) in, any person listed in paragraphs (a) or (b) above, or otherwise acquired after the Closing Date.

"Additional Borrower" means a person which becomes a Borrower in accordance with Clause 29 (Changes to the Obligors).

"Additional Business Day" means, in relation to a Compounded Rate Currency, any day specified as such in the applicable Compounded Rate Terms.

"Additional Facility" means one or more additional facilities made available pursuant to Clause 2.2 (Additional Facilities) which are documented under this Agreement including as new or existing facility commitment(s) and/or as an additional tranche or class of, or an increase of, or an extension of, any existing Facility or a previously incurred Additional Facility (including, in each case, term or revolving facilities, and including for the avoidance of doubt any Additional Revolving Facility).

"Additional Facility Borrower" means:

(a)	any member of the Group which is specified as a borrower under an Additional Facility in the applicable Additional Facility Notice and which:

(i)	is a Borrower under this Agreement; or

(ii)	accedes as an Additional Borrower in accordance with Clause 29 (Changes to the Obligors); and

(b)	any member of the Group which accedes as an Additional Borrower under the relevant Additional Facility in accordance with Clause 29 (Changes to the Obligors),

unless, in each case, it has ceased to be a Borrower in accordance with Clause 29 (Changes to the Obligors).

"Additional Facility Commencement Date" means in respect of an Additional Facility, the date, as elected by the Company, specified as the Additional Facility Commencement Date (being any date when the relevant Additional Facility is committed or available for utilisation or such other date specified by the Company) in the Additional Facility Notice relating to that Additional Facility.

"Additional Facility Commitment" means:

(a)

in relation to an Additional Facility Lender, the amount in the Base Currency set out in each Additional Facility Notice signed by that Additional Facility Lender and the amount of any other Additional Facility Commitment transferred to or assumed by it under this Agreement (including in accordance with Clause 2.2 (Additional Facilities) or Clause 2.3 (Increase)); and

(b)

in relation to any other Lender, the amount in the Base Currency of any Additional Facility Commitment transferred to or assumed by it under this Agreement (including in accordance with Clause 2.2 (Additional Facilities) or Clause 2.3 (Increase)),

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to the extent:

(i)	not cancelled, reduced or transferred by it under this Agreement; and

(ii)	not deemed to be zero (0) pursuant to Clause 28 (Debt Purchase Transactions).

"Additional Facility Lender" means any Lender or other bank, trust, financial institution, fund, entity or other person which signs an Additional Facility Notice and confirms its willingness to provide all or a part of an Additional Facility.

"Additional Facility Lender Accession Notice" means a notice substantially in the form set out in Part I (Form of Additional Facility Lender Accession Notice) of Schedule 13 (Forms of Additional Facility Notifications) or any other form agreed between the Agent and the Company (each acting reasonably).

"Additional Facility Loan" means a loan made or to be made under any Additional Facility or the principal amount outstanding for the time being of that loan.

"Additional Facility Notice" means, in respect of an Additional Facility, a notice substantially in the form set out in Part II (Form of Additional Facility Notice) of Schedule 13 (Forms of Additional Facility Notifications) (or any other form agreed between the Agent and the Company (each acting reasonably)) delivered by the Company to the Agent in accordance with Clause 2.2 (Additional Facilities).

"Additional Guarantor" means any person which becomes an Additional Guarantor in accordance with Clause 29 (Changes to the Obligors).

"Additional Obligor" means an Additional Borrower or an Additional Guarantor.

"Additional Revolving Facility" means any Additional Facility which is designated as a Revolving Facility in an Additional Facility Notice.

"Additional Revolving Facility Borrower" means:

(a)	any member of the Group which is specified as a borrower under an Additional Revolving Facility in the applicable Additional Facility Notice and which:

(i)	is a Borrower under this Agreement; or

(ii)	accedes as an Additional Borrower in accordance with Clause 29 (Changes to the Obligors); and

(b)	any member of the Group which accedes as an Additional Borrower under the relevant Additional Facility in accordance with Clause 29 (Changes to the Obligors),

unless, in each case, it has ceased to be a Revolving Facility Borrower in accordance with Clause 29 (Changes to the Obligors). "Additional Revolving Facility Commitment" means:

(a)

in relation to an Additional Revolving Facility Lender, the amount in the Base Currency set out in each Additional Facility Notice signed by that Additional Revolving Facility Lender and the amount of any other Additional Revolving Facility Commitment transferred to or assumed by it under this Agreement (including in accordance with Clause 2.2 (Additional Facilities) or Clause 2.3 (Increase)); and

(b)

in relation to any other Lender, the amount in the Base Currency of any Additional Revolving Facility Commitment transferred to or assumed by it under this Agreement (including in accordance with Clause 2.2 (Additional Facilities) or Clause 2.3 (Increase)),

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to the extent:

(i)	not cancelled, reduced or transferred by it under this Agreement; and

(ii)	not deemed to be zero (0) pursuant to Clause 28 (Debt Purchase Transactions).

"Additional Revolving Facility Lender" means any Lender or other bank, trust, financial institution, fund, entity or other person which signs an Additional Facility Notice and confirms its willingness to provide all or a part of an Additional Revolving Facility.

"Additional Revolving Facility Loan" means a loan made or to be made under any Additional Revolving Facility or the principal amount outstanding for the time being of that loan.

"Additional Revolving Facility Utilisation" means an Additional Revolving Facility Loan.

"Additional Term Facility" means any Additional Facility which is not an Additional Revolving Facility.

"Adjusted Term SOFR" means in relation to any Loan in USD, Term SOFR and applicable to:

(a)	a Facility B (USD) Loan or Original Revolving Facility Loan denominated in USD is below zero (0), Adjusted Term SOFR for such Loan will be deemed to be zero (0); and

(b)

an Additional Facility Loan denominated in USD is below any percentage agreed with the relevant Additional Facility Lenders in the Additional Facility Notice for those Additional Facility Commitments, Adjusted Term SOFR will be deemed to be such percentage rate specified in such Additional Facility Notice.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Agent's Spot Rate of Exchange" means the London foreign exchange market spot rate of exchange for the purchase of the relevant currency with the Base Currency at or about 11.00 a.m. (local time) on a particular day.

"Agency Fee Letter" means the Fee Letter in relation to the fees payable to the Agent and the Security Agent (in each case for its own account) pursuant to Clause 15.4 (Agent and Security Agent fees).

“Aggregate Non-Obligor Debt Cap” means, on any date of determination, an amount if Indebtedness Incurred by any Restricted Subsidiary that is not a Guarantor pursuant to paragraph sub-paragraphs (a) of the definition of “Permitted Debt” and paragraph (a) of Clause 25.4 (Permitted Financial Indebtedness) shall not in aggregate exceed the greater of (x) €75.0 million and (y) an amount equal to five (5) per cent. of the Total Debt at any time.

"Agreed Additional Facility Certain Funds Notice" has the meaning given to that term in Clause 4.5 (Utilisations during an Agreed Certain Funds Period).

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"Agreed Certain Funds Obligor" means:

(a)	with respect to any Agreed Certain Funds Utilisation of the Original Revolving Facility, the proposed Borrower of the relevant Agreed Certain Funds Utilisation; or

(b)

with respect to any Agreed Certain Funds Utilisation of an Additional Facility, any member of the Group and/or any third party security provider designated as an Agreed Certain Funds Obligor by the Company and the relevant Additional Facility Lenders in an Agreed Additional Facility Certain Funds Notice.

"Agreed Certain Funds Period" means such period specified in any relevant Agreed Additional Facility Certain Funds Notice.

"Agreed Certain Funds Utilisation" means a Utilisation made or to be made under the Additional Facility during any Agreed Certain Funds Period.

"Agreed Revolving Facility Certain Funds Notice" has the meaning given to that term in Clause 4.5 (Utilisations during an Agreed Certain Funds Period).

"Agreed Security Principles" means the principles set out in Schedule 10 (Agreed Security Principles).

"Amortising Facility" means:

(a)	Facility B (USD);

(b)	an Additional Term Facility which is repayable by instalments.

"Amortising Facility Loan" means a Loan made or to be made under an Amortising Facility. "Amortising Facility Repayment Date" means:

(a)	in respect of Facility B (USD), each date described in paragraph (b) of Clause 8.1 (Repayment of Facility B Loans); and

(b)

in respect of an Additional Facility which is an Amortising Facility, each date described in the relevant Additional Facility Notice for that Additional Facility (including the Termination Date in respect of that Additional Facility).

"Amortising Facility Repayment Instalment" means:

(a)	in respect of Facility B (USD), each repayment instalment calculated and payable in accordance with the provisions of paragraph (b) of Clause 8.1 (Repayment of Facility B Loans); and

(b)

in respect of an Additional Facility which is an Amortising Facility, each repayment instalment in relation to that Additional Facility calculated and payable in accordance with the provisions of paragraph (a)(i) of Clause 8.2 (Repayment of Additional Term Facility Loans) and the applicable Additional Facility Notice, in each case as amended pursuant to Clause 8.5 (Effect of Cancellation and Prepayment on Scheduled Repayments).

"Ancillary Commencement Date" means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available whether or not drawn, which date shall be a Business Day within the Availability Period for the relevant Revolving Facility.

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"Ancillary Commitment" means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 7 (Ancillary Facilities), in each case as notified by the Ancillary Lender to the Agent pursuant to Clause 7.2 (Availability) to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.

"Ancillary Document" means each document relating to or evidencing the terms of an Ancillary Facility.

"Ancillary Facility" has the meaning given to that term in Clause 7.2 (Availability).

"Ancillary Facility Utilisation" means a utilisation under an Ancillary Facility.

"Ancillary Lender" means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 7 (Ancillary Facilities).

"Ancillary Outstandings" means, at any time in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility:

(a)

the principal amount under each overdraft facility and on demand short term loan facility (provided that, for the purposes of this definition, any amount of any outstanding utilisation under any BACS facility, other intra-day exposure facilities (or similar) made available by an Ancillary Lender shall, with the prior consent of that Ancillary Lender, be excluded, unless, in relation to that Ancillary Facility, otherwise agreed between the Company and the relevant Ancillary Lender);

(b)	the principal face value amount of each guarantee, bond and letter of credit under that Ancillary Facility; and

(c)

the amount fairly representing the aggregate principal or equivalent outstanding (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility; and

in each case net of any credit balances on any account of any Borrower of an Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that the credit balances are freely available to be set-off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility and in each case as determined by such Ancillary Lender, acting reasonably and in accordance with the relevant Ancillary Document, or (if not provided for in the relevant Ancillary Document), after consultation with the relevant Borrower, in accordance with its normal banking practice and in accordance with the relevant Ancillary Document.

For the purposes of this definition:

(i)	in relation to any Utilisation denominated in the Base Currency, the amount of that Utilisation shall be used; and

(ii)

in relation to any Utilisation not denominated in the Base Currency, the equivalent (calculated as specified in the relevant Ancillary Document or, if not so specified, as the relevant Ancillary Lender may specify, in each case in accordance with its usual practice at that time for calculating that equivalent in the Base Currency (acting reasonably)) of the amount of that Utilisation shall be used.

"Annual Financial Statements" has the meaning given to that term in paragraph (a)(i) of Clause 23.1 (Financial Statements).

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"Anti-Corruption Laws" means all laws of any jurisdiction applicable to an Obligor from time to time concerning or relating to anti-bribery, anti-money laundering or anti-corruption (including the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977).

"Applicable Metric" means any financial covenant or financial ratio or Incurrence-based permission, test, basket or threshold in any Finance Document (including any financial definition or component thereof and any financial ratio, test, basket or threshold or permission based on the calculation of Consolidated EBITDA, LTM EBITDA or the Total Net Leverage Ratio), any Default, Event of Default or other relevant breach of a Finance Document.

"Applicable Reporting Date" means, as at any date of determination, at the Company's election (which election the Company may revoke and re-make at any time and from time to time):

(a)

if no Financial Statements have yet been delivered since the Closing Date, the Closing Date, with such Applicable Metric determined by reference to the financial information set out in the Original Financial Statements;

(b)

the most recent Quarter Date for which Financial Statements have been delivered pursuant to the terms of this Agreement, with such Applicable Metric determined by reference to such Financial Statements; or

(c)

the last day of the most recently completed Relevant Period for which the Group has sufficient available information to be able to determine such Applicable Metric, with such Applicable Metric determined by reference to such available information, provided that, for the avoidance of doubt, the financial calculation(s) set out in an individual Compliance Certificate shall be based upon the same Applicable Reporting Date.

"Applicable Test Date" means the Applicable Transaction Date or, at the Company's election (which election the Company may revoke and re-make at any time and from time to time), the Applicable Reporting Date prior to any Applicable Transaction Date.

"Applicable Transaction" means any Investment, acquisition, disposition, sale, merger, joint venture, consolidation or other business combination transaction, Incurrence, assumption, commitment, issuance, repayment, repurchase or refinancing of Indebtedness (including for the avoidance of doubt an Additional Facility), Disqualified Stock or Preferred Stock and the use of proceeds thereof, any creation of a Lien or any other transaction for which an Applicable Metric falls to be determined provided that, if any such transaction (the "first transaction") is being effected in connection with another such transaction (the "second transaction"), the second transaction shall also be an Applicable Transaction with respect to the first transaction.

"Applicable Transaction Date" means, in relation to any Applicable Transaction, at the Company's election (which election the Company may revoke and re-make at any time and from time to time):

(a)	the date of any letter, definitive agreement, instrument, put option, scheme of arrangement or similar arrangement in relation to such Applicable Transaction (unilateral, conditional or otherwise);

(b)	the date that any commitment, offer, announcement, communication or declaration (unilateral, conditional, or otherwise) with respect to such Applicable Transaction is made or received;

(c)	the date that any notice, which may be revocable or conditional, of any repayment, repurchase or refinancing of any relevant Indebtedness is given to the holders of such Indebtedness;

(d)	the date of consummation, Incurrence, payment or receipt of payment in respect of the Applicable Transaction;

(e)	any other date determined in accordance with this Agreement; or

(f)	any other date relevant to the Applicable Transaction determined by the Company in good faith.

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"Approved List" means the list of banks and potential bank lenders agreed by the Company and the Majority Lenders before the first Utilisation Date and held by the Agent (as the same may be amended from time to time pursuant to paragraph (c) of Clause 27.3 (Conditions of Transfer)).

"Assignment Agreement" means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor, assignee, the Agent and the Company (each acting reasonably), provided that if that other form does not contain an undertaking substantially similar to the undertaking set out in the form set out in Schedule 5 (Form of Assignment Agreement) it shall not be a Creditor/Agent Accession Undertaking as defined in, and for the purposes of, the Intercreditor Agreement.

"Associate" means (i) any person engaged in a Similar Business of which the Company or the Restricted Subsidiaries are the legal and beneficial owners of between twenty (20) per cent. and fifty (50) per cent. of all outstanding Voting Stock and (ii) any joint venture entered into by the Company or any Restricted Subsidiary.

"Auditors" means any firm of independent accountants appointed by the Company as its auditors from time to time.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration, in each case required by any applicable law or regulation.

"Availability Period" means:

(a)	in relation to Facility B (EUR) and Facility B (USD), the period from (and including) the date of this Agreement to (and including) 11:59 p.m. on the date falling three (3) Months thereafter;

(b)

in relation to the Original Revolving Facility, the period from (and including) the date of this Agreement to (and including) the date falling one (1) Month prior to the Termination Date applicable to the Original Revolving Facility; and

(c)

in relation to any Additional Facility, the period specified in the Additional Facility Notice delivered by the Company in accordance with Clause 2.2 (Additional Facilities) for that Additional Facility.

"Available Ancillary Commitment" means in relation to an Ancillary Facility, an Ancillary Lender's Ancillary Commitment (which in the case of a multi-account overdraft, for the purpose of this definition, shall be the Designated Net Amount, unless, in relation to any Ancillary Commitment otherwise agreed between the Company and the relevant Ancillary Lender) less the Ancillary Outstandings in relation to that Ancillary Facility.

"Available Commitment" means, in relation to a Facility, a Lender's Commitment under that Facility minus (subject to Clause 7.8 (Affiliates of Lenders) and as set out below):

(a)

the Base Currency Amount of its participation in any outstanding Utilisations under that Facility and, in the case of a Revolving Facility only, the Base Currency Amount of the aggregate of its (and its Affiliate's) Ancillary Commitments; and

(b)

in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date and, in the case of a Revolving Facility only, the Base Currency Amount of its (and its Affiliate's) Ancillary Commitment, in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date.

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For the purposes of calculating a Lender's Available Commitment in relation to any proposed Utilisation under a Revolving Facility only, the following amounts shall not be deducted from a Lender's Commitment under that Revolving Facility:

(i)	that Lender's (or its Affiliate's) participation in any Revolving Facility Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date; and

(ii)	that Lender's (or its Affiliate's) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.

"Available Facility" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

"Bank Levy" means any amount payable by any Finance Party or any of its Affiliates on the basis of, or in relation to, its balance sheet or capital base or any part of that person or its liabilities or minimum regulatory capital or any combination thereof (including the UK bank levy as set out in the Finance Act 2011, the French taxe pour le financement du fonds de soutien aux collectivités territoriales as set out in Article 235 ter ZE bis of the French tax code (Code Général des Impôts), the German bank levy as set out in the German Restructuring Fund Act 2010 (Restrukturierungsfondsgesetz) (as amended), the Dutch bankenbelasting as set out in the Dutch bank levy act (Wet bankenbelasting), the Austrian bank levy as set out in the Austrian Stability Duty Act (Stabilitätsgesetz), the Spanish bank levy (Impuesto sobre los Depósitos en las Entidades de Crédito) as set out in the Law 16/2012 of 27 December 2012, the Swedish bank levy as set out in the Swedish Precautionary Support Act (Sw. lag (2015:1017) om förebyggande statligt stöd till kreditinstitut) (as amended)) and any other levy or tax in any jurisdiction levied on a similar basis or for a similar purpose or any financial activities taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011 or the Single Resolution Mechanism established by EU Regulation 806/2014 of July 15, 2014 which has been enacted or which has been formally announced as proposed as at the date of this Agreement or (if applicable) in respect of any New Lender, as at the date that New Lender accedes as a New Lender to this Agreement.

"Bankruptcy Code" means Title 11 of the United States Code.

"Bankruptcy Law" means, in respect of any person, the law of any applicable jurisdiction accepting jurisdiction in respect of the bankruptcy, insolvency, receivership, winding up, liquidation or relief of debtors in respect of such person including, with respect to Germany, the InsO.

"Base Currency" means:

(a)	for Facility B (USD), US Dollars;

(b)	for Facility B (EUR) and the Original Revolving Facility, euro; and

(c)	in relation to any Additional Facility, as agreed between the Company and the applicable Additional Facility Lenders.

"Base Currency Amount" means:

(a)

in relation to a Utilisation of a Facility, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency for that Facility, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange at the time specified in Schedule 9 (Timetables));

(b)

in relation to an Ancillary Commitment the amount specified as such in the notice delivered to the Agent by the Company pursuant to Clause 7.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three (3) Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement); and

(c)

in relation to an Additional Facility Commitment, the amount specified as such in the Additional Facility Notice delivered to the Agent by the Company pursuant to Clause 2.2 (Additional Facilities) (or, if the amount specified is not denominated in the Base Currency, that amount of the Additional Facility converted into the Base Currency at an exchange rate used by the Company (acting reasonably and in good faith) and notified to the Agent or, if the Company has not so notified the Agent, at the Agent's Spot Rate of Exchange on the applicable Additional Facility Commencement Date or, at the Company's option, the relevant Applicable Test Date),

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as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation, or utilisation under an Ancillary Facility or (as the case may be) cancellation or reduction of an Ancillary Facility.

"Benchmark Rate Change" has the meaning given to that term in paragraph (a) of Clause 39.8 (Replacement of Screen Rate).

"Board of Directors" means:

(a)	with respect to the Company or any company or corporation, the board of directors or managers, as applicable, of that company or corporation, or any duly authorised committee thereof;

(b)

with respect to any limited liability company, the sole member, sole manager, board of managers or other governing body, as applicable, of that limited liability company, or any duly authorised committee thereof;

(c)

with respect to any partnership, the board of directors or other governing body of the general partner of that partnership or any duly authorised committee thereof, except if a manager or a board of managers have been appointed in accordance with the constitutional documents of such partnership, in which case paragraph (a) above shall apply; and

(d)	with respect to any other person, the board or any duly authorised committee of that person serving a similar function.

Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors or equivalent (excluding employee representatives, if any) on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting (or equivalent) or as a formal board approval (or equivalent)).

"Borrower" means:

(a)	in the case of Facility B (EUR), a Facility B (EUR) Borrower;

(b)	in the case of Facility B (USD), a Facility B (USD) Borrower;

(c)	in the case of a Revolving Facility, a Revolving Facility Borrower;

(d)	in the case of an Additional Facility, the relevant Additional Facility Borrower(s); and

(e)

in the case of an Ancillary Facility only, any Affiliate of a Borrower that becomes a borrower of that Ancillary Facility with the approval of the relevant Ancillary Lender pursuant to Clause 7.9 (Affiliates of Borrowers).

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"Break Costs" means, in respect of any Loan: the amount (if any) by which:

(i)

the applicable IBOR, if positive and disregarding any interest rate floor, for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(ii)

the amount (if positive) which that Lender would be able to obtain by placing an amount equal to the principal amount of that Loan or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Brexit" means the actual or anticipated withdrawal (including by way of any governmental decision to withdraw or any vote or referendum electing to withdraw) of the UK from the EU, including as a consequence of the notification given by it on 29 March 2017 of its intention to withdraw from the EU pursuant to Article 50 of the Treaty on EU, or the end of any transition period in connection therewith, and, in each case, any law, regulation, treaty or agreement (or change in, or change in the interpretation, administration, implementation or application of, any law, regulation, treaty or agreement) in connection therewith.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Frankfurt am Main (Germany), London (UK), Luxembourg and New York City (US) and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency;

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day;

(c)	in relation to any date for payment by a Borrower (other than a Borrower incorporated in England & Wales, Germany or the US), in that Borrower’s jurisdiction of incorporation; and

(d)

(in relation to any date for payment or purchase of a Compounded Rate Currency, or in relation to the determination of the length of an Interest Period or a Lookback Period for an amount in a Compounded Rate Currency), an Additional Business Day relating to that currency.

"Capital Stock" of any person means any and all shares of, rights to purchase or acquire, warrants, options or depositary receipts for, or other equivalents of, or partnership or other interests in (however designated), equity of such person, including any Preferred Stock, but excluding any debt securities convertible into, or exchangeable for, such equity.

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"Cash Equivalents" means:

(a)

Australian Dollars, Canadian dollars, Euros, Japanese Yen, Swiss Francs, UK pounds, US Dollars or any national currency of any member state of the EU or any other foreign currency held by the Company and the Restricted Subsidiaries in the ordinary course of business;

(b)

securities or other direct obligations issued or directly and fully Guaranteed or insured by the government of Australia, Canada, Japan, Norway, Switzerland, the UK or the US, the EU or any member state of the EU on the Closing Date or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), with maturities of twenty four (24) months or less from the date of acquisition;

(c)

certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one (1) year from the date of acquisition thereof issued by any lender or by any bank or trust company:

(i)

whose commercial paper is rated at least "A-1" or the equivalent thereof by S&P or at least "F1" or the equivalent thereof by Fitch or at least "P-1" or the equivalent thereof by Moody's (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization); or

(ii)	(in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of €250 million;

(d)

repurchase obligations for underlying securities of the types described in paragraphs (b), (c) and (g) of this definition entered into with any bank meeting the qualifications specified in paragraph (c) above;

(e)	securities with maturities of one (1) year or less from the date of acquisition backed by standby letters of credit issued by any person referenced in paragraph (c) above;

(f)

commercial paper and variable or fixed rate notes issued by a bank meeting the qualifications specified in paragraph (c) above (or by the Parent Entity thereof) maturing within one (1) year after the date of creation thereof or any commercial paper and variable or fixed rate note issued by, or guaranteed by a corporation rated at least "A-1" or higher by S&P or at least "F1" or the equivalent thereof by Fitch or "P-1" or higher by Moody's (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Company) maturing within one (1) year after the date of creation thereof; and

(g)

interests in any investment company, money market, enhanced high yield fund or other investment fund which invests ninety (90) per cent. or more of its assets in instruments of the types specified in paragraphs (a) through (f) above.

"Cash Equivalent Investments" means, at any time when held by a member of the Group, any Cash Equivalents, Temporary Cash Investments or Investment Grade Securities and (without double counting):

(a)	debt securities or other investments in marketable debt obligations issued or guaranteed by an Acceptable Nation or any agency thereof and having not more than one (1) year to final maturity;

(b)	certificates of deposit maturing within one (1) year after the relevant date of calculation and issued by an Acceptable Bank;

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(c)

any investment in marketable debt obligations issued or guaranteed by any government of any Acceptable Nation, maturing within one (1) year after the relevant date of calculation and not convertible or exchangeable to any other security;

(d)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	which matures within one (1) year after the relevant date of calculation; and

(iii)

which has a credit rating of either A-1 or higher by S&P or F1 or higher by Fitch or P-1 or higher by Moody’s, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its short term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(e)

bills of exchange issued in any Acceptable Nation or, in each case, any agency thereof and eligible for rediscount at the relevant central bank and accepted by a bank (or their dematerialised equivalent);

(f)	any investment which:

(i)	is an investment in money market funds:

(A)	with a credit rating of either A-1 or higher by S&P or F1 or higher by Fitch or P-1 or higher by Moody’s; or

(B)	which invests substantially all their assets in securities of the types described in paragraphs (a) to (e) above;

(ii)

is any other money market investment (including repurchase agreements) and substantially all of the assets or collateral in respect of that investment have a credit rating of either A-1 or higher by S&P or F1 or higher by Fitch or P-1 or higher by Moody's; or

(iii)	can be turned into cash on not more than thirty (30) days' notice; or

(g)	any other debt security approved by the Majority Lenders (each acting reasonably and in good faith),

in each case, to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than a Permitted Lien).

"Cash Management Services" means any of the following: automated clearing house transactions, treasury, depository, credit or debit card, purchasing card, stored value card, electronic fund transfer services, daylight or overnight draft facilities and/or cash management services, including controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services or other cash management arrangements in the ordinary course of business.

"Central Bank Rate", in relation to a Compounded Rate Currency, has the meaning given to that term in the applicable Compounded Rate Term.

"Centre of Main Interests" means the "centre of main interests" as such term is used in Article 3(1) of the EU Insolvency Regulation.

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"CEO" means the chief executive officer of Birkenstock Group B.V. & CO. KG or, if no chief executive officer is appointed, such other person fulfilling the functions of chief executive officer of Birkenstock Group B.V. & CO. KG.

"CFC" means a "controlled foreign corporation" within the meaning of Section 957(a) of the Internal Revenue Code that is owned (within the meaning of Section 958(a) of the Internal Revenue Code), in whole or in part, by a member of the Group that is a "United States shareholder" (as defined in Section 951(b) of the Internal Revenue Code).

"CFO" means the chief financial officer or finance director of Birkenstock Group B.V. & CO. KG or, if no chief financial officer or finance director is appointed, such other person fulfilling the functions of chief financial officer or finance director of Birkenstock Group B.V. & CO. KG.

"Change of Control" has the meaning given to that term in Clause 10.1 (Exit and Change of Control).

"Change of Control Notice" has the meaning given to that term in Clause 10.1 (Exit and Change of Control).

"Change of Control Put Option Period" has the meaning given to that term in Clause 10.1 (Exit and Change of Control).

"Charged Property" has the meaning given to that term in the Intercreditor Agreement.

"Closing Date" means the first date on which the first Utilisation of Facility B has been made.

"Commitment" means a Facility B Commitment, an Original Revolving Facility Commitment and an Additional Facility Commitment.

"Companies Act 2006" means the UK Companies Act 2006.

"Compliance Certificate" means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate) (or in any other form agreed between the Company and the Agent (each acting reasonably)) and delivered by the Company to the Agent under paragraph (a) of Clause 23.2 (Provision and contents of Compliance Certificates).

"Compounded Rate Currency" means:

(a)	Sterling; and

(b)	any currency in respect of which there are Compounded Rate Terms for such currency.

"Compounded Rate Interest Payment" means, in relation to a Compounded Rate Currency, the aggregate amount of interest that:

(a)	relates to a Compounded Rate Loan in that Compounded Rate Currency; and

(b)	has, or is scheduled to become, payable during the applicable Interest Period.

"Compounded Rate Loan" means in relation to a Compounded Rate Currency, any Loan or, if applicable, Unpaid Sum which is denominated in that Compounded Rate Currency.

"Compounded Rate Supplement" means, in relation to a currency, a document which:

(a)	is notified by the Company to the Agent and (unless otherwise agreed between the Company and the Majority Lenders) either:

15

(i)	the Agent has made a Prevailing Market Determination; or

(ii)	no Super Majority Lender Objection has occurred and is continuing; and

(b)

sets out, for that currency, the relevant terms and provisions relating to an alternative benchmark rate, base rate or reference rate ("New Rate") and setting out any amendment or waiver of the terms of this Agreement or other Finance Documents for that New Rate, including making appropriate adjustments for basis, duration, time and periodicity for determination of that New Rate for any Interest Period and making other consequential and/or incidental changes.

"Compounded Rate Terms" means, in relation to:

(a)	a currency;

(b)	a Loan or an Unpaid Sum in that currency;

(c)	an Interest Period for such a Loan or Unpaid Sum (or other period for the accrual of commission or fees in respect of that currency); or

(d)	any term of this Agreement relating to the determination of a rate of interest in relation to such a Loan or Unpaid Sum,

in respect of Sterling, the terms set out in the relevant part of Schedule 14 (Compounded Rate Terms) (or the Latest Compounded Rate Supplement relating to Sterling, as applicable, then in effect) and, for any other currency, the terms set out in the Latest Compounded Rate Supplement relating to such currency then in effect, or as otherwise agreed pursuant to Clause 39.8 (Replacement of Screen Rate).

"Compounded Reference Rate" means, in relation to a Compounded Rate Currency, for any applicable RFR Banking Day during the Interest Period of a Compounded Rate Loan in that Compounded Rate Currency, the percentage rate per annum which is the applicable Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day.

"Confidential Information" means all information relating to Topco, any Obligor, the Group, the Investors, the Transaction Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	Topco, any member of the Group, any Investor or any of their respective advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from Topco, any member of the Group, any Investor or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 40 (Confidentiality);

(ii)	is identified in writing at the time of delivery as non-confidential by Topco, any member of the Group or any of its advisers; or

(iii)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with Topco or the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

16

"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA on the date of this Agreement or in any other form agreed between the Company and the Agent, and in any case capable of being relied upon by, and not capable of being materially amended without the consent of, the Company.

"Consolidated Depreciation and Amortisation Expense" means, with respect to any person for any period, the total amount of depreciation and amortisation expense, including amortisation or write-off of:

(a)	intangibles and non-cash organization costs;

(b)	deferred financing fees or costs; and

(c)

capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortisation of original issue discount resulting from the issuance of Indebtedness at less than par and amortisation of favorable or unfavorable lease assets or liabilities, of such person and the Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with the Accounting Principles and any write down of assets or asset value carried on the balance sheet.

"Consolidated EBITDA" means, with respect to any person for any period, the Consolidated Net Income of such person for such period:

(a)	increased (without duplication) by:

(i)

provision for taxes based on income or profits, revenue or capital, including federal, state, provincial, territorial, local, foreign, unitary, excise, property, franchise and similar taxes and foreign withholding and similar taxes of such person paid or accrued during such period, including any penalties and interest relating to any tax examinations (including any additions to such taxes, and any penalties and interest with respect thereto), deducted (and not added back) in computing Consolidated Net Income; plus

(ii)	Fixed Charges of such person for such period, including:

(A)	net losses on any Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk;

(B)	bank fees and other financing fees; and

(C)	costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of "Consolidated Interest Expense" pursuant to paragraphs (a)(A) through (a)(I) thereof,

in each case to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

17

(iii)	Consolidated Depreciation and Amortisation Expense of such person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv)	any:

(A)	Transaction Expenses; and

(B)

any fees, costs, expenses or charges (other than Consolidated Depreciation and Amortisation Expense) related to any actual, proposed or contemplated Equity Offering (including any expense relating to enhanced accounting functions or other transactions costs associated with becoming a public company), acquisition, disposition, recapitalization or the Incurrence of Indebtedness permitted to be Incurred by this Agreement (including a refinancing thereof) (whether or not successful), in each case including such fees, expenses or charges (including rating agency fees and related expenses) related to the Facilities, any Senior Secured Notes, any Topco Notes, any other Credit Facility, any Receivables Facility, any Securitization Facility, any other Indebtedness permitted to be Incurred under this Agreement or any Equity Offering and any amendment, waiver or other modification of any of the foregoing, in each case, whether or not consummated, to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(v)	the amount of any:

(A)

restructuring charge, accrual or reserve (and adjustments to existing reserves), transaction or integration cost or other business optimization expense or cost (including charges directly related to the implementation of cost-savings initiatives) that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions or divestitures after the Closing Date, including those related to any severance, retention, signing bonuses, relocation, recruiting and other employee related costs, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employment benefit plans (including any settlement of pension liabilities), operational and technology systems development and establishment costs, future lease commitments and costs related to the opening, pre-opening, abandonment, disposal, discontinuation and closure and/or consolidation of facilities and to exiting lines of business and consulting fees incurred with any of the foregoing; and

(B)	fees, costs and expenses associated with acquisition related litigation and settlements thereof; plus

(vi)

any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting; provided that if any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period then the cash payment in such future period shall be subtracted from Consolidated EBITDA when paid or other items classified by the Company as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

18

(vii)

the amount of board of director fees, management, monitoring, advisory, consulting, refinancing, subsequent transaction, advisory and exit fees (including termination fees) and related indemnities and expenses paid or accrued in such period to any member of the Board of Directors of the Company, any Permitted Holder or any Affiliate of a Permitted Holder to the extent not prohibited the Finance Documents; plus

(viii)

the "run rate" adjustment required to give effect to synergies, cost savings, operating expense reductions, restructuring charges, operating cost improvements, operating improvements, revenue increases, revenue enhancements or other adjustments, similar initiatives or effects of synergies (together, being "Synergies") that have been realized (in full or in part) for some, but not all, of such period and that are related to any acquisition (including under a letter of intent), disposition, divestiture, restructuring, new or revised contract, information and technology systems establishment, modernization or modification or the implementation of any operating improvements, efficiency or cost savings initiative or any other adjustments or similar initiatives, as applicable, as if such Synergies had been realized from the first day of such period and during the entirety of such period (which adjustments, without double counting, may be incremental to pro forma adjustments made pursuant to Clause 24.3 (Calculations)); net of the amount of actual benefits realized during such period from such actions; plus

(ix)

the pro forma adjustment (whether on a "run rate" basis or otherwise) for Synergies that are expected (in good faith) to be realized as a result of actions taken or committed or expected to be taken in relation to any acquisition (including under a letter of intent), disposition, divestiture, restructuring, new or revised contract, information and technology systems establishment, modernization or modification or the implementation of an operating improvements, efficiency or cost savings initiative or any other adjustments or similar initiative (for the avoidance of doubt, whether or not any action has been taken in relation to the same), calculated on a pro forma basis as if such Synergies had been realized from the first day of such period and during the entirety of such period (which adjustments, without double counting, may be incremental to pro forma adjustments made pursuant to Clause 24.3 (Calculations)); plus

(x)

the amount of loss or discount on sale of Securitization Assets, Receivables Assets and related assets to the Securitization Subsidiary in connection with a Qualified Securitization Financing or Receivables Facility; plus

(xi)

any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or Net Cash Proceeds of an issuance of Capital Stock (other than Disqualified Stock) of the Company; plus

(xii)

cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

(xiii)	any net loss included in the Consolidated Net Income attributable to non-controlling interests; plus

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(xiv)

realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Restricted Subsidiaries; plus

(xv)	net realized losses from Hedging Obligations or embedded derivatives; plus

(xvi)

the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary and any costs and expenses (including all legal, accounting and other professional fees and expenses) related thereto; plus

(xvii)

with respect to any joint venture, an amount equal to the proportion of those items described in sub-paragraphs (i) and (iii) above relating to such joint venture corresponding to the Company's and the Restricted Subsidiaries' proportionate share of such joint venture's Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) to the extent the same was deducted (and not added back) in calculating Consolidated Net Income; plus

(xviii)	earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments; plus

(xix)

any net pension or other post-employment benefit costs representing amortisation of unrecognised prior service costs, actuarial losses, including amortisation of such amounts arising in prior periods, amortisation of the unrecognised net obligation (and loss or cost), and any other items of a similar nature; plus

(xx)

the amount of expenses relating to payments made to option holders of the Company or any Parent Entity in connection with, or as a result of, any distribution being made to equityholders of such person or its Parent Entities, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement; plus

(xxi)

to the extent not already otherwise included herein, adjustments and add-backs (including anticipated synergies) for costs or expenses (or, in each case, similar items) made in calculating pro forma Consolidated EBITDA (or similar) and/or any base case model or quality of earnings report relating to a Permitted Acquisition (including any annexures to such report) prepared by an independent third party and delivered to the Agent in each case based on the methodology therein; plus

(xxii)

the amount of incremental contract value of the Group that the Company in good faith reasonably believes would have been realized or achieved as Consolidated EBITDA contribution from (i) increased pricing or volume initiatives and/or (ii) the entry into binding and effective new agreements with new customers or, if generating incremental contract value, new agreements (or amendments to existing agreements) with existing customers (collectively, "New Contracts") during such period had such New Contracts been effective as of the beginning of such period (including, without limitation, 100% of such incremental contract value attributable to New Contracts that are in excess of (but without duplication of) contract value attributable to New Contracts that has been actually realized as Consolidated EBITDA contribution during such period) as long as such incremental contract value is reasonably identifiable and factually supportable; provided that such incremental contract value shall be calculated on a pro forma basis as though the full "run rate" effect of such incremental contract value had been realized as Consolidated EBITDA contributed on the first day of such period; plus

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(xxiii)	earn out obligations Incurred in connection with any permitted acquisition or other Investment permitted under this Agreement and paid or accrued during such period; plus

(xxiv)

losses, charges and expenses related to the pre-opening and opening of new facilities, and start-up period prior to opening, that are operated, or to be operated, by the Company or any Restricted Subsidiary; plus

(xxv)	any other items classified by the Company as extraordinary, one-off, one-time, exceptional, unusual or nonrecurring items decreasing Consolidated Net Income of such person for such period; and

(b)

decreased (without duplication) by non-cash gains increasing Consolidated Net Income of such person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period.

"Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of:

(a)

consolidated interest expense of such person and its Restricted Subsidiaries for such period (in each case, determined on the basis of the Accounting Principles), to the extent such expense was deducted (and not added back) in computing Consolidated Net Income, including:

(i)	amortisation of original issue discount or premium resulting from the issuance of Indebtedness at less than par;

(ii)	all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances;

(iii)

non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of any Hedging Obligations or other derivative instruments pursuant to the Accounting Principles);

(iv)	the interest component of Capitalized Lease Obligations;

(v)	net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness; and

(vi)	interest actually paid by the Company or any Restricted Subsidiary under any guarantee of Indebtedness or other obligation of any other person,

and excluding:

(A)	Securitization Fees;

(B)	interest and other fees in respect of Receivables Facilities;

(C)	penalties and interest relating to taxes;

(D)	any additional cash interest owing pursuant to any registration rights agreement;

21

(E)	accretion or accrual of discounted liabilities other than Indebtedness;

(F)

any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting in connection with the Transaction or any acquisition;

(G)

amortisation or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated Hedging Obligations and other commissions, financing fees and expenses and original issue discount with respect to any Indebtedness the Incurrence of which is permitted by Clause 25.4 (Permitted Financial Indebtedness) and, adjusted to the extent included, to exclude any refunds or similar credits received in connection with the purchasing or procurement of goods or services under any purchasing card or similar program;

(H)	any expensing of bridge, commitment and other financing fees; and

(I)	interest with respect to Indebtedness of any parent of such person appearing upon the balance sheet of such person solely by reason of push-down accounting under the Accounting Principles; plus

(b)	consolidated interest expense of any Parent Entity to the extent such interest expense was funded with the proceeds of dividends, distributions or other payments to any Parent Entity; plus

(c)

consolidated capitalised interest of such person and its Restricted Subsidiaries for such period, whether paid or accrued (but excluding any interest capitalised, accrued, accreted or paid in respect of Subordinated Shareholder Funding); less

(d)	interest income for such period,

provided that, for purposes of this definition interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with the Accounting Principles.

"Constitutional Documents" means the constitutional documents of the Company.

"Contingent Obligations" means, with respect to any person, any obligation of such person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness ("primary obligations") of any other person (the "primary obligor"), including any obligation of such person, whether or not contingent:

(a)	to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(b)	to advance or supply funds:

(i)	for the purchase or payment of any such primary obligation; or

(ii)	to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(c)

to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

22

"Controlled Investment Affiliate" means, as to any person, any other person, which directly or indirectly is in control of, is controlled by, or is under common control with such person and is organised by such person (or any person controlling such person) primarily for making direct or indirect equity or debt investments in the Company and/or other companies.

"Credit Facility" means, with respect to the Company or any of its Subsidiaries, one or more debt facilities, indentures, instruments or other arrangements (including the Facilities or commercial paper facilities and overdraft facilities) with banks, other financial institutions, funds, governmental or quasi-governmental agencies or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original Facilities or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement or instrument (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

"CTA" means the UK Corporation Tax Act 2009.

"Daily Rate" means, in relation to a Compounded Rate Currency, the rate specified as such in the applicable Compounded Rate Terms.

"Daily Non-Cumulative Compounded RFR Rate" means, in relation to any applicable RFR Banking Day during an Interest Period for a Compounded Rate Loan in a Compounded Rate Currency, (i) (in the case of Sterling) the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees with the Company to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 15 (Daily Non-Cumulative Compounded RFR Rate); or the Latest Compounded Rate Supplement in relation thereto then in effect; or (ii) (in the case of any other currency) determined by the relevant person and in accordance with the relevant methodology as set out in the applicable Latest Compounded Rate Supplement then in effect.

"Day 1 Third Party Security Provider" means US Midco and GPCo.

"Debt Document" has the meaning given to that term in the Intercreditor Agreement.

"Debt Purchase Transaction" means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

23

any Commitment or amount outstanding under this Agreement.

"Debt Pushdown" has the meaning given in paragraph (a) of Clause 29.6 (Debt Pushdown).

"Debt Pushdown Notice" has the meaning given in paragraph (a)(iii) of Clause 29.6 (Debt Pushdown).

"Declared Default" means the occurrence of an Event of Default which has resulted in a notice being served by the Agent under paragraph (a)(ii) of Clause 26.10 (Acceleration) and such notice has not been withdrawn, cancelled or otherwise ceased to have effect.

"Default" means an Event of Default or an event or circumstance which would (with the expiry of a grace period, the making of a determination, or the giving of notice provided for in Clause 26 (Events of Default) or any combination of the foregoing) be an Event of Default, provided that any such event or circumstance which requires the satisfaction of a condition as to materiality before it becomes an Event of Default shall not be a Default unless that condition is satisfied.

"Defaulting Lender" means any Lender (other than a Lender which is a member of the Group or an Investor Affiliate):

(a)

which has failed to make its participation in a Loan available or has notified the Agent or the Company that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders' participation); or

(b)	which has otherwise disaffirmed, rescinded or repudiated a Finance Document or any term thereof;

(c)

which is a Non-Consenting Lender and which has failed to assist with any step required or desirable to implement the Company's right to prepay that Non-Consenting Lender or to replace that Non-Consenting Lender pursuant to and as contemplated by Clause 39.5 (Replacement of a Lender) within three (3) Business Days of the Company's request to do so;

(d)	which is a Sanctioned Lender;

(e)	which is a Transfer Defaulting Lender; or

(f)	with respect to which (or any Holding Company of which) an Insolvency Event has occurred and is continuing.

unless, in the case of paragraphs (a) or (b) above:

(i)

the Lender is disputing in good faith and acting reasonably whether it is contractually obliged to make the payment in question or issue the relevant letter of credit (and provides any supporting information reasonably requested by the Company as to why it is disputing whether it is contractually obliged to make the payment in question or issue the relevant letter of credit); or

(ii)	its failure to pay, issue a letter of credit is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three (3) Business Days of its due date.

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For the purposes of this Agreement, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become (or notified by the Company to the Agent as having become) a Defaulting Lender; and

(ii)	any Lender in relation to which it is aware (including by way of notification from the Company) that any of the events or circumstances referred to in paragraphs (a) to (f) above has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

"Delegate" means any delegate, agent, attorney, co-trustee or co-security agent appointed by the Security Agent.

"Designated Gross Amount" has the meaning given to that term in Clause 7.2 (Availability).

"Designated Net Amount" has the meaning given to that term in Clause 7.2 (Availability).

"Designated Preferred Stock" means Preferred Stock of the Company or a Parent Entity (other than Disqualified Stock) that is issued for cash (other than to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees to the extent funded by the Company or such Subsidiary) and that is designated as "Designated Preferred Stock" pursuant to an Officer's Certificate of Birkenstock Group B.V. & CO. KG at or prior to the issuance thereof.

"Designated Recipients" means:

(a)	Dirk Druckenbrodt (Dirk.Druckenbrodt@birkenstock.com);

(b)	Prof. Dr. Carsten Jungmann (Carsten.Jungmann@birkenstock.com); and

(c)	such other person or persons notified to the Agent by the Company from time to time.

"Designation Date" has the meaning given in the Intercreditor Agreement.

"Disqualified Stock" means, with respect to any person, any Capital Stock of such person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(a)	matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or

(b)

is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of:

(i)	the Termination Date of Facility B; or

(ii)	the date on which there are no Facilities outstanding;

provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock provided further that if such Capital Stock is issued to any future, current or former employee, director, officer, contractor or consultant (or their respective Controlled Investment Affiliates (excluding the Permitted Holders (but not excluding any future, current or former employee, director, officer, contractor or consultant) or Immediate Family Members), of the Company, any of its Subsidiaries, any Parent Entity or any other entity in which the Company or a Restricted Subsidiary has an Investment and is designated in good faith as an "affiliate" by the Board of Directors (or the compensation committee thereof) or any other plan for the benefit of current, former or future employees (or their respective Controlled Investment Affiliates or Immediate Family Members)) of the Company or its Subsidiaries or by any such plan to such employees (or their respective Controlled Investment Affiliates or Immediate Family Members), such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory, contractual or regulatory obligations.

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"Disruption Event" means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

"Disqualified Lender" has the meaning given to that term in paragraph (b)(C)(4) of Clause 27.3 (Conditions of Transfer).

"Employee Plan" means an employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV or Section 302 of ERISA , or Section 412 of the Internal Revenue Code, and in respect of which a US Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"ERISA" means the United States Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder.

"ERISA Affiliate" means any person that would be deemed at any relevant time to be a single employer with a US Obligor, pursuant to Section 414(b) or (c) or, solely for purposes of Section 412 of the Internal Revenue Code, under Section 414 (m) or (o) of the Internal Revenue Code or under common control with an Obligor under Section 4001 of ERISA.

"ERISA Event" means:

(a)	any reportable event, as defined in Section 4043(c) of ERISA, with respect to an Employee Plan, other than events for which the thirty (30) day notice period has been waived;

(b)	the filing of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under Section 4041 of ERISA;

26

(c)	the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan or Multiemployer Plan;

(d)

any failure by any Employee Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA) applicable to such Employee Plan, in each case whether or not waived;

(e)	the filing under Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of any request for a minimum funding variance, with respect to any Employee Plan;

(f)	the complete or partial withdrawal of any US Obligor or any ERISA Affiliate from any Employee Plan or a Multiemployer Plan;

(g)	a US Obligor or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Employee Plan (other than premiums due and not delinquent under Section 4007 of ERISA);

(h)	a determination that any Employee Plan is, or is expected to be, in "at risk" status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Internal Revenue Code);

(i)	the existence of an Unfunded Pension Liability;

(j)	the conditions for the imposition of a lien under Section 303(k) of ERISA or Section 430(k) of the Internal Revenue Code with respect to any Employee Plan have been met; and/or

(k)

the receipt by a US Obligor or any of its ERISA Affiliates of any notice of the imposition of withdrawal liability or of a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in "endangered" or "critical" status or in "critical and declining" status within the meaning of Section 305 of ERISA or Section 432 of the Internal Revenue Code.

"Equity Contribution" has the meaning given to that term in Clause 24.1 (Financial definitions).

"Equity Documents" means the Constitutional Documents and any document evidencing an Equity Contribution as described in paragraph (b) of the definition of "Equity Contribution".

"Equity Offering" means:

(a)

a sale of Capital Stock of the Company (other than Disqualified Stock and other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions); or

(b)

the sale of Capital Stock or other securities by any person, the proceeds of which are contributed to the equity of the Company or any of the Restricted Subsidiaries by any Parent Entity in any form other than Indebtedness, Excluded Contributions or a Parent Debt Contribution.

"Escrowed Proceeds" means the proceeds from the offering or Incurrence of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or Incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events, provided that the term "Escrowed Proceeds" shall include any interest earned on the amounts held in escrow.

"EU" means the European Union.

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"EU Insolvency Regulation" means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

"EURIBOR" means, in relation to any Term Rate Loan in euro:

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)	if:

(i)	no Screen Rate is available for the Interest Period of that Loan; and

(ii)	it is not possible to calculate an Interpolated Screen Rate for that Loan,

the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for euro and for a period equal in length to the Interest Period of that Loan and, if any such rate applicable to:

(A)	a Facility B (EUR) Loan is below zero (0), EURIBOR for such Loan will be deemed to be zero (0); and

(B)

an Additional Facility Loan denominated in euro is below any percentage agreed with the relevant Additional Facility Lenders in the Additional Facility Notice for those Additional Facility Commitments, EURIBOR will be deemed to be such percentage rate specified in such Additional Facility Notice.

"Event of Default" means any event or circumstance specified as such in Clause 26 (Events of Default).

"Excluded Jurisdiction" means any jurisdiction, state, territory or commonwealth other than a Guarantor Jurisdiction.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

"Excluded Contribution" means Net Cash Proceeds or property or assets received by the Company or any Restricted Subsidiary as capital contributions to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) after the Closing Date or from the issuance or sale (other than to the Company or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) or Subordinated Shareholder Funding of the Company or any Restricted Subsidiary, in each case, following the Closing Date and to the extent designated as an Excluded Contribution pursuant to an Officer's Certificate of Birkenstock Group B.V. & CO. KG.

"Existing Debt" means the outstanding Indebtedness (and any interest, coupon, premia, fees, costs or expenses accruing thereon) under (a) any Existing Debt Document and (b) any hedging agreement or related or ancillary agreement entered into in connection with any Existing Debt Document.

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"Existing Debt Document" means any document or instrument constituting, documenting or evidencing any indebtedness made available to or guaranteed or secured by any member of the Group and existing immediately prior to the Closing Date.

"Existing ABL Debt" means the outstanding Indebtedness (and any interest, coupon, premia, fees, costs or expenses accruing thereon) under the ABL credit agreement dated 28 April 2021 between, the Company as holdings and the Agent as administrative agent (as amended, restated and/or supplemented from time to time).

"Existing SFA Debt" means the outstanding Indebtedness (and any interest, coupon, premia, fees, costs or expenses accruing thereon) under the senior facilities agreement dated 28 April 2021 between, the Company as the company and the Agent as agent (as amended, restated and/or supplemented from time to time).

"Existing Lender" has the meaning given to that term in Clause 27.2 (Assignments and Transfers by Lenders).

"Facility" means a Term Facility, a Revolving Facility and any Additional Facility.

"Facility B" means Facility B (EUR) and/or Facility B (USD).

"Facility B Borrower" means a Facility B (EUR) Borrower and/or a Facility B (USD) Borrower.

"Facility B Commitment" means a Facility B (EUR) Commitment and/or a Facility B (USD) Commitment.

"Facility B Lender" means a Facility B (EUR) Lender and/or a Facility B (USD) Lender.

"Facility B Loan" means a Facility B (EUR) Loan and/or a Facility B (USD) Loan.

"Facility B (EUR)" means the term loan facility made available under this Agreement as described in paragraph (a)(i) of Clause 2.1 (The Facilities).

"Facility B (EUR) Borrower" means:

(a)	Birkenstock Group B.V. & CO. KG; and

(b)	any Additional Borrowers in respect of Facility B (EUR).

"Facility B (EUR) Commitment" means:

(a)

in relation to an Original Lender, the amount in euro set out in Part II (The Original Lenders) of Schedule 1 (The Original Parties) as its Facility B (EUR) Commitment and the amount of any other Facility B (EUR) Commitment transferred to or assumed by it under this Agreement (including in accordance with Clause 2.2 (Additional Facilities) or Clause 2.3 (Increase)); and

(b)

in relation to any other Lender, the amount in euro of any Facility B (EUR) Commitment transferred to or assumed by it under this Agreement (including in accordance with Clause 2.2 (Additional Facilities) or Clause 2.3 (Increase)),

to the extent:

(i)	not cancelled, reallocated, reduced or transferred by it under this Agreement; and

(ii)	not deemed to be zero (0) pursuant to Clause 28 (Debt Purchase Transactions).

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"Facility B (EUR) Lender" means any Lender who makes available a Facility B (EUR) Commitment or a Facility B (EUR) Loan.

"Facility B (EUR) Loan" means a loan made or to be made under Facility B (EUR) or the principal amount outstanding for the time being of that loan.

"Facility B (USD)" means the term loan facility made available under this Agreement as described in paragraph (a)(ii) of Clause 2.1 (The Facilities).

"Facility B (USD) Borrower" means:

(a)	Birkenstock US; and

(b)	any Additional Borrowers in respect of Facility B (USD).

"Facility B (USD) Commitment" means:

(a)

in relation to an Original Lender, the amount in US Dollars set out in Part II (The Original Lenders) of Schedule 1 (The Original Parties) as its Facility B (USD) Commitment and the amount of any other Facility B (USD) Commitment transferred to or assumed by it under this Agreement (including in accordance with Clause 2.2 (Additional Facilities) or Clause 2.3 (Increase)); and

(b)

in relation to any other Lender, the amount in US Dollars of any Facility B (USD) Commitment transferred to or assumed by it under this Agreement (including in accordance with Clause 2.2 (Additional Facilities) or Clause 2.3 (Increase)),

to the extent:

(i)	not cancelled, reallocated, reduced or transferred by it under this Agreement; and

(ii)	not deemed to be zero (0) pursuant to Clause 28 (Debt Purchase Transactions).

"Facility B (USD) Lender" means any Lender who makes available a Facility B (USD) Commitment or a Facility B (USD) Loan.

"Facility B (USD) Loan" means a loan made or to be made under Facility B (USD) or the principal amount outstanding for the time being of that loan.

"Facility Office" means the office or offices notified by a Lender or Finance Party to the Agent in writing on or before the date it becomes a Lender or Finance Party (or, following that date, by not less than five (5) Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"fair market value" wherever such term is used (except as otherwise specifically provided in this Agreement), may be conclusively established by means of an Officer's Certificate of Birkenstock Group B.V. & CO. KG setting out such fair market value as determined by such Officer or Board of Directors in good faith.

"FATCA" means:

(a)	sections 1471 to 1474 of the Internal Revenue Code (or any amended or successor version that is substantively comparable) or any associated regulations or other official guidance;

(b)

any treaty, law, regulation or other official guidance of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction.

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"FATCA Application Date" means:

(a)

in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Internal Revenue Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)

in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Internal Revenue Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), the first date from which such payment may become subject to a deduction or withholding required by FATCA; or

(c)

in relation to a "passthru payment" described in section 1471(d)(7) of the Internal Revenue Code not falling within paragraphs (a) or (b) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

"Fee Letter" means:

(a)	each fee letter to be entered into between, amongst others, the Original Lenders party thereoto and the Company;

(b)

any fee letter or other agreement dated on or prior to the date of this Agreement between any Finance Party (or any of its Affiliates) and a member of the Group, setting out any of the fees referred to in Clause 15 (Fees); and

(c)

any agreement setting out fees payable to a Finance Party referred to in paragraph (o) of Clause 2.2 (Additional Facilities), paragraph (e) of Clause 2.3 (Increase), Clause 15.4 (Agent and Security Agent fees) or Clause 15.5 (Interest, commission and fees on Ancillary Facilities) of this Agreement or under or in relation to any other Finance Document.

"Finance Document" means this Agreement, any Accession Deed, any Ancillary Document, any Compliance Certificate, any Fee Letter, each Increase Confirmation, each Additional Facility Notice and Additional Facility Lender Accession Notice, any Debt Pushdown Notice, the Intercreditor Agreement, any Resignation Letter, any Selection Notice, any Transaction Security Document, any Utilisation Request, in relation to any currency, the Latest Compounded Rate Supplement then in effect for each applicable currency, and any other document designated as a Finance Document by the Agent and the Company.

"Finance Party" means the Agent, an Ancillary Lender, each Lender and the Security Agent.

"Financial Quarter" has the meaning given to that term in Clause 24.1 (Financial definitions).

"Financial Reporting Entity" means:

(a)	the Company;

(b)	any Holding Company of the Company; or

(c)	ListCo,

31

(as determined at the sole discretion of the Company).

"Financial Reporting Group" means the applicable Financial Reporting Entity and each of its Subsidiaries from time to time.

"Financial Statements" means the Legal Reporting, the Public Reporting, Annual Financial Statements or Quarterly Financial Statements (as applicable).

"Financial Year" has the meaning given to that term in Clause 24.1 (Financial definitions).

"Fitch" means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

"Fixed Charges" means, with respect to any person for any period, the sum of:

(a)	Consolidated Interest Expense of such person for such period;

(b)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary of such person during such period; and

(c)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during this period.

"FSHCO" means an entity substantially all the assets of which consist of equity interests (or equity interests and indebtedness) of one or more CFCs.

"GAAP" means, in relation to any person, the generally accepted accounting principles in its jurisdiction of incorporation or any variation thereof with which the Financial Reporting Entity or the Restricted Subsidiaries are, or may be, required to comply, as in effect on the date of this Agreement, provided that:

(a)

except as otherwise set forth in this Agreement, all ratios and calculations based on GAAP contained in this Agreement shall be computed in accordance with GAAP as in effect on the date of this Agreement;

(b)

at any time after the Closing Date, the Company may elect to establish that GAAP shall mean GAAP as in effect on or prior to the date of such election; provided further that any such election, once made, shall be irrevocable; and

(c)

at any time after the Closing Date, the Company may elect (without prejudice to its obligations under Clause 23.4 (Agreed Accounting Principles)) to apply other Accounting Principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean such other Accounting Principles (except as otherwise provided in this Agreement), including as to the ability of the Company to make an election pursuant to paragraph (b) above, provided further that any calculation or determination in this Agreement that require the application of GAAP for periods that include Financial Quarters ended prior to the Financial Reporting Entity's election to apply such other Accounting Principles shall remain as previously calculated or determined in accordance with GAAP.

"German Obligor" means an Obligor incorporated or established in Germany.

32

"Gross Outstandings" means, in relation to a multi-account overdraft, the Ancillary Outstandings of that multi-account overdraft but calculated on the basis that the wording in the definition of "Ancillary Outstandings" permitting the netting of credit balances were deleted.

"Group" means the Company and each of its Restricted Subsidiaries from time to time.

"Group Initiative" has the meaning given to that term in Clause 24.3 (Calculations).

"Guarantee" means, any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any other person, including any such obligation, direct or indirect, contingent or otherwise, of such person:

(a)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b)

entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" will not include:

(i)	endorsements for collection or deposit in the ordinary course of business; and

(ii)	standard contractual indemnities or product warranties provided in the ordinary course of business,

and provided further that the amount of any Guarantee shall be deemed to be the lower of:

(A)	an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made; and

(B)

the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

The term "Guarantee" used as a verb has a corresponding meaning.

"Guarantee Limitations" means, in respect of any Obligor and any payments such Obligor is required to make in its capacity as a guarantor or as the provider of an indemnity or as debtor of costs or disbursements or with respect to any other payment obligation under this Agreement or any other Finance Document, the limitations and restrictions applicable to such entity pursuant to Clause 21.11 (Guarantee Limitations: General) to Clause 21.16 (Additional Guarantee Limitations) (inclusive) and the relevant Accession Deed applicable to such Additional Guarantor.

"Guarantee Obligations" has the meaning given to that term in paragraph (a)(i) of Clause 21.11 (Guarantee Limitations: General).

"Guarantor" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 29 (Changes to the Obligors).

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"Guarantor Coverage Test" has the meaning given to that term in paragraph (b) of Clause 25.8 (Guarantees and Security).

"Guarantor EBITDA" has the meaning given to that term in paragraph (b) of Clause 25.8 (Guarantees and Security).

"Guarantor Jurisdiction" has the meaning given to that term in paragraph (b) of Clause 25.8 (Guarantees and Security).

"Guarantor Jurisdictions EBITDA" has the meaning given to that term in paragraph (b) of Clause 25.8 (Guarantees and Security).

"Half-Year Date" means each of 31 March and 30 September.

"Hedge Counterparty" means each person which is party to the Intercreditor Agreement as a "Hedge Counterparty".

"Hedging Agreement" has the meaning given to that term in the Intercreditor Agreement.

"Hedging Obligations" means, with respect to any person, the obligations of such person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate hedge agreement, commodity cap agreement, commodity collar agreement, commodity purchase agreement, commodity futures or forward agreement, commodity option agreement, commodities derivative agreement, foreign exchange contracts, currency swap agreement, currency futures agreement, currency option agreement, currency derivatives or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

"Holding Company" means, in relation to a company, corporation or any other entity, any other company, corporation or entity in respect of which it is a Subsidiary.

"IBOR" means, in relation to any Loan denominated in relation to any Term Rate Loan denominated in EUR, EURIBOR.

"Immediate Family Members" means, with respect to any individual, such individual's child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

"Impaired Agent" means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise disaffirms, rescinds or repudiates a Finance Document or any term thereof;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraphs (a) or (b) of the definition of Defaulting Lender; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent,

34

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by administrative or technical error or a Disruption Event and payment is made within three (3) Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

"Increase Confirmation" means a confirmation substantially in the form set out in Schedule 11 (Form of Increase Confirmation) or in any other form agreed between the Agent and the Company (each acting reasonably).

"Increase Lender" has the meaning given to that term in Clause 2.3 (Increase).

"Incur" means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided that any Indebtedness or Capital Stock of a person existing at the time such person becomes a Restricted Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be "Incurred" at the time any funds are borrowed thereunder, subject to the definition of Reserved Indebtedness Amount and related provisions.

"Independent Financial Advisor" means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided that such firm or appraiser is not an Affiliate of the Company.

"Industry Competitor" means:

(a)

any person or entity (and any of its Affiliates or Related Funds) which is a competitor of a member of the Group or whose business is similar or related to a member of the Group and any controlling shareholder of such persons, provided that this shall not include any person or entity (or any of its Affiliates or Related Funds) which is a bank, financial institution or trust, fund or other entity whose principal business or a material activity of whom is arranging, underwriting or investing in debt; and

(b)

a private equity sponsor (including any fund which is managed or advised by it or any of its Affiliates or Related Funds, and any of their respective Affiliates or Related Funds), provided that this shall not include any person whose principal business is investing in debt and which is:

(i)	acting on the other side of appropriate information barriers implemented or maintained as required by law or regulation from the person that would otherwise constitute a private equity sponsor; and

(ii)

managed and controlled separately from the person that would otherwise constitute a private equity sponsor and has separate personnel responsible for its interests under the Finance Documents, such personnel being independent from the interests of the entity, division or desk constituting the private equity sponsor, and no information provided under the Finance Documents is disclosed or otherwise made available to any personnel responsible for the interests of the entity, division or desk constituting the private equity sponsor.

"Initial Investors" means:

(a)

one or more funds, limited partnerships, co-investment vehicles and/or other similar vehicles entities or accounts entities managed by or otherwise advised by any of or collectively BK LC Lux SCA, BK LC Lux MidCo S.à r.l., Financie`re Agache S.A., Catterton Management Company, L.L.C., LC9 International AIV, LP, L Catterton Europe IV, SLP, L Catterton Asia 3 Pte. Ltd and/or any of their respective "associates" (as defined in the Companies Act 2006) or Related Funds and/or any of their respective successors;

35

(b)

Christian Birkenstock and any investment vehicles controlled by him, including CB Verwaltungs GmbH and CB Beteiligungs GmbH & Co. KG, together with any of its successors, Affiliates, Related Funds or direct or indirect Subsidiaries; and

(c)	any other co-investor approved by the Majority Lenders (acting reasonably),

in each case, other than any portfolio operating companies and their subsidiary undertakings.

"Initial Testing Date" has the meaning given to that term in paragraph (a)(i) of Clause 25.8 (Guarantees and Security).

"InsO" means the German Insolvency Code (Insolvenzordung).

"Insolvency Event" means, in relation to a Finance Party, the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, custodian or other similar officer in respect of that Finance Party or all or substantially all of that Finance Party's assets or any analogous procedure or step being taken in any jurisdiction with respect to that Finance Party.

"Intercreditor Agreement" means the intercreditor agreement dated 28 April 2021 (as amended and restated from time to time) and made between, among others, BK LC Lux SPV S.à r.l. as Company, the Original Debtors (as defined therein) and Goldman Sachs Bank USA as the Security Agent and the Original Lenders and to which the Original Lenders herein shall accede to on or about the date of this Agreement as Senior Lenders (as defined therein).[1]

"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.4 (Default interest).

"Internal Revenue Code" means the US Internal Revenue Code of 1986, as amended from time to time.

"Interpolated Screen Rate" means, in relation to the applicable IBOR for any Term Rate Loan (other than a USD Term Rate Loan), the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan.

"Interpolated Term SOFR" means, in relation to the applicable Term SOFR for any USD Term Rate Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

	(a)	either:
_____________________
[1]

Note: Original Lenders to accede to Intercreditor Agreement by executing a Creditor/Agent Accession Undertaking in the form set out in Schedule 2 (Form of Creditor/Agent Accession Undertaking) to the Intercreditor Agreement.

36

(i)	the most recent applicable Term SOFR for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Loan; or

(ii)

if no such Term SOFR is available for a period which is less than the Interest Period of that USD Term Rate Loan, SOFR for a day which is two US Government Securities Business Days before the Quotation Day;

(b)	the most recent applicable Term SOFR for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan.

"Investment" means, with respect to any person, all investments by such person in other persons (including Affiliates) in the form of advances, loans or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of the Accounting Principles; provided that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a person that is a Restricted Subsidiary such that, after giving effect thereto, such person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such person remaining after giving effect thereto will be deemed to be a new Investment at such time.

"Investment Grade Securities" means:

(a)

securities issued or directly and fully Guaranteed or insured by Australia, the Canadian government, the EU or a member state of the EU, Japan, Norway, Switzerland, the UK, the US government or, in each case, any agency or instrumentality thereof (other than Cash Equivalent Investments);

(b)

debt securities or debt instruments with a rating of "A-" or higher from S&P or Fitch or "A3" or higher by Moody's or the equivalent of such rating by such rating organization or, if no rating of Moody's, Fitch or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; and

(c)

Investments in any fund that invests exclusively in investments of the type described in paragraphs (a) and (b), above which fund may also hold cash and Cash Equivalent Investments pending investment or distribution.

"Investor Affiliate" means (i) any Investor and each of its Affiliates, (ii) any sponsor, limited partnerships or entities managed or advised by an Investor or any of its Affiliates, (iii) any trust of an Investor or any of its Affiliates or in respect of which any such persons are a trustee, (iv) any partnership of an Investor or any of its Affiliates or in respect of which any such persons are a partner and (v) any trust, fund or other entity which is managed by, or is under the control of, an Investor or any of its Affiliates, but excluding (in each case) (A) any fund or entity that is affiliated with or managed and/or advised by any Investor where the principal business of such affiliated fund or entity is investing in debt and (B) any member of the Group.

"Investors" means the Initial Investors and any other person holding (directly or indirectly) any issued share capital of the Company from time to time.

37

"IRS" has the meaning given to that term in Clause 16.1 (Tax Definitions).

"ITA" means the UK Income Tax Act 2007.

"Latest Compounded Rate Supplement" means, in relation to a currency, the most recent Compounded Rate Supplement (if any) for which the condition in paragraph (a) of the definition of "Compounded Rate Supplement" in relation to such currency is satisfied.

"Legal Opinion" means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent), under Clause 29 (Changes to the Obligors) or at any other time in connection with the Finance Documents.

"Legal Reservations" means:

(a)

the principle that certain remedies (including equitable remedies and remedies that are analogous to equitable remedies in the applicable jurisdiction) may be granted or refused at the discretion of the court, the principles of reasonableness and fairness, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration, examinership and other laws generally affecting the rights of creditors and secured creditors and similar principles or limitations under the laws of any applicable jurisdiction;

(b)

the time barring of claims under applicable limitation laws (including the Limitation Acts) and defences of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void and defences of set-off, counterclaim or acquiescence, and similar principles or limitations under the laws of any applicable jurisdiction;

(c)

the principle that in certain circumstances Security granted by way of fixed charge may be recharacterised as a floating charge or that Security purported to be constituted as an assignment may be recharacterised as a charge;

(d)	the principle that additional or default interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e)	the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(f)

the principle that the creation or purported creation of Security over (i) any asset not beneficially owned by the relevant charging company at the date of the relevant security document or (ii) any contract or agreement which is subject to a prohibition on transfer, assignment or charging, may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which Security has purportedly been created;

(g)	the accessory nature of certain German law governed Security;

(h)	the possibility that a court may strike out a provision of a contract for rescission or oppression, undue influence or similar reason;

(i)	the principle that a court may not give effect to any parallel debt provisions, covenants to pay the Security Agent or other similar provisions;

(j)	the principle that certain remedies in relation to regulated entities may require further approval from government or regulatory bodies or pursuant to agreements with such bodies;

(k)	similar principles, rights and defences under the laws of any relevant jurisdiction;

38

(l)	the principles of private and procedural laws of the Relevant Jurisdiction which affect the enforcement of a foreign court judgment;

(m)

the principle that in certain circumstances pre-existing Security purporting to secure an Additional Facility, further advances or any Facility following a Structural Adjustment may be void, ineffective, invalid or unenforceable; and

(n)	any other matters which are set out as qualifications or reservations (however described) as to matters of law in the Legal Opinions.

"Lender" means:

(a)	an Original Lender; or

(b)

any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 2.2 (Additional Facilities), Clause 2.3 (Increase) or Clause 27 (Changes to the Lenders),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement and provided that (among other things as provided by this Agreement) upon (i) termination in full of all Commitments of any Lender in relation to any Facility and (ii) payment in full of all amounts which are then due and payable to such Lender under that Facility, such Lender shall not be regarded as a Lender for that Facility for the purpose of determining whether any provision which requires consultation, consent, agreement or vote with any Lender (or any class thereof) has been complied with.

"Leverage Condition" means the Total Net Leverage Ratio as at the Applicable Test Date in respect of any Incurrence of Indebtedness under any Additional Facility does not exceed 3.50:1.00.

"Liabilities" has the meaning given to that term in the Intercreditor Agreement.

"Lien" means any mortgage, pledge, security interest, encumbrance, lien, hypothecation or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

"Limitation Acts" means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

"ListCo" means Birkenstock Holding plc, a registered company public existing under the laws of Jersey with registered address at 47 Esplanade, St. Helier, JE1 0BD, Jersey and registered with the Jersey Financial Services Commission with registration number 148522.

"ListCo Group" means the ListCo and its Restricted Subsidiaries from time to time.

"Listing" means the listing or the admission to trading of all or any part of the share capital of any member of the Group or any Holding Company (the only material assets of which are shares or other investments (directly or indirectly in the Group)) of a member of the Group (other than the Initial Investors) on any recognised investment exchange (as that term is used in the Financial Services and Markets Act 2000) or in or on any other exchange or market in any jurisdiction or country or any other sale or issue by way of listing, flotation or public offering or any equivalent circumstances in relation to any member of the Group or any such Holding Company of any member of the Group (other than the Initial Investors and their Holding Companies) in any jurisdiction or country.

"LMA" means the Loan Market Association.

"Loan" means a Term Loan or a Revolving Facility Loan.

39

"Loan to Own/Distressed Investor" means any person whose (or any of whose Affiliates' or Related Funds' including an Affiliate or a Related Fund of a Lender or a transferee which satisfies the requirements set out under paragraph (b) of Clause 27.3 (Conditions of Transfer)) principal business or material activity is:

(a)	investing in distressed debt or the purchase of loans or other debt securities with the intention of (or view to) owning the equity or gaining control of a business (directly or indirectly);

(b)	investing in equity and/or acquiring control of, or an equity stake in, a business (directly or indirectly); and/or

(c)	exploiting holdout or blocking positions,

provided that:

(i)

any Affiliate of such persons which are a Rated Bank which are managed and controlled independently to any such person who meets any of the criteria referred to in sub-paragraphs (a) to (c) above and provided that any information made available under the Finance Documents shall not be disclosed or made available to such person or its other Affiliates; and

(ii)	any Original Lender,

shall not, in each case, be a Loan to Own/Distressed Investor.

"Lookback Period" means, in relation to a Compounded Rate Currency, the number of days specified as such in the applicable Compounded Rate Terms (or such other period as may be agreed by the Company and the Agent based on then prevailing market conventions).

"LTM" means last twelve (12) Months.

"LTM EBITDA" means on any day, Consolidated EBITDA of the Group for the Relevant Period ending on the Applicable Reporting Date provided that in the event any indebtedness, loan, investment, disposal, guarantee, payment or other transaction is committed, incurred or made by any member of the Group based on the amount of LTM EBITDA as determined for a given Applicable Test Date, that indebtedness, loan, investment, disposal, guarantee, payment or other transaction shall not constitute, or be deemed to constitute, or result in, a breach of any provision of this Agreement or the other Finance Documents if there is a change in the amount of LTM EBITDA for any Relevant Period ending subsequent to such Applicable Test Date.

"Luxembourg" means the Grand Duchy of Luxembourg.

"Luxembourg Borrower" has the meaning give to that term in Clause 16.1 (Tax Definitions).

"Luxembourg Obligor" means an Obligor existing under the laws of Luxembourg.

"Luxembourg Qualifying Lender" has the meaning give to that term in Clause 16.1 (Tax Definitions).

"Luxembourg Treaty Lender" has the meaning give to that term in Clause 16.1 (Tax Definitions).

"Luxembourg Treaty State" has the meaning give to that term in Clause 16.1 (Tax Definitions)

"Major Event of Default" means any event or circumstance constituting an Event of Default that is continuing under:

40

(a)	Clause 26.2 (Non-payment);

(b)	Clause 26.3 (Other Obligations) insofar as it relates to a breach of any Major Undertaking in any material respect;

(c)	Clause 26.7 (Insolvency);

(d)	Clause 26.8 (Insolvency Proceedings);

(e)	Clause 26.6 (Misrepresentation) insofar as it relates to a breach of any Major Representation in any material respect; or

(f)	Clause 26.9 (Invalidity and Unlawfulness),

in each case as it relates to any acquisition permitted by the terms of this Agreement or an Agreed Certain Funds Utilisation, the applicable Agreed Certain Funds Obligor(s) only (and excluding: (x) any procurement obligations on the part of the Agreed Certain Funds Obligor with respect to any other member of the Group; and (y) any failure to comply, breach or Default by any other member of the Group).

"Major Representation" means a representation or warranty under:

(a)	Clause 22.1 (Status);

(b)	Clause 22.2 (Binding obligations);

(c)	Clause 22.3 (Non-conflict with other obligations); and

(d)	Clause 22.4 (Power and authority),

in each case as it relates to any acquisition permitted by the terms of this Agreement or an Agreed Certain Funds Utilisation, the applicable Agreed Certain Funds Obligor(s) only (and excluding: (x) any procurement obligations on the part of the Agreed Certain Funds Obligor with respect to any other member of the Group; and (y) any failure to comply, breach or Default by any other member of the Group).

"Major Undertaking" means an undertaking under:

(a)	Clause 25.4 (Permitted Financial Indebtedness);

(b)	Clause 25.5 (Liens); and

(c)	Clause 25.6 (Mergers),

in each case as it relates to any acquisition permitted by the terms of this Agreement or an Agreed Certain Funds Utilisation, the applicable Agreed Certain Funds Obligor(s) only (and excluding: (x) any procurement obligations on the part of the Agreed Certain Funds Obligor with respect to any other member of the Group; and (y) any failure to comply, breach or Default by any other member of the Group:

"Majority Lenders" means, subject to paragraphs (f) and (g) of Clause 39.4 (Other exceptions):

(a)	a Lender or Lenders whose Commitments at that time aggregate more than sixty-six point two third (66 2/3) per cent. of the Total Commitments; or

(b)

if the Total Commitments have at that time been reduced to zero, a Lender or Lenders whose Commitments aggregated more than sixty-six point two third (66 2/3) per cent. of the Total Commitments immediately prior to that reduction,

41

provided that for this purpose the amount of an Ancillary Lender's Revolving Facility Commitments shall not be reduced by the amount of its Ancillary Commitment.

"Majority Revolving Facility Lenders" means, subject to paragraphs (f) and (g) of Clause 39.4 (Other exceptions):

(a)	a Lender or Lenders whose Commitments at that time aggregate more than sixty-six point two third (662/3) per cent. of:

(i)	the Total Original Revolving Facility Commitments; and

(ii)

the Total Additional Facility Commitments in respect of any Additional Revolving Facility which benefits from the Financial Covenant to the extent specified in the relevant Additional Facility Notice; or

(b)

if both the Total Original Revolving Facility Commitments and the Total Additional Facility Commitments under each applicable Additional Revolving Facility have at that time been reduced to zero (0), a Lender or Lenders whose Commitments aggregated more than sixty-six point two third (662/3) per cent. of the Total Original Revolving Facility Commitments and the Total Additional Facility Commitments under each applicable Additional Revolving Facility immediately prior to that reduction, provided that for this purpose the amount of an Ancillary Lender's Revolving Facility Commitments shall not be reduced by the amount of its Ancillary Commitment.

"Management Advances" means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees, contractors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of any Parent Entity, the Company or any Restricted Subsidiary, or to any management equity plan, stock option plan, any other management or employee benefit, bonus or incentive plan or any trust, partnership or other entity of, established for the benefit of or the beneficial owner of which (directly or indirectly) is the directors, officers, employees, contractors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of any Parent Entity, the Company or any Restricted Subsidiary.

"Management Stockholders" means the members of management of the Company (or any Parent Entity) or its Subsidiaries who are holders of Capital Stock of the Company or of any Parent Entity on the Closing Date or will become holders of such Capital Stock in connection with the Transaction.

"Margin" means:

(a)	in relation to any Facility B (EUR) Loan, 2.10% per annum;

(b)	in relation to any Facility B (USD) Loan, 2.40% per annum;

(c)	in relation to any Original Revolving Facility Loan, 2.10% per annum;

(d)	in relation to any Additional Facility Loan, the percentage rate per annum specified by the Company in the relevant Additional Facility Notice;

(e)	in relation to any Unpaid Sum relating or referable to a Facility, the rate per annum specified above for that Facility; and

(f)	in relation to any other Unpaid Sum, the highest rate specified above,

42

but from the first day following the Closing Date:

(i)

the Margin for each Loan under Facility B (EUR), Facility B (USD) and the Original Revolving Facility will be the percentage per annum set out below in the column for the applicable Facility opposite the applicable Total Net Leverage Ratio for any Relevant Period:

Total Net Leverage Ratio	Facility B (EUR) Margin (per cent. per annum)	Facility B (USD) Margin (per cent. per annum)	Original Revolving Facility Margin (per cent. per annum)
Greater than 3.00:1	2.60%	2.90%	2.60%
Equal to or less than 3.00:1 but greater than 2.50:1	2.35%	2.65%	2.35%
Equal to or less than 2.50:1 but greater than 2.00:1	2.10%	2.40%	2.10%
Equal to or less than 2.00:1 but greater than 1.50:1	1.85%	2.15%	1.85%
Equal to or less than 1.50:1	1.60%	1.90%	1.60%

and

(ii)

the Margin for each Additional Facility Loan and Additional Revolving Facility Utilisation will be the percentage per annum agreed with the Additional Facility Lenders and as indicated in the Additional Facility Notice for those Additional Facility Commitments.

However:

(A)

any increase or decrease in the Margin shall take effect on the date of receipt by the Agent of the Compliance Certificate for such Relevant Period delivered pursuant to Clause 23.2 (Provision and contents of Compliance Certificates);

(B)

there shall be no restriction on the number of step-ups or step-downs in the level of Margin that may occur as a result of this provision and multiple step-ups or step-downs may occur on any date specified in sub-paragraph (A) above;

(C)

if, following receipt by the Agent of the Annual Financial Statements and related Compliance Certificate, those statements and Compliance Certificate demonstrate that (1) the Margin should have been reduced in accordance with the above table or as indicated in the applicable Additional Facility Notice or (2) the Margin should not have been reduced or should have been increased in accordance with the above table or as indicated in the applicable Additional Facility Notice, the next payment of interest under the relevant Facility shall be adjusted in accordance with paragraph (a) of Clause 12.3 (Payment of interest). The Agent's determination (acting reasonably and in good faith) of the adjustments payable shall be prima facie evidence of such adjustments and the Agent shall, if so requested by the Company, provide the Company with reasonable details of the calculation of such adjustments;

43

(D)

while a Material Event of Default or an Event of Default under Clause 26.2 (Non-payment), Clause 26.3 (Other Obligations) (but only in relation to a failure to comply with paragraph (a) of Clause 23.2 (Provision and contents of Compliance Certificates) such that the Margin cannot be determined), Clause 26.7 (Insolvency) and Clause 26.8 (Insolvency Proceedings) (in each case, a "Margin Event of Default") is continuing, the Margin for each Loan under Facility B and the Original Revolving Facility shall, in each case, be the highest percentage per annum set out above for a Loan under that Facility (or, in respect of any Additional Facility, the highest percentage rate per annum set out in the applicable Additional Facility Notice in respect of the relevant Additional Facility Commitments). Once that Margin Event of Default has been remedied or waived, the Margin for each Loan will be re-calculated on the basis of the most recently delivered Compliance Certificate and the terms of this definition "Margin" shall apply (on the assumption that on the date of the most recently delivered Compliance Certificate, no Margin Event of Default had occurred or was continuing) with any reduction in Margin resulting from such recalculation taking effect from the date of such remedy or waiver and the terms of this definition "Margin" shall apply (on the assumption that no such Margin Event of Default has occurred or was continuing) with any reduction in Margin resulting from such recalculation taking effect from the date of such remedy or waiver; and

(E)	for the purpose of determining the Margin, the Total Net Leverage Ratio and Relevant Period shall be determined in accordance with Clause 24.1 (Financial definitions).

"Material Adverse Effect" means any event or circumstance which in each case after taking into account all mitigating factors or circumstances (including any warranty, indemnity, insurance or other resources available to the Group or right of recourse against any third party with respect to the relevant event or circumstance and any obligation of any person in force to provide any additional equity investment in the Group):

(a)

has a material adverse effect on the consolidated business, assets or financial condition of the Group (taken as a whole) such that the Group (taken as a whole) would be unable to perform its payment obligations under the Finance Documents in respect of principal amounts due and payable thereunder; or

(b)

subject to the Legal Reservations and any Perfection Requirements, affects the validity or the enforceability of the Finance Documents (taken as a whole) to an extent which is materially adverse to the interests of the Finance Parties (taken as a whole) under the Finance Documents (taken as a whole), and, in each case, if capable of remedy, is not remedied within twenty (20) Business Days of the date on which the Agent gives written notice of the issue to the Company.

44

"Material Event of Default" means an Event of Default under:

(a)	Clause 26.2 (Non-payment);

(b)	Clause 26.4 (Financial Covenant);

(c)	Clause 26.7 (Insolvency); and

(d)	Clause 26.8 (Insolvency Proceedings).

"Material Intellectual Property" means any specifically identifiable material intellectual property required in order to conduct the business of the Group in all material respects as it is being conducted and which is beneficially owned by or licensed to members of the Group.

"Maturing Revolving Facility Loan" has the meaning given to that term in paragraph (c) of Clause 8.3 (Repayment of Revolving Facility Loans).

"Month" means a period starting on one (1) day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	other than where paragraph (b) below applies:

(i)

(subject to paragraph (iii) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end; and

(b)

in relation to any Interest Period for any Loan (or any other period for the accrual of commission or fees) in a Compounded Rate Currency for which there are rules specified as "Business Day Conventions" in respect of that currency in the applicable Compounded Rate Terms, those rules shall apply.

The rules set out above will only apply to the last month of any period.

"Moody's" means Moody's Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

"Multiemployer Plan" means a "multiemployer plan" (as defined in Section (3)(37) of ERISA) that is subject to Title IV of ERISA that is contributed to for any employees of an Obligor or any ERISA Affiliate or in respect of which any US Obligor or any ERISA Affiliate has any actual or contingent, direct or indirect liability.

"Nationally Recognized Statistical Rating Organization" means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Securities Act.

"Net Cash Proceeds" with respect to any issuance or sale of Capital Stock or Subordinated Shareholder Funding, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of Taxes paid or reasonably estimated to be actually payable as a result of such issuance or sale (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to the Company and after taking into account any available tax credit or deductions and any tax sharing agreements, and including distributions for Related Taxes and Permitted Tax Distributions).

45

"Net Outstandings" means, in relation to a multi-account overdraft, the Ancillary Outstandings of that multi-account overdraft.

"New Debt Financing" has the meaning given to that term in the Intercreditor Agreement.

"New Lender" has the meaning given to that term in Clause 27.2 (Assignments and Transfers by Lenders).

"Non-Consenting Lender" has the meaning given to that term in Clause 39.6 (Excluded Commitments).

"Non-Responding Lender" has the meaning given to that term in Clause 39.6 (Excluded Commitments).

"Notice Date" has the meaning given to that term in Clause 15.5 (Interest, commission and fees on Ancillary Facilities).

"Notifiable Debt Purchase Transaction" has the meaning given to that term in paragraph (h) of Clause 28 (Debt Purchase Transactions).

"Obligations" means any principal, interest (including Post-Petition Interest and fees accruing on or after the filing of any petition in bankruptcy or for reorganisation relating to the Company or any Guarantor whether or not a claim for Post-Petition Interest or fees is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

"Obligor" means a Borrower or a Guarantor.

"Obligors' Agent" means Birkenstock Group B.V. & CO. KG or such other person appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.6 (Obligors' Agent).

"OFAC" means the Office of Foreign Assets Control of the United States Department of the Treasury (or any successor thereto).

"Officer" means, with respect to any person:

(a)

the chairman of the Board of Directors, the CEO, the president, the CFO, any vice president, the treasurer, any director, any manager, authorized signatory, managing director or the company secretary (or, in each case, any person holding a similar or equivalent role):

(i)	of such person; and/or

(ii)	if such person is owned or managed or represented by a single entity, of such entity; and/or

(b)	any other individual designated as an "Officer" or an "authorised signatory" with respect to such person.

"Officer's Certificate" means, with respect to any person, a certificate signed by one Officer of such person.

46

"Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

"Original Accounting Principles" means the accounting principles and related accounting practices and financial reference periods consistent with those applied in the Original Financial Statements.

"Original Financial Statements" has the meaning given to that term in paragraph 4 of Part I (Conditions Precedent to first Utilisation) of Schedule 2 (Conditions Precedent).

"Original Obligor" means an Original Borrower or an Original Guarantor.

"Original Revolving Facility" means the revolving credit facility made available under this Agreement as described in paragraph (a)(iii) of Clause 2.1 (The Facilities).

"Original Revolving Facility Borrower" means each Original Borrower and any member of the Group which accedes as an Additional Borrower under the Original Revolving Facility.

"Original Revolving Facility Commitment" means:

(a)

in relation to an Original Lender, the amount in the Base Currency set out in Part II (The Original Lenders) of Schedule 1 (The Original Parties) as its Original Revolving Facility Commitment and the amount of any other Original Revolving Facility Commitment transferred to or assumed by it under this Agreement (including in accordance with Clause with Clause 2.2 (Additional Facilities) or Clause 2.3 (Increase)); and

(b)

in relation to any other Lender, the amount in the Base Currency of any Original Revolving Facility Commitment transferred to or assumed by it under this Agreement (including in accordance with Clause 2.2 (Additional Facilities) or Clause 2.3 (Increase)),

to the extent:

(i)	not cancelled, reallocated, reduced or transferred by it under this Agreement; and

(ii)	not deemed to be zero (0) pursuant to Clause 28 (Debt Purchase Transactions).

"Original Revolving Facility Lender" means any Lender who makes available an Original Revolving Facility Commitment or an Original Revolving Facility Loan.

"Original Revolving Facility Loan" means a loan made or to be made under the Original Revolving Facility or the principal amount outstanding for the time being of that loan.

"Original Revolving Facility Utilisation" means an Original Revolving Facility Loan.

"Parent Entity" means any direct or indirect parent of the Company.

"Parent Entity Expenses" means:

(a)

costs (including all legal, accounting and other professional fees and expenses) Incurred by any Parent Entity in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, any agreement or instrument relating to any Indebtedness of the Company or any Restricted Subsidiary or a Parent Entity (including the Facilities and any Topco Notes), including in respect of any reports filed or delivered with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;

(b)

customary indemnification obligations of any Parent Entity owing to directors, officers, employees or other persons under its articles, charter, by-laws, partnership agreement or other organizational documents or pursuant to written agreements with any such person to the extent relating to the Company and its Subsidiaries;

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(c)	obligations of any Parent Entity in respect of director and officer insurance (including premiums therefor) to the extent relating to the Company and its Subsidiaries;

(d)

any (i) general corporate overhead expenses, including all legal, accounting and other professional fees and expenses and (ii) other operational expenses of any Parent Entity related to the ownership or operation of the business of the Company or any of the Restricted Subsidiaries; and

(e)

expenses Incurred by any Parent Entity in connection with (i) any offering, sale, conversion or exchange of Subordinated Shareholder Funding, Capital Stock or Indebtedness and (ii) any related compensation paid to officers, directors and employees of such Parent Entity.

"Participant Register" has the meaning given to that term in Clause 27.11 (Sub-participant Register).

"Participating Member State" means any member state of the EU that has the euro as its lawful currency in accordance with legislation of the EU relating to Economic and Monetary Union.

"Party" means a party to this Agreement.

"PBGC" means the U.S. Pension Benefit Guaranty Corporation.

"Pension Items" has the meaning given to that term in Clause 24.1 (Financial definitions).

"Perfection Requirements" means the making or the procuring of the appropriate registrations, filing, endorsements, notarisation, stampings and/or notifications of or under the Transaction Security Documents and/or the Security created thereunder and any other actions or steps, necessary in any jurisdiction or under any laws or regulations in order to create or perfect any Security or the Transaction Security Documents or to achieve the relevant priority expressed therein.

"Permitted Acquisition" means any acquisition that is not prohibited by this Agreement.

"Permitted Collateral Liens" means Liens on the Charged Property:

(a)

that are described in one or more of paragraphs (b), (c), (d), (e), (f), (g), (h), (k), (o), (q), (r), (x), (z), (hh), (kk), (ww), (xx) and (yy) of the definition of "Permitted Liens" and Liens arising by operation of law that would not materially interfere with the ability of the Security Agent to enforce the Security Interests in the Charged Property;

(b)	to secure all obligations (including paid-in-kind interest) in respect of:

(i)	Indebtedness described under paragraphs (a) and (b) of the definition of “Permitted Debt” and paragraph (a) of Clause 25.4 (Permitted Financial Indebtedness);

(ii)	Indebtedness described under paragraphs (d), (e), (f), (g) (other than with respect to Capitalized Lease Obligations), (h)(v) or (j) of the definition of “Permitted Debt”; or

(iii)

any Refinancing Indebtedness in respect of Indebtedness referred to in sub-paragraphs (i) to (ii) above (provided that, if such Indebtedness is secured on a basis equal or senior to the Facilities, to the extent such Indebtedness would have been permitted to be so secured); or

(c)

Incurred in the ordinary course of business of the Company or any of the Restricted Subsidiaries with respect to obligations that in total do not exceed the greater of (i) €25.0 million and (ii) an amount equal to five (5) per cent. of LTM EBITDA at any time outstanding and that (x) are not Incurred in connection with the borrowing of money and (y) do not in the aggregate materially detract from the value of the property or materially impair the use thereof or the operation of the Company's or such Restricted Subsidiary's business,

48

provided that, in the case of paragraphs (b) and (c) above, each of the secured parties to any such Indebtedness that individually exceeds an aggregate principal amount of the greater of (i) €75.0 million and (ii) an amount equal to fifteen (15) per cent. of LTM EBITDA that is to share in all or substantially all (or in the case of secured parties to any Topco Notes and/or any Indebtedness that ranks pari passu with or refinances, redeems or repays any Topco Notes, less than all or substantially all) of the Transaction Security will have entered into the Intercreditor Agreement or an Additional Intercreditor Agreement and provided further that for purposes of determining compliance with this definition, in the event that a Permitted Collateral Lien meets the criteria of more than one of the categories of Permitted Collateral Liens described in paragraphs (a) through (c) above, the Company will be permitted to classify such Permitted Collateral Lien on the date of its Incurrence and reclassify such Permitted Collateral Lien at any time and in any manner that complies with this definition and provided further that Permitted Collateral Liens may not have super senior priority status in respect of the proceeds from the enforcement of the Charged Property or a distressed disposal of assets, save that nothing in this definition shall prevent lenders under any Credit Facilities from providing for any ordering of payments under the various tranches of such Credit Facilities.

“Permitted Debt” means:

(a)

Indebtedness Incurred by the Company or any of the Restricted Subsidiaries under any Credit Facility (and the issuance and creation of letters of credit, guarantees and bankers' acceptances thereunder) in an aggregate principal amount at any time outstanding not to exceed the sum of:

(i)	the aggregate of:

(A)	€375.0 million or, if higher, the principal amount of Facility B (EUR) as at the Closing Date; plus

(B)	$330.0 million or, if higher, the principal amount of Facility B (USD) as at the Closing Date; plus

(ii)	€225.0 million or, if higher, the principal amount of the Original Revolving Facility as at the Closing Date; plus

(iii)	€100.0 million, provided that any Indebtedness Incurred under this paragraph (a)(iii) shall only be Incurred as an Additional Facility; plus

(iv)	€50.0 million, provided that any Indebtedness Incurred under this paragraph (a)(iv) shall only be Incurred as an Additional Facility; plus,

provided that any Indebtedness or unutilised commitments in respect of Indebtedness Incurred or deemed to be Incurred pursuant to this paragraph (a) may be refinanced at any time if such refinancing does not exceed the greater of (x) the aggregate principal amount of Indebtedness permitted to be Incurred pursuant to this paragraph (a) on the Applicable Test Date for such refinancing and (y) the aggregate principal amount of the Indebtedness or unutilised commitments in respect of Indebtedness being refinanced at such time (together with an amount necessary to pay accrued and unpaid interest and any fees and expenses (including original issue discount, upfront fees or similar fees), including any premium and defeasance costs, indemnity fees, discounts, premiums and other costs and expenses Incurred or payable in connection with such refinancing) and, in the case of a refinancing of Indebtedness under Facility B (EUR), Facility B (USD) and the Original Revolving Facility, such Indebtedness shall be treated for all purposes as Incurred pursuant to paragraphs (a)(i)(A), (a)(i)(B) and (a)(ii) above, respectively, provided further that Indebtedness Incurred under this paragraph (a) shall be subject to the Aggregate Non-Obligor Debt Cap.

49

(b)

any (A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or other obligations of the Company or any Restricted Subsidiary and (B) without limiting the covenant set out in Clause 25.5 (Liens), Indebtedness arising by reason of any Lien granted by or applicable to such person securing Indebtedness of the Company or any Restricted Subsidiary, in each case, so long as the Incurrence of such Indebtedness or other obligations is permitted by the terms of this Agreement;

(c)	Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary;

(d)	Indebtedness represented by:

(i)

Indebtedness of the Group outstanding as of the Closing Date or Incurred (or available for Incurrence) under a facility committed or as in effect as of the Closing Date (other than any Indebtedness to be refinanced with the proceeds of Facility B);

(ii)	any of:

(A)	the Topco Notes and any Guarantees of any Topco Notes outstanding on the Closing Date; and

(B)

any loans pursuant to which the proceeds of any Topco Notes and without double-counting, are lent to the Company or Birkenstock Group B.V. & CO. KG, to the extent that (I) the issuance of and Incurrence of Indebtedness under such Topco Notes is not prohibited by this Agreement and (II) such Topco Notes are guaranteed by one or more members of the Group and such guarantees are not prohibited by this Agreement, in each case after giving pro forma effect to the Transaction and the application of the proceeds therefrom;

(iii)	Refinancing Indebtedness Incurred in respect of any Indebtedness described in this sub-paragraph (d);

(iv)	other Indebtedness Incurred to finance Management Advances;

(e)	any:

(i)	operational Guarantees granted in the ordinary course of business; and

(ii)

Guarantees granted to third parties or otherwise permitted under any third party financing existing on, or provided for or required to be granted under written agreements existing on, the Closing Date;

(f)	Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes as determined in good faith by the Company);

(g)	Indebtedness:

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(i)

represented by (x) Purchase Money Obligations, or (y) Capitalized Lease Obligations, mortgage financings, or other financings, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in a Similar Business or Indebtedness otherwise Incurred to finance the purchase, lease, rental or cost of design, construction, installation or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any person owning such assets, and any Indebtedness which refinances, replaces or refunds such Indebtedness Incurred in the ordinary course of business(provided that, in each case, the Indebtedness exists on the date of such purchase, lease, rental, construction, design, installation or improvement or is created within two hundred and seventy (270) days thereafter); or

(ii)	arising out of Sale and Leaseback Transactions;

(h)	Indebtedness in respect of:

(i)

workers' compensation claims, old-age-part-time arrangements, self-insurance obligations, unemployment insurance (including premiums related thereto), other types of social security, pension obligations or partial retirement obligations, vacation pay, health, disability or other employee benefits, customer guarantees performance, indemnity, surety, judgment, appeal, advance payment (including progress premiums), customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Company or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business;

(ii)

the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within forty-five (45) days of Incurrence;

(iii)	customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business;

(iv)

letters of credit, bankers' acceptances, warehouse receipts, guarantees, discounted bills of exchange or the discounting or factoring of receivables for credit management of bad debt purposes or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business;

(v)

the financing of insurance premiums, take-or-pay obligations contained in supply arrangements, any customary treasury, depositary, cash management, credit card processing, automatic clearinghouse arrangements, overdraft protections, credit or debit card, purchase card, electronic funds transfer, the collection of checks and direct debits, cash pooling or netting or setting off arrangements, operating facilities or similar arrangements Incurred in the ordinary course of business (and in the case of operating facilities consistent with past practice in scope and nature);

(vi)	Indebtedness representing:

(A)

deferred compensation to current or former directors, officers, employees, members of management, managers and consultants of any Parent Entity, the Company or any of its Subsidiaries in the ordinary course of business; or

(B)	deferred consideration or other similar arrangements in connection with any Investment or acquisition permitted hereby;

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(vii)

Indebtedness owed on a short-term basis of no longer than thirty (30) Business Days owed to banks and other financial institutions Incurred in the ordinary course of business of the Company or any Restricted Subsidiary with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company or any Restricted Subsidiary; and

(viii)	Settlement Indebtedness;

(i)

Indebtedness arising from agreements providing for Guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or person or any Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition); provided that the maximum liability of the Company and the Restricted Subsidiaries in respect of all such Indebtedness in connection with a disposition shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

(j)

Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this sub-paragraph (j) and then outstanding, will not exceed one hundred (100) per cent. of the Net Cash Proceeds received by the Company from the issuance or sale (other than to a Restricted Subsidiary) of its Subordinated Shareholder Funding or Capital Stock or otherwise contributed to the equity (in each case, other than through the issuance of Disqualified Stock, Designated Preferred Stock, an Excluded Contribution or a Parent Debt Contribution) of the Company, in each case, subsequent to the Closing Date, and any Refinancing Indebtedness in respect thereof;

(k)

Indebtedness consisting of promissory notes issued by the Company or any of the Restricted Subsidiaries to any future, present or former employee, director, manager, contractor or consultant of the Company, any of its Subsidiaries or any Parent Entity (or permitted transferees, assigns, estates, or heirs of such employee, manager, director, contractor or consultant), to finance the purchase or redemption of Capital Stock of the Company or any Parent Entity or payment of a transaction bonus that is not prohibited by the Finance Documents;

(l)	Indebtedness Incurred pursuant to factoring financings, securitizations, receivables financings or similar arrangements, in each case, that are:

(i)

not recourse to the Company and the Restricted Subsidiaries other than a Securitization Subsidiary (except to the extent customary in the good faith determination of the Company for such type of arrangement and except for Standard Securitization Undertakings); or

(ii)	outstanding or available for Incurrence as at the Closing Date; or

(m)

any obligation, or guaranty of any obligation, of the Company or any Restricted Subsidiary to reimburse or indemnify a person extending credit to customers of the Company or a Restricted Subsidiary Incurred in the ordinary course of business for all or any portion of the amounts payable by such customers to the person extending such credit;

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(n)

Indebtedness to a customer to finance the acquisition of any equipment necessary to perform services for such customer; provided that (A) the repayment of such Indebtedness is conditional upon such customer ordering a specific volume of goods and (B) such Indebtedness does not bear interest or provide for scheduled amortization or maturity;

(o)	Indebtedness of the Company or any of the Restricted Subsidiaries arising pursuant to any Permitted Tax Restructuring;

(p)

any declaration of joint and several liability issued for the purpose of section 2:403 of the Dutch Civil Code by any Restricted Subsidiary (and any residual liability under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code); and

(q)	any joint and several liability between Restricted Subsidiaries as a result of a fiscal unity for tax purposes.

"Permitted Holders" means, collectively:

(a)	the Initial Investors;

(b)

any one or more persons, together with such persons' Affiliates, whose beneficial ownership constitutes or results in a Change of Control in respect of which a Change of Control offer is made in accordance with the requirements of this Agreement;

(c)	the Management Stockholders;

(d)	any person who is acting solely as an underwriter in connection with a public or private offering of Capital Stock of ListCo, acting in such capacity;

(e)

any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, no person other than persons referred to in paragraphs (a) to (d) above collectively, has beneficial ownership of more than fifty (50) per cent. of the total voting power of the Voting Stock of the Company or any Parent Entity held by such group;

(f)	following the end of a Change of Control Put Option Period, any Investor as at the date of the relevant Change of Control Notice; and

(g)	any Related Person of any of the persons referred to in paragraphs (a), (b), (c) and (f) above.

"Permitted Indebtedness" means Indebtedness permitted by the terms of this Agreement. "Permitted Liens" means, with respect to any person:

(a)	Liens on assets or property of a Restricted Subsidiary that is not a Guarantor securing Indebtedness and other Obligations of any Restricted Subsidiary that is not a Guarantor;

(b)

pledges, deposits or Liens under workmen's compensation laws, old-age-part-time arrangements, payroll taxes, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements) or pension related liabilities and obligations, or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure the performance of bids, trade contracts, government contracts and leases, statutory obligations, surety, stay, indemnity, judgment, customs, appeal or performance bonds, (including pledges, deposits or Liens under any indemnities, undertakings, guarantees, counter guarantees or indemnities and contractual obligations provided in connection with such surety, stay, indemnity, judgment, customs, appeal or performance bonds), guarantees of government contracts, return-of-money bonds, bankers' acceptance facilities (or other similar bonds, instruments or obligations), obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, or as security for contested taxes or import or customs duties or for the payment of (or obligations of credit insurers with respect thereof) rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;

53

(c)

Liens with respect to outstanding motor vehicle fines and Liens imposed by law, including carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's, construction contractors' or other like Liens, in each case for sums not yet overdue for a period of more than sixty (60) days or that are bonded or being contested in good faith by appropriate proceedings;

(d)

Liens for Taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days from the date on which the Company becomes aware such amounts are overdue or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to the Accounting Principles (or other applicable accounting principles) have been made in respect thereof;

(e)

encumbrances, charges, ground leases, easements (including reciprocal easement agreements), survey exceptions, restrictions, encroachments, protrusions, by-law, regulation, zoning restrictions or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company and the Restricted Subsidiaries or to the ownership of their properties, including servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements, which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and the Restricted Subsidiaries, including (i) ground leases entered into by the Company or any of its Restricted Subsidiaries in connection with any development, construction, operation or improvement of assets on any real property owned by the Company or any of its Restricted Subsidiaries (and any Liens created by the lessee in connection with any such ground lease, including easements and rights of way, or on any of its assets located on the real property subject to such ground lease) and (ii) leases, licenses, subleases and sublicenses in respect of real property to any trading counterparty to which the Company or any of its Restricted Subsidiaries provides services on such real property;

(f)	Liens:

(i)	on assets, capital stock or property of the Company or any Restricted Subsidiary securing Hedging Obligations or Cash Management Services permitted under this Agreement;

(ii)

that are statutory, common law or contractual rights of set-off (including, for the avoidance of doubt, Liens arising under the general terms and conditions of banks or saving banks (Allgemeine Geschäftsbedingungen der Banken und Sparkassen)) or, in the case of sub-paragraphs (A) or (B) below, other bankers' Liens:

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(A)

relating to treasury, depository and Cash Management Services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness;

(B)	relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Subsidiary of the Company; or

(C)	relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;

(iii)	on cash accounts securing Indebtedness and other Obligations permitted to be Incurred under paragraphs (h)(iv) or (h)(v) of the definition of “Permitted Debt” with financial institutions;

(iv)

encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(v)	of a collection bank arising under Section 4-210 of the UCC (or a similar statutory provision in another applicable jurisdiction) on items in the course of collection;

(vi)

in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts; and/or

(vii)

arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not secure any Indebtedness (including Liens of members of the Group under the German general terms and conditions of banks and saving banks (Allgemeine Geschäftsbedingungen der Banken und Sparkassen));

(g)	leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;

(h)	Liens securing or otherwise arising out of judgments, decrees, attachments, orders or awards not giving rise to an Event of Default so long as:

(i)	any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated;

(ii)	the period within which such proceedings may be initiated has not expired; or

(iii)	no more than sixty (60) days have passed after (A) such judgment, decree, order or award has become final or (B) such period within which such proceedings may be initiated has expired;

(i)	Liens:

(i)

on assets or property of the Company or any Restricted Subsidiary for the purpose of securing (x) Purchase Money Obligations, or (y) Capitalized Lease Obligations, or securing the payment of all or a part of the purchase price of, or securing Indebtedness or other Obligations Incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business, provided that:

(A)	the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Agreement; and

(B)

in the case of sub-clause (y), any such Liens may not extend to any assets or property of the Company or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions and/or fixtures to such assets and property, including any real property on which such improvements or construction relates; and

55

(ii)	any interest or title of a lessor under any Capitalized Lease Obligations or operating lease;

(j)

Liens perfected or evidenced by UCC financing statement filings, including precautionary UCC financing statements (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and the Restricted Subsidiaries in the ordinary course of business;

(k)	Liens existing on, or provided for or required to be granted under written agreements existing on, the Closing Date (other than Liens securing the Facilities);

(l)

Liens on property, other assets or shares of stock of a person at the time such person becomes a Restricted Subsidiary (or at the time the Company or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, amalgamation, consolidation or other business combination transaction with or into the Company or any Restricted Subsidiary); provided that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided further that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(m)

Liens on assets or property of the Company or any Restricted Subsidiary securing Indebtedness or other Obligations of the Company or such Restricted Subsidiary owing to the Company or another Restricted Subsidiary, or Liens in favor of the Company or any Restricted Subsidiary;

(n)

Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under this Agreement (other than with respect to Liens Incurred under paragraph (cc) of this definition of "Permitted Liens"); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness or other Obligations being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;

(o)	Liens constituting:

(i)

mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto; and

(ii)	any condemnation or eminent domain proceedings affecting any real property;

(p)

any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture, associate or similar arrangement (i) pursuant to any joint venture or similar agreement or arrangement (including articles, by-laws and other governing documents of such entity) or (ii) securing obligations of joint ventures, Associates or similar entities or arrangements;

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(q)

Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(r)

Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods or receivables resulting from the sale of goods entered into in the ordinary course of business;

(s)

Liens securing Indebtedness and other Obligations permitted to be Incurred by the Company and its Restricted Subsidiaries under any of paragraphs (d)(i), (d)(iii) (solely as it relates to sub-paragraph (d)(i)), (e), (f), (g), (l) and (n) of the definition of “Permitted Debt”, provided that:

(i)

in the case of paragraph (g)(i)(y) of the definition of “Permitted Debt” such Liens extend only to the assets, property, plant or equipment purchased, leased, rented, designed, expanded, constructed, installed, replaced, repaired, installed or improved (as applicable) (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof); provided further that individual financings of assets provided by one lender or group of lenders may be cross-collateralised to other financings of assets by such lender or group of lenders; and

(ii)	in the case of paragraph (n) of the definition of “Permitted Debt” only if such Liens are limited to the extent of such property or assets financed;

(t)	Permitted Collateral Liens;

(u)	Liens in respect of any credit support in favour of any provider of credit insurance relating to the Company and or any Restricted Subsidiary;

(v)	any security granted over the marketable securities portfolio described in paragraph (g) of the definition of "Cash Equivalents" in connection with the disposal thereof to a third party;

(w)	Liens on:

(i)

goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Company or any Restricted Subsidiary or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments; and

(ii)

specific items of inventory of other goods and proceeds of any person securing such person's obligations in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(x)	Liens on equipment of the Company or any Restricted Subsidiary and located on the premises of any client or supplier in the ordinary course of business;

(y)

Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by this Agreement;

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(z)

Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;

(aa)	Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted under this Agreement;

(bb)	Liens:

(i)	on cash advances in favour of the seller of any property to be acquired in an Investment to be applied against the purchase price for such Investment; and

(ii)

consisting of an agreement to sell any property in an asset sale, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(cc)

Liens on property and assets of the Company and its Restricted Subsidiaries securing Indebtedness and other Obligations of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed the greater of (x) €100.0 million and (y) an amount equal to twenty (20) per cent. of LTM EBITDA at the time Incurred;

(dd)

Liens deemed to exist in connection with Investments in repurchase agreements not prohibited by this Agreement, provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(ee)	Liens arising in connection with a Qualified Securitization Financing or a Receivables Facility;

(ff)	Settlement Liens;

(gg)

rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any government, statutory or regulatory authority;

(hh)

the rights reserved to or vested in any person or government, statutory or regulatory authority by the terms of any lease, license, franchise, grant or permit held by the Company or any Restricted Subsidiary or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(ii)	restrictive covenants affecting the use to which real property may be put;

(jj)

Liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided that such Liens or covenants do not interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

(kk)	Liens arising or incurred in connection with any Permitted Tax Restructuring or the Transaction;

(ll)

Liens required to be granted under mandatory law in favour of creditors as a consequence of a merger or conversion permitted under this Agreement due to §§ 22, 204 German Transformation Act (Umwandlungsgesetz - UmwG);

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(mm)

Liens on Escrowed Proceeds including for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case, to the extent such cash or government securities are held in an escrow account or similar arrangement, including in each case any interest or premium thereon;

(nn)

Liens arising in connection with any joint and several liability and any netting or set-off arrangement arising in each case by operation of law as a result of the existence or establishment of a fiscal unity between Restricted Subsidiaries solely for corporate income tax or value added tax purposes in any jurisdiction of which the Company or a Restricted Subsidiary is or becomes a member;

(oo)

standard terms relating to banker's Liens or similar general terms and conditions of banks with whom the Company or a Restricted Subsidiary maintains a banking relationship in the ordinary course of business, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary or financial institution;

(pp)

Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities, or liens over cash accounts and receivables securing cash pooling or cash management arrangements;

(qq)

(i) Liens created for the benefit of or to secure, directly or indirectly, the Facilities, (ii) Liens pursuant to the Intercreditor Agreement, any Additional Intercreditor Agreement and/or the Transaction Security Documents, (iii) Liens in respect of property and assets securing Indebtedness if the recovery in respect of such Liens is subject to loss-sharing as among the Lenders and the creditors of such Indebtedness pursuant to the Intercreditor Agreement or an Additional Intercreditor Agreement, (iv) Liens securing Indebtedness Incurred under paragraphs (a)(i)(A), (a)(i)(B), (a)(iii) or (a)(iv) of the definition of “Permitted Debt” to the extent, in the case of (a)(i)(B), the Agreed Security Principles permit such Lien to be granted to such Indebtedness without being granted to such Facility or would not permit such Lien to be granted to such Facility and (v) Liens on rights under any proceeds loan that are assigned to the third party creditors of the Indebtedness Incurred by the Company or any Restricted Subsidiary to finance such proceeds loan and incurred in compliance with this Agreement and securing that Indebtedness;

(rr)	Liens created or subsisting in order to secure any pension liabilities or partial retirement liabilities or any liabilities arising in connection with any pension insurance plan;

(ss)

any extension, renewal or replacement, in whole or in part, of any Lien described in this definition of Permitted Lien, provided that any such extension, renewal or replacement shall not extend in any material respect to any additional property or assets;

(tt)	any Lien pursuant to or in connection with Section 8a of the German Old-Age Part Time Act (Altersteilzeitgesetz) or Section 7e of the Fourth Book of the German Social Code (Sozialgesetzbuch IV);

(uu)

any Lien or other security interest or right of set-off in favour of Dutch banks arising under (x) articles 24 or 25 respectively of the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers' Association (Nederlandse Vereniging van Banken) or (y) any other applicable banking terms and conditions;

(vv)	any Lien not securing Indebtedness;

(ww)	any:

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(i)	operational Liens granted in the ordinary course of business; and

(ii)	Liens granted to third parties or otherwise permitted under any third party financing existing on, or provided for or required to be granted under written agreements existing on, the Closing Date;

(xx)

any Lien on assets or property of a Restricted Subsidiary securing Indebtedness Incurred to finance the purchase, construction or improvement of assets in the aggregate principal amount not exceeding the greater of (x) €125.0 million and (y) an amount equal to twenty five (25) per cent. of LTM EBITDA at any time, provided that the relevant creditor’s recourse must be limited to the particular asset being financed; and

(yy)	any Lien securing Indebtedness Incurred under any Third Party Credit Facility (“Third Party Financing Limit Indebtedness”), provided that:

(i)

the aggregate principal amount of each Third Party Credit Facility secured by such individual Lien does not exceed the greater of (x) €150.0 million and (y) an amount equal to thirty (30) per cent. of LTM EBITDA at any time; and

(ii)

when aggregated with all other Third Party Financing Limit Indebtedness secured by Liens Incurred pursuant to this paragraph (yy), such Indebtedness do not exceed the greater of (x) €250.0 million and (y) an amount equal to fifty (50) per cent. of LTM EBITDA at any time, except where Indebtedness Incurred under this Agreement are directly secured equally and rateably with the Liens securing Third Party Financing Limit Indebtedness for so long as such Third Party Financing Limit Indebtedness is so secured.

In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of Incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this Agreement and such Permitted Lien shall be treated as having been made pursuant only to the paragraph or paragraphs of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified.

"Permitted Reorganisation" means any amalgamation, demerger, merger, voluntary liquidation, consolidation, reorganisation, winding up or corporate reconstruction involving the Company or any of the Restricted Subsidiaries (a "Reorganisation") that is made on a solvent basis; provided that:

(a)	any payments or assets distributed in connection with such Reorganisation remain within the Company and the Restricted Subsidiaries; and

(b)

if any shares or other assets form part of the Charged Property, substantially equivalent Liens must be granted over such shares or assets of the recipient such that they form part of the Charged Property (ignoring for the purposes of assessing such equivalency any limitations required in accordance with the Agreed Security Principles or hardening periods (or any similar or equivalent concept)).

"Permitted Structural Adjustment" means a Structural Adjustment permitted by this Agreement.

"Permitted Tax Distribution" means if and for so long as the Company is a member of a fiscal unity (whether resulting from a domination and profit or loss pooling agreement or otherwise) or a group filing a consolidated or combined tax return with any Parent Entity, any dividends, intercompany loans, other intercompany balances or other distributions: (i) to fund any income Taxes for which such Parent Entity is liable up to an amount not to exceed with respect to such Taxes the amount of any such Taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis calculated as if the Company and its Subsidiaries had paid Tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Company and its Subsidiaries; and/or (ii) required to be made to comply with any obligations under the tax receivable agreement between, among others ListCo and BK LC Lux Midco S.à. r.l. (as amended from time to time).

"Permitted Tax Restructuring" means any reorganisations and other activities related to tax planning and tax reorganisation entered into prior to, on or after the date hereof so long as such Permitted Tax Restructuring is not materially adverse to the Lenders, individually or in the aggregate (as determined by the Company in good faith).

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"Permitted Transaction" means:

(a)

any step, circumstance, payment, event, reorganisation or transaction contemplated by or relating to the Transaction Documents and any intermediate steps or actions necessary to implement the steps, circumstances, payments or transactions described in each such document;

(b)	any step, circumstance, event or transaction as part of the Debt Pushdown and any intermediate steps or actions necessary to implement the Debt Pushdown;

(c)	a Permitted Reorganisation;

(d)

any step, circumstance, payment or transaction contemplated by or relating to the Transaction (and related Transaction Documents) and any intermediate steps or actions necessary to implement the steps, circumstances, payments, transactions or set off described in each Transaction Document;

(e)	any step, circumstance or transaction which is mandatorily required by law (including arising under an order of attachment or injunction or similar legal process);

(f)

any conversion of a loan, credit or any other indebtedness outstanding into distributable reserves, share capital, share premium or other equity interests of any member of the Group or any other capitalisation, forgiveness, waiver, release or other discharge of any loan, credit or other indebtedness of any member of the Group, in each case on a cashless basis;

(g)

any repurchase of shares in any person upon the exercise of warrants, options or other securities convertible into or exchangeable for shares, if such shares represent all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for shares as part of a cashless exercise;

(h)

any transfer of the shares in, or issue of shares by, a member of the Group or any step, action or transaction including share issue or acquisition or consumption of debt, for the purpose of creating the group structure for the an acquisition or effecting the Transaction, including inserting any Holding Company or incorporating or inserting any Subsidiary in connection therewith, provided that after completion of such steps no Change of Control shall have occurred;

(i)	any closure of bank accounts in the ordinary course of business;

(j)	any "Liabilities Acquisition" (as defined in the Intercreditor Agreement);

(k)	any intermediate steps or actions necessary to implement steps, circumstances, payments or transactions permitted by this Agreement; and

(l)	any transaction to which the Agent (acting on the instructions of the Majority Lenders) shall have given prior written consent.

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"Post-Petition Interest" means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable as a claim in any such bankruptcy or insolvency proceeding.

"Preferred Stock", as applied to the Capital Stock of any person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.

"Prevailing Market Determination" means a determination by the Agent (that shall be made by the Agent acting in good faith and promptly) in relation to the provisions of any document or any Benchmark Rate Change, where such determination shall be given if such provisions broadly reflect at such time any prevailing London or European market position for loans in the relevant currency or reflect the position as set out in another syndicated loan precedent for any borrower owned (directly or indirectly, in whole or in part) by any Investor or Investor Affiliate (including any precedent provided to the Agent by the Company in respect of such provisions).

"Purchase" has the meaning given to that term in Clause 24.3 (Calculations).

"Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any person owning such property or assets, or otherwise.

"Quarter Date" has the meaning given to that term in Clause 24.1 (Financial definitions).

"Qualified Securitization Financing" means any Securitization Facility that meets the following conditions:

(a)

the Board of Directors shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Restricted Subsidiaries;

(b)

all sales of Securitization Assets and related assets by the Company or any Restricted Subsidiary to the Securitization Subsidiary or any other person are made for fair consideration (as determined in good faith by the Company); and

(c)

the financing terms, covenants, termination events and other provisions thereof shall be fair and reasonable terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

"Quarterly Financial Statements" has the meaning given to that term in paragraph (a)(ii) of Clause 23.1 (Financial Statements).

"Quotation Day" means, in respect of a Term Rate Loan, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is euro) two (2) TARGET Days before the first day of that period;

(b)	(if the currency is US dollars) two (2) US Government Securities Business Days before the first day of that period or;

(c)	(for any other currency) two (2) Business Days before the first day of that period,

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unless market practice differs in the Relevant Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one (1) day, the Quotation Day will be the last of those days).

"Rated Bank" means a deposit-taking financial institution authorised by a financial services regulator to carry out the business of banking which holds a minimum long-term credit rating equal to or better than BBB- or Baa3 (as applicable) according to at least two (2) of Moody's, S&P and Fitch.

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

"Receivables Assets" means:

(a)	any accounts receivable owed to the Company or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof; and

(b)

all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement, and which are sold, conveyed, assigned or otherwise transferred or pledged by the Company or such Restricted Subsidiary (as applicable) in a transaction or series of transactions in connection with a Receivables Facility.

"Receivables Facility" means an arrangement between the Company or a Restricted Subsidiary and a counterparty pursuant to which:

(a)	the Company or such Restricted Subsidiary, as applicable, sells (directly or indirectly) accounts receivable owing by customers, together with Receivables Assets related thereto;

(b)

the obligations of the Company or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to the Company and such Restricted Subsidiary; and

(c)

the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangements.

"Refinance" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms "refinances", "refinanced" and "refinancing" as used for any purpose in this Agreement shall have a correlative meaning.

"Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the Closing Date or Incurred in compliance with this Agreement (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Company or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided that:

(a)	such Refinancing Indebtedness:

(i)

has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced; and

63

(ii)

to the extent refinancing Subordinated Indebtedness, Disqualified Stock or Preferred Stock, is Subordinated Indebtedness, Disqualified Stock or Preferred Stock, respectively, and, in the case of Subordinated Indebtedness, is subordinated to the Facilities on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced;

(b)

such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus the aggregate amount of accrued and unpaid interest and any fees and expenses (including original issue discount, upfront fees or similar fees), including any premium and defeasance costs, indemnity fees, discounts, premiums and other costs and expenses Incurred or payable in connection with such refinancing) under the Indebtedness being Refinanced; and

(c)

Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of any such Credit Facility or other Indebtedness.

"Reconciliation Statement" has the meaning given to such term in paragraph (b) of Clause 23.4 (Agreed Accounting Principles).

"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four (4) decimal places) as supplied to the Agent at its request by the Reference Banks in relation to relevant IBOR, as the rate at which the relevant Reference Bank could borrow funds in the Relevant Market,in each case, in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in a reasonable market size in that currency and for that period.

"Reference Banks" means up to three (3) Lenders or other banks or financial institutions as may be appointed by the Agent in consultation with the Company (provided that no Finance Party shall be appointed as a Reference Bank without its consent).

"Register" has the meaning given to that term in Clause 27.10 (The Register).

"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

"Related Person" with respect to any Permitted Holder, means:

(a)	any controlling equity holder or Subsidiary of such person;

(b)

in the case of an individual, any spouse, former spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individual and any such spouse, former spouse, family member or relative, or the estate, executor, administrator, committee or beneficiaries of any thereof;

(c)

any trust, corporation, partnership or other person for which one or more of the Permitted Holders and other Related Persons of any thereof constitute the beneficiary, stockholders, partners or owners thereof, or persons beneficially holding in the aggregate a majority (or more) controlling interest therein; and

(d)	any investment fund or vehicle managed, sponsored or advised by such person or any successor thereto, or by any Affiliate of such person or any such successor.

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"Related Taxes" means:

(a)

any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes and other fees and expenses (other than (x) Taxes measured by income and (y) withholding Taxes), required to be paid (provided that such Taxes are in fact paid) by any Parent Entity by virtue of its:

(i)

being organised or otherwise being established or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Company or any of the Company's Subsidiaries) or otherwise maintain its existence or good standing under applicable law;

(ii)	being a holding company parent, directly or indirectly, of the Company or any Subsidiaries of the Company;

(iii)	issuing or holding Subordinated Shareholder Funding;

(iv)	receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, the Company or any Subsidiaries of the Company, or

(v)	having made any payment in respect to any of the items for which the Company is permitted to make payments to any Parent Entity; or

(b)	any Permitted Tax Distribution.

"Relevant Market" means:

(a)	in relation to euro, the European interbank market;

(b)	in relation to US Dollars, the market for overnight cash borrowing collateralised by US Government securities;

(c)	in relation to a Compounded Rate Currency, the market specified as such in the applicable Compounded Rate Terms; and

(d)	in relation to any other currency, the London interbank market.

"Relevant Jurisdiction" means, in relation to an Obligor:

(a)	its jurisdiction of incorporation; and

(b)	the jurisdiction whose laws govern any of the Transaction Security Documents entered into by it.

"Relevant Period" has the meaning given to that term in Clause 24.1 (Financial definitions).

"Repeating Representations" has the meaning given to that term in paragraph (b) of Clause 22.16 (Repetition).

"Replaced Lender" has the meaning given to that term in paragraph (a) of Clause 39.5 (Replacement of a Lender).

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"Replacement Notice" has the meaning given to that term in paragraph (a) of Clause 39.5 (Replacement of a Lender).

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Resignation Letter" means a document substantially in the form set out in Schedule 7 (Form of Resignation Letter) or any other form agreed between the Agent and the Company (each acting reasonably).

"Restricted Finance Party" means a Finance Party that notifies the Agent that a Sanctions Provision would result in a violation of, a conflict with or liability under:

(a)	EU Regulation (EC) 2271/96;

(b)	§7 of the German Außenwirtschaftsverordnung (in connection with the German Außenwirtschaftsgesetz); or

(c)	any similar applicable anti-boycott law, regulation or statute in force from time to time that is applicable to such entity.

"Restricted Member of the Group" means a member of the Group in respect of which the Obligors' Agent notifies the Agent that a Sanctions Provision would result in a violation of, a conflict with or liability under:

(a)	EU Regulation (EC) 2271/96;

(b)	§7 of the German Außenwirtschaftsverordnung (in connection with the German Außenwirtschaftsgesetz); or

(c)	any similar applicable anti-boycott law, regulation or statute in force from time to time that is applicable to such entity.

"Restricted Subsidiary" means each Subsidiary of the Company from time to time.

"Restructuring Costs" has the meaning given to that term in Clause 24.1 (Financial definitions).

"Revolving Facility" means (as the context requires) the Original Revolving Facility or an Additional Revolving Facility.

"Revolving Facility Borrower" means (as the context requires) an Original Revolving Facility Borrower or an Additional Revolving Facility Borrower.

"Revolving Facility Commitment" means (as the context requires) an Original Revolving Facility Commitment or an Additional Revolving Facility Commitment.

"Revolving Facility Lender" means (as the context requires) an Original Revolving Facility Lender or an Additional Revolving Facility Lender.

"Revolving Facility Loan" means (as the context requires):

(a)	in relation to any Utilisation under the Original Revolving Facility, and Original Revolving Facility Loan; and

(b)	in relation to any Utilisation under the relevant Additional Revolving Facility, an Additional Revolving Facility Loan.

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"Revolving Facility Utilisation" means (as the context requires):

(a)	in relation to any Utilisation under the Original Revolving Facility, and Original Revolving Facility Utilisation; and

(b)	in relation to any Utilisation under the relevant Additional Revolving Facility, an Additional Revolving Facility Utilisation.

"RFR" means, in relation to a Compounded Rate Currency, the rate specified as such in the applicable Compounded Rate Terms.

"RFR Banking Day" means, in relation to a Compounded Rate Currency, any day specified as such in the applicable Compounded Rate Terms.

"Rollover Loan" means one or more Revolving Facility Loans:

(a)	made or to be made on the same day that:

(i)	a maturing Revolving Facility Loan is due to be repaid; or

(ii)	a demand by the Agent pursuant to a payment of outstandings under an Ancillary Facility is due to be met;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Revolving Facility Loan or Ancillary Facility Utilisation;

(c)

in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)) or the relevant claim in respect of an Ancillary Facility Utilisation; and

(d)

made or to be made to the same Borrower (or, if applicable in the case of an Ancillary Facility Utilisation, that Borrower's Affiliate) for the purpose of refinancing that maturing Revolving Facility Loan or Ancillary Facility Utilisation.

"S&P" means Standard & Poor's Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

"Sale" has the meaning given to that term in Clause 24.3 (Calculations).

"Sale and Leaseback Transaction" means any arrangement providing for the leasing by the Company or any of the Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third person in contemplation of such leasing.

"Sanctioned Country" means, at any time, a country or territory which itself is, or whose government is, the target of comprehensive Sanctions broadly prohibiting dealings with such government, country, or territory.

“Sanctioned Lender” any Lender which is subject to any Sanctions, is located or resident in any Sanctioned Country or to whom a payment under the Finance Documents may not be made as a result of any applicable Sanctions.

"Sanctioned Person" means any person that is (or persons that are):

(a)	listed on, or owned or controlled (as such terms are defined and interpreted by the relevant Sanctions) by a person listed on any Sanctions List;

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(b)	located, organized or resident in or incorporated under the laws of any Sanctioned Country;

(c)	owned or controlled by persons that are the target of Sanctions; or

(d)	subject to or target of Sanctions.

"Sanctions" means any economic, trade or financial sanctions, laws, regulations, embargoes or restrictive measures imposed, enacted, administered or enforced from time to time by any Sanctions Authority.

"Sanctions Authority" means:

(a)	the US;

(b)	the United Nations Security Council;

(c)	the EU and any EU member state;

(d)	the UK; or

(e)	the respective governmental institutions of any of the foregoing which administer Sanctions, including HM Treasury, OFAC, the US State Department and the US Department of the Treasury.

"Sanctions List" means the "Specially Designated Nationals and Blocked Persons" list issued by OFAC, the EU Consolidated List of Financial Sanctions Targets, the Consolidated List of Financial Sanctions Targets issued by Her Majesty's Treasury, or any similar list issued or maintained and made public by any of the Sanctions Authorities as amended, supplemented or substituted from time to time.

"Sanctions Provision" means Clause 22.12 (Anti-Corruption law and Sanctions) and Clause 25.10 (Anti-corruption law and Sanctions).

"Screen Rate" means, in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration and/or calculation of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters or Refinitiv screen (or any replacement Thomson Reuters or Refinitiv page which displays that rate)or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters or Refinitiv. If such page or service is replaced or ceases to be available, the Agent may specify another page or service displaying the relevant rate in accordance with Clause 39.8 (Replacement of Screen Rate).

"SEC" means the Securities and Exchange Commission or any successor thereto.

"Secured Debt Document" has the meaning given to that term in the Intercreditor Agreement.

"Secured Parties" means each Finance Party from time to time which is a Party and any Receiver or Delegate.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

"Securitization Asset" means:

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(a)

any accounts receivable, mortgage receivables, loan receivables, royalty, franchise fee, license fee, patent or other revenue streams and other rights to payment or related assets and the proceeds thereof; and

(b)

all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with accounts or assets in connection with a securitization, factoring or receivable sale transaction.

"Securitization Facility" means any of one or more securitization, financing, factoring or sales transactions, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Company or any of the Restricted Subsidiaries sells, transfers, pledges or otherwise conveys any Securitization Assets (whether now existing or arising in the future) to a Securitization Subsidiary or any other person.

"Securitization Fees" means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid in connection with, any Qualified Securitization Financing or Receivables Facility.

"Securitization Repurchase Obligation" means any obligation of a seller of Securitization Assets or Receivables Assets in a Qualified Securitization Financing or a Receivables Facility to repurchase or otherwise make payments with respect to Securitization Assets or Receivables Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

"Securitization Subsidiary" means any Subsidiary of the Company in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto or another person formed for this purpose.

"Security" means a mortgage, charge, pledge, lien, security assignment, security transfer of title or other security interest having a similar effect.

"Security Interests" means the security interests in the Charged Property that are created by the Transaction Security Documents.

"Security Release Super Majority Lenders" means, subject to paragraphs (f) and (g) of Clause 39.4 (Other exceptions):

(a)	a Lender or Lenders whose Commitments aggregate eighty (80) per cent. or more of the Total Commitments at that time; or

(b)

if the Total Commitments have at that time been reduced to zero (0), a Lender or Lenders whose Commitments aggregated eighty (80) per cent. or more of the Total Commitments immediately prior to that reduction, provided that for this purpose the amount of an Ancillary Lender's Revolving Facility Commitments shall not be reduced by the amount of its Ancillary Commitment.

"Selection Notice" means a notice substantially in the form set out in Part II (Form of Selection Notice) of Schedule 3 (Requests and Notices) given in accordance with Clause 13 (Interest Periods) in relation to a Term Facility or any other form agreed between the Agent (acting reasonably) and the Company.

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"Senior Secured Notes" has the meaning given to that term in the Intercreditor Agreement.

"Senior Secured Notes Finance Documents" has the meaning given to that term in the Intercreditor Agreement.

"Senior Secured Notes Indenture" has the meaning given to that term in the Intercreditor Agreement.

"Separate Loan" has the meaning given to that term in paragraph (a) of Clause 8.4 (Loans provided by a Defaulting Lender).

"Settlement" means the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

"Settlement Asset" means any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a person in consideration for a Settlement made or arranged, or to be made or arranged, by such person or an Affiliate of such person.

"Settlement Indebtedness" means any payment or reimbursement obligation in respect of a Settlement Payment.

"Settlement Lien" means any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).

"Settlement Payment" means the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

"Settlement Receivable" means any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a person in consideration for a Settlement made or arranged, or to be made or arranged, by such person.

"Significant Subsidiary" means:

(a)	while it is a Borrower of any of the Facilities, Birkenstock US and Birkenstock Group B.V. & CO. KG; and

(b)

any Restricted Subsidiary or group of Restricted Subsidiaries (taken together) whose proportionate share of Consolidated EBITDA exceeds ten (10) per cent. of the Consolidated EBITDA by reference to the latest Annual Financial Statements delivered to the Agent (or, if no such Annual Financial Statements have been delivered, the Original Financial Statements), provided that a determination by the Company that a Restricted Subsidiary (or group of Restricted Subsidiaries (taken together)) is or is not a Significant Subsidiary shall, in the absence of manifest error, be conclusive and binding on all Parties.

"Similar Business" means (a) any businesses, services or activities engaged in by the Company or any of its Subsidiaries or any Associates (including, for the avoidance of doubt, the Group) on the Closing Date and (b) any businesses, services and activities engaged in by the Company or any of its Subsidiaries or any Associates that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

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"SOFR" means the secured overnight financing rate administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

"Specified Time" means a day or time determined in accordance with Schedule 9 (Timetables).

"Standard Securitization Undertakings" means representations, warranties, covenants, guarantees and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Securitization Facility, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking or, in the case of a Receivables Facility, a non-credit related recourse accounts receivable factoring arrangement.

"Stated Maturity" means, with respect to any Indebtedness, the date specified in the instrument governing such Indebtedness as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any Contingent Obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

"Structural Adjustment" means, in each case other than in accordance with or as contemplated by the terms of this Agreement:

(a)	an amendment, waiver or variation of the terms of some or all of the Finance Documents that results in or is intended to result from or has the effect of changing or which relates to:

(i)	an extension to the availability, change to the date of payment or redenomination of any amount under the Finance Documents;

(ii)

a reduction in the Margin (other than in accordance with the definition of Margin) or a reduction in the amount of any payment of principal, interest, fees, or commission or other amounts owing or payable to a Lender under the Finance Documents;

(iii)	the currency of payment of any amount under the Finance Documents;

(iv)	a redenomination of a Commitment or participation of any Finance Party into another currency;

(v)	a re-tranching of any or all of the Facilities;

(vi)	an increase in, or addition or a grant of, any Commitment or participation of any Finance Party or the Total Commitments;

(vii)	the introduction of an additional loan, commitment, tranche or facility into the Finance Documents ranking pari passu with or junior to any of the Facilities,

in each case, other than in respect of an Additional Facility established pursuant to Clause 2.2 (Additional Facilities) or pursuant to Clause 39.8 (Replacement of Screen Rate).

(b)

an amendment or waiver of a term of a Finance Document and any change (including changes to, the taking of or release coupled with the retaking of Security and/or guarantees and changes to and/or additional intercreditor arrangements) that is consequential on, incidental to, or required to implement or effect or reflect any of the amendments or waivers listed in paragraph (a) above.

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"Subordinated Indebtedness" means, with respect to any person, any Indebtedness (whether outstanding on the Closing Date or thereafter Incurred) which is expressly subordinated in right of payment or security to the Facilities pursuant to a written agreement or which constitutes Second Lien Liabilities (as defined in the Intercreditor Agreement). No Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a junior basis or on different assets, or due to the fact that holders (or an agent, trustee or representative thereof) of any Indebtedness have entered into intercreditor or similar arrangements giving one or more of such holders priority over the other holders in the collateral held by them or by virtue of the application of "waterfall" or similar payment ordering provisions affecting tranches of Indebtedness.

"Subordinated Shareholder Funding" means, collectively, any funds provided to the Company by any Parent Entity, any Affiliate of any Parent Entity or any Permitted Holder or any Affiliate thereof, in exchange for or pursuant to any security, instrument or agreement other than Capital Stock, in each case issued to and held by any of the foregoing persons, together with any such security, instrument or agreement and any other security or instrument other than Capital Stock issued in payment of any obligation under any Subordinated Shareholder Funding; provided that such Subordinated Shareholder Funding:

(a)

does not mature or require any amortisation, redemption or other repayment of principal or any sinking fund payment prior to the date that is six (6) months after the Termination Date of Facility B (other than through conversion or exchange of such funding into Capital Stock (other than Disqualified Stock) of the Company or any funding meeting the requirements of this definition) or the making of any such payment prior to the date that is six (6) months after the Termination Date of Facility B is restricted by the Intercreditor Agreement, an Additional Intercreditor Agreement or another intercreditor agreement;

(b)

does not require, prior to the date that is six (6) months after the Termination Date of Facility B, payment of cash interest, cash withholding amounts or other cash gross-ups, or any similar cash amounts or the making of any such payment prior to the date that is six (6) months after the Termination Date of Facility B is restricted by the Intercreditor Agreement or an Additional Intercreditor Agreement;

(c)

contains no change of control, asset sale or similar provisions and does not accelerate and has no right to declare a Default or event of default or take any enforcement action or otherwise require any cash payment, in each case, prior to the date that is six (6) months after the Termination Date of Facility B or the payment of any amount as a result of any such action or provision or the exercise of any rights or enforcement action, in each case, prior to the date that is six (6) months after the Termination Date of Facility B is restricted by the Intercreditor Agreement or an Additional Intercreditor Agreement;

(d)	does not provide for or require any security interest or encumbrance over any asset of the Company or any of its Subsidiaries;

(e)

pursuant to its terms or to the Intercreditor Agreement, an Additional Intercreditor Agreement or another intercreditor agreement, is fully subordinated and junior in right of payment to the Facilities and any Guarantee pursuant to subordination, payment blockage and enforcement limitation terms which are customary in all material respects for similar funding or are no less favorable in any material respect to Lenders than those contained in the Intercreditor Agreement as in effect on the Closing Date with respect to the Subordinated Liabilities;

(f)	is not Guaranteed by any Subsidiary of the Company;

(g)

contains restrictions on transfer to a person who is not a Parent Entity, any Affiliate of any Parent Entity, any holder of Capital Stock of a Parent Entity or any Affiliate of a Parent Entity or any Permitted Holder or any Affiliate thereof; provided that any transfer of Subordinated Shareholder Funding to any of the foregoing persons shall not be deemed to be materially adverse to the interests of the Lenders; and

(h)

does not (including upon the happening of any event) restrict the payment of amounts due in respect of the Facilities or any Guarantee thereof or compliance by the Company or any Guarantor with its obligations under the Facilities, any Guarantee thereof or this Agreement.

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"Subordinated Liabilities" has the meaning given to that term in the Intercreditor Agreement.

"Subsidiary" means, in relation to any person, any entity which is controlled directly or indirectly by that person and any entity (whether or not so controlled) treated as a subsidiary in the latest financial statements of that person from time to time, and control for this purpose means the direct or indirect ownership of the majority of the voting share capital of such entity or the right or ability to direct management to comply with the type of material restrictions and obligations contemplated in this Agreement or to determine the composition of a majority of the Board of Directors (or like board) of such entity, in each case, whether by virtue of ownership of share capital, contract or otherwise.

"Super Majority Lender Objection" means, in respect of a document, supplement, proposal, request or amendment in relation to this Agreement or any other Finance Document, that such document, supplement, proposal, request or amendment has been rejected by the Super Majority Lenders, in each case by 11.am on the date falling ten (10) Business Days (or such longer period which the Company notifies to the Agent) after the date on which the Company (or other member of the Group) delivers the relevant document, supplement, proposal, request or amendment to the Agent.  Unless the Company notifies the Agent, Clause 39.6 (Excluded Commitments) and Clause 39.7 (Disenfranchisement of Restricted Finance Parties) shall not apply when determining the Super Majority Lenders for these purposes (and, for the avoidance of doubt, the Company may elect for one or more of such Clauses to apply in respect of any particular document, supplement, proposal, request or amendment from time to time).

"Super Majority Lenders" means, subject to paragraphs (f) and (g) of Clause 39.4 (Other exceptions):

(a)	a Lender or Lenders whose Commitments aggregate eighty (80) per cent. or more of the Total Commitments at that time; or

(b)

if the Total Commitments have at that time been reduced to zero (0), a Lender or Lenders whose Commitments aggregated eighty (80) per cent. or more of the Total Commitments immediately prior to that reduction, provided that for this purpose the amount of an Ancillary Lender's Revolving Facility Commitments shall not be reduced by the amount of its Ancillary Commitment.

"Synergies" has the meaning given to that term in sub-paragraph (a)(viii) of the definition of Consolidated EBITDA.

"T2" means the real time gross settlement system operated by the Eurosystem, or any successor system.

"TARGET Day" means any day on which T2 is open for the settlement of payments in euro.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed or levied by any government or other taxing authority.

"Tax Deduction" has the meaning given to that term in Clause 16.1 (Tax Definitions).

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"Temporary Cash Investments" means any of the following:

(a)	any Investment in:

(i)

direct obligations of, or obligations Guaranteed by, (A) the US or Canada, (B) any EU member state, (C) the UK, (D) Australia, Japan, Norway or Switzerland, (E) any country in whose currency funds are being held specifically pending application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country with such funds or (F) any agency or instrumentality of any such country or member state; or

(ii)

direct obligations of any country recognised by the US rated at least "A" by S&P or Fitch or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P, Fitch or Moody's then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization);

(b)

overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one (1) year after the date of acquisition thereof issued by:

(i)	any Lender;

(ii)	any institution authorised to operate as a bank in any of the countries or member states referred to in paragraph (a)(i) above; or

(iii)

any bank or trust company organised under the laws of any such country or member state or any political subdivision thereof, in each case, having capital and surplus aggregating in excess of €250 million (or the foreign currency equivalent thereof) and whose long-term debt is rated at least "A" by S&P or Fitch or "A-2" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P, Fitch or Moody's then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization) at the time such Investment is made;

(c)

repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in paragraphs (a) or (b) above entered into with a person meeting the qualifications described in paragraph (b) above;

(d)

Investments in commercial paper, maturing not more than two hundred and seventy (270) days after the date of acquisition, issued by a person (other than the Company or any of the Restricted Subsidiaries), with a rating at the time as of which any Investment therein is made of "P-2" (or higher) according to Moody's or "F2" (or higher) according to Fitch or "A-2" (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P, Fitch or Moody's then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization);

(e)

Investments in securities maturing not more than one (1) year after the date of acquisition issued or fully Guaranteed by Australia, Canada, any European Union member state, Japan, Norway, Switzerland, the UK, any state, commonwealth or territory of the US, or by any political subdivision or taxing authority of any such state, commonwealth, territory, country or member state of any of the foregoing, and rated at least "BBB-" by S&P or Fitch or "Baa3" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P, Fitch or Moody's then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization);

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(f)

bills of exchange issued in Australia, Canada, a member state of the European Union, Japan, Norway, Switzerland, the UK or the US eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialised equivalent);

(g)

any money market deposit accounts issued or offered by a commercial bank organised under the laws of a country that is a member of the Organization for Economic Co-operation and Development, in each case, having capital and surplus in excess of €250 million (or the foreign currency equivalent thereof) or whose long term debt is rated at least "A" by S&P or Fitch or "A2" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P, Fitch or Moody's then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization) at the time such Investment is made;

(h)

Investment funds investing ninety (90) per cent. of their assets in securities of the type described in paragraphs (a) through (g) above (which funds may also hold reasonable amounts of cash pending investment or distribution); and

(i)	investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the US Investment Company Act of 1940, as amended.

"Term Facility" means Facility B and any Additional Term Facility.

"Term Loan" means (i) a Facility B Loan and (as the case may be) (ii) an Additional Facility Loan under an Additional Term Facility.

"Termination Date" means:

(a)	in respect of Facility B (EUR), 28 February 2029;

(b)	in respect of Facility B (USD), 28 February 2029;

(c)	in respect of the Original Revolving Facility, 28 February 2029; and

(d)	in respect of any Additional Facility Commitments, the date specified in the relevant Additional Facility Notice.

"Term Rate Loan" means any Loan or, if applicable, Unpaid Sum which is not (or has not become, following a Compounded Rate Supplement or Benchmark Rate Change in relation thereto taking effect) a Compounded Rate Loan.

"Term Reference Rate" means:

(a)	in relation to any USD Term Rate Loan, Adjusted Term SOFR; and

(b)	in relation to any other Term Rate Loan, IBOR.

"Term SOFR" means in relation to any Loan in USD:

(a)

the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate) and if such page or service is replaced or ceases to be available, the Agent may specify another page or service displaying the relevant rate in accordance with Clause 39.8 (Replacement of Screen Rate);

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(b)	(if the term SOFR reference rate is not available for the Interest Period of that Loan) Interpolated Term SOFR (rounded to the same number of decimal places as Term SOFR) for that Loan; or

(c)	if:

(i)	no term SOFR reference rate is available for the Interest Period of that Loan; and

(ii)	it is not possible to calculate Interpolated Term SOFR for that Loan,

the USD Central Bank Rate (or if the USD Central Bank Rate is not available at the Specified Time on the Quotation Day, most recent USD Central Bank Rate for a day which is no more than five US Government Securities Business Days before the relevant Quotation Day), as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for USD and for a period equal in length to the Interest Period of that Loan.

"Third Parties Act" has the meaning given to that term in Clause 1.7 (Third Party Rights).

"Third Party Credit Facility" means any Credit Facility entered into by any member of the Group with any person which is not another member of the Group.

"Topco" has the meaning given to that term in the Intercreditor Agreement

"Topco Finance Documents" has the meaning given to that term in the Intercreditor Agreement.

"Topco Notes" has the meaning given to that term in the Intercreditor Agreement.

"Topco Proceeds Loan" has the meaning given to that term in the Intercreditor Agreement.

"Topco Proceeds Loan Agreement" has the meaning given to that term in the Intercreditor Agreement.

"Total Additional Facility Commitments" means the aggregate amount of the applicable and designated Additional Facility Commitments under any applicable Additional Facility Notice, being zero (0) at the date of this Agreement.

"Total Additional Revolving Facility Commitments" means the aggregate amount of the applicable and designated Additional Revolving Facility Commitments under any applicable Additional Facility Notice, being zero (0) at the date of this Agreement.

"Total Commitments" means the aggregate of the Total Facility B (EUR) Commitments, the Total Facility B (USD) Commitments, the Total Original Revolving Facility Commitments and the Total Additional Facility Commitments.

"Total Debt" means, as of any date of determination, the aggregate principal amount of Indebtedness for borrowed money of the ListCo Group (including, for the avoidance of doubt, the aggregate principal amount of any Guarantees by the ListCo or its Restricted Subsidiaries of any Topco Notes (or the aggregate principal amount of any Guarantees by the ListCo or its Restricted Subsidiaries of Indebtedness that refinances, redeems or repays any Topco Notes)), but excluding any Indebtedness of the ListCo Group under or with respect to Cash Management Services, intra-Group Indebtedness, Hedging Obligations,  Capitalized Lease Obligations, leasing liabilities Receivables Facilities or Securitization Facilities.

"Total Facility B Commitments" means the aggregate of the Total Facility B (EUR) Commitments and the Total Facility B (USD) Commitments.

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"Total Facility B (EUR) Commitments" means the aggregate of the Facility B (EUR) Commitments, being €375,000,000 at the date of this Agreement.

"Total Facility B (USD) Commitments" means the aggregate of the Facility B (USD) Commitments, being $280,000,000 at the date of this Agreement.

"Total Original Revolving Facility Commitments" means the aggregate of the Revolving Facility Commitments, being €225,000,000 at the date of this Agreement.

"Total Revolving Facility Commitments" means (as the context requires) the Total Original Revolving Facility Commitments and the Total Additional Revolving Facility Comments.

"Transaction" means any transactions directly or indirectly related to (in each case including the financing or refinancing thereof) (i) the issuance of the Topco Notes and the Guarantees thereof, (ii) refinancing or otherwise discharging of certain Existing Debt, (iii) any other transactions contemplated by the Transaction Documents, (iv) other associated transactions taken in relation to or incidental to the foregoing; and (v) the payment or incurrence of any fees, expenses, taxes or charges associated with any of the foregoing.

"Transaction Costs" means all fees, commissions, costs and expenses, stamp, registration and other Taxes incurred by any member of the Group (or any Holding Company thereof) in connection with the Transaction or the negotiation, preparation, execution, notarisation and registration of the Transaction Documents together with all fees, commissions, costs and expenses incurred by the Group in connection with the Transaction or the Transaction Documents (including for the avoidance of doubt, the payment of any make-whole costs and other costs in relation thereto, hedging costs in connection with any hedging entered into in relation to any financial indebtedness arising under a Secured Debt Document, all payments made to any Hedge Counterparty, and all fees, costs and expenses incurred, by any member of the Group in connection with the close-out or termination of any hedging arrangements in respect of which any member of the Group was a party (including in respect of interest rate, exchange rate and commodity price risk hedging)).

"Transaction Documents" means the Equity Documents, the Finance Documents, the Topco Notes Finance Documents and each Topco Proceeds Loan Agreement.

"Transaction Expenses" means any fees or expenses incurred or paid by the Company or any Restricted Subsidiary in connection with the Transaction.

"Transaction Security" means the Security created or expressed to be created in favour of the Security Agent and/or the Secured Parties (represented by the Security Agent, as the case may be) pursuant to the Transaction Security Documents.

"Transaction Security Documents" means:

(a)	each of the security documents listed as being a Transaction Security Document in paragraph 2 of Part I (Conditions Precedent to first Utilisation) of Schedule 2 (Conditions Precedent);

(b)	each of the security documents listed in Clause 25.11 (Conditions Subsequent);

(c)

any document entered into by any member of the Group creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any member of the Group under any of the Finance Documents;

(d)	any "Security Document" (other than a "Topco Independent Transaction Security Document") and any "Transaction Security Document" (each as defined in the Intercreditor Agreement); and

(e)	any other document designated as a "Transaction Security Document" by the Company and the Agent (or the Security Agent) in writing (each acting reasonably).

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"Transfer" has the meaning given to that term in Clause 27.2 (Assignments and Transfers by Lenders) and "Transferred" and "Transferee" shall be construed accordingly.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company (each acting reasonably).

"Transfer Consent Request" means a duly completed request for the Company's consent to a Transfer in the form set out in Part IV of Schedule 3 (Requests and Notices) or in any other form approved by the Company provided that such request discloses the name of the proposed New Lender, the Facility and the amount of Commitments to which the proposed Transfer relates.

"Transfer Date" means, in relation to an assignment or a transfer, the proposed transfer date specified in the relevant Assignment Agreement or Transfer Certificate, or in the event that no Transfer Date is specified in the relevant Assignment Agreement or Transfer Certificate, the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

"Transfer Defaulting Lender" has the meaning given to that term in paragraph (m) of Clause 27.3 (Conditions of Transfer).

"Transformative Acquisition" means an acquisition or merger by a member of the Group that either:

(a)	is not permitted by the terms of the Finance Documents immediately prior to the consummation of such acquisition or merger; or

(b)

if permitted by the terms of the Finance Documents immediately prior to the consummation of such acquisition or merger, would not provide the Company and its Subsidiaries with adequate flexibility under the Finance Documents for the continuation and/or expansion of their combined operations following such consummation, in each case, as determined by the Company acting in good faith.

"UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of a collateral agent's security interest in any item or portion of the Charged Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

"UK" means the United Kingdom of Great Britain and Northern Ireland.

"Unfunded Pension Liability" means the excess of an Employee Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that plan's assets, determined in accordance with the assumptions used for funding the Employee Plan pursuant to Section 412 of the Internal Revenue Code for the applicable plan year.

"Unpaid Sum" means any sum due and payable but unpaid by any Obligor under the Finance Documents.

"US" and "United States" means the United States of America.

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"USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

"US Borrower" means a Borrower that is a US Person; provided that if any Borrower that is not incorporated or organised under the laws of the US or any state thereof is treated as a US Person the Lenders may treat such Borrower as not a US Borrower unless such Borrower specifically notifies the Agent in writing that such Borrower is a US Person.

“USD Central Bank Rate” means the percentage rate per annum which is the aggregate of:

(a)

the short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time or, if that target is not a single figure, the arithmetic mean of (i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York, and (ii) the lower bound of that target range; and

(b)	the applicable USD Central Bank Rate Adjustment.

"USD Central Bank Rate Adjustment" means, in relation to the USD Central Bank Rate prevailing at close of business on any US Government Securities Business Day, the 20% trimmed arithmetic mean (calculated by the Agent) of the USD Central Bank Rate Spreads for the five most immediately preceding US Government Securities Business days for which Term SOFR is available.

"USD Term Rate Loan " means a Term Rate Loan which is denominated in US Dollars.

"US Government Securities Business Day” means any day other than:

(a)	a Saturday or a Sunday; and

(b)

a day on which the Securities Industry and Financial Markets Association (or any successor organization) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

"US Midco" means Birkenstock US MidCo, Inc.,a corporation incorporated under the laws of the State of Delaware, having its registered office at 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808, registered in the State of Delaware under registration number 5199569.

"US Obligor" means an Obligor that is incorporated or organised under the laws of the US, any state, commonwealth or territory thereof, or the District of Columbia.

"US Person" has the meaning given to that term in Clause 16.1 (Tax Definitions).

"US Qualifying Lender" has the meaning given to that term in Clause 16.1 (Tax Definitions).

"US Tax Obligor" means:

(a)	a Borrower which is resident for tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

"Utilisation" means a Loan (as the context requires). "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

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"Utilisation Request" means a notice substantially in the relevant form set out in Schedule 3 (Requests and Notices) or any other form agreed between the Agent (acting reasonably) and the Company.

"VAT" means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)

any other tax of a similar nature, whether imposed in the UK or a member state of the EU in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere.

"Voting Stock" of a person means all classes of Capital Stock of such person then outstanding and normally entitled to vote in the election of directors.

"Waived Amount" has the meaning given to that term in paragraph (c) of Clause 10.3 (Invitation to Refuse Prepayment).

"Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(a)

the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(b)	the sum of all such payments.

"Withholding Form" has the meaning given to that term in Clause 16.1 (Tax Definitions). "Working Capital" has the meaning given to that term in Clause 24.1 (Financial definitions).

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)

the "Agent", the "Company", any "Day 1 Third Party Security Provider", "Topco", any "Finance Party", any "Lender", any "Obligor", any "Party", any "Secured Party", the "Security Agent" or any other person shall be construed so as to include its successors in title (including the surviving entity of any merger involving that person), permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)

a document in "agreed form" is a document (A) which is previously agreed in writing by or on behalf of the Agent and the Company; or (B) if such document is to be delivered pursuant to Clause 4.1 (Initial conditions precedent) or specified in Schedule 2 (Conditions Precedent) in the form required or contemplated by those provisions;

(iii)

an "amendment" includes any amendment, supplement, variation, novation, modification, replacement, restatement and/or amendment and restatement (however fundamental), and "amend" and "amended" shall be construed accordingly;

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(iv)

"assets" includes properties, assets, businesses, undertakings, revenues and rights of every kind (including uncalled share capital), present and future, actual or contingent and any interest in any of the foregoing;

(v)

"available for utilisation" in respect of any indebtedness means that indebtedness being committed pursuant to the terms of an executed commitment letter, credit agreement, indenture, notes or other documentation notwithstanding that any documentary, drawdown or other substantive event including the execution of a long form credit agreement, the completion of an acquisition or condition to utilisation or issue thereof has not been satisfied including (if any of the proceeds are to be applied in connection with an acquisition or other transaction) the date on which the applicable acquisition agreement is signed or such other date on which the Group enters into a legally binding commitment for the relevant acquisition or such other transaction which will be funded by the proceeds of such proceeds;

(vi)	a "consent" includes an authorisation, permit, approval, consent, exemption, licence, order, filing, registration, recording, notarisation, permission or waiver;

(vii)	a "disposal" includes any sale, transfer, grant, lease, licence or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(viii)

the "equivalent" in any currency (the "first currency") of any amount in another currency (the "second currency") shall be construed as a reference to the amount in the first currency which could be purchased with that amount in the second currency at an exchange rate used by the Company (acting reasonably and in good faith) and notified to the Agent or if the Company has not notified to the Agent at the Agent's Spot Rate of Exchange for the purchase of the first currency with the second currency in the London foreign exchange market at or about 11.00 a.m. on a particular day (or at or about such time and on such date as the Agent may from time to time reasonably determine to be appropriate in the circumstances);

(ix)

"fair market value" may be conclusively established by means of an Officer's Certificate or a resolution of the Board of Directors of the Company setting out such fair market value as determined by such Officer or such Board of Directors in good faith;

(x)

a "Finance Document" or a "Transaction Document" or any other agreement or instrument is (unless expressed to be a reference to such document, agreement or instrument in its original form or form as at a particular date) a reference to that Finance Document or Transaction Document or other agreement or instrument as amended and includes any increase in, addition to or extension of or other change to any facility under such agreement or instrument, in each case to the extent permitted by the terms of this Agreement;

(xi)	a page or screen of an information service displaying a rate shall include:

(A)	any replacement page of that information service which displays that rate; and

(B)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Company;

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(xii)	a "Central Bank Rate" shall include any successor rate to, or replacement rate for, that rate;

(xiii)	a "guarantee" includes:

(A)	an indemnity, counter-indemnity, guarantee or similar assurance against loss in respect of any indebtedness of any other person; and

(B)

any other obligation of any other person, whether actual or contingent, to pay, purchase, provide funds (whether by the advance of money to, the purchase of or subscription for shares, partnership interests or other investments in, any other person, the purchase of assets or services, the making of payments under an agreement or otherwise) for the payment of, to indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person, and "guaranteed" and "guarantor" shall be construed accordingly;

(xiv)	"including" means including without limitation, and "includes" and "included" shall be construed accordingly;

(xv)	"indebtedness" includes any obligation (whether incurred as principal, guarantor or surety and whether present or future, actual or contingent) for the payment or repayment of money;

(xvi)	"losses" includes losses, actions, damages, claims, proceedings, costs, demands, expenses (including legal and other fees) and liabilities of any kind, and loss shall be construed accordingly;

(xvii)

references to any transaction being in the "ordinary course of business" of a member of the Group shall be construed to include any transaction that is consistent with industry practice in the industries in which the Group operates or consistent with past practice of any member of the Group;

(xviii)

references to any matter being "permitted" under this Agreement or any other Finance Document or other agreement shall include references to such matters not being prohibited or otherwise being approved under this Agreement or such Finance Document or such other agreement;

(xix)

a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, fund, joint venture, consortium, partnership or other entity, in each case whether or not having separate legal personality;

(xx)

a "regulation" includes any regulation, rule, code, ordinance, official directive, requirement, determination, judgment, order, decree, ruling, request, guidance or guideline (whether or not having the force of law but if not having the force of law compliance with which is customary for those to whom it is addressed) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xxi)

a "sub-participation" means any sub-participation or sub-contract (whether written or oral) or any other agreement or arrangement having an economically substantially similar effect, including any credit default or total return swap or derivative (whether disclosed, undisclosed, risk or funded) by a Lender of or in relation to any of its rights or obligations under, or its legal, beneficial or economic interest in relation to, the Facilities and/or Finance Documents to a counterparty and "sub-participate" and "sub-participant" shall be construed accordingly;

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(xxii)

"sufficient available information" means financial information selected and determined by the Company in good faith in order to test the applicable condition or ratio, including information required to be delivered to the Agent under this Agreement as well as other information including monthly management accounts and other internal Group accounts and financial information;

(xxiii)	a provision of law is a reference to that provision as amended or re-enacted;

(xxiv)	a time of day is a reference to the time in London;

(xxv)

unless expressly stated to the contrary, a reference in any Finance Document to the Agent or the Security Agent (an "Applicable Agent") being "authorised", "instructed" and/or "directed" to take any action by a Finance Party by the terms of such Finance Document shall mean irrevocably and unconditionally authorised, instructed or directed (as applicable) to take such action without any further consent, authorisation, instruction or direction from any Finance Party or any of their Affiliates;

(xxvi)

unless expressly stated to the contrary, a reference in any Finance Document to an Applicable Agent being "instructed" or "directed" to take any action by a Finance Party by the terms of such Finance Document shall require the Applicable Agent to take such action promptly, without unreasonable delay and without requesting any further consent, authorisation, instruction or direction from any Finance Party or any of their Affiliates; and

(xxvii)

unless expressly stated to the contrary, where an Applicable Agent is required to act "reasonably", or in a "reasonable" manner, or as coming to an opinion or determination that is "reasonable" (or any similar or analogous wording is used) under the terms of any Finance Document (other than this paragraph (xxvii)) and the Applicable Agent has not been instructed or directed by a Finance Party by the terms of such Finance Document to take such action:

(A)

if the Applicable Agent determines that any instruction is or may be required by or from any Finance Party or any group of Finance Parties, it shall notify the Company as soon as reasonably practicable after making such determination;

(B)

the Applicable Agent shall first (prior to seeking, or notifying any Finance Party that it intends to seek, such instruction) consult with the Company (in good faith) in order to determine (1) whether any instruction from the requisite Finance Parties is required under the terms of the applicable Finance Document and (2) the period of time in which such instructions may be sought;

(C)

if, after such consultation, there is no agreement between the Company and the Applicable Agent and/or Applicable Agent determines (acting reasonably, in good faith and in accordance with the terms of the Finance Documents) that it is required to seek instructions from the requisite Finance Parties in accordance with the terms of the applicable Finance Document, it shall notify the Finance Parties from whom it is seeking such instruction of the requested instructions, together with, to the extent applicable, its proposed opinion, determination or other course of action and the period of time within which such instructions must be provided (acting reasonably and in good faith and taking into account such consultation with the Company);

(D)

unless such Finance Parties (acting reasonably, in good faith and in accordance with the terms of the Finance Documents) otherwise instruct or direct the Applicable Agent within the period of time within which such instructions were requested to be provided, the Applicable Agent shall act in accordance with its proposed opinion, determination or other course of action notified to the applicable Finance Parties in accordance with paragraph (C) above; and

(E)

if the Applicable Agent complies with this paragraph (xxvii), it shall (1) be deemed to have been acting on the instructions of the requisite Finance Parties, (2) be under no obligation to determine the reasonableness of any instructions from any Finance Party and (3) not be responsible for any liability arising from such instructions or any delay or failure in the giving of such instructions.

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(b)	For the purposes of the Finance Documents:

(i)	a Default or an Event of Default is "continuing" if it has not been remedied or waived;

(ii)

a Declared Default is "continuing" unless the underlying Event of Default has ceased to be continuing or the relevant demand or notice has been revoked, rescinded or otherwise made ineffective by the Agent (acting on the instructions of the Super Majority Lenders);

(iii)

if any Declared Default, Default or Event of Default has occurred but is no longer continuing (a "Cured Default"), any other Default or Event of Default which would not have arisen had the Cured Default not occurred, shall be deemed not to be continuing automatically upon, and simultaneous with, the remedy or waiver of the Cured Default. For the avoidance of doubt, any Default or Event of Default in respect of a failure to deliver any certificate, notice, document, report, financial statement or other information within a time period prescribed in a Finance Document shall be deemed to be cured upon performance of such obligation even though such performance is not within the prescribed period specified in any Finance Document; and

(iv)

a Super Majority Lender Objection is “continuing” for so long as a Super Majority Lender Objection has occurred and all the Super Majority Lenders (or if applicable the Super Majority Lenders in respect of any relevant or applicable Facility(ies)) assert and continue to assert their objection in respect of the relevant document, supplement, proposal, request or amendment to which the Super Majority Lender Objection relates (provided that such Super Majority Lender Objection shall cease to be “continuing” on the first date on which any such objection is supported by less than the Super Majority Lenders (or if applicable the Super Majority Lenders in respect of any relevant or applicable Facility(ies)) in each case as confirmed in writing by the Agent to the Company.

(c)

The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(d)	Section, Clause and Schedule headings are for ease of reference only.

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(e)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(f)

A Borrower provides "cash cover" for Ancillary Facility if it pays an amount in the currency of the Ancillary (as the case may be) to an interest-bearing account in the name of the Borrower and the following conditions are met:

(i)	the account is with the Agent or the Security Agent or with the relevant Ancillary Lender (if the cash cover is to be provided in respect of an Ancillary Facility);

(ii)

until no amount is or may be outstanding under that Ancillary Facility (as the case may be), withdrawals from the account (other than in respect of accrued interest) may only be made (I) to pay the relevant Ancillary Lender amounts due and payable to it under this Agreement in respect of that Ancillary Facility as the case may be or (II) if the Security Agent, the Agent, Ancillary Lender determine (acting reasonably) that the amount standing to the credit or such account exceeds the Ancillary Outstandings;

(iii)

if requested by the relevant Ancillary Lender, the Borrower has executed and delivered a security document (subject to, and in accordance with, the Agreed Security Principles and in substantially the same form as an existing Transaction Security Document provided that the terms are no more onerous than that existing Transaction Security Document) over that account, which creates first ranking Security over that account; and

(iv)	unless a Declared Default has occurred and is continuing, any interest accruing or any such amount will be paid to the order of the relevant Borrower.

(g)

Notwithstanding anything to the contrary in any Finance Document, nothing in the Finance Documents shall prohibit a non-cash contribution of any asset (including any participation, claim, commitment, rights, benefits and/or obligations in respect of any indebtedness borrowed or issued by any member of the Group from time to time) by a person that is not a member of the Group to the Company provided that to the extent such transaction results in any Indebtedness or claim being outstanding from the Company, such Indebtedness or claim is permitted by the Finance Documents.

(h)	Ancillary Outstandings are "repaid" or "prepaid" (or any derivative form thereof) to the extent that:

(i)	a Borrower or any other Obligor provides cash cover in respect of the Ancillary Outstandings;

(ii)

the maximum amount payable under the Ancillary Facility is reduced or cancelled in accordance with its terms or otherwise in a manner satisfactory to the Ancillary Lender in respect of such Ancillary Facility, in each case acting reasonably;

(iii)	the relevant Ancillary Facility expires in accordance with its terms or is otherwise returned by the beneficiary with its written confirmation that it is released and cancelled;

(iv)

the relevant Ancillary Lender (acting reasonably) is satisfied that it has no further or a reduced liability under that Ancillary Facility and accordingly all of (or such proportion of) the obligations are released or reduced, and has confirmed the same to the Agent accordingly; or

(v)

a bank or financial institution having a long term credit rating from any of Moody's, S&P or Fitch at least equal to Baa3/BBB- (as applicable or such other rating as the Agent and the applicable Ancillary Lender may agree) having issued an unconditional and irrevocable guarantee, indemnity, counter-indemnity or similar assurance against financial loss in respect of all amounts due under that Ancillary Facility,

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in each case, unless it is otherwise agreed between the Company and the Ancillary Lender that such Ancillary Facility will remain outstanding on a bilateral basis and, in each case, such Ancillary Facility will be treated as repaid for the purpose of the Finance Documents and no Lender will be required to provide any counter indemnity in respect thereof, the amount by which Ancillary Outstandings are, repaid or prepaid under sub-paragraphs (i) to (vi) above is the amount of the relevant cash cover, payment, release, cancellation, reduction or assurance.

(i)	An amount borrowed includes any amount utilised under an Ancillary Facility.

(j)	Unless a contrary indication appears, a reference to a basket amount, threshold or limit expressed in euro includes the equivalent of such amount, threshold or limit in other currencies.

(k)

In ascertaining the Majority Lenders, Super Majority Lenders or the Security Release Super Majority Lenders or whether any given percentage of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents or for the purpose of the allocation of any repayment or prepayment or for the purposes of taking any step, decision, direction or exercise of discretion which is calculated by reference to drawn amounts any Commitments not denominated in euro ("Non-EUR Commitments") shall be deemed to be converted into euro at the rate for the conversion of euro into the relevant currency of the Non-EUR Commitment which the Company (acting reasonably and in good faith) has used and has notified to the Agent for the purposes of calculating the Incurrence of any Additional Facility or, if the Company has not notified the Agent of such conversion rate, the Agent's Spot Rate of Exchange on the applicable Additional Facility Commencement Date or, at the Company's option, the relevant Applicable Test Date, or, in each case, at the Company's election, the Agent's Spot Rate of Exchange on the Business Day immediately preceding the date of such request for a consent, waiver, amendment or other vote under the Finance Documents.

(l)	From:

(i)	the Closing Date until the date falling one hundred and twenty (120) days after the Initial Testing Date;

(ii)	the due date for delivery of the Annual Financial Statements until the date by which the Guarantor Coverage Test is required to be met by reference to those Annual Financial Statements; and

(iii)	the date of any Permitted Acquisition until the date falling one hundred and eighty (180) days after the date of such Permitted Acquisition,

(the end of each such period, the "Relevant Date"), any member of the Group which the Company intends will accede as a Guarantor on or prior to the Relevant Date (including, in the case of sub-paragraphs (i) and (ii) above, each member of the Group that is required to accede as a Guarantor by the Relevant Date to satisfy the Guarantor Coverage Test) shall, at the Company's option, be deemed to be an Obligor.

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(m)

The knowledge of awareness or belief of any member of the Group shall be limited to the actual knowledge, awareness or belief of the Board of Directors (or equivalent body) of such member of the Group at the relevant time.

(n)

The obligations of the Obligors and any member of the Group (including any procurement obligation), including the making of any payment, any representation or warranty, general undertaking, any information undertaking or financial covenant under or pursuant to the Finance Documents (other than in relation to the utilisation of the Facilities pursuant to Clause 2 (The Facilities) to Clause 7 (Ancillary Facilities), any representation or warranty, general undertaking or event of default referred to in the definitions of Major Event of Default, Major Representation or Major Undertaking (as applicable), Clause 9.1 (Illegality), Clause 10.1 (Exit and Change of Control) and Clause 13 (Interest Periods)), shall not become effective or take effect until and from the date of the first Utilisation in accordance with the terms of this Agreement. This paragraph shall not apply to any term or obligation arising under paragraph (b) of Clause 15.1 (No deal, No fees), Clause 18.2 (Other indemnities), Clause 18.3 (Indemnity to the Agent) and Clause 20.1 (Transaction expenses).

(o)

For the purposes of calculating Break Costs under this Agreement, the applicable IBOR will be assessed by reference to the prevailing IBOR rate for the applicable reference period (or, if the prevailing IBOR rate is below zero (0), the prevailing rate will be deemed to be zero (0)) and any applicable IBOR floor greater than zero (0) will be disregarded.

(p)

Any corporation into which the Agent or Security Agent may be merged or converted, or any corporation with which the Agent or Security Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent or Security Agent shall be a party, or any corporation, including affiliated corporations, to which the Agent or Security Agent shall sell or otherwise transfer:

(i)	all or substantially all of its assets; or

(ii)	all or substantially all of its corporate trust business,

shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws and subject to any credit rating requirements set out in this Agreement become the successor Agent or Security Agent under this Agreement without the execution or filing of any paper or any further act on the part of the Parties, unless otherwise required by the Company, and after the said effective date all references in this Agreement to the Agent or Security Agent shall be deemed to be references to such successor corporation. Written notice of any such merger, conversion, consolidation or transfer shall immediately be given to the Company by the Agent or Security Agent.

(q)

Unless a contrary indication appears, where a request for consent is required from a member of the Group, when determining whether to grant such consent, that member of the Group may act in its sole discretion (which may be given, withheld, conditioned or delayed in its sole and absolute discretion and shall not, under any circumstances, be deemed given).

(r)

This Agreement is not intended, nor shall it be construed, to create a partnership (including a private partnership (BGB - Gesellschaft)) or joint venture relationship between or among any of the parties hereto.

(s)

No transaction or arrangement between persons which are not members of the Group (whether or not such persons are Affiliates of the Group) shall be deemed to constitute an action (whether direct or indirect) by any member of the Group.

(t)

Any adjustment (including any increase, decrease, sum or inclusion) pursuant to the terms and paragraphs of any financial definition or component thereof (including Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income and LTM EBITDA) or pursuant to any other provision of a Finance Document shall be available and be determined by the Board of Directors of the Company acting in good faith at such time in each case without regard to whether or how such adjustment had been previously made or to the Accounting Principles (to the extent relevant).

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(u)

The Latest Compounded Rate Supplement in relation to any currency or any Benchmark Rate Change made pursuant to paragraph (a) of Clause 39.8 (Replacement of Screen Rate) shall be in full force and effect and shall automatically and unconditionally amend, replace, waive and form part of this Agreement and shall be binding on all parties hereto, and shall override, amend, replace and waive anything relating to that currency in Schedule 14 (Compounded Rate Terms) (and, where applicable, Schedule 15 (Daily Non-Cumulative Compounded RFR Rate)) or any earlier Compounded Rate Supplement or any other applicable terms of this Agreement in relation to such currency (and for the avoidance of doubt, to the extent such Latest Compounded Rate Supplement or any Benchmark Rate Change (or any provisions therein) is specified by its terms to take effect and apply on and from the first day of the next Interest Period or on and from another date, such provisions shall take effect automatically and unconditionally from such date). Without prejudice to the foregoing, the Finance Parties shall be required to enter into any amendment to the Finance Documents required by the Company (acting reasonably) in order to facilitate or reflect any of the provisions contemplated by the Latest Compounded Rate Supplement or any such Benchmark Rate Change. The Agent and the Security Agent are each authorised and instructed by each Finance Party (without any consent, sanction, authority or further confirmation from them) to execute any such amendments to the Finance Documents (and shall do so on the request of and at the cost of the Company) and to make any Prevailing Market Determination requested by the Company.

1.3	German Terms

In this Agreement, where it relates to a person incorporated in or organised under the laws of Germany, a reference to:

(a)

a "custodian", "liquidator", "trustee", "trustee in bankruptcy", "compulsory manager", "receiver", (provisional, interim or permanent) or "manager", "examiner", "supervisor", "assignee", "sequestrator" or "administrator" includes an insolvency administrator (Insolvenzverwalter), a preliminary insolvency administrator (vorläufiger Insolvenzverwalter) or a custodian (Sachwalter);

(b)	a "winding up", "administration" or "dissolution" includes insolvency proceedings (Insolvenzverfahren);

(c)	a person being "unable to pay its debts" includes that person being in a state of illiquidity (Zahlungsunfähigkeit) under § 17 of the German Insolvency Code (Insolvenzordnung);

(d)

a person being "insolvent" means that person being in a state of illiquidity (Zahlungsunfähigkeit) under § 17 of the German Insolvency Code (Insolvenzordnung) or being over-indebted (überschuldet) under § 19 of the German Insolvency Code (Insolvenzordnung);

(e)

committing an "act of bankruptcy" includes the filing for the commencement of insolvency proceedings (Eröffnung des Insolvenzverfahrens) and the filing for debtor in possession proceedings (Eigenverwaltung);

(f)

commencement of "bankruptcy" or "insolvency" includes the opening of insolvency proceedings (Eröffnung des Insolvenzverfahrens) and the dismissal of insolvency proceedings due to lack of funds (Abweisung mangels Masse);

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(g)

in relation to any Transaction Security or other security rights or security assets governed by German law or located in Germany "trust", "trustee" or "on trust" shall be construed as "Treuhand", "Treuhänder" or "treuhänderisch";

(h)	"by laws" or "constitutional documents" includes reference to articles of association (Satzung) or partnership agreement (Gesellschaftsvertrag) and rules of procedure (Geschäftsordnung); and

(i)

a "director" or "officer" includes any statutory legal representative(s) (organschaftlicher Vertreter) of a person, including, a managing director (Geschäftsführer) or member of the board of directors (Vorstand) or an authorised representative (Prokurist).

1.4	Luxembourg terms

In this Agreement, where it relates to a person incorporated in or organised under the laws of Luxembourg, a reference to:

(a)

a "winding-up", "administration", "reorganisation", "insolvency" or "dissolution" includes bankruptcy (faillite); insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire); composition with creditors (concordat préventif de la faillite); moratorium or suspension of payments (sursis de paiement); controlled management (gestion contrôlée) and general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;

(b)

a "receiver", "administrative receiver", "administrator", "trustee", "custodian", "sequestrator", "compulsory manager", "conservator" or similar "officer" includes a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur;

(c)

a "lien" or "security interest" includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security;

(d)

a "guarantee" includes (i) any guarantee which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code and (ii) a garantie professionelle de paiement within the meaning of the Luxembourg law 10 July 2020;

(e)	"by-laws" or "constitutional documents" includes its up-to-date (restated) articles of association (statuts coordonnés);

(f)	an "agent" includes a mandataire;

(g)	a "director" and/or a "manager" includes a gérant or an administrateur; and

(h)	an "attachment" includes a saisie.

1.5	Authorisation

Each Party granting an authorisation or power of attorney to any other person (for the purpose of this Clause 1.5, the "Authorised Person") under this Agreement (including, under Clause 2.6 (Obligors' Agent) and 30 (Role of the Agent and Others) below) or any other Finance Document hereby releases, to the extent legally possible, such other person from any restriction for self-dealing or double representation (including any such restrictions arising under § 181 of the German Civil Code (Bürgerliches Gesetzbuch – BGB)) and the Authorised Person may release, to the extent legally possible, any person that it sub-authorises or grants a sub-power of attorney from the same restrictions. Any Party prevented by applicable law or its constitutional documents to grant the release from the restriction for self-dealing or double representation (including any such restrictions arising under § 181 of the German Civil Code (Bürgerliches Gesetzbuch – BGB)) shall notify the relevant Authorised Person without undue delay.

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1.6	Currency Symbols and Definitions

(a)	"€", "euro" and "EUR" mean the single currency unit of the Participating Member States.

(b)	"£", "GBP" and "Sterling" mean at any time the lawful currency of the UK.

(c)	"$", "USD" and "US Dollars" mean at any time the lawful currency of the US.

1.7	Third Party Rights

(a)

Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or enjoy the benefit of any term of this Agreement or any other Finance Document.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to amend, rescind or vary any Finance Document at any time.

1.8	Intercreditor Agreement

This Agreement is subject to, and has the benefit of, the Intercreditor Agreement. In the event of any inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall prevail.

1.9	No Investor Recourse

No Finance Party will have any recourse to any Investor that is not party to a Finance Document (and to the extent an Investor is a party to a Finance Document there shall only be recourse to the extent of its liability under the terms of such Finance Document) in respect of any term of any Finance Document, any statements by Investors, or otherwise.

1.10	Personal Liability

Where any natural person gives a certificate or other document or otherwise gives a representation or statement on behalf of any of the parties to the Finance Documents pursuant to any provision thereof and such certificate or other document, representation or statement proves to be incorrect, the individual shall incur no personal liability in consequence of such certificate, other document, representation or statement being incorrect save where such individual acted fraudulently in giving such certificate, other document, representation or statement (in which case any liability of such individual shall be determined in accordance with applicable law) and each such individual may rely on this Clause 1.10 (subject to Clause 1.7 (Third Party Rights)) and the provisions of the Third Parties Act.

1.11	Cashless Rolls

Notwithstanding anything to the contrary contained in this Agreement or in any other Finance Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Additional Facility Loans, Refinancing Indebtedness, or loans incurred under a new Credit Facility, in each case, that are effected by means of a "cashless roll" by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Finance Document that such payment be made in "euro", in "US Dollars" or any other Optional Currency, "in immediately available funds", "in cash" or any other similar requirement.

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1.12	Non-wholly owned Subsidiaries

Where any member of the Group (the "first person") is required under this Agreement or any other Finance Document to ensure or procure certain acts, events or circumstances in relation to any other person (the "second person") and the first person owns less than fifty-one (51) per cent. in aggregate of the issued voting share capital (or instruments providing equivalent control) in the second person or is otherwise limited or restricted by applicable law or regulation, the first person shall only be obliged to use its reasonable efforts, subject to all limitations and restrictions on the influence it may exercise as a shareholder over the second person, pursuant to any agreement with the other shareholders or pursuant to any applicable law or regulation which requires the consent of the other shareholders or other person, and its obligation to ensure or procure shall not be construed as a guarantee for such acts, events or circumstances.

2.	THE FACILITIES

2.1	The Facilities

(a)	Subject to the terms of this Agreement:

(i)	the Facility B (EUR) Lenders make available to the Facility B (EUR) Borrowers a term loan facility in euro, in an aggregate amount equal to the Total Facility B (EUR) Commitments ("Facility B (EUR)");

(ii)

the Facility B (USD) Lenders make available to the Facility B (USD) Borrowers a term loan facility in US Dollars, in an aggregate amount equal to the Total Facility B (USD) Commitments ("Facility B (USD)"); and

(iii)

the Original Revolving Facility Lenders make available to the Original Revolving Facility Borrowers a multicurrency revolving credit facility in an aggregate amount the Base Currency Amount equal to the Total Original Revolving Facility Commitments (the "Original Revolving Facility").

(b)

Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make available an Ancillary Facility or to any of the Revolving Facility Borrowers in place of all or part of its Commitment under a Revolving Facility.

2.2	Additional Facilities

(a)

Subject to this Clause 2.2, the Company may, at any time and from time to time by delivering to the Agent a duly completed Additional Facility Notice complying with paragraphs (b) and (c) below, establish an Additional Facility under this Agreement.

(b)

No consent of any Finance Party is required to establish an Additional Facility at any time (other than the Additional Facility Lenders making available the applicable Additional Facility), provided that (unless otherwise agreed by the Majority Lenders), in respect of any Incurrence of Indebtedness under any Additional Facility, the Leverage Condition is met at the Applicable Test Date.

(c)	The Additional Facility Notice shall not be regarded as having been duly completed unless it is signed by each party thereto and specifies the following matters in respect of such Additional Facility:

(i)	the proposed borrower(s) and guarantor(s) in respect of the Additional Facility;

(ii)	the person(s) to become Additional Facility Lenders in respect of the Additional Facility and the amount of the commitments of such Additional Facility allocated to each Additional Facility Lender;

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(iii)

the aggregate amount of the commitments of the Additional Facility and the currency being made available and any other or optional currency or currencies which are available for utilisation under such Additional Facility;

(iv)	the Margin applicable to the Additional Facility and any applicable interest basis and margin ratchet;

(v)	the Additional Facility Commencement Date and Availability Period for the Additional Facility; and

(vi)

the Termination Date, repayment profile, ranking and related provisions, amortisation schedule (if any) and any mandatory prepayment provisions (including whether the Additional Facility will share rateably or less than rateably in mandatory prepayments), and such Additional Facility Notice shall be deemed to have been duly completed if it is signed by the Company and specifies the matters in sub-paragraphs (c)(i) to (c)(vi) above in respect of such Additional Facility.

(d)

Subject to the conditions set out in paragraph (b) above being satisfied, following receipt by the Agent of a duly completed Additional Facility Notice and with effect from the relevant Additional Facility Commencement Date (or any later date on which the conditions set out in paragraph (e) below are satisfied) the relevant Additional Facility shall come into effect and be established in accordance with its terms and:

(i)	the Additional Facility Lenders participating in the relevant Additional Facility shall make available that Additional Facility in the aggregate amount set out in the Additional Facility Notice;

(ii)

each of the Obligors and each Additional Facility Lender under the relevant Additional Facility shall assume such obligations towards one another and/or acquire such rights against one another as the Obligors and such Additional Facility Lenders would have assumed and/or acquired had the Additional Facility Lenders been Original Lenders in respect of the relevant Additional Facility;

(iii)	in relation to an Additional Facility Lender which is not already a Lender, each Additional Facility Lender under the relevant Additional Facility shall become a Party as a Lender;

(iv)

each Additional Facility Lender under the relevant Additional Facility shall become a Party as a "Lender" and each Additional Facility Lender under the relevant Additional Facility and each of the other Finance Parties shall assume such obligations towards one another and acquire such rights against one another as those Additional Facility Lenders and those Finance Parties would have assumed and/or acquired had the Additional Facility Lenders been Original Lenders in respect of the relevant Additional Facility; and

(v)	the Commitments of the other Lenders shall continue in full force and effect.

(e)	The establishment of an Additional Facility will only be effective on:

(i)

the execution of the Additional Facility Notice relating to such Additional Facility by the Company and/or the relevant Borrower(s) and the relevant Additional Facility Lender(s) and delivery of such executed notice to the Agent;

(ii)

in relation to an Additional Facility Lender which is not already a Lender, receipt by the Agent of an Additional Facility Lender Accession Notice from each person referred to in the relevant Additional Facility Notice as an Additional Facility Lender and the accession of each Additional Facility Lender to the Intercreditor Agreement in the capacity of a "Senior Lender" (as defined in the Intercreditor Agreement); and

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(iii)

in relation to an Additional Facility Lender which is not already a Lender, the performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that Additional Facility Lender making available an Additional Facility, the completion of which the Agent shall promptly notify to the Company, and (unless agreed otherwise with the applicable Additional Facility Lender) no Utilisation Request in relation to an Additional Facility shall be valid unless prior to (or simultaneously with) the delivery of the relevant Utilisation Request in relation to such Additional Facility, the requirements of this Clause 2.2 have been satisfied.

(f)	Each Obligor irrevocably authorises, empowers and instructs the Company to sign each Additional Facility Notice on its behalf.

(g)	Each Finance Party irrevocably authorises, empowers and instructs:

(i)	the Agent promptly (upon request of (and as reasonably requested by) the Company) to acknowledge, execute and confirm acceptance of each Additional Facility Notice; and

(ii)

the Agent and the Security Agent promptly (upon request of (and as reasonably requested by) the Company) to acknowledge, execute and confirm acceptance of each Additional Facility Lender Accession Notice and if applicable, the documentation required for the Additional Facility Lender to accede to the Intercreditor Agreement and to execute any necessary additional Transaction Security Documents, amendments, confirmations, supplements or revisions to any Finance Document as may be required in order to ensure that any Additional Facility ranks and benefits from the Transaction Security in accordance with the provisions set out in the Additional Facility Notice.

(h)

The Agent and the Security Agent (if applicable) shall as soon as reasonably practicable send to the Company a copy of each executed Additional Facility Notice and, if applicable, Additional Facility Lender Accession Notice and if applicable, the documentation required for the Additional Facility Lender to accede to the Intercreditor Agreement.

(i)

Except to the extent provided in paragraph (b) above, the terms applicable to any Additional Facility (including ranking, security and intercreditor rights) will be those agreed by the Additional Facility Lenders in respect of that Additional Facility and the Company. If there is any inconsistency between any such term agreed in respect of an Additional Facility and any other term of a Finance Document, the term agreed in respect of the Additional Facility shall prevail with respect to such Additional Facility (subject to the conditions in paragraph (b) above). Notwithstanding any provision of a Finance Document to the contrary, there shall be no obligation or requirement to enter into any hedging arrangement or other derivative transaction in relation to any Additional Facility.

(j)

Each Additional Facility Lender, by executing the relevant Additional Facility Notice confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any consent, release, waiver or amendment that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the relevant Additional Facility becomes effective and that it is bound by that decision and by the operations of any other provisions of this Agreement in relation to such consent, release, waiver or amendment.

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(k)

No Lender will have any obligation to participate in an Additional Facility (unless it has executed and delivered an Additional Facility Lender Accession Notice or otherwise become an Additional Facility Lender in respect of that Additional Facility). By signing an Additional Facility Notice as an Additional Facility Lender, each such entity agrees to commit the Additional Facility Commitments set out against its name in that Additional Facility Notice.

(l)

With respect to an Additional Facility, without the prior written consent of the Company (in its sole discretion), there shall be no obligation (and neither the Agent nor the Security Agent shall be permitted) to notify any Finance Party who is not participating in such Additional Facility Commitments as an Additional Facility Lender of the existence (or the terms) of such Additional Facility Notice until the conditions to the availability of such Additional Facility Commitments have been waived or satisfied and the first Utilisation Date has occurred with respect to such Additional Facility. Thereafter, the Agent may (after consultation with the Company) disclose the terms of such Additional Facility Notice to any of the other Finance Parties.

(m)	Clause 27.6 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Additional Facility Lender as if references in that Clause to:

(i)	an Existing Lender were references to all the Lenders immediately prior to the establishment of the relevant Additional Facility;

(ii)	the New Lender were references to that Additional Facility Lender; and

(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.

(n)

The Finance Parties shall be required to enter into any amendment to the Finance Documents (including in relation to any changes to, the taking of, or the release coupled with the retaking of, Transaction Security in accordance with the Intercreditor Agreement) required by the Company in order to facilitate or reflect any of the matters contemplated by this Clause 2.2. The Agent and the Security Agent are each authorised and instructed by each Finance Party (without any consent, sanction, authority or further confirmation from them) to execute any such amended or replacement Finance Documents (and shall do so on the request of and at the cost of the Company).

(o)	Any member of the Group may pay to an Additional Facility Lender a fee in the amount and at the times agreed between any member of the Group and the Additional Facility Lender in a Fee Letter.

(p)

Each Obligor confirms that its guarantee and indemnity recorded in Clause 21 (Guarantees and Indemnity) (or any applicable Accession Deed or other Finance Document) and all Transaction Security granted by it will, subject only to any applicable limitations on such guarantee and indemnity referred to in Clause 21 (Guarantees and Indemnity) and any Accession Deed pursuant to which it became an Obligor or the terms of the Transaction Security Documents, extend to include the Additional Facility Loans and any other obligations arising under or in respect of the Additional Facility Commitments.

(q)

The establishment, terms or conditions or use of proceeds of any Additional Facility shall be governed by this Clause 2.2 which shall apply irrespective and notwithstanding any other provision of this Agreement (including Clause 9 (Illegality, Voluntary Prepayment and Cancellation), Clause 33.6 (Partial payments), Clause 39 (Amendments and Waivers) and Schedule 10 (Agreed Security Principles)) and whether such Additional Facility is in place prior to the Additional Facility Commencement Date for the purposes of this Agreement.

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2.3	Increase

(a)	The Company may by giving prior notice to the Agent by no later than the date falling thirty (30) Business Days' after the effective date of a cancellation of:

(i)	the Commitments of a Lender in accordance with Clause 9.1 (Illegality); or

(ii)	the Commitments of a Lender in accordance with Clause 39.5 (Replacement of a Lender),

request that the Total Commitments be increased (and the Total Commitments under that Facility shall be so increased) in an aggregate amount in the applicable Base Currency of up to the amount of the Commitments so cancelled as follows:

(A)

the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds, entities or other persons (each an "Increase Lender") selected by the Company (each of which shall not be a member of the Group, and which satisfies all the Agent's "know your customer" or similar checks referred to in paragraph (b)(ii)(B) below, and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender (for the avoidance of doubt, no Party shall be obliged to assume the obligations of a Lender pursuant to this sub-paragraph (A) without the prior consent of that Party));

(B)

each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(C)

each Increase Lender shall become a Party as a Lender and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(D)	the Commitments of the other Lenders shall continue in full force and effect; and

(E)

any increase in the Total Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)	An increase in the Total Commitments will only be effective on:

(i)	the execution by the Agent of an Increase Confirmation from the relevant Increase Lender;

(ii)	in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase:

(A)	the Increase Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement in the applicable capacity; and

(B)

the performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent shall promptly notify to the Company and the Increase Lender.

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(c)

Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)

Unless the Agent otherwise agrees or the increased Commitment is assumed by an Existing Lender, the Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 27.5 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 27.7 (Procedure for transfers) and if the Increase Lender was a New Lender.

(e)

The Company (or another member of the Group) may pay to the Increase Lender a fee in the amount and at the times agreed between the Company (or another member of the Group) and the Increase Lender in a Fee Letter.

(f)	Clause 27.6 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause to:

(i)	an "Existing Lender" were references to all the Lenders immediately prior to the relevant increase;

(ii)	the "New Lender" were references to that Increase Lender; and

(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.

(g)

The Finance Parties shall be required to enter into any amendment to the Finance Documents (including in relation to any changes to, the taking of, or the release coupled with the retaking of, Transaction Security in accordance with the Intercreditor Agreement) required by the Company in order to facilitate or reflect any of the matters contemplated by this Clause 2.3. The Agent and the Security Agent are each authorised and instructed by each Finance Party (without any consent, sanction, authority or further confirmation from them) to execute any such amended or replacement Finance Documents (and shall do so on the request of and at the cost of the Company).

2.4	Finance Parties' rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

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2.5	Lender Affiliates

(a)

A Lender may nominate (by written notice to the Agent and the Company, including in the Transfer Certificate or Assignment Agreement pursuant to which such Lender becomes a Party) a branch or Affiliate (a "Designated Affiliate") to discharge its obligations to participate in one or more Loans (a "Designated Loan") as set out in paragraph (b) below.

(b)	Any branch or Affiliate nominated by a Lender to participate in a Loan shall:

(i)	participate therein in compliance with the terms of this Agreement;

(ii)

be entitled, to the extent of its participation, to all the rights and benefits of a Lender under the Finance Documents, provided that such rights and benefits shall be exercised on its behalf by its nominating Lender save where law or regulation requires the branch or Affiliate to do so; and

(iii)

in the case of an Affiliate, become party to the Intercreditor Agreement as a "Senior Lender" by delivery of a duly completed "Creditor/Agent Accession Undertaking" (as defined in the Intercreditor Agreement).

(c)

Each Lender shall remain liable and responsible for the performance of all obligations assumed by a Designated Affiliate on its behalf under this Clause 2.5 and non-performance of a Lender's obligations by its Designated Affiliate following a nomination under this Clause 2.5 shall not relieve such Lender from its obligations under this Agreement (but without prejudice to a Lender's rights under Clause 27 (Changes to the Lenders)).

(d)

No Obligor shall be liable to pay (i) any amount otherwise required to be paid by an Obligor under Clause 16 (Taxes) or Clause 17.1 (Increased costs) (arising as a result of laws or regulations in force or known to be coming into force on the date the relevant branch or Affiliate was nominated) or (ii) any cash repayment of a Loan to the extent that paragraph (b) of Clause 8.3 (Repayment of Revolving Facility Loans) would otherwise apply to such Loan, in each case in excess of the amount it would have been obliged to pay if that Lender had not nominated its branch or Affiliate to participate in the Facility or, to the extent that such Lender nominated such branch or Affiliate for particular Loans in the Transfer Certificate or Assignment Agreement pursuant to which such Lender became a Party, in excess of the amount which it would have been obliged to pay had that Lender continued to make only those particular Loans through that branch or Affiliate. Each Lender shall promptly notify the Agent and the Company of the Tax jurisdiction from which its branch or Affiliate will participate in the relevant Loans and such other information regarding that branch or Affiliate as the Company may reasonably request.

(e)	Any notice or communication to be made to a branch or an Affiliate of a Lender pursuant to Clause 35 (Notices):

(i)

may be served directly upon the branch or Affiliate, at the address supplied to the Agent by the nominating Lender pursuant to its nomination of such branch or Affiliate, where the Lender or the relevant branch or Affiliate requests this in order to mitigate any legal obligation to deduct Tax from any payment to such branch or Affiliate or any payment obligation which might otherwise arise pursuant to Clause 16 (Taxes) or Clause 17 (Increased Costs); or

(ii)	in any other circumstance, may be delivered to the Facility Office of the Lender, who will act as the representative of any Affiliate it nominates for all administrative purposes under this Agreement.

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(f)	If a Lender nominates an Affiliate, that Lender and that Affiliate:

(i)

will be treated as having a single Commitment (being the Commitment of that Lender) but for all other purposes (other than those referred to in paragraphs (c) and (e)(i) above and sub-paragraph (ii) below) will be treated as separate Lenders; and

(ii)	will be regarded as a single Lender for the purpose of:

(A)	voting in relation to any matter in connection with a Finance Document; and

(B)	compliance with Clause 27.2 (Assignments and Transfers by Lenders).

(g)

The Obligors, the Agent, the Security Agent and the other Finance Parties will be entitled to deal only with the designating Lender, except all payments of principal, interest, fees, costs, Taxes and commissions in connection with a Designated Loan shall be for the account of the relevant Designated Affiliate. For the avoidance of doubt, this shall not apply to any commitment fee which shall be for the account of the relevant Lender.

(h)

A Lender that has made a nomination in accordance with paragraphs (a) to (g) above may revoke such nomination in relation to any future Loans by giving the Agent at least five (5) Business Days' written notice.

(i)

Upon such Designated Affiliate ceasing to be a Designated Affiliate, the Lender will automatically assume (and be deemed to assume without further action by any Party) all rights and obligations previously vested in the Designated Affiliate.

(j)	This Clause 2.5 is without prejudice to a Lender's right to Transfer its Commitments to an Affiliate under Clause 27 (Changes to the Lenders).

2.6	Obligors' Agent

(a)

To the extent permitted under any applicable law, each Obligor (other than the Obligors' Agent), by its execution of this Agreement or an Accession Deed, irrevocably (to the extent permitted by law) appoints the Obligors' Agent to act severally on its behalf as its agent in relation to the Finance Documents and irrevocably (to the extent permitted by law) authorises:

(i)

the Obligors' Agent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests and/or Selection Notices), to execute on its behalf any Accession Deed or other Finance Documents, to agree to any Additional Facility terms, to deliver Additional Facility Notices, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor, notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Obligors' Agent,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including any Utilisation Requests and/or Selection Notices) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication and each Finance Party may rely on any action taken by the Obligors' Agent on behalf of that Obligor.

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(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it (to the extent permitted by law)). In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail. Each Obligor, to the extent legally possible, releases the Obligors' Agent from the restrictions of section 181 BGB (Bürgerliches Gesetzbuch) and any similar provisions under any other laws.

(c)

For the purpose of this Clause 2.6, each Obligor (to the extent necessary under applicable law) shall grant a specific power of attorney (notarized and apostilled) to the Obligors' Agent and comply with any necessary formalities in connection therewith.

3.	PURPOSE

3.1	Purpose

(a)

Each Facility B Borrower shall apply all amounts borrowed by it under Facility B directly or indirectly, in or towards (including by way of on-lending to, or investment in, any other member of the Group):

(i)

refinancing, replacing, cash collateralising, back-stopping or otherwise discharging Existing Debt (including back-stopping or providing cash cover in respect of any letters of credit, guarantees or ancillary, revolving, working capital or local facilities or other arrangements) and paying any related breakage costs, redemption premium, make-whole costs and other fees, costs and expenses payable in connection with such refinancing, replacing, cash collateralising, back-stopping or discharging;

(ii)	financing or refinancing the payment of Transaction Costs and all other fees, costs, expenses and other amounts incurred in connection with the Transaction;

(iii)	financing other related amounts, including fees, costs and expenses; and/or

(iv)

to the extent not applied for a purpose set out in sub-paragraphs (i) to (iii) above, financing or refinancing the general corporate purposes and/or working capital requirements of the Group (including, for the avoidance of doubt, as cash over-funding).

(b)

Each Original Revolving Facility Borrower shall apply all amounts borrowed by it under the Original Revolving Facility directly or indirectly in or towards (including by way of on-lending to, or investment in, any other member of the Group) financing or refinancing the general corporate purposes and/or working capital requirements of the Group.

(c)

Each Additional Facility Borrower shall apply all amounts borrowed by it under an Additional Facility towards the purposes specified in the Additional Facility Notice relating to the relevant Additional Facility Commitments.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

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4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)

The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) in relation to the first Utilisation under this Agreement and any subsequent Utilisation made on or before the Closing Date if, on or before the Utilisation Date for that Utilisation, the Agent has received (or waived the requirement to receive) all of the documents and other evidence listed in Part I (Conditions Precedent to first Utilisation) of Schedule 2 (Conditions Precedent) and (unless specified therein to be in another form or substance or not required to be in form and substance satisfactory to the Agent or any other Finance Party) such documents or other evidence are in form and substance satisfactory to the Agent (acting reasonably) acting on the instructions of the Majority Lenders (acting reasonably).

(b)	The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders each authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

(a)

Subject to Clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) in relation to a Utilisation other than one to which Clause 4.5 (Utilisations during an Agreed Certain Funds Period) applies, if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)	in the case of a Rollover Loan, no Declared Default is continuing; and

(ii)	in the case of any other Utilisation (other than referred to in paragraph (a)(i) above), no Event of Default is continuing or would result from the proposed Utilisation.

(b)

The Agent (acting on the instructions of the relevant Majority Lenders (acting reasonably) participating in the relevant Utilisation under the Facility concerned) may waive the requirement set out in paragraph (a) in relation to a proposed Utilisation.

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency if it is:

(i)	in the case of the Original Revolving Facility, GBP and USD.

(ii)	in the case of an Additional Facility, any currencies specified in the Additional Facility Notice relating to those Additional Facility Commitments; or

(iii)

any other currency with the consent of all of the Lenders participating in the relevant Utilisation under the Facility concerned (each acting reasonably) and which, in the case of any Facility, is readily available in the amount required and freely convertible into the Base Currency in the Relevant Market on the Quotation Day (in relation to any Term Rate Loan) and the Utilisation Date for that Utilisation.

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(b)

If by the Specified Time the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(iii) above, the Agent will confirm to the Company by the Specified Time:

(i)	whether or not the Lenders under the relevant Facility have granted their approval; and

(ii)	if approval has been granted, the minimum amount for any subsequent Utilisation in that currency (which the Agent shall determine acting reasonably and in consultation with the Company).

4.4	Maximum number of Utilisations

(a)	A Borrower (or the Company) may not deliver a Utilisation Request if, as a result of the proposed Utilisation more than:

(i)	one (1) Facility B (EUR) Loan would be outstanding;

(ii)	one (1) Facility B (USD) Loan would be outstanding;

(iii)	twenty (20) Original Revolving Facility Loans (or such higher number as may be agreed by the Company and the Agent) would be outstanding; or

(iv)	the maximum number of Utilisations of that Additional Facility (as agreed between the Company and the Agent) would be outstanding.

(b)	Any Loan:

(i)	made under an Additional Facility;

(ii)	made by a single Lender under Clause 6.2 (Unavailability of a currency); or

(iii)	which is a Separate Loan,

shall not be taken into account in this Clause 4.4.

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4.5	Utilisations during an Agreed Certain Funds Period

(a)

Subject to Clause 4.1 (Initial conditions precedent), during the relevant Agreed Certain Funds Period, an Original Revolving Facility Lender or an Additional Facility Lender (as the case may be) will only be obliged to comply with Clause 5.4 (Lenders' participation) in relation to a relevant Loan which is an Agreed Certain Funds Utilisation if:

(i)	either:

(A)

the Company has notified the Agent in writing on or prior to the date of the Utilisation Request (such notice, an "Agreed Revolving Facility Certain Funds Notice") that the Original Revolving Facility shall be made available on a "certain funds basis" for the purpose of financing an acquisition or investment permitted by this Agreement or for such other purpose agreed with the relevant Revolving Facility Lenders under the Original Revolving Facility (acting reasonably), for such period as the Company shall specify in such notice (acting reasonably, on the basis of any agreed or proposed long stop date in respect of the applicable transaction and provided that such period may not be longer than six (6) Months unless the Majority Lenders in respect of the Original Revolving Facility (acting reasonably) have given their prior written consent); or

(B)

the Company and each of the relevant Additional Facility Lenders have agreed that the relevant Additional Facility shall be made available on a "certain funds basis" for a specified purpose in connection with such agreed purpose, for such period and on such terms or conditions (if any) as the Company and the relevant Additional Facility Lenders shall agree and notify in writing to the Agent on or prior to the date of the Utilisation Request (such notice, an "Agreed Additional Facility Certain Funds Notice"); and

(ii)	on the proposed Utilisation Date:

(A)	no Change of Control has occurred;

(B)

it has not, since the date of this Agreement (or, if later, the date on which such Lender became a Party), become unlawful for that Lender to participate in any Agreed Certain Funds Utilisation or to maintain its Commitment or participation in any Agreed Certain Funds Utilisation provided that that Lender has promptly notified the Company of the relevant illegality in accordance with Clause 9.1 (Illegality) prior to the date of the relevant Utilisation Request, and provided further that such illegality alone will not excuse any other Lender from participating in the relevant Agreed Certain Funds Utilisation and will not in any way affect the obligations of any other Lender;

(C)	no Major Event of Default is continuing; and

(D)

solely in relation to the Agreed Certain Funds Utilisation under an Additional Facility, the additional conditions or events (if any) specified in the relevant Additional Facility Notice or other notice in relation to that Agreed Certain Funds Period and Agreed Certain Funds Utilisation are complied with or satisfied.

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(b)

During the Agreed Certain Funds Period (save in respect of an Original Revolving Facility Lender or relevant Additional Facility Lender in circumstances where one of the requirements described in paragraphs (a)(ii)(A) to (a)(ii)(D) (inclusive) above is not satisfied and accordingly that Original Revolving Facility Lender or Additional Facility Lender is not obliged to comply with Clause 5.4 (Lenders' participation), none of the Original Revolving Facility Lender or Additional Facility Lenders shall be entitled in respect of an Agreed Certain Funds Utilisation (and the corresponding Commitments to which it relates) to:

(i)	cancel any of its Original Revolving Facility Lender or the relevant Additional Facility Commitments;

(ii)

rescind, terminate or cancel the Original Revolving Facility Lender or Additional Facility or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have in respect of a Facility to which the provisions of this Clause apply to the extent to do so would directly or indirectly prevent or limit the making of an Agreed Certain Funds Utilisation;

(iii)	subject to Clause 4.1 (Initial conditions precedent), refuse to participate in the making of an Agreed Certain Funds Utilisation;

(iv)	exercise any right of set-off or counterclaim or similar right or remedy in respect of a Utilisation to the extent to do so would prevent or limit the making of an Agreed Certain Funds Utilisation;

(v)

cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document or exercise any enforcement rights under any Transaction Security Document in respect of a Facility to which the provisions of this Clause apply to the extent to do so would prevent or limit the making of an Agreed Certain Funds Utilisation;

(vi)	declare that cash cover in relation to an Ancillary Facility issued under the relevant Facility to which the provisions of this Clause apply is immediately due and payable on demand; or

(vii)

take any other action or make or enforce any claim (in its capacity as a Lender) to the extent that such action, claim or enforcement would directly or indirectly prevent or limit the making of an Agreed Certain Funds Utilisation, provided that:

(A)

immediately upon the expiry of the relevant Agreed Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the applicable Agreed Certain Funds Period; and

(B)

this Clause 4.5 shall be without prejudice to, and shall not prevent or limit the exercise of, any rights of any of the Finance Parties in respect of any other Facility, Loan, Utilisation or Commitment.

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5.	UTILISATION – LOANS

5.1	Delivery of a Utilisation Request

A Borrower (or the Company on its behalf) may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time (or such later time as the Agent may agree (acting reasonably)).

5.2	Completion of a Utilisation Request for Loans

(a)	Each Utilisation Request for a Loan shall be revocable in accordance with paragraph (b) below and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	it identifies the relevant Borrower;

(iii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iv)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(v)	the proposed Interest Period complies with Clause 13 (Interest Periods).

(b)

Each Utilisation Request for a Loan may be revoked up to the Business Day (by no later than 5.00 p.m. on that day) immediately prior to the proposed Utilisation Date (or such later time as the Agent may agree (acting reasonably)).

(c)	Multiple Utilisations may be requested in a Utilisation Request.

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5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be:

(i)	in relation to Facility B, the applicable Base Currency;

(ii)	in relation to the Original Revolving Facility, the Base Currency or an Optional Currency; and

(iii)	in relation to an Additional Facility, as agreed by the relevant Additional Facility Lenders and specified in the applicable Additional Facility Notice.

(b)

The amount of a proposed Utilisation of Facility B (USD) must be in a minimum amount of $1,000,000 or, if less, the applicable Available Facility and in any event such that its Base Currency Amount is less than or equal to the applicable Available Facility.

(c)

The amount of a proposed Utilisation of Facility B (EUR) must be in a minimum amount of €1,000,000 or, if less, the Available Facility and in any event such that its Base Currency Amount is less than or equal to the Available Facility.

(d)	The amount of a proposed Original Revolving Facility Utilisation must be in a minimum amount of:

(i)	€200,000 for Original Revolving Facility Utilisations in EUR;

(ii)	£200,000 for Original Revolving Facility Utilisations in GBP;

(iii)	$200,000 for Original Revolving Facility Utilisations in USD; or

(iv)	for Original Revolving Facility Utilisations in any Optional Currency (other than GBP or USD) the equivalent of €200,000,

or, in each case, if less, the Available Facility.

(e)

The amount of a proposed Utilisation of an Additional Facility must be in the minimum amount agreed between the Company and the relevant Additional Facility Lenders (acting reasonably) or, if less, the Available Facility and in any event such that its Base Currency Amount is less than or equal to the Available Facility.

5.4	Lenders' participation

(a)

If the conditions set out in this Agreement have been met, and subject to Clause 8.3 (Repayment of Revolving Facility Loans), each Lender shall make its participation in each Loan available on the Utilisation Date through its Facility Office.

(b)

Other than as set out in paragraph (d) below and subject to Clause 7.13 (Ancillary Facility Implementation), the amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility in each case in relation to the relevant Facility immediately prior to making the Loan.

(c)

If a Utilisation is made to repay Ancillary Outstandings, each Lender's participation in that Utilisation will be in an amount (as determined by the Agent (acting reasonably)) which will result as nearly as possible in the aggregate amount of its participation in the Utilisations then outstanding bearing the same proportion to the aggregate amount of the Loans then outstanding as its Commitment bears to the Total Commitments.

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(d)

The Agent shall determine the Base Currency Amount (if applicable) of each Revolving Facility Loan which is to be made in an Optional Currency and notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 33.1 (Payments to the Agent) by the Specified Time.

5.5	Limitations on Utilisations

(a)

The Original Revolving Facility may not be utilised unless Facility B has been utilised (but, for the avoidance of doubt, the Original Revolving Facility may be utilised contemporaneously with Facility B, including on or prior to the Closing Date).

(b)

An Additional Facility may not be utilised unless Facility B has been utilised (but, for the avoidance of doubt, an Additional Facility may be utilised contemporaneously with Facility B, including on or prior to the Closing Date).

5.6	Cancellation of Commitment

(a)	The Facility B (EUR) Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility B (EUR).

(b)	The Facility B (USD) Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility B (USD).

(c)

The Original Revolving Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Original Revolving Facility or if the Facility B has not been utilised on or prior to the end of the Certain Funds Period, at the end of the Certain Funds Period.

(d)

The Additional Facility Commitments which, at that time, are unutilised at the end of the Availability Period for those Additional Facility Commitments shall be immediately cancelled at the end of the Availability Period for those Additional Facility Commitments.

6.	OPTIONAL CURRENCIES

6.1	Selection of currency

A Borrower (or the Company on its behalf) shall select the currency of a Revolving Facility Utilisation or an Additional Facility Loan in a Utilisation Request.

6.2	Unavailability of a currency

(a)	If before the Specified Time:

(i)

a Lender notifies the Agent that an Optional Currency requested under paragraph (a)(iii) of Clause 4.3 (Conditions relating to Optional Currencies) is not readily available to it in the amount required; or

(ii)

a Lender notifies the Agent that compliance with its obligation to participate in a Loan in an Optional Currency requested under paragraph (a)(iii) of Clause 4.3 (Conditions relating to Optional Currencies) would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower (or the Company on its behalf) to that effect by the Specified Time. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

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(b)

Any part of a Loan treated as a separate Loan pursuant to this Clause 6.2 shall not be taken into account for the purposes of calculating any limit on the number of Loans or currencies outstanding at any one time.

6.3	Agent's calculations

Each Lender's participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders' participation).

7.	ANCILLARY FACILITIES

7.1	Type of Facility

An Ancillary Facility may be by way of any of the following (or any combination of the following):

(a)	an overdraft, cheque clearing, credit card, automatic payment or other current account or similar facility;

(b)	a guarantee, bonding, documentary or stand-by letter of credit facility;

(c)	a short term loan facility;

(d)	a derivatives or hedging facility;

(e)	a foreign exchange facility; and/or

(f)	any other facility or accommodation as may be required or desirable in connection with the business of the Group and which is agreed by the Company and the relevant Ancillary Lender.

7.2	Availability

(a)

Without prejudice to Clause 7.8 (Affiliates of Lenders) and Clause 7.9 (Affiliates of Borrowers), if a Borrower (or the Company on its behalf) and a Revolving Facility Lender agree and except as otherwise provided in this Agreement the Revolving Facility Lender may provide an Ancillary Facility on a bilateral basis in place of all or part of its Revolving Facility Commitment (an "Ancillary Facility"), including, in each case, by means of the Company redesignating as an Ancillary Facility the participation of any Revolving Facility Lender in an existing Revolving Facility Loan on a cashless basis and such Revolving Facility Commitments shall, in each case and except for the purposes of determining the Majority Lenders or any other voting class involving Revolving Facility Lenders under the relevant Revolving Facility and of Clause 39.5 (Replacement of a Lender), be reduced by the amount of the Ancillary Commitment under that Ancillary Facility (provided that there shall be no double counting in the case of the redesignation of a participation in a Revolving Facility Loan as an Ancillary Facility).

(b)

An Ancillary Facility shall not be made available unless at least three (3) Business Days prior to the Ancillary Commencement Date for that Ancillary Facility the Agent has received from the Company notice in writing of the establishment of that Ancillary Facility and specifying:

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(i)	the Revolving Facility Borrower(s) (or, subject to Clause 7.9 (Affiliates of Borrowers), Affiliate(s) of a Revolving Facility Borrower) which may use that Ancillary Facility;

(ii)	the Ancillary Commencement Date and expiry date of that Ancillary Facility;

(iii)	the type or types of Ancillary to be provided;

(iv)	the Ancillary Lender and any Affiliate of a Revolving Facility Lender which will become an Ancillary Lender under and in accordance with Clause 7.8 (Affiliates of Lenders);

(v)

the amount of the Ancillary Commitment, the maximum amount of the Ancillary Facility and, if the Ancillary Facility is an overdraft facility comprising more than one account its maximum gross amount (that amount being the "Designated Gross Amount") and its maximum net amount (that amount being the "Designated Net Amount"); and

(vi)	the currency or currencies of that Ancillary Facility (if not denominated in the Base Currency),

without prejudice to the rights of the Agent to so request, any other information which the Agent may reasonably request in relation to that Ancillary Facility.

(c)	The Agent shall promptly notify each Revolving Facility Lender under the relevant Revolving Facility of the establishment of an Ancillary Facility.

(d)

No amendment or waiver of any term of an Ancillary Facility and no redesignation of the participation of a Revolving Facility Lender in a Revolving Facility Loan into an Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 7). In such a case, the provisions of this Agreement with regard to amendments and waivers will apply.

(e)	Subject to compliance with paragraph (a) above:

(i)	the Revolving Facility Lender concerned will become an Ancillary Lender; and

(ii)	the Ancillary Facility will be available,

with effect from the date agreed by the Company and the Ancillary Lender.

7.3	Terms of Ancillary Facilities

(a)	Except as provided below and subject to this Clause 7, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Company or relevant Borrower.

(b)	However, those terms:

(i)

 to the extent relating to the rate of interest, fees and other remuneration in respect of that Ancillary Facility, must be based upon the normal market rates and terms at that time (except as varied by this Agreement);

(ii)	may only allow Revolving Facility Borrowers (or Affiliates of Revolving Facility Borrowers nominated pursuant to Clause 7.9 (Affiliates of Borrowers)) to use that Ancillary Facility;

(iii)	may not allow:

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(A)	the applicable Ancillary Outstandings to exceed the Ancillary Commitment; or

(B)

the Revolving Facility Lender's (or its Affiliate's) Ancillary Commitments to exceed that Revolving Facility Lender's Available Commitment relating to the relevant Revolving Facility (before taking into account the effect of the Ancillary Facilities on that Available Commitment), except as a result of currency fluctuations for an excess amounting to not more than five (5) per cent. of the amount of the respective Ancillary Commitment unless the excess over such five (5) per cent. threshold is reduced in accordance with its terms; and

(iv)

must, subject to Clause 7.14 (Continuation of Ancillary Facilities), require that the Ancillary Commitment are reduced to zero (0), and that all Ancillary Outstandings are repaid (or cash cover provided in respect of all the Ancillary Outstandings) not later than the Termination Date applicable to the relevant Revolving Facility.

(c)

If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for (i) Clause 36.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility, (ii) an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent necessary to permit the netting of balances on those accounts, and (iii) where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.

(d)	Interest, commission and fees on Ancillary Facilities are dealt with in Clause 15.5 (Interest, commission and fees on Ancillary Facilities).

7.4	Repayment of Ancillary Facility

(a)

Subject to paragraph (c) below, and to Clause 7.14 (Continuation of Ancillary Facilities), an Ancillary Facility (as the case may be) shall cease to be available on the Termination Date in relation to the relevant Revolving Facility or, for the avoidance of doubt, such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of the relevant Ancillary Facility.

(b)

Subject to paragraph (c) below, if and to the extent an Ancillary Facility expires or is otherwise cancelled (in whole or in part) in accordance with its terms or is otherwise cancelled in accordance with this Agreement, the Ancillary Commitment of the Ancillary Lender shall be reduced to zero (0) (or by such amount that expires or has been cancelled) (and the relevant Revolving Facility Commitment of that Ancillary Lender shall immediately be increased accordingly by the same amount).

(c)

No Ancillary Lender may demand repayment or prepayment of, or cash cover for, any Ancillary Outstandings prior to the scheduled final expiry date of the relevant Ancillary Facility, or otherwise take any action (without the consent of the Company) to terminate prior to its scheduled final expiry date any Ancillary Facility unless it is permitted to do so under the relevant Ancillary Documents and if it gives the Company and the relevant Borrower not less than five (5) Business Days' notice and (unless otherwise agreed by the relevant Borrower) unless:

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(i)	required to reduce the Gross Outstandings of an Ancillary Facility provided by way of a multi-account overdraft to or towards an amount equal to its Net Outstandings;

(ii)

the relevant Total Revolving Facility Commitments have been cancelled in full, or all outstanding Utilisations under the relevant Revolving Facility have become or have been declared due and payable in accordance with the terms of this Agreement or the expiry date of the Ancillary Facility occurs;

(iii)

it becomes unlawful in any applicable jurisdiction for the Ancillary to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility (or it becomes unlawful for any Affiliate of the Ancillary Lender to do so); or

(iv)

the Ancillary Outstandings (if any) under that Ancillary Facility can be refinanced in full by a Revolving Facility Utilisation under the relevant Revolving Facility pursuant to which that Ancillary Outstanding was incurred and the Ancillary Lender gives sufficient notice to enable such a Revolving Facility Utilisation to be made to refinance those Ancillary Outstandings.

(d)

For the purposes of determining whether or not the Ancillary Outstandings under an Ancillary Facility mentioned in paragraph (c)(iv) above or in Clause 7.6 (Voluntary cancellation of Ancillary Facilities ) can be refinanced by a Utilisation under the Revolving Facility pursuant to which that Ancillary Outstanding was incurred:

(i)	the relevant Revolving Facility Commitment of the Ancillary Lender will be increased by the amount of its Ancillary Commitment; and

(ii)

the Utilisation may (so long as paragraph (c)(i) above does not apply) be made irrespective of whether a Default is outstanding or any applicable condition precedent is not satisfied (but only to the extent that the proceeds are applied in refinancing those Ancillary Outstandings) and irrespective of whether Clause 4.4 (Maximum number of Utilisations) or paragraph (a)(iv) of Clause 5.2 (Completion of a Utilisation Request for Loans) applies.

(e)	On the making of a Utilisation of a Revolving Facility to refinance all or part of any Ancillary Outstandings under the same Revolving Facility:

(i)

each Revolving Facility Lender will participate in that Utilisation in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the relevant Revolving Facility Utilisations then outstanding bearing the same proportion to the aggregate amount of the relevant Revolving Facility Utilisations then outstanding as its relevant Revolving Facility Commitment bears to the relevant Total Revolving Facility Commitments; and

(ii)	the relevant Ancillary Facility shall be cancelled to the extent of such refinancing.

(f)

In relation to an Ancillary Facility which comprises an overdraft facility where a Designated Net Amount has been established, the Ancillary Lender providing that Ancillary Facility shall only be obliged to take into account for the purposes of calculating compliance with the Designated Net Amount those credit balances which it is permitted to take into account by the then current law and regulations in relation to its reporting of exposures to the applicable regulatory authorities as netted for capital adequacy purposes.

7.5	Ancillary Outstandings

Each Borrower and each Ancillary Lender agrees with and for the benefit of each Lender that:

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(a)	the Ancillary Outstandings under any Ancillary Facility shall not exceed the Ancillary Commitment applicable to that Ancillary Facility; and

(b)	in relation to an overdraft facility comprising more than one account:

(i)	such Ancillary Outstandings shall not exceed the Designated Net Amount applicable to that overdraft; and

(ii)	the Gross Outstandings shall not exceed the Designated Gross Amount applicable to that overdraft.

7.6	Voluntary cancellation of Ancillary Facilities

The Company may at any time by written notice to the Agent or each applicable Ancillary Lender:

(a)	immediately cancel the whole or any part of an undrawn Ancillary Facility; or

(b)

by not less than one (1) Business Day's notice (or such shorter period as the Agent or each applicable Ancillary Lender may agree) prepay the whole or any part of a drawn Ancillary Facility, whether by refinancing by a Utilisation under the relevant Revolving Facility in accordance with paragraph (d) of Clause 7.4 (Repayment of Ancillary Facility) or otherwise, in which event on the date specified in the notice, the respective Ancillary Commitment of the relevant Ancillary Lender shall be cancelled or prepaid and cancelled (as applicable) in the amount specified and, in each case, immediately converted into a relevant Revolving Facility Commitment..

7.7	Information

Each Borrower, each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties.

7.8	Affiliates of Lenders

(a)

Subject to the terms of this Agreement, an Affiliate of a Revolving Facility Lender may become an Ancillary Lender,. In such case, other than for the purpose of any clause referring to Tax (including, Clause 39.5 (Replacement of a Lender), Clause 16 (Taxes) and Clause 19 (Mitigation by the Lenders)) to the extent such clauses expressly deal with Tax matters, the Revolving Facility Lender and its Affiliate shall be treated as a single Revolving Facility Lender whose Revolving Facility Commitment is the amount of such Revolving Facility Lender's Revolving Facility Commitment under the relevant Revolving Facility. For the purposes of calculating the Revolving Facility Lender's Available Commitment with respect to the relevant Revolving Facility, the Revolving Facility Lender's Commitment under the relevant Revolving Facility shall be reduced to the extent of the aggregate of the Ancillary Commitments of its Affiliates.

(b)

The relevant Borrower (or the Company on its behalf) shall specify any relevant Affiliate of a Revolving Facility Lender in any notice delivered by it to the Agent pursuant to paragraph (a) of Clause 7.2 (Availability).

(c)

An Affiliate of a Revolving Facility Lender which becomes an Ancillary Lender shall accede to the Intercreditor Agreement and any person who so accedes to the Intercreditor Agreement shall, at the same time, become a Party as an Ancillary Lender in accordance with clause 21.9 (Creditor/Agent Accession Undertaking) of the Intercreditor Agreement.

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(d)

If a Revolving Facility Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender (as defined in Clause 27 (Changes to the Lenders)), its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.

(e)

Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Revolving Facility Lender which is not a party to that document, the relevant Revolving Facility Lender shall ensure that the obligation is performed by its Affiliate.

7.9	Affiliates of Borrowers

(a)

Subject to the terms of this Agreement, a member of the Group which is an Affiliate of a Revolving Facility Borrower may with the approval of the relevant Ancillary Lender become a borrower with respect to an Ancillary Facility (as the case may be).

(b)

The relevant Borrower (or the Company on its behalf) shall specify any relevant Affiliate of a Revolving Facility Borrower in any notice delivered by the Company to the Agent pursuant to paragraph (a) of Clause 7.2 (Availability).

(c)

If a Borrower ceases to be a Revolving Facility Borrower under this Agreement in accordance with Clause 29.4 (Resignation of an Obligor), its Affiliate shall cease to have any rights under this Agreement or any Ancillary Document (unless such Affiliate is also an Affiliate of another Revolving Facility Borrower). If an Affiliate of a Revolving Facility Borrower ceases to be an Affiliate of such Revolving Facility Borrower (unless such Affiliate is also an Affiliate of another Revolving Facility Borrower), it shall cease to have any rights under this Agreement or any Ancillary Document.

(d)

Where this Agreement or any other Finance Document imposes an obligation on a Borrower under an Ancillary Facility and the relevant Borrower is an Affiliate of a Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate.

(e)

Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of a Borrower being under no obligations under any Finance Document or Ancillary Document.

7.10	Revolving Facility Commitment Amounts

Notwithstanding any other term of this Agreement, each Revolving Facility Lender shall ensure that at all times its Revolving Facility Commitment (ignoring for this purpose any reduction in its Revolving Facility Commitment arising out of such Revolving Facility Lender providing an Ancillary Facility pursuant to this Clause 7) is not less than the aggregate of:

(a)	its Ancillary Commitment (if any); and

(b)	the Ancillary Commitment of its Affiliates (if any),

in each case, under the applicable Revolving Facility.

7.11	Adjustments required in relation to Ancillary Facilities

The Agent may (and shall at the request of the Company), by notice in writing to the relevant Revolving Facility Lenders, reallocate drawn and undrawn Revolving Facility Commitments at the end of an Interest Period among relevant Revolving Facility Lenders as may be necessary to ensure that any relevant Revolving Facility Lender that intends to enter into an Ancillary Facility has an undrawn Commitment under the relevant Revolving Facility sufficient to allow it to enter into such Ancillary Facility, provided that for the avoidance of doubt no such reallocation may increase any Revolving Facility Lender's Revolving Facility Commitment.

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7.12	Adjustment for Ancillary Facilities upon acceleration

(a)

If a Declared Default occurs, each Revolving Facility Lender, each Ancillary Lender r shall promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings) their claims in respect of amounts outstanding to them under the relevant Revolving Facility, each Ancillary Facility to the extent necessary to ensure that after such transfers the Revolving Outstandings of each Revolving Facility Lender bear the same proportion to the relevant Total Revolving Outstandings as such Revolving Facility Lender's relevant Revolving Facility Commitment bears to the relevant Total Revolving Facility Commitments, each as at the date the notice of such Declared Default is served under Clause 26.10 (Acceleration).

(b)

If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero (0) after the original adjustment is made under paragraph (a) above, then each Revolving Facility Lender and Ancillary Lender will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero (0) liability and not the contingent liability.

(c)

Prior to the application of the provisions of paragraph (a) above, an Ancillary Lender that has provided an overdraft comprising more than one account under an Ancillary Facility shall set-off any liabilities owing to it under such overdraft facility against credit balances on any account comprised in such overdraft facility.

(d)	All calculations to be made pursuant to this Clause 7.12 shall be made by the Agent based upon information provided to it by the Revolving Facility Lenders, Ancillary Lenders.

(e)	In this Clause 7.12:

"Revolving Outstandings" means, in relation to a Revolving Facility Lender, the aggregate of the equivalent in the Base Currency of (i) its participation in each Revolving Facility Utilisation then outstanding under a particular Revolving Facility (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Revolving Facility Lender under such Revolving Facility), and (ii) if the Revolving Facility Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of the Ancillary Facilities, attributable to that Ancillary Lender (or its Affiliate) (together with the aggregate amount of all accrued interest, fees and commission owed (or attributable) to it or to its Affiliate in such capacity).

"Total Revolving Outstandings" means the aggregate of all Revolving Outstandings.

7.13	Ancillary Facility Implementation

In order to facilitate the implementation of an Ancillary Facility, notwithstanding anything to the contrary in this Agreement and for the purposes of paragraph (b) of Clause 5.4 (Lenders' participation) only, from the date that the Agent is notified of the establishment of the relevant Ancillary Facility until the date of establishment of such Ancillary Facility in accordance with paragraph (a) of Clause 7.2 (Availability), the Available Commitment of such Ancillary Lender concerned (or, as the case may be, the Affiliate of the Revolving Facility Lender concerned) under the relevant Revolving Facility shall be deemed to be reduced by the amount of the relevant Ancillary Facility being established (or, if no such amount has been notified, deemed to be reduced to zero (0)) such that the Ancillary Lender concerned (or, as the case may be, the Affiliate of the Revolving Facility Lender concerned) shall not (and shall not be required to) participate in any Revolving Facility Utilisation to be made on or prior to such date of establishment (or any subsequent Rollover Loan in respect thereof) to the extent of such reduction.

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7.14	Continuation of Ancillary Facilities

(a)

Each Ancillary Facility shall be prepaid and cancelled on the Termination Date applicable to the relevant Revolving Facility (or such earlier date in accordance with this Agreement), provided that a Borrower and an Ancillary Lender may, as between themselves only, agree that any Ancillary Facilities will continue to remain available on a bilateral basis following the Termination Date applicable to the relevant Revolving Facility or, as the case may be, the date the relevant Revolving Facility Commitments are otherwise cancelled under this Agreement.

(b)

If any arrangement contemplated in paragraph (a) above is to occur, each relevant Borrower and the Ancillary Lender shall each confirm that to be the case in writing to the Agent. Upon such Termination Date or, as the case may be, date of cancellation, any such facility shall continue as between the said entities on a bilateral basis and not as part of, or under, the Finance Documents. Save for any rights and obligations against any Finance Party under the Finance Documents arising prior to such Termination Date or, as the case may be, date of cancellation, no such rights or obligations in respect of such Ancillary Facility shall, as between the Finance Parties, continue and the Transaction Security shall not support any such facility in respect of any matters that arise after such Termination Date or, as the case may be, date of cancellation.

8.	REPAYMENT

8.1	Repayment of Facility B Loans

(a)

Each Facility B Borrower shall repay, or procure the repayment of, the aggregate outstanding principal amount of each Facility B (EUR) Loan borrowed by it in full on the Termination Date in respect of Facility B (EUR).

(b)	Each Facility B Borrower shall repay, or procure the repayment of:

(i)

on each Quarter Date (commencing, with respect to each Facility B (USD) Loan, with the last day of the first full Financial Quarter ending after the Utilisation Date in respect of that Facility B (USD) Loan) an amount equal to one point two-five (1.25) per cent. of the aggregate outstanding principal amount of each Facility B (USD) Loan borrowed by it and not repaid or prepaid prior to such Quarter Date; and

(ii)	the aggregate outstanding principal amount of each Facility B (USD) Loan borrowed by it in full on the Termination Date in respect of Facility B (USD).

(c)	The Borrowers may not reborrow any part of a Facility B Loan which is repaid.

8.2	Repayment of Additional Term Facility Loans

(a)

Each Borrower of an Additional Facility Loan borrowed by it under an Additional Term Facility shall repay, or procure the repayment of, the aggregate outstanding principal amount of that Additional Facility Loan borrowed by it:

(i)	in relation to an Amortising Facility:

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(A)	on each Amortising Facility Repayment Date in respect of that Additional Facility Loan by an amount equal to the applicable Amortising Facility Repayment Instalment; and

(B)	the aggregate outstanding principal amount of that Additional Facility Loan in full on the Termination Date applicable to that Additional Facility; and

(ii)	in relation to an Additional Facility which is not an Amortising Facility, in full on the Termination Date applicable to that Additional Facility.

(b)	The Borrowers may not reborrow any part of an Additional Facility Loan made available under an Additional Term Facility which is repaid.

8.3	Repayment of Revolving Facility Loans

(a)	Subject to paragraphs (b) and (c) below, each Borrower which has drawn a Revolving Facility Loan shall repay that Revolving Facility Loan on the last day of its Interest Period.

(b)	Without prejudice to each Borrower's obligation under paragraph (a) above, if one or more Revolving Facility Loans are to be made available to a Revolving Facility Borrower:

(i)	on the same day one or more maturing Revolving Facility Loan(s) are due to be repaid by that Revolving Facility Borrower;

(ii)	in the same currency as the maturing Revolving Facility Loan(s) (unless such Revolving Facility Loan arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(iii)	in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan(s),

the aggregate amount of the new Revolving Facility Loan(s) shall, unless the relevant Borrower or the Company notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Revolving Facility Loan(s) so that:

(A)

if the aggregate amount of the maturing Revolving Facility Loan(s) exceeds the aggregate amount of the new Revolving Facility Loan(s), the relevant Borrower will only be required to make a payment under Clause 33.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess;

(B)

if the aggregate amount of the maturing Revolving Facility Loan(s) is equal to or less than the aggregate amount of the new Revolving Facility Loan(s), the relevant Borrower will not be required to make a payment under Clause 33.1 (Payments to the Agent);

(C)

to the extent that a Lender's participation (if any) in the maturing Revolving Facility Loan(s) exceeds its participation in the new Revolving Facility Loan(s) (an "Individual Lender Shortfall"), that Lender's participation (if any) in the new Revolving Facility Loan(s) shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Revolving Facility Loan(s) and that Lender will not be required to make a payment under Clause 33.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loan(s); and

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(D)

each Lender will be required to make a payment under Clause 33.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loan(s) only to the extent that its participation (if any) in the new Revolving Facility Loan(s) exceeds its participation (if any) in the maturing Revolving Facility Loan(s) and the remainder of that Lender's participation in the new Revolving Facility Loan(s) shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Revolving Facility Loan(s), and the Agent may apply any payment made under Clause 33.1 (Payments to the Agent) in respect of a participation in any new Revolving Facility Loans pursuant to sub-paragraph (D) above in repayment of any Individual Lender Shortfall relating to the corresponding maturing Revolving Facility Loan(s) referred to in sub-paragraph (C) above.

(c)

If any Revolving Facility Loan is not repaid on the last day of its Interest Period (the "Maturing Revolving Facility Loan") and the applicable Borrower (or the Company on its behalf) has not notified the Agent that it intends to repay the Maturing Revolving Facility Loan on the last day of its Interest Period, a Rollover Loan (with an Interest Period corresponding to the Maturing Revolving Facility Loan) shall be deemed to have been drawn on the last day of the Interest Period for, and applied in repayment of, the Maturing Revolving Facility Loan.

8.4	Loans provided by a Defaulting Lender

(a)

At any time when a Revolving Facility Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Revolving Facility Loans then outstanding will be automatically extended to the Termination Date in relation to the relevant Revolving Facility and will be treated as separate Revolving Facility Loans (the "Separate Loans") denominated in the currency in which the relevant participations are outstanding.

(b)

A Borrower to whom a Separate Loan is outstanding may prepay all or part of that Separate Loan by giving not less than one (1) Business Day's notice to the Agent (or such shorter time period as agreed between the Borrower and the Agent) prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (b) to the Defaulting Lender concerned as soon as practicable on receipt.

(c)

Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower (or the Company on its behalf) by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Defaulting Lender on the last day of each Interest Period of that Loan.

(d)

The terms of this Agreement relating to Revolving Facility Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (a) to (c) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

8.5	Effect of Cancellation and Prepayment on Scheduled Repayments

(a)

If the Company cancels the whole or any part of a Commitment under an Amortising Facility in accordance with Clause 39.5 (Replacement of a Lender) or if the Commitment under an Amortising Facility of any Lender is reduced under Clause 9.1 (Illegality) then (other than, in any relevant case, to the extent that any part of the relevant Commitment(s) under the relevant Amortising Facility is subsequently increased pursuant to Clause 2.3 (Increase)) the amount of the Amortising Facility Repayment Instalment for the relevant Amortising Facility for each Amortising Facility Repayment Date falling after that prepayment will reduce pro rata by the amount of the Commitment under the relevant Amortising Facility cancelled.

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(b)

If the Company cancels the whole or any part of a Commitment under an Amortising Facility in accordance with Clause 9.2 (Voluntary cancellation) then the amount of the Amortising Facility Repayment Instalment for the relevant Amortising Facility for each Amortising Facility Repayment Date falling after that cancellation will reduce pro rata by the amount cancelled.

(c)

If any of the Amortising Facility Loans are prepaid in accordance with Clause 39.5 (Replacement of a Lender) or Clause 9.1 (Illegality) then the amount of the Amortising Facility Repayment Instalment for the relevant Amortising Facility for each Amortising Facility Repayment Date falling after that prepayment will reduce pro rata by the amount of the Amortising Facility Loan prepaid.

(d)

For any prepayment of any of the Amortising Facility Loans other than as contemplated by paragraph (c) above, the relevant Amortising Facility for each Amortising Facility Repayment Date falling after that prepayment will reduce in accordance with the allocation of such prepaid amounts against the Amortising Facility Repayment Instalments as notified by the Company in its sole discretion.

8.6	Joint and Several Liability

In respect of any Facility B (USD) Loans borrowed by Birkenstock US and if applicable, any Additional Borrower of Facility B (USD) as contemplated by Clause 29.2 (Additional Borrowers) on or following the Closing Date, the obligations of Birkenstock US and if applicable, any Additional Borrower of Facility B (USD) as contemplated by Clause 29.2 (Additional Borrowers) as Facility B (USD) Borrowers under this Agreement and the other Finance Documents are joint and several obligations of Birkenstock US and if applicable, any Additional Borrower of Facility B (USD) as contemplated by Clause 29.2 (Additional Borrowers) in such capacity only and, notwithstanding anything to the contrary in this Agreement or in any other Finance Document (including provisions that may override any other provision), in no event shall any other Borrower be liable or obligated on a joint or several basis as a Borrower for any obligation of any other Borrower under this Agreement or under any of the other Finance Documents.

8.7	Agreed Tax Treatment

In the event that there are any Additional Borrowers as contemplated by Clause 29.2 (Additional Borrowers), to the extent that the Loans would be co-issued by multiple Borrowers and, therefore, each such Borrower would be liable for repayment of the applicable Loans in their entirety, the parties hereto shall, for US federal income tax purposes, treat each Loan as being borrowed solely by the Borrower that actually borrows such Loan. Notwithstanding the foregoing, any Borrower or any other applicable withholding agent may withhold from any interest payment made on any Loan to or for the benefit of any person who is not a U.S. Person, any U.S. federal withholding tax (including any withholding imposed under FATCA) imposed by applicable law, and pay such withheld amounts to the Internal Revenue Service, unless such person provides documentation to the applicable withholding agent that an exemption from U.S. federal withholding tax (including any withholding imposed under FATCA) would apply to such payment of interest.

9.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

9.1	Illegality

(a)

If after the date of this Agreement (or, if later, the date the relevant Lender became a Party) it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its Commitment or participation in any Utilisation:

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(i)	that Lender, shall promptly notify the Agent and the Company upon becoming aware of that event, setting out the details thereof (such notice a "Lender Illegality Notice");

(ii)

upon receipt by the Agent and the Company of the Lender Illegality Notice, each Available Commitment of that Lender will be immediately reduced and cancelled to the extent necessary to comply with applicable laws; and

(iii)

to the extent that Lender's participation has not been assigned or transferred pursuant to Clause 39.5 (Replacement of a Lender), each Borrower shall repay that Lender's participation in the Utilisations made to that Borrower to the extent necessary to comply with applicable laws on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the Lender Illegality Notice (being no earlier than the last Business Day of any applicable grace period permitted by law) and that Lender's Commitments shall be cancelled in the amount of the participations repaid.

This paragraph (a) is without prejudice to the obligations of the Finance Parties under Clause 19.1 (Mitigation) and the Company's rights in relation thereto.

(b)

Notwithstanding paragraph (a) above, each Lender confirms on the date that it becomes a Lender that, based on information available to it at that time and assuming no changes to any applicable law or regulation other than changes to the laws of the UK resulting from Brexit, it reasonably anticipates that it or its branch or Affiliate will be permitted to participate in a Facility, maintain a Commitment and perform all of its obligations under any Finance Document in all jurisdictions in which any Borrower under any Facility in respect of which it is a Lender is incorporated as at the date that it becomes a Lender, following Brexit.

9.2	Voluntary cancellation

(a)	A Borrower (or the Company on behalf of such Borrower) may, by notice to the Agent:

(i)	immediately cancel the whole or any part of an Available Facility; or

(ii)

immediately upon any prepayment in accordance with Clause 9.4 (Voluntary prepayment of Revolving Facility Utilisations) cancel the whole or any part of any Revolving Facility Commitment subject to such prepayment.

(b)	Any cancellation under this Clause 9.2 shall reduce the Commitments of the Lenders rateably under that Facility.

9.3	Voluntary prepayment of Term Loans

(a)	A Borrower to which a Term Loan has been made (or the Company on behalf of such Borrower) may in its sole discretion:

(i)

in the case of a Term Rate Loan, by not less than one (1) Business Day's notice to the Agent (or such shorter period as the Agent (acting on the instructions of the Majority Lenders under the relevant Facility (each acting reasonably)) may agree), such notice being conditional or revocable in the Borrower's (or the Company's) discretion); or

(ii)

in the case of a Compounded Rate Loan in a Compounded Rate Currency, by not less than three (3) applicable RFR Banking Day’s notice to the Agent (or such shorter period as the Agent (acting on the instructions of the Majority Lenders under the relevant Facility (each acting reasonably)) may agree), such notice being conditional or revocable in the Borrower’s (or the Company’s) discretion); or

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(iii)	immediately upon a Change of Control,

prepay the whole or any part of that Term Loan.

(b)	The Company or a Borrower may elect to apply a prepayment of Term Loans made under this Clause 9.3 against any or all of the Terms Loans in such proportions as it selects in its sole discretion.

9.4	Voluntary prepayment of Revolving Facility Utilisations

A Borrower to which a Revolving Facility Utilisation has been made (or the Company on behalf of such Borrower) may in its sole discretion:

(a)

in the case of a Term Rate Loan, by not less than one (1) Business Day's notice to the Agent (or such shorter period as the Agent (acting on the instructions of the Majority Lenders under the relevant Facility (each acting reasonably)) may agree), such notice being conditional or revocable in the Borrower's (or the Company's) discretion);

(b)

in the case of a Compounded Rate Loan in a Compounded Rate Currency, by not less than three (3) applicable RFR Banking Day's notice to the Agent (or such shorter period as the Agent (acting on the instructions of the Majority Lenders under the relevant Facility (each acting reasonably)) may agree), such notice being conditional or revocable in the Borrower's (or the Company's) discretion); or

(c)	immediately upon a Change of Control,

prepay the whole or any part of a Revolving Facility Utilisation.

10.	MANDATORY PREPAYMENT

10.1	Exit and Change of Control

(a)	If a Change of Control occurs:

(i)	the Company shall promptly notify the Agent upon becoming aware of that Change of Control (the "Change of Control Notice") and the Agent shall promptly notify the Lenders accordingly; and

(ii)

each Lender shall be entitled to cancel its Commitments and require repayment of all of its share of the Utilisations and payment of all amounts owing to it under the Finance Documents by notification to the Agent within thirty (30) days after the date of the Change of Control Notice (the "Change of Control Put Option Period"), whereupon:

(A)

the undrawn Commitments of such Lender shall, by no less than thirty (30) days' prior notice to the Company (or, in the case of a Change of Control which results from a Listing, on the settlement date in respect of such Listing to the extent such Lender has provided a prepayment notice to the Agent at least thirty (30) days' prior to such settlement date), be cancelled and such Lender shall have no obligation to fund or participate in any new Utilisation or utilisation of an Ancillary Facility (in each case other than (x) a Rollover Loan or (y) a Utilisation or utilisation of an Ancillary Facility to refinance any amount falling due under an Ancillary Facility); and

(B)

on the date falling thirty (30) Business Days after the expiry of the Change of Control Put Option Period (or, in the case of a Change of Control which results from a Listing, on the settlement date in respect of such Listing), all outstanding Utilisations provided by such Lender and Ancillary Outstandings of such Lender, together with accrued interest, and all other amounts accrued or owing to such Lender under the Finance Documents shall become immediately due and payable, and the relevant Borrower will immediately prepay all Utilisations and amounts provided by or owing to that Lender and procure that any cash collateral provided by that Lender is released and any Ancillary Facility provided by that Lender is prepaid and cancelled.

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(b)

If a Lender has not notified the Agent in accordance with the provisions of paragraph (a) above by the end of the Change of Control Put Option Period in respect of that Change of Control (only), that Lender shall not be able to cancel its Commitments or require repayment of all or any part of its share of the Utilisations and the prepayment of any other amount owing to it under the Finance.

(c)	For the purposes of this Clause 10.1, "Change of Control" means:

(i)

the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date), other than one or more Permitted Holders, being or becoming the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act as in effect on the Closing Date) of more than fifty (50) per cent. of the total voting power of the Voting Stock of the Company, other than in connection with any transaction or series of transactions in which the Company shall become the wholly owned subsidiary of a Parent Entity so long as no person or group, as noted above, other than a Permitted Holder, holds more than fifty (50) per cent. of the total voting power of the Voting Stock of such Parent Entity;

(ii)	Topco ceasing to directly own one hundred (100) per cent. of the total issued shares of the Company (or, in each case, any successor entity as a result of a merger permitted by this Agreement); or

(iii)

the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Group taken as a whole to a person, other than a Restricted Subsidiary or one or more Permitted Holders, provided that notwithstanding the foregoing:

(A)	a transaction will not be deemed to involve a Change of Control solely as a result of the Company becoming an indirect wholly-owned Subsidiary of a Holding Company if:

(1)

the direct or indirect holders of the Voting Stock of such Holding Company immediately following that transaction are substantially the same as the holders of the Company's Voting Stock immediately prior to that transaction; or

(2)

immediately following that transaction no person (other than a Holding Company satisfying the requirements of sub-paragraph (1) above) is the beneficial owner, directly or indirectly, of more than fifty (50) per cent. of the Voting Stock of such Holding Company;

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(B)

the right to acquire Voting Stock (so long as such person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not be deemed to cause a party to be a beneficial owner; and

(C)	a Permitted Transaction under paragraph (a), (d) or (l) thereof shall not constitute a Change of Control.

10.2	Application of prepayments

(a)	The obligation to make a mandatory prepayment under paragraph (a) of Clause 10.1 (Exit and Change of Control) shall not be subject to any limitation set out under paragraph (b) below.

(b)

Subject to paragraph (a) above, each Obligor shall use all reasonable endeavours and take all reasonable steps to ensure that any transaction giving rise to a prepayment obligation or obligation to provide cash cover is structured in such a way that it will not be unlawful for the Obligors or other members of the Group to move the relevant proceeds received between members of the Group, to the extent such action would be necessary to comply with such prepayment obligation, to enable a mandatory prepayment to be lawfully made and the proceeds lawfully applied as provided under this Clause 10 and/or minimise the costs and Taxes of making such mandatory prepayment. If, however, after each Obligor or other member of the Group has used all such reasonable endeavours and taken such reasonable steps:

(i)	it will still be unlawful for such a prepayment to be made and the proceeds so applied; and/or

(ii)	it will still be unlawful to make funds available to a member of the Group that could make such a prepayment; and/or

(iii)

it will still result in any member of the Group making funds available to, or receiving funds from, another member of the Group to enable such a prepayment to be made incurring costs or expenses (including any material Tax liabilities) which will exceed three (3) per cent. of the amount of such prepayment or it gives rise to a risk of liability for the entity concerned or its directors or officers; and/or

(iv)

it will give rise to a risk of liability for a member of the Group and/or its officers or directors (or gives rise to a risk of breach of fiduciary or statutory duties by any director or officer or a risk of personal liability), then such prepayment shall not be required to be made, subject to, an obligation to use other Group cash which is not subject to similar restrictions to prepay an equivalent amount where the use of such cash would not be materially prejudicial to overall Group liquidity or the availability of Group liquidity to members of the Group requiring funds, provided always that if the restriction preventing such payment/provision of cash cover or giving rise to such liability is subsequently removed, an amount equal to any relevant proceeds will be applied in prepayment and/or the provision of cash cover in accordance with this Clause 10 at the end of the relevant Interest Period(s) to the extent that such payment has not otherwise been made.

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10.3	Invitation to Refuse Prepayment

(a)	The Agent shall notify the Lenders as soon as practicable of any proposed prepayment of Term Loans under Clause 9.3 (Voluntary prepayment of Term Loans).

(b)

At the Company's request only, a Lender (a "Non-Accepting Lender") to which the proposed prepayment under Clause 9.3 (Voluntary prepayment of Term Loans) would otherwise be made, may give notice to the Agent prior to the deadline specified by the Company in such request, that such Lender will waive its right to receive such prepayment in full or in part to the extent specified in its notice.

(c)

If any Non-Accepting Lender delivers any notice under paragraph (b) above, the amount in respect of which that Non-Accepting Lender has waived its right to prepayment (the "Waived Amount") may be retained by the Group for purposes permitted by this Agreement or, at the Company's option, such Waived Amount may be offered to any Lenders under that Facility that do wish to receive such further part of the Waived Amount (apportioned between such Lenders in the Company's sole discretion if there is an insufficient amount to meet their wishes) or (notwithstanding any other restriction in this Agreement) applied in prepayment of any other Permitted Indebtedness.

11.	RESTRICTIONS

11.1	Notices of Cancellation or Prepayment

(a)

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 9 (Illegality, Voluntary Prepayment and Cancellation) or Clause 10.3 (Invitation to Refuse Prepayment) shall (subject to the terms of those Clauses), unless a contrary indication appears in this Agreement, specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)

A Borrower (or the Company on behalf of a Borrower) shall be permitted to deliver a conditional or revocable notice of voluntary cancellation and/or voluntary prepayment under this Agreement, provided that such Borrower shall be liable for Break Costs as a result of that payment not being made (provided that any demand from a Lender for payment of such Break Costs is accompanied by reasonable calculations and details of the amount demanded).

11.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

11.3	No reborrowing of Term Facilities

No Borrower may reborrow any part of a Term Facility which is prepaid.

11.4	Reborrowing of Revolving Facility

Unless a contrary indication appears in this Agreement, any part of a Revolving Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

11.5	Prepayment in accordance with Agreement

No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

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11.6	No reinstatement of Commitments

Subject to Clause 2.3 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

11.7	Agent's receipt of Notices

If the Agent receives a notice under Clause 9 (Illegality, Voluntary Prepayment and Cancellation) or an election under Clause 10.3 (Invitation to Refuse Prepayment), it shall promptly forward a copy of that notice or election to either the Company or the affected Lender, as appropriate.

11.8	Effect of Repayment and Prepayment on Commitments

If all or part of a participation of a Lender in a Term Loan is repaid or prepaid and is not available for redrawing, that Lender's Commitment under the relevant Facility shall be reduced and cancelled by an amount equal to the amount repaid or prepaid.

12.	INTEREST

12.1	Calculation of interest – Term Rate Loans

The rate of interest on each Term Rate Loan for an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	the applicable Term Reference Rate.

12.2	Calculation of interest - Compounded Rate Loans

(a)

In relation to a Compounded Rate Currency, the rate of interest on each Compounded Rate Loan for that Compounded Rate Currency for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	Compounded Reference Rate for that day for that Compounded Rate Currency.

(b)

If any day during an Interest Period for a Compounded Rate Loan for a Compounded Rate Currency is not an applicable RFR Banking Day in relation thereto, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

12.3	Payment of interest

(a)

The Borrower to which a Loan has been made shall pay accrued interest on that Loan (i) on the last day of each Interest Period (and, if the Interest Period is longer than six (6) Months, on the dates falling at six (6) Monthly intervals after the first day of the Interest Period), or (ii) with respect to any Compounded Rate Loan, if later, on the date falling three applicable RFR Banking Days after the date on which the Agent notifies the relevant Borrower of the amount of the relevant Compounded Rate Interest Payment for that Loan in respect of that Interest Period in accordance with Clause 12.5 (Notification of rates of interest).

(b)

If the Annual Financial Statements and related Compliance Certificate received by the Agent show a higher or lower Margin should have applied during a certain period then the next payment of interest under the relevant Facility following receipt of the relevant Annual Financial Statements by the Agent shall be increased or reduced (as the case may be) by such amount as is necessary to put the Agent and the Lenders in the position that they should have been in had the appropriate rate of Margin been applied at the time (provided that (i) any such reduction shall only apply to the extent the Lender which received the overpayment of interest remains a Lender as at the date of such adjustment; (ii) with respect to payments to Lenders, such payments shall only apply to Lenders who were participating in the relevant Facility both at the time to which the adjustments relate and the time when the adjustments are actually made; and (iii) the calculations shall be made on the relevant Lenders' participations in the relevant Facility at the time the adjustments are actually made).

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12.4	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall, to the extent permitted by law, accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one (1) per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 12.4 shall be immediately payable by the applicable Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Term Rate Loan and which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be one (1) per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded (to the extent permitted under applicable law) with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

12.5	Notification of rates of interest

(a)	The Agent shall promptly notify the Lenders, the relevant Borrower and the Company of the determination of a rate of interest under this Agreement relating to a Term Rate Loan.

(b)	The Agent shall promptly upon a Compounded Rate Interest Payment becoming determinable notify:

(i)

(such notification to be made no later than three applicable RFR Banking Days prior to the end of the relevant Interest Period to which that Compounded Rate Interest Payment relates) the relevant Borrower and the Company of the amount of that Compounded Rate Interest Payment;

(ii)	each relevant Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender's participation in the relevant Compounded Rate Loan; and

(iii)

the relevant Lenders, the relevant Borrower and the Company of each applicable rate of interest and the amount of interest for each day relating to the determination of that Compounded Rate Interest Payment (including a breakdown of such rate and amount of interest as between the Margin and the Compounded Reference Rate for such date and any other information that the relevant Borrower may reasonably request in relation to the calculation of such rate and amount or the determination of that Compounded Rate Interest Payment), in each case taking into account the capabilities of any software which the Agent uses to provide such information.

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(c)	This Clause 12.5 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

13.	INTEREST PERIODS

13.1	Selection of Interest Periods and Terms

(a)

A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is a Term Loan and has already been borrowed) in a Selection Notice.

(b)

Each Selection Notice for a Term Loan must be delivered to the Agent by the Borrower (or the Company on behalf of the Borrower) to which that Term Loan was made not later than the Specified Time and, following the Specified Time, is irrevocable.

(c)

If a Borrower (or the Company on behalf of a Borrower) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period for the applicable Loan will be three (3) Months (or, if the Loan is in a Compounded Rate Currency, the period specified in respect of that currency in the applicable Compounded Rate Terms) unless the Utilisation Request or the previous Selection Notice for the relevant Loan selects an Interest Period which is stated to apply until the relevant Borrower (or the Company on behalf of that Borrower) selects a different Interest Period in accordance with paragraph (a) above.

(d)

Subject to this Clause 13.1, a Borrower (or the Company on its behalf) may select an Interest Period of (i) one (1), (other than in relation to a Loan in euro or US Dollars) two (2), three (3), six (6), or (other than in relation to a Loan in US Dollars) twelve (12) Months, provided that on the Quotation Day for such Loan, a Screen Rate (or in the case of a USD Term Rate Loan, Term SOFR or Interpolated Term SOFR) is available for such tenor in the relevant currency; or (ii) if the Loan is in a Compounded Rate Currency, the Interest Periods specified in respect of that currency in the applicable Compounded Rate Terms; or (iii) such other period agreed between the Company and the Agent (acting on the instructions of the Majority Lenders (acting reasonably) in relation to the relevant Loan) provided that a Borrower (or the Company on its behalf) may not select an Interest Period of one week on more than five (5) occasions during any Financial Year.

(e)	An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(f)	Each Interest Period for a Term Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)	A Revolving Facility Loan has one Interest Period only.

(h)	A Borrower (or the Company on its behalf) may select an Interest Period other than or one (1), three (3), six (6) or twelve (12) Months if necessary or desirable:

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(i)	to align an Interest Period to a Quarter Date or the last calendar day or last Business Day of any Month;

(ii)	to align an Interest Period with an Interest Period for any other Loan then outstanding or to an interest or coupon payment date in respect of or any Permitted Indebtedness;

(iii)	to implement or facilitate any hedging in relation to any of the Facilities or any payment thereunder;

(iv)	to facilitate a consolidation of loans in accordance with Clause 13.3 (Consolidation and division of Term Loans) or a Benchmark Rate Change in accordance with Clause 39.8 (Replacement of Screen Rate);

(v)

to ensure that there are Amortising Facility Loans (with an aggregate Base Currency Amount) equal to or greater than an Amortising Facility Repayment Instalment with an Interest Period ending on an Amortising Facility Repayment Date for an Amortising Facility in order for the Borrowers to make the Amortising Facility Repayment Instalment due on that date; or

(vi)	to facilitate syndication of any Facility.

13.2	Non Business Days

(a)

Other than where paragraph (b) applies, if an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

(b)

If the Loan is in a Compounded Rate Currency and there are rules specified as "Business Day Conventions" for that currency in the applicable Compounded Rate Terms, those rules shall apply to each Interest Period for that Loan.

13.3	Consolidation and division of Term Loans

(a)	If two or more Interest Periods:

(i)	relate to Term Loans to be made to the same Borrower under the same Facility; and

(ii)	end on the same date,

those Term Loans will, unless that Borrower requests to the contrary in a Selection Notice for the next Interest Period (or has specified to the contrary in the Utilisation Request or a Selection Notice previously delivered in accordance with Clause 13.1 (Selection of Interest Periods and Terms) relating to any of those Term Loans) or those Term Loans are denominated in different currencies, be consolidated into, and treated as, a single Loan under the applicable Facility on the last day of the Interest Period.

(b)

Subject to Clause 4.4 (Maximum number of Utilisations) and Clause 5.3 (Currency and amount) if a Borrower (or the Company on its behalf) requests in a Selection Notice that a Term Loan be divided into two or more Term Loans under the relevant Facility, that Term Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, having an aggregate Base Currency Amount equal to the Base Currency Amount of the relevant Term Loan immediately before its division.

(c)

If the Company requests that part (and not all) of a Term Loan (an "Debt Push Term Loan") become subject to a Debt Pushdown in accordance with Clause 29.6 (Debt Pushdown), that Debt Push Term Loan will, immediately prior to such Debt Pushdown, be so divided into two Term Loans under the same Facility such that:

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(i)	the Base Currency Amount of the first such Term Loan shall be equal to the Base Currency Amount of the Debt Push Term Loan subject to such Debt Pushdown (the "Pushdown Loan");

(ii)	the Base Currency Amount of the second such Term Loan shall be equal to the Base Currency Amount of the Debt Push Term Loan not subject to such Debt Pushdown (the "Continuing Loan");

(iii)	the Pushdown Loan and the Continuing Loan shall be treated as separate Term Loans under that Facility for all purposes under the Finance Documents; and

(iv)	the Interest Period for the Pushdown Loan and the Continuing Loan shall be the same as the Interest Period in respect of the Debt Push Term Loan immediately prior to such Debt Pushdown.

(d)	For the avoidance of doubt, a consolidation or division of Term Loans effected in accordance with this Clause 13.3 shall not constitute a novation.

14.	CHANGES TO THE CALCULATION OF INTEREST

14.1	Absence of quotations

Subject to Clause 14.2 (Market disruption), if IBOR for any Loan is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable IBOR, shall be determined on the basis of the quotations of the remaining Reference Banks.

14.2	Market disruption

(a)

If a Market Disruption Event occurs in relation to a Term Rate Loan (other than a USD Term Rate Loan) for any Interest Period, then the rate of interest on each Lender's share of that Term Rate Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event by close of business on the date falling two Business Days after the Quotation Day (or, if earlier, on the date falling five Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select, provided that, if the percentage rate per annum notified by the Lender is less than the applicable IBOR, or a Lender has not notified the Agent of a percentage rate per annum, the cost of that Lender of funding its participation in that Loan for that Interest Period shall be deemed (for the purposes of this paragraph (a)) to be the applicable IBOR. For the avoidance of doubt, this Clause 14.2 shall not apply to any Compounded Rate Loan or USD Term Rate Loan.

(b)	In this Agreement, "Market Disruption Event" means:

(i)

at or about noon on the Quotation Day for the relevant Interest Period of a Term Rate Loan (other than a USD Term Rate Loan), the applicable IBOR, is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Agent to determine the applicable IBOR, for the relevant currency and Interest Period; or

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(ii)

before close of business in London on the Quotation Day for the relevant Interest Period of a Term Rate Loan (other than a USD Term Rate Loan), the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed forty (40) per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of the applicable IBOR.

14.3	Alternative basis of interest or funding

(a)

If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)

Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders (such consent not to be unreasonably withheld or delayed) and the Company, be binding on all Parties.

14.4	Break Costs

(a)

Each Borrower shall, promptly on demand by a Lender, pay (or procure there is paid) to that Lender its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)

Each Lender shall, together with any demand under paragraph (a) above, provide to the Agent a certificate confirming the amount of (and giving reasonable details of the calculation of) its Break Costs for any Interest Period in which they accrue, a copy of which shall be provided to the Company.

(c)

If, at or prior to 11.30 a.m. on the date falling three (3) Business Days prior to the date of such proposed payment, a Borrower (or the Company on its behalf) notifies the Agent that it proposes to pay all or part of any Loan or Unpaid Sum on a day other than the last day of the Interest Period for that Loan or Unpaid Sum:

(i)	the Agent shall promptly notify the Lenders of such proposed payment;

(ii)	each Lender shall confirm the amount of its anticipated Break Costs at or prior to 11.30 a.m. on the Business Day prior to the date of such proposed payment; and

(iii)	if any Lender fails to confirm the amount of its anticipated Break Costs in respect of such payment in accordance with sub-paragraph (ii) above, no Break Costs shall be payable to such Lender.

15.	FEES

15.1	No deal, No fees

(a)

Subject to paragraph (b) below, no fees (including for the avoidance of doubt, arrangement, underwriting, market participation, ticking and commitment fees), commissions, costs or other expenses will be payable unless the Closing Date occurs.

(b)

Reasonable and properly incurred legal costs, expenses and disbursements in connection with the drafting and negotiation of the Finance Documents and any other pre-agreed costs or expenses, in each case, up to an amount agreed (if any agreed) between the Original Lenders and the Company (or on its behalf) will be payable by Birkenstock Group B.V. & CO. KG (on behalf of any member of the Group that benefits from the Facilities) (or on its behalf) (or, in the case of costs, expenses and disbursements incurred by the Agent, up to an amount (if any agreed) agreed between the Agent and the Company (or on its behalf)) even if the Closing Date does not occur.

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15.2	Upfront fee

Birkenstock Group B.V. & CO. KG shall pay (on behalf of any member of the Group that benefits from the Facilities) (or procure there is paid) to the Original Lenders a participation fee in the amount and at the times agreed in the relevant Fee Letter.

15.3	Commitment fee

(a)

Birkenstock Group B.V. & CO. KG shall pay (on behalf of any member of the Group that benefits from the Facilities) (or procure there is paid) to the Agent (for the account of each Lender) a fee in the Base Currency computed at:

(i)

the rate of zero point five per cent (0.50%) per annum on that Lender’s Available Commitment under the Original Revolving Facility for the period commencing on the Closing Date and ending on the last day of the Availability Period applicable to the Original Revolving Facility; and

(ii)	the rate and for the period (if any) specified in the relevant Additional Facility Notice on that Additional Facility Lender's Available Commitment under the relevant Additional Facility.

(b)	Each accrued commitment fee is payable on:

(i)

the last day of each successive period of three (3) Months which ends during the Availability Period applicable to the Original Revolving Facility or Additional Facility (as applicable) provided that the Company may elect that accrued commitment fee shall instead be paid on (A) each Quarter Date or (B) the last date of each Interest Period applicable to a Facility B Loan;

(ii)	on the last day of the Availability Period applicable to the Original Revolving Facility or Additional Facility (as applicable); and

(iii)	if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

(c)	No accrued commitment fee shall be payable if the Closing Date does not occur.

(d)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

15.4	Agent and Security Agent fees

Birkenstock Group B.V. & CO. KG shall pay (on behalf of any member of the Group that benefits from the Facilities) (or procure there is paid) to the Agent and the Security Agent (in each case for its own account) a fee in the amount and at the times agreed in a Fee Letter.

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15.5	Interest, commission and fees on Ancillary Facilities

The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of (or its Affiliate which borrows) that Ancillary Facility based upon normal market rates and terms.

15.6	Defaulting Lenders

Unless otherwise agreed in writing by the Company, and notwithstanding anything to the contrary in the Finance Documents, no commitment fee or ticking fee shall accrue (or be payable) on the Available Commitment of a Lender whilst that Lender is a Defaulting Lender.

16.	TAXES

16.1	Tax Definitions

In this Agreement:

"Change of Law" means any change which occurs after the date of this Agreement or, if later, after the date on which the relevant Lender became a Lender pursuant to this Agreement (as applicable) in any law, regulation or treaty (or in the published interpretation, administration or application of any law, regulation or treaty) or any published practice or published concession of any relevant tax authority other than: (a) a change that occurs pursuant to or in connection with the adoption, ratification, approval or acceptance of the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting of 24 November 2016 in or by any jurisdiction, (b) any change arising in consequence of, or in connection with, the United Kingdom ceasing to be a member state of the EU, or (c) any amendments and/or updates of the list of jurisdictions included in (i) the Regulation low taxed states and noncooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-cooperatieve rechtsgebieden voor belastingdoeleinden) as referred to in article 1.2 of the Dutch Withholding Tax Act or (ii) the German Ordinance on the Implementation of Section 3 of the German Defence Act against noncooperative jurisdictions for tax purposes (Steueroasen-Abwehrverordnung).

"Dutch Borrower" means a Borrower incorporated or established under the laws of the Netherlands.

"Dutch Obligor" means an Obligor incorporated or established under the laws of the Netherlands.

"Dutch Low Tax Jurisdiction" means a "non-cooperative state or territory or a low tax jurisdiction" as set out in the list (updated annually) referred to in article 2a of the Dutch regulation covering low tax and non-cooperative jurisdictions (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden).

"Dutch Qualifying Lender" means, in respect of a payment by or in respect of a Dutch Obligor under a Finance Document, a Lender which is beneficially entitled (in the case of a Dutch Treaty Lender, within the meaning of the relevant Dutch Treaty) to interest payable in respect of an advance under a Finance Document and is:

(a)	a Lender which is a Dutch Treaty Lender; or

(b)

a Lender which fulfills the conditions imposed by Dutch law in order for a payment of interest not to be subject to (or as the case may be, exempted from) any Tax Deduction (other than pursuant to a Dutch Treaty).

"Dutch Treaty Lender" means in relation to a payment of interest by or in respect of a Dutch Obligor under a Finance Document, a Lender which:

(a)	is treated as a resident of a Dutch Treaty State for the purposes of the relevant Dutch Treaty and is entitled to the benefit of such Dutch Treaty;

(b)	does not carry on a business in the Netherlands through a permanent establishment with which that Lender's participation in the Loan is effectively connected;

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(c)

does not carry on a business through a permanent establishment in any other jurisdiction with which that Lender's participation in the Loan is effectively connected and as a result of which that Lender is not able to obtain an exemption from Tax imposed on interest by the Netherlands under the Treaty; and

(d)

fulfils any other conditions which must be fulfilled under the relevant Dutch Treaty and under Dutch domestic law in order to benefit from full exemption from Tax imposed by the Netherlands on interest payable to that Lender in respect of an advance under a Finance Document, including the completion of any necessary procedural formalities.

"Dutch Treaty State" means a jurisdiction having a double taxation agreement (a Dutch Treaty) in force with the Netherlands which makes provision for full exemption from Tax imposed by the Netherlands on interest.

"German Borrower" means a Borrower incorporated or established in Germany.

"German Qualifying Lender" means, in respect of a payment by or in respect of a German Obligor under a Finance Document, a Lender which is beneficially entitled (in the case of a German Treaty Lender, within the meaning of the relevant German Treaty) to interest payable to that Lender in respect of an advance under a Finance Document and is:

(a)	lending through a Facility Office in Germany; or

(b)	a German Treaty Lender.

"German Treaty Lender" means, in relation to a payment of interest by or in respect of a German Obligor under a Finance Document, a Lender which:

(a)	is treated as a resident of a German Treaty State for the purposes of the relevant German Treaty and is entitled to the benefit of such German Treaty;

(b)	does not carry on a business in Germany through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and

(c)

fulfils any other conditions which must be fulfilled under the relevant German Treaty and under German domestic law in order to benefit from full exemption from Tax imposed by Germany on interest payable to that Lender in respect of an advance under a Finance Document, including the completion of any necessary procedural formalities.

"German Treaty State" means a jurisdiction having a double taxation agreement (a "German Treaty") in force with Germany which makes provision for full exemption from Tax imposed by Germany on interest.

"IRS" means the United States Internal Revenue Service.

"Luxembourg Borrower" means a Borrower incorporated or established in Luxembourg.

"Luxembourg Qualifying Lender" means a Lender which is beneficially entitled (in the case of a Luxembourg Treaty Lender, within the meaning of the relevant Luxembourg Treaty) to interest payable to that Lender in respect of an advance under a Finance Document and is:

(a)

a Lender which fulfils the conditions imposed by Luxembourg law in order for a payment of interest not to be subject to (or as the case may be, exempted from) any Tax Deduction (other than pursuant to a Luxembourg Treaty); or

(b)	a Luxembourg Treaty Lender.

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"Luxembourg Treaty Lender" means, in relation to a payment of interest by or in respect of a Luxembourg Obligor under a Finance Document, a Lender which:

(a)	is treated as a resident of a Luxembourg Treaty State for the purposes of the relevant Luxembourg Treaty and is entitled to the benefit of such Luxembourg Treaty;

(b)	does not carry on a business in Luxembourg through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and

(c)

fulfils any other conditions which must be fulfilled under the relevant Luxembourg Treaty and under Luxembourg domestic law in order to benefit from full exemption from Tax imposed by Luxembourg on interest payable to that Lender in respect of an advance under a Finance Document, including the completion of any necessary procedural formalities.

"Luxembourg Treaty State" means a jurisdiction having a double tax agreement (a Luxembourg Treaty) in force with Luxembourg which makes provision for full exemption from Tax imposed by Luxembourg on interest payments.

"Other Tax Jurisdiction" means, in relation to any Borrower (other than a Luxembourg Borrower, a German Borrower, a Dutch Borrower or a US Borrower), the jurisdiction in which the Borrower is incorporated or organised.

"Other Treaty Lender" means, in respect of a payment by or in respect of a Borrower (other than a Luxembourg Borrower, a Dutch Borrower, a German Borrower or a US Borrower) under a Finance Document, a Lender which is beneficially entitled to interest payable by that Borrower in respect of an advance under a Finance Document and:

(a)	is treated as a resident of the relevant Other Treaty State for the purposes of the relevant Other Treaty and is entitled to the benefit of such Treaty;

(b)	does not carry on a business in the relevant Other Tax Jurisdiction through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and

(c)

fulfils any other conditions which must be fulfilled under the relevant Other Treaty and under relevant Other Tax Jurisdiction domestic law in order to benefit from full exemption from Tax imposed by the relevant Other Tax Jurisdiction on interest payable to that Lender in respect of an advance under a Finance Document such that any payment of interest may be made by the relevant Borrower to that Lender without a Tax Deduction imposed by the relevant Other Tax Jurisdiction on interest, including the completion of any necessary procedural formalities.

"Other Treaty State" means a jurisdiction having a double taxation agreement (an "Other Treaty") in force with the relevant Other Tax Jurisdiction which makes provision for full exemption from Tax imposed by that jurisdiction on interest.

"Protected Party" means a Finance Party which is or will be subject to a liability or required to make a payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

"Qualifying Lender" means:

(a)	a German Qualifying Lender;

(b)	a US Qualifying Lender;

(c)	a Luxembourg Qualifying Lender;

(d)	a Dutch Qualifying Lender; or

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(e)	a Lender which:

(i)	in respect of a payment by or in respect of a Borrower (other than a Luxembourg Borrower, a Dutch Borrower, a German Borrower or a US Borrower) under a Finance Document, is:

(A)	beneficially entitled to interest payable by the relevant Borrower (other than a Luxembourg Borrower, a Dutch Borrower, a German Borrower or a US Borrower) to that Lender; and

(B)

able to receive such interest payments in respect of the Facility from the relevant Borrower without a Tax Deduction imposed by the relevant Other Tax Jurisdiction by virtue of the fact that no such Tax Deduction is required under the laws of the relevant Other Tax Jurisdiction (including, for the avoidance of doubt, because an exemption applies) other than pursuant to an Other Treaty; or

(ii)	is an Other Treaty Lender,

(a Lender meeting the criteria set out in paragraphs (i) or (ii) above being an "Other Qualifying Lender").

"Tax Credit" means a credit against, refund of, relief or remission for, or rebate or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 16.3 (Tax Gross Up) or a payment under Clause 16.4 (Tax Indemnity).

"Treaty Lender" means a Luxembourg Treaty Lender, a Dutch Treaty Lender, German Treaty Lender or an Other Treaty Lender, as relevant.

"US Person" means a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code and includes an entity disregarded as separate from such a “United States person” for US federal income tax purposes.

"US Qualifying Lender" means, with respect to a Loan or Commitment extended to a US Borrower, a Lender which is entitled to receive all payments of interest payable to it under the Finance Documents without deduction or withholding of any US federal income (including, for the avoidance of doubt, withholding) Taxes or US federal backup withholding Taxes and has delivered to the US Borrower and Agent the applicable Withholding Form (accompanied by any applicable supplementary documentation) establishing such full exemption.

"Withholding Form" means a duly completed and executed copy of whichever of the following is applicable (including in each case any successor form):

(a)	IRS Form W-8BEN or W-8BEN-E, as applicable, that either:

(i)	establishes a complete exemption from US federal withholding tax under an applicable income tax treaty; or

(ii)	if such claim for exemption is based on the "portfolio interest exemption" under Section 881 of the Internal Revenue Code is accompanied by a certificate representing that such Lender is not:

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(A)	a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code;

(B)	a "10 percent shareholder" of any US Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code;

(C)	a "controlled foreign corporation" that is related to any US Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code; or

(D)	conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(a “US Tax Compliance Certificate”);

(b)	IRS Form W-8ECI;

(c)	IRS Form W-8EXP;

(d)	IRS Form W-9 certifying that the applicable Lender is not subject to US federal backup withholding; or

(e)

to the extent a non-US Lender is not the beneficial owner (for example, if such Lender is a partnership or a participating Lender), an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a US Tax Compliance Certificate, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the non-US Lender is a partnership and one or more direct or indirect partners of such non-US Lender are claiming the portfolio interest exemption, such non-US Lender may provide a US Tax Compliance Certificate on behalf of such direct and indirect partner(s); and/or

(f)

any other IRS form by which a person may claim complete exemption from US federal withholding (including backup withholding) tax on interest payments to that person accompanies by any supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the US federal withholding or deduction to be made.

16.2	Tax interpretation

Unless a contrary indication appears, in this Clause 16 a reference to determines or determined means a determination made in the discretion of the person making the determination acting reasonably and in good faith.

16.3	Tax Gross Up

(a)	All payments shall be made by each Obligor under each Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of any Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall promptly notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall promptly notify the Company and that Obligor.

(c)

If a Lender is aware that it is not, or ceases to be, a Qualifying Lender with respect to any jurisdiction relevant to such Lender, it shall promptly notify the Agent. If the Agent receives such notification from a Lender it shall promptly notify the Company. Without prejudice to the foregoing, each Lender shall promptly provide to the Agent (if requested by the Agent):

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(i)	a written confirmation that it is or, as the case may be, is not, a Qualifying Lender with respect to such jurisdiction; and

(ii)	such documents and other evidence as the Agent may reasonably require to support any confirmation given pursuant to sub-paragraph (i) above.

Until such time as a Lender has complied with any request pursuant to this paragraph (c), the Agent and each Obligor shall be entitled to treat such Lender as not being a Qualifying Lender with respect to such jurisdiction for all purposes under the Finance Documents.

(d)

Subject to the limitations and exclusions herein, if a Tax Deduction is required by law to be made by or on behalf of an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which, after any Tax Deductions, leaves an amount equal to the payment which would have been due had no Tax Deduction been required.

(e)

A payment by a Borrower that is not a Luxembourg Borrower, a Dutch Borrower, a German Borrower or a US Borrower (or Guarantor in respect of an amount due from such a Borrower) shall not be increased under paragraph (d) above by reason of a Tax Deduction imposed by an Other Tax Jurisdiction if, on the date the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been an Other Qualifying Lender with respect to the relevant Other Tax Jurisdiction, but on that date that Lender is not or has ceased to be such an Other Qualifying Lender, other than as a result of any Change of Law; or

(ii)

the Lender is an Other Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without a Tax Deduction had that Lender complied with its obligations under paragraph (m) below.

(f)

A payment by a German Borrower or a Guarantor in respect of an amount due from a German Borrower, shall not be increased under paragraph (d) above by reason of a Tax Deduction imposed by Germany if, on the date the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a German Qualifying Lender, but on that date that Lender is not or has ceased to be a German Qualifying Lender, other than as a result of any Change of Law; or

(ii)

the relevant Lender is a German Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without a Tax Deduction had that Lender complied with its obligations under paragraph (m) below.

(g)

A payment by a US Borrower or Guarantor in respect of an amount due from a US Borrower, shall not be increased under paragraph (d) above by reason of a Tax Deduction imposed by the US, if on the date on which the payment falls due:

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(i)

the payment could have been made to the relevant Lender without any Tax Deduction if the Lender had been a US Qualifying Lender, but on that date that Lender is not or has ceased to be a US Qualifying Lender (unless such Lender has ceased to be a US Qualifying Lender as a result of a Change of Law);

(ii)	the Tax Deduction is attributable to the relevant Lender's noncompliance with Clause 16.6 (Filings) or paragraphs (a)(ii), (b)(ii) or (c)(ii) of Clause 16.7 (Lender Status Confirmation); or

(iii)	such Tax Deduction is in respect of a Tax that, if imposed directly on the relevant Lender, would not be subject to indemnification pursuant to Clause 16.4 (Tax Indemnity).

(h)

A payment by a Luxembourg Borrower or Guarantor in respect of an amount due from a Luxembourg Borrower, shall not be increased under paragraph (d) above by reason of a Tax Deduction imposed by Luxembourg, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Luxembourg Qualifying Lender, but on that date the Lender is not or has ceased to be a Luxembourg Qualifying Lender other than as a result of any Change of Law; or

(ii)

the relevant Lender is a Luxembourg Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (m) below; or

(iii)

the payment is imposed by Luxembourg pursuant to the amended Luxembourg law of 23 December 2005 introducing a withholding tax on certain interest payments made to or for the benefit of Luxembourg tax resident individuals.

(i)

A payment by a Dutch Borrower or Guarantor in respect of an amount due from a Dutch Borrower, shall not be increased under paragraph (d) above by reason of a Tax Deduction imposed by the Netherlands, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Dutch Qualifying Lender, but on that date that Lender is not or has ceased to be a Dutch Qualifying Lender, other than as a result of any Change of Law;

(ii)

the relevant Lender is a Dutch Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without a Tax deduction had that Lender complied with its obligations under paragraph (n) below; or

the Tax Deduction is imposed by the Netherlands pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) in the form as at the date of this Agreement (or, where the relevant Lender becomes a party to this Agreement after the date of the Agreement, in the form as at that date), unless, if and to the extent, such Tax Deduction is imposed as a result of any Change of Law.

(j)

A Guarantor will not be obliged to make a payment or increased payment pursuant to this Clause 16.3 with respect to a payment by it of a liability due for payment by a Borrower to the extent that, had the payment been made by that Borrower, Tax would have been imposed on such payment for which that Borrower would not have been obliged to make a payment or increased payment pursuant to this Clause 16.3 because an exclusion under paragraphs (e), (f), (g), (h) or (i) applied.

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(k)

If an Obligor (or the Agent on behalf of a US Borrower) is required by law to make a Tax Deduction it shall make the Tax Deduction and any payment required in connection with that Tax Deduction in the time allowed by law and in the minimum amount required by law.

(l)

Within thirty (30) days after making either a Tax Deduction or a payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction or payment shall deliver to the Agent for the relevant Finance Party evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment has been made to the relevant Tax authority.

(m)

A Lender and each Obligor which makes a payment to which that Lender is entitled, shall co-operate in promptly completing or assisting with the completion of any forms, documents and procedural formalities and the provision of such information as, in each case, is necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction and maintain that authorisation where an authorisation expires or otherwise ceases to have effect.

(n)	If:

(i)	a Tax Deduction is required by law in respect of a payment made by or on account of an Obligor (the "Relevant Obligor") to a Lender under a Finance Document;

(ii)

the Relevant Obligor (or the Agent, if it is the applicable withholding agent) was unaware, and could not reasonably be expected to have been aware, that the Tax Deduction was required and as a result did not make the Tax Deduction or made a Tax Deduction at a reduced rate either in reliance on the notifications and confirmations provided by the relevant Finance Party pursuant to Clause 16.7 (Lender Status Confirmation) or because the Finance Party has not complied with its obligations under paragraphs (b) or (c) of this Clause 16.3; and

(iii)	the Relevant Obligor would not have been required to make an increased payment under paragraph (d) above in respect of that Tax Deduction,

then the Lender that received the payment in respect of which the Tax Deduction should have been made (or made at a higher rate) undertakes to promptly upon a written request by that Relevant Obligor (or the Agent) reimburse that Relevant Obligor (or the Agent) for the amount of the Tax Deduction that should have been made (and any penalty, interest and expenses payable or incurred in connection with any failure to pay or any delay in paying any of the same and only to the extent the Tax Deduction has not already been accounted for to the tax authority by the relevant Finance Party). Any member of the Group shall be entitled to set-off any amount or payment due from a Lender pursuant to this paragraph (n) against any amount or payment owed by a member of the Group (and, in the event of any such set-off by a member of the Group, for the purposes of the Finance Documents, the Agent or, as the case may be, the Security Agent shall treat such set-off as reducing only amounts due to the relevant Lender).

16.4	Tax Indemnity

(a)

The Company shall (or shall procure that an Obligor will), promptly on written demand by the Agent, pay (or procure there is paid) to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in relation to a payment received or receivable from an Obligor under a Finance Document.

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(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the laws of the jurisdiction (or any political subdivision thereof provided, that in the case of the US, such political subdivisions of the US shall refer only to a US state, the District of Columbia or a locality within a US state) in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)

under the laws of the jurisdiction (or any political subdivision thereof provided, that in the case of the US, such political subdivisions of the US shall refer only to a US state, the District of Columbia or a locality within a US state) in which that Finance Party's Facility Office or other permanent establishment or permanent representative is located in respect of amounts received or receivable in that jurisdiction (or in respect of amounts attributable to the permanent establishment); or

(C)

under the laws of the Netherlands, if and to the extent such Tax becomes payable as a result of any Finance Party having a substantial interest (aanmerkelijk belang) as defined in the Netherlands Income Tax Act 2001 (Wet inkomstenbelasting 2001) in an Obligor, if that Tax is imposed on or calculated by reference to the net or gross income or net or gross receipts received or receivable by that Finance Party or if that Tax is considered a franchise Tax (imposed in lieu of net income Tax) or a branch profits or similar Tax; or

(ii)	if and to the extent that a loss, liability or cost:

(A)	is compensated for by an increased payment pursuant to Clause 16.3 (Tax Gross Up);

(B)	would have been so compensated but was not so compensated solely because any of the exclusions in paragraphs (e), (f), (g), (h), (i) or (j) (inclusive) of Clause 16.3 (Tax Gross Up) applied;

(C)

 is suffered or incurred by a Lender and would not have been suffered or incurred if such Lender had been a Qualifying Lender in relation to the relevant Obligor at the relevant time, unless that Lender was not a Qualifying Lender at the relevant time as a result of a Change of Law;

(D)	is suffered or incurred by a Lender as a result of such Lender's failure to comply with its obligations under Clause 16.6 (Filings) or Clause 16.7 (Lender Status Confirmation);

(E)	relates to a FATCA Deduction required to be made by a Party;

(F)

(for the avoidance of doubt) is compensated for by Clause 16.8 (Stamp taxes) or Clause 16.9 (VAT) (or would have been so compensated for under that Clause but was not so compensated solely because any of the exceptions set out therein applied);

(G)	is increased as a result of the Protected Party not complying with paragraph (c) below; or

(H)	(for the avoidance of doubt) is suffered or incurred in respect of any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy).

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(c)

A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent on becoming aware of the event which will give, or has given, rise to the claim, following which the Agent will notify the Company and the affected Obligor.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 16.4, notify the Agent.

16.5	Tax Credits

(a)	If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(i)

a Tax Credit or similar Tax benefit is attributable either to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(ii)	that Finance Party or an Affiliate of such Finance Party has obtained and utilised that Tax Credit or similar Tax benefit either on a standalone or an affiliated basis,

that Finance Party and/or the applicable Affiliate shall promptly pay an amount to the Obligor which that Finance Party determines, providing such evidence to the Obligor in respect of such amounts as the Obligor may reasonably and in good faith request in writing and the Finance Party can reasonably provide, will leave it and/or the Affiliate of such Finance Party (as the case may be) (after that payment) in the same after-Tax position as it or they (as the case may be) would have been in had the Tax Payment not been required to be made by the Obligor.

(b)	The provisions of paragraph (a) above shall remain binding on each person which has received a Tax Payment notwithstanding that such person may have ceased to be a Party.

16.6	Filings

(a)

Each Lender shall promptly after becoming a Lender under this Agreement and from time to time thereafter submit such forms and documents, complete such other procedural formalities and take such other action as may be necessary (at any time) for each Obligor to obtain and maintain authorisation (at all times) to make payment to it under this Agreement without having to make a Tax Deduction (or, where it is not legally possible to obtain authorisation to make payment without a Tax Deduction, with the smallest Tax Deduction permitted by law). Notwithstanding anything to the contrary in the preceding sentence, solely with respect to the US, the completion, execution and submission of such forms, documentation, procedural formalities or other action (other than such forms and documentation set forth in paragraph (b) below) shall not be required if in the Lender's reasonable judgment such completion, execution, submission or other action would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(b)

Without limiting the generality of paragraph (a) above, with respect to a Loan or Commitment that is extended to a US Borrower, each Lender, on or before the date it becomes a Lender under this Agreement and thereafter if reasonably requested by the Agent or such US Borrower, provide to the Agent and to such US Borrower a duly completed and executed applicable Withholding Form. In addition, the Agent (or any successor Agent) shall, on or before the Date on which it becomes a Party, provide to such US Borrower duly completed and executed copies of IRS forms certifying that it is either (i) a US Person that is not subject to US federal backup withholding Tax or (ii) a "U.S. branch" within the meaning of US Treasury Regulation Section 1.1441-1(b)(2)(iv)(A) or "qualifying intermediary" that assumes primary withholding responsibility under Chapter 3 and Chapter 4 of the Internal Revenue Code and primary Form 1099 reporting and backup withholding responsibility for payments it receives for the account of others, with the effect that the Obligors will be entitled to make payments hereunder to the Agent (or any successor Agent) without withholding or deduction on account of US federal Taxes.

(c)

Each Lender agrees that if any documentation it previously delivered pursuant to this Clause 16.6 expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

16.7	Lender Status Confirmation

(a)

Each Lender which becomes a Party after the date of this Agreement shall indicate, in the Transfer Certificate, the Assignment Agreement, the Increase Confirmation or the Additional Facility Lender Accession Notice which it executes on becoming a Party which of the following categories it falls:

(i)	in respect of Germany:

(A)	not a German Qualifying Lender;

(B)	a German Qualifying Lender (other than a German Treaty Lender); or

(C)	a German Treaty Lender (on the assumption that all procedural formalities have been completed);

(ii)	in respect of the US:

(A)	not a US Qualifying Lender; or

(B)	a US Qualifying Lender;

(iii)	in respect of Luxembourg;

(A)	not a Luxembourg Qualifying Lender;

(B)	a Luxembourg Qualifying Lender (other than a Luxembourg Treaty Lender); or

(C)	a Luxembourg Treaty Lender (on the assumption that all procedural formalities have been completed);

(iv)	in respect of the Netherlands;

(A)	not a Dutch Qualifying Lender;

(B)	a Dutch Qualifying Lender (other than a Dutch Treaty Lender); or

(C)	a Dutch Treaty Lender (on the assumption that all procedural formalities have been completed);

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(v)	in respect of each Other Tax Jurisdiction (as relevant):

(A)	not an Other Qualifying Lender;

(B)	an Other Qualifying Lender (other than an Other Treaty Lender); or

(C)	an Other Treaty Lender (on the assumption that all procedural formalities have been completed).

(b)

Upon written request of the Company to an Original Lender (such request to be given no later than fifteen (15) Business Days before the first interest payment date), that Original Lender shall indicate to the Company and the Agent, before the first interest payment date, in which of the following categories it falls:

(i)	in respect of Germany:

(A)	not a German Qualifying Lender;

(B)	a German Qualifying Lender (other than a German Treaty Lender); or

(C)	a German Treaty Lender (on the assumption that all procedural formalities have been completed);

(ii)	in respect of the US:

(A)	not a US Qualifying Lender; or

(B)	a US Qualifying Lender;

(iii)	in respect of Luxembourg;

(A)	not a Luxembourg Qualifying Lender;

(B)	a Luxembourg Qualifying Lender (other than a Luxembourg Treaty Lender); or

(C)	a Luxembourg Treaty Lender (on the assumption that all procedural formalities have been completed).

(iv)	in respect of the Netherlands;

(A)	not a Dutch Qualifying Lender;

(B)	a Dutch Qualifying Lender (other than a Dutch Treaty Lender); or

(C)	a Dutch Treaty Lender (on the assumption that all procedural formalities have been completed);

(v)	in respect of each Other Tax Jurisdiction (as relevant):

(A)	not an Other Qualifying Lender;

(B)	an Other Qualifying Lender (other than an Other Treaty Lender); or

(C)	an Other Treaty Lender (on the assumption that all procedural formalities have been completed).

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(c)

If an Original Lender, a New Lender, an Increase Lender or an Additional Facility Lender fails to indicate its status in accordance with paragraphs (a) or (b) above (as applicable) then such Original Lender, New Lender, Increase Lender or Additional Facility Lender shall be treated for the purposes of this Agreement (including by the relevant Obligor) as if it is not:

(i)	a German Qualifying Lender (in the case of a failure to indicate its status under paragraph (a)(i) above or paragraph (b)(i) above);

(ii)	a US Qualifying Lender (in the case of a failure to indicate its status under paragraph (a)(ii) above or paragraph (b)(ii) above);

(iii)	a Luxembourg Qualifying Lender (in the case of a failure to indicate its status under paragraph (a)(iii) above or paragraph (b)(iii) above);

(iv)	a Dutch Qualifying Lender (in the case of a failure to indicate its status under paragraph (a)(iv) above or paragraph (b)(iv) above); and

(v)	an Other Qualifying Lender (in the case of a failure to indicate its status under paragraph (a)(v) or paragraph (b)(v) above),

until such time as it notifies the Agent and the Company which category applies. For the avoidance of doubt, a Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Facility Lender Accession Notice shall not be invalidated by any failure of a Lender to comply with paragraph (a) or this paragraph (c).

(d)	Such a Lender shall also specify:

(i)	in the indication as referred to in paragraphs (a) and (b) above in case of an Original Lender; or

(ii)

in case of a New Lender, Increase Lender or Additional Facility Lender in the Transfer Certificate, the Assignment Agreement, the Increase Confirmation or the Additional Facility Lender Accession Notice which it executes on becoming a Party, whether it is incorporated or established in (including through a permanent establishment) or acting through a Facility Office situated in a Dutch Low Tax Jurisdiction. For the avoidance of doubt, a Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Facility Lender Accession Notice shall not be invalidated by any failure of a Lender to comply with this paragraph (d).

16.8	Stamp taxes

The Company shall pay (or procure payment) and, promptly on demand, indemnify each Finance Party against any material cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration, documentary, excise, property transfer and other similar transfer Taxes payable in respect of any Finance Document except:

(a)	any such Tax payable in respect of an assignment, novation, transfer or sub-participation, sub-contract or other transfer of a Loan (or part thereof) by that Finance Party; or

(b)

to the extent that such stamp duty, registration, documentary, excise, property transfer or other similar Tax (including any Luxembourg registration duties (droits d'enregistrement)) becomes payable upon a voluntary registration made by any Party if such registration is not necessary to evidence, prove, maintain, enforce, compel or otherwise assert the rights of such Party or obligations of any Party under a Finance Document.

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16.9	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies and accordingly, subject to paragraph (a) below if VAT is or becomes chargeable on any supply or supplies made by any Finance Party to any Party under a Finance Document (i) if, such Finance Party is required to account to the relevant tax authority for the VAT, then that Party shall pay to such Finance Party (in addition to and at the same time as paying any other consideration for that supply or supplies) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party); or (ii) if such Party is required to directly account for such VAT under the reverse charge procedure provided for by article 44 of the Council Directive 2006/112/EC or section 7A of the United Kingdom Value Added Tax Act 1994, in each case as amended, or any relevant VAT provisions of the jurisdiction in which such Party receives such supply, then such Party shall account for the VAT at the appropriate rate.

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall reimburse or indemnify (as the case may be) such Finance Party against any VAT incurred by that Finance Party in respect of the costs or expenses, to the extent that the Finance Party reasonably determines that neither it nor any group of which it is a member for VAT purposes is entitled to credit or repayment in respect of the VAT from the relevant tax authority.

(d)

Any reference in this Clause 16.9 to any party shall, at any time when such party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the EU or any other similar provision in any jurisdiction which is not a member state of the EU)) (including, for the avoidance of doubt, in accordance with section 43 of the UK Value Added Tax Act 1994 or section 7 (4) of the Dutch Value Added Tax Act 1968 or article 60ter of the Luxembourg VAT law dated 12 February 1979, as amended) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

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(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

16.10	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

16.11	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

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(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)

If a Borrower is a US Tax Obligor or the applicable Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten (10) Business Days of:

(i)	where an Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where a Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date;

(iii)	the date a new US Tax Obligor accedes as a Borrower; or

(iv)	where a Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)	a withholding certificate on the applicable Withholding Form or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)

The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (a), (e) or (g) above without further verification to the extent permitted by applicable law. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

17.	INCREASED COSTS

17.1	Increased costs

(a)

Subject to Clause 17.3 (Exceptions), the Company shall, promptly on demand by the Agent, pay (or procure payment) for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)

the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or treaty after the date of this Agreement (or, if later, the date it became a Party);

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(ii)	compliance with any law or regulation or treaty made after the date of this Agreement (or, if later, the date it became a Party); or

(iii)

the implementation or application of, or compliance with, Basel III, Basel IV or CRD IV (each as defined in paragraph (b) of Clause 17.3 (Exceptions)) or any law or regulation that implements or applies Basel III, Basel IV or CRD IV.

(b)	In this Agreement:

"Increased Costs" means:

(a)	a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital;

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or providing an Additional Facility Notice or funding or performing its obligations under any Finance Document.

17.2	Increased cost claims

A Finance Party shall, as soon as reasonably practicable upon becoming aware of an event giving rise to a claim under this Clause 17.2 (Increased cost claims), notify the Agent and the Company of that event attaching a certificate:

(a)	(confirming the amount of the relevant claim and providing reasonable details of the circumstances giving rise to such claim and the calculation of such amount;

(b)	confirming that it is its policy to seek to recover such Increased Costs from other similar borrowers or guarantors in relation to similar facilities; and

(c)	confirming that it had not already taken such Increased Costs into account as part of its fees and pricing in connection with the Facilities.

17.3	Exceptions

(a)	Clause 17.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)

compensated for by Clause 16.4 (Tax Indemnity) or would have been compensated for under Clause 16.4 (Tax Indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 16.4 (Tax Indemnity) applied;

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(iv)

compensated for by Clause 16.8 (Stamp taxes) or Clause 16.9 (VAT) (or would have been so compensated for under that Clause but was not so compensated solely because any of the exceptions set out in the relevant Clause applied);

(v)

attributable to a change (whether of basis, timing or otherwise) in the Tax on the overall net income of the Finance Party (or any Affiliate of it) or of the branch or office through which it participates in any Utilisation;

(vi)	(for the avoidance of doubt) suffered or incurred in respect of any Bank Levy (or any payment attributable to, or any liability arising as a consequence of, a Bank Levy);

(vii)

attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment to Basel II arising out of Basel III) ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates));

(viii)

attributable to the implementation or application of, or compliance with, Basel III, Basel IV or CRD IV to the extent that a Finance Party knew about or could reasonably be expected to have known about the Increased Cost on or prior to the date on which it became a Finance Party;

(ix)	attributable to the breach by the Finance Party making such claim of any law, regulation or treaty or the terms of any Finance Document;

(x)

attributable to any penalty having been imposed by the relevant central bank or monetary or fiscal authority upon the Finance Party (or any Affiliate of it) making such claim by virtue of its having exceeded any country or sector borrowing limits or breached any directives imposed upon it; or

(xi)	not notified to the Agent or the Company in accordance with Clause 17.2 (Increased cost claims).

(b)	In this Agreement:

"Basel III" means:

(a)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated;

(b)

the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III.

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"Basel IV" means any guidelines and standards published by the Basel Committee on Banking Supervision regarding capital requirements, leverage ratio and liquidity standards applicable to banks, following Basel III.

"CRD IV" means "EU CRD IV" and "UK CRD IV".

"EU CRD IV" means:

(a)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(b)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

"UK CRD IV" means:

(a)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 548/2012 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the "Withdrawal Act");

(b)

the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and

(c)

direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act.

18.	OTHER INDEMNITIES

18.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, promptly on demand, indemnify the each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person (acting reasonably and in good faith) at the time of its receipt of that Sum, provided that if the amount produced or payable as a result of the conversion is greater than the relevant Sum due, the relevant Finance Party will, unless a Declared Default (and/or with respect to any Revolving Facility Lender) is continuing, refund any such excess amount to the relevant Obligor.

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(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2	Other indemnities

(a)

The Company shall (or shall procure that an Obligor will subject to the applicable Guarantee Limitations), promptly on demand (which demand shall be accompanied by reasonable calculations or details of the amount demanded) indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including, any cost, loss or liability arising as a result of Clause 32 (Sharing Among the Finance Parties);

(iii)

funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower (or the Company) in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv)	any prepayment payable by any Borrower under the Finance Documents not being paid after irrevocable notice of such prepayment has been made to the Agent.

(b)

The Company shall promptly on demand indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each an "Indemnified Person"), against any cost, loss, liability or expense (limited, in the case of legal fees and expenses, to one counsel to such Indemnified Persons taken as a whole and in the case of a conflict of interest, one additional counsel to the affected Indemnified Persons similarly situated, taken as a whole (and if reasonably necessary one local counsel in any relevant jurisdiction)) incurred by that Indemnified Person in connection with or arising out of litigation, arbitration, administrative proceedings or regulatory enquiry commenced or threatened relating to the Transaction, or the funding of the Transaction, except to the extent such cost, loss, liability or expense (x) resulted directly from fraud, the gross negligence or wilful misconduct of that Indemnified Person or results from such Indemnified Person breaching a term of, or not complying with, any of its obligations under the Finance Documents or any Confidentiality Undertaking given by the Indemnified Person, (y) resulted from or relates to any disputes solely among the Indemnified Persons and not arising out of any act or omission by any member of the Group or (z) for the avoidance of doubt, falls within any of the categories set out in paragraph (b) of clause 16.4 (Tax Indemnity) or clause 17.3 (Exceptions). This Clause 18.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. For the avoidance of doubt, Tax claims shall be governed exclusively by Clauses 16 (Taxes) and 17 (Increased Costs) of this Agreement.

(c)	If any event occurs in respect of which indemnification may be sought from the Company, the relevant Indemnified Person shall only be indemnified if it:

(i)

 notifies the Company in writing within a reasonable time after the relevant Indemnified Person becomes aware of such event provided that, in respect of any indemnification sought by the Security Agent (on its own behalf), a failure to notify the Company shall not relieve the Company from any liability that it may have under this Clause 18, except to the extent that the rights or defences of a member of the Group have been prejudiced by such failure;

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(ii)	consult with the Company fully and promptly with respect to the conduct of the relevant claim, action or proceeding;

(iii)

conducts such claim, action or proceeding properly and diligently (based on advice from its legal counsel, to the extent permitted by law and without being under any obligation to disclose any information which it is not lawfully permitted to disclose); and

(iv)	does not settle any such claim, action or proceeding without the Company's prior written consent (such consent not to be unreasonably withheld or delayed).

(d)	Notwithstanding any other provision in this Agreement, each Indemnified Person shall be entitled to rely on the indemnities contained in this Clause 18.2 as if it were a Party.

(e)

Neither (x) any Indemnified Person, nor (y) the Initial Investors, the Investors, the Company (nor, in each case, any of their respective Subsidiaries or Affiliates) shall be liable for any indirect, special, punitive or consequential losses or damages in connection with its activities related to the Facilities or the Finance Documents.

18.3	Indemnity to the Agent

The Company shall promptly on demand indemnify the Agent against any third party cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)

investigating any event which it reasonably believes is an Event of Default, provided that if after doing so it is established that the event or matter is not an Event of Default, such cost, loss or liability of investigation shall be for the account of the Lenders; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

18.4	Cost Details

Notwithstanding any other term of this Agreement or the other Finance Documents, no Obligor shall be required to pay any amount under any Finance Document (including any costs, indemnities or expenses) unless:

(a)

it has first been provided with reasonable details of the circumstances giving rise to such payment and of the calculation of the relevant amount (including where applicable, details of hours worked, rates and individuals involved); and

(b)	it has received satisfactory evidence (acting reasonably) that such amounts (including any costs, indemnities and expenses) have been properly incurred,

provided that paragraph (a) above shall not apply to Clause 20.3 (Enforcement and preservation costs) and paragraphs (a) and (b) above shall not apply to any costs or expenses to be paid to the Agent or the Security Agent or amounts paid under Clause 16.3 (Tax Gross Up). The Agent and the Security Agent shall provide documentary evidence of any fees, costs, expenses or other amounts, where applicable.

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19.	MITIGATION BY THE LENDERS

19.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available, a Lender not being obliged to fund or any amount becoming payable under or pursuant to, or cancelled pursuant to any of paragraph (a)(ii)(A) of Clause 4.5 (Utilisations during an Agreed Certain Funds Period), Clause 9.1 (Illegality), Clause 16 (Taxes) or Clause 17 (Increased Costs), including:

(i)

 obtaining and maintaining all necessary Authorisations (if any) required under all applicable laws and regulations to enable it to lawfully perform all of its obligations as contemplated by this Agreement and (with respect to a Lender) to fund, issue or maintain its participation in any Utilisation;

(ii)

assigning, transferring or sub-participating its rights and obligations under the Finance Documents to an appropriately authorised Affiliate or Related Fund which may lawfully perform all of its obligations as contemplated by this Agreement and (with respect to a Lender) which may lawfully fund, issue and maintain its participation in any Utilisation; and

(iii)

changing its Facility Office to a Facility Office that may lawfully perform all of its obligations as contemplated by this Agreement and (with respect to a Lender) which may lawfully fund, issue or maintain its participation in any Utilisation.

(b)	Paragraph (a) above does not in any way limit the obligations of the Company or any Obligor under the Finance Documents.

19.2	Limitation of liability

(a)

The Company shall (or shall procure that an Obligor shall) promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it in a material respect.

20.	COSTS AND EXPENSES

20.1	Transaction expenses

The Company shall promptly on demand pay (or procure payment to) the Agent and the Security Agent (and, in the case of the Security Agent, any Receiver or Delegate) the amount of all reasonable costs and expenses (including legal and notarial fees (subject to agreed caps, if any)) reasonably incurred by any of them (evidence of which shall be provided to the Company) in relation to the Transaction, the Finance Documents and the arrangement, negotiation, preparation, printing, execution and syndication and perfection of the Facilities and any other Finance Documents referred to in this Agreement up to a maximum amount agreed (if any).

20.2	Amendment costs

If (a) an Obligor requests an amendment, waiver, release or consent, or (b) an amendment or other step or action is required pursuant to Clause 2.2 (Additional Facilities), Clause 2.3 (Increase) or Clause 33.10 (Change of currency), the Company shall (or shall procure that a member of the Group will), promptly on demand, reimburse each of the Agent and the Security Agent for the amount of all reasonable third party costs and expenses (including legal and notarial fees) properly incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) (in each case, subject to agreed caps (if any)) in responding to, evaluating, negotiating or complying with that request or requirement.

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20.3	Enforcement and preservation costs

The Company shall, within five (5) Business Days of demand, pay (or procure payment) to each Secured Party the amount of all costs and expenses (including legal and notarial fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

20.4	Transfer costs and expenses

Subject to Clause 16.8 (Stamp taxes), notwithstanding any other term of this Agreement or the other Finance Documents, if a Finance Party assigns or transfers any of its rights, benefits or obligations under the Finance Documents or enters into any sub-participation, no member of the Group shall be required to pay any fees, costs, expenses or other amounts relating to, or arising in connection with, that assignment, transfer or sub-participation (including any transfer Taxes and any amounts relating to the registration, perfection or amendment of the Transaction Security during or after the date of this Agreement).

21.	GUARANTEES AND INDEMNITY

21.1	Guarantee and indemnity

(a)	Each Guarantor irrevocably and unconditionally jointly and severally and at all times subject to the Guarantee Limitations:

(i)	guarantees to each Finance Party punctual performance by each Obligor of all of that Obligor's obligations under the Finance Documents;

(ii)

undertakes with each Finance Party that whenever another Obligor does not pay any amount when due (allowing for any applicable grace period) under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(iii)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.

(b)	The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 21 if the amount claimed had been recoverable on the basis of a guarantee.

21.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

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21.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 21 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

21.4	Waiver of defences

(a)

Subject to the Guarantee Limitations, the obligations of each Guarantor under this Clause 21 will not be affected by an act, omission, matter or thing which, but for this Clause 21, would reduce, release or prejudice any of its obligations under this Clause 21 (whether or not known to it or any Finance Party) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(iii)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(v)

any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(vii)	any insolvency or similar proceedings.

21.5	Guarantor Intent

Without prejudice to the generality of Clause 21.4 (Waiver of defences) but subject to the Guarantee Limitations each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing Existing Debt; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

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21.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 21. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

21.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)

 in respect of any amounts received or recovered by any Finance Party after a claim pursuant to this guarantee in respect of any sum due and payable by any Obligor under this Agreement place such amounts in a suspense account (bearing interest at a market rate usual for accounts of that type) unless and until such moneys are sufficient in aggregate to discharge in full all amounts then due and payable under the Finance Documents.

21.8	Deferral of Guarantors' rights

(a)

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 21:

(i)	to be indemnified by an Obligor;

(ii)	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents;

(iii)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(iv)

 other than where the Finance Party has acted fraudulently or with wilful misconduct to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 21.1 (Guarantee and indemnity);

(v)	to exercise any right of set-off against any Obligor; and/or

(vi)	to claim or prove as a creditor of any Obligor in competition with any Finance Party,

in each case, unless the exercise of any such rights is necessary or advisable to avoid any risk of personal or criminal liability for any current or former Officer of that Guarantor.

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(b)

If a Guarantor receives any benefit, payment or distribution in relation to such rights, it shall, other than to the extent such Guarantor is permitted to retain such benefit, payment or distribution in accordance with the Intercreditor Agreement hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for, or if the concept of trust is not recognised in the jurisdiction of incorporation of that Guarantor, for the benefit of (to the extent it is able to do so in accordance with any law applicable to it) the Finance Parties and shall promptly pay or transfer the same, but subject to the Guarantee Limitations, to the Agent or as the Agent may direct for application in accordance with Clause 33 (Payment Mechanics).

21.9	Release of Guarantors' right of contribution

If any Guarantor (a "Retiring Guarantor") ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor or any of its Holding Companies then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)

 that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

21.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

21.11	Guarantee Limitations: General

(a)	Without limiting any specific exemptions set out below and notwithstanding any other provision of this Agreement or any other Finance Document to the contrary:

(i)

no Guarantor's obligations and liabilities under this Clause 21 and under any other guarantee or indemnity provision in a Finance Document (the "Guarantee Obligations") will extend to include any obligation or liability; and

(ii)	no Transaction Security granted by a Guarantor will secure any Guarantee Obligation,

if to the extent doing so would be unlawful financial assistance (including within the meaning of sections 678 or 679 of the Companies Act 2006 applicable to members of the Group incorporated in the United Kingdom or any equivalent provision of any other applicable law and notwithstanding any applicable exemptions and/or undertaking of any applicable prescribed whitewash or similar financial assistance procedures) in respect of the acquisition of shares in itself or its Holding Company or a member of the Group under the laws of its jurisdiction of incorporation.

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(b)

If, notwithstanding paragraph (a) above, the giving of the guarantee in respect of the Guarantee Obligations or Transaction Security would be unlawful financial assistance, then, to the extent necessary to give effect to paragraph (a) above (and only to the extent legally effective in the relevant jurisdiction), the obligations under the Finance Documents will be deemed to have been split into two tranches; "Tranche 1" comprising those obligations which can be secured by the Guarantee Obligations or Transaction Security without breaching or contravening relevant financial assistance laws and "Tranche 2" comprising the remainder of the obligations under the Finance Documents. The Tranche 2 obligations will be excluded from the relevant Guarantee Obligations.

21.12	Excluded Swap Obligations

(a)	Notwithstanding anything to the contrary in any Finance Document, the guarantee contained in this Clause 21 (Guarantees and Indemnity) does not apply to any Excluded Swap Obligation of any Guarantor.

(b)	In this Clause 21.12 (Excluded Swap Obligations):

"CEA" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Excluded Swap Obligation" means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the CEA or any rule, regulation or order of the US Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason to constitute an "eligible contract participant" as defined in the CEA and the regulations thereunder at the time the guarantee given by such Guarantor or the grant of such security interest becomes effective with respect to such Swap. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

"Swap" means any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the CEA.

"Swap Obligation" means, with respect to any person, any obligation to pay or perform under any Swap.

21.13	German Guarantee Limitation

(a)	Definitions

In this paragraph 21.13:

"AG" means (i) a stock corporation (Aktiengesellschaft, AG) incorporated under German law and/or (ii) a limited partnership (Kommanditgesellschaft) with a stock corporation (Aktiengesellschaft, AG) as general partner (Komplementär).

"AG Guarantor" means any Guarantor which is an AG, any SE Guarantor and any KGaA Guarantor.

"AktG" means the German Stock Corporation Act (Aktiengesetz, AktG).

"Auditor's Determination" means the determination pursuant to paragraph (c)(iv) below.

"BGB" means the German Civil Code (Bürgerliches Gesetzbuch, BGB).

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"DPLA" means a domination and/or profit and loss pooling agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) as defined in § 291 (1) AktG.

"EU Guarantor" means any limited liability company (or limited partnership with a limited liability company as its general partner) incorporated in a jurisdiction other than Germany whose centre of main interest (as that term is used in Article 3(1) of Regulation (EU) No. 2015/848 of 20 May 2015 on insolvency proceedings) is in Germany.

"German Guarantor" means any AG Guarantor, any GmbH Guarantor and any EU Guarantor.

"GmbH" means (i) a limited liability company (Gesellschaft mit beschränkter Haftung, GmbH) incorporated under German law and/or (ii) a limited partnership (Kommanditgesellschaft) with a limited liability company (Gesellschaft mit beschränkter Haftung, GmbH) as general partner (Komplementär).

"GmbH Capital Impairment" means the GmbH Net Assets of a GmbH Guarantor falling below the amount (Entstehung einer Unterbilanz) required to maintain that GmbH Guarantor's registered share capital (Stammkapital) or an increase of an existing shortage (Vertiefung einer Unterbilanz) of its registered share capital (Stammkapital) and thereby violating §§ 30, 31 GmbHG.

"GmbH Guarantor" means a Guarantor which is a GmbH.

"GmbH Net Assets" means the net assets (Reinvermögen) of a GmbH Guarantor calculated in accordance with § 42 GmbHG, §§ 242, 264 HGB and the generally accepted accounting principles applicable (Grundsätze ordnungsgemäßer Buchführung) from time to time in Germany as adjusted pursuant to paragraph (c)(vi) below.

"GmbHG" means the German Limited Company Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung, GmbHG).

"HGB" means the German Commercial Code (Handelsgesetzbuch, HGB)

"InsO" means the German Insolvency Code (Insolvenzordnung – InsO).

"KGaA" means a Guarantor which is a partnership limited by shares (Kommanditgesellschaft auf Aktien, KGaA).

"KGaA Guarantor" means a Guarantor which is a KGaA.

"Limited Obligation" means any guarantee and any other liability, indemnity or other payment obligation under this Clause 21.13 or any other provision of the Finance Documents.

"Limited Upstream Obligation" means any Limited Obligation if and to the extent such Limited Obligation secures or relates to liabilities which are owed by direct or indirect shareholders of the relevant Guarantor (upstream) or Subsidiaries of such shareholders (such Subsidiaries not to include the relevant Guarantor and the Subsidiaries of that relevant Guarantor) (cross-stream).

"Liquidity Impairment" means a German Guarantor being deprived of the liquidity necessary to fulfil its liabilities towards its creditors and thereby violating § 15b (5) InsO, § 278 (3) AktG and/or Art. 5 SE Regulation (as applicable to the relevant German Guarantor).

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"Management Notification" means the notification pursuant to paragraph (c)(iii) below.

"SE" means a European company (Europäische Gesellschaft, SE) incorporated under German law.

"SE Guarantor" means a Guarantor which is (i) an SE and/or (ii) a limited partnership (Kommanditgesellschaft) with a SE as general partner (Komplementär).

"SE Regulation" means Council Regulation (EC) No 2157/2001 of 8 October 2001 on the Statute for a European company (SE).

(b)	AG Guarantee Limitation Language

(i)

Save as set out otherwise in this paragraph (b), the Finance Parties shall not enforce, and any AG Guarantor shall have a defence (Einrede) against any Limited Upstream Obligation of such AG Guarantor or of any Guarantor that is a subsidiary of such AG Guarantor.

(ii)

Any Limited Upstream Obligation granted by such AG Guarantor or by any Subsidiary of that AG Guarantor shall be enforceable (vollstreckbar) if at the time of enforcement of the Limited Upstream Obligation a DPLA (either directly or indirectly through an unbroken chain of domination and/or profit transfer agreements) exists between the relevant AG Guarantor whose obligations are secured by the relevant Limited Upstream Obligation as dominating company (herrschendes Unternehmen) and the relevant AG Guarantor as a dominated company (beherrschtes Unternehmen), provided that:

(A)	the AG Guarantor is a Subsidiary of the relevant Obligor whose obligations are secured by the relevant Limited Upstream Obligation; or

(B)

the AG Guarantor and the relevant Obligor whose obligations are secured by the relevant Limited Upstream Obligation are both Subsidiaries of a joint (direct or indirect) parent company with such parent company as dominating entity (herrschendes Unternehmen), in each case unless the mere existence of such a DPLA does not lead to the inapplicability of § 57 (1) and § 71a AktG (in connection with § 278 (3) AktG and/or Art. 5 SE Regulation, as applicable) as explicitly confirmed with reasons (and not, for example, as an obiter dictum) by the Federal Court of Justice (Bundesgerichtshof) in a third party case; and the loss compensation claim (Verlustausgleichsanspruch) of the AG Guarantor under such a DPLA would not be, or cannot be expected to be, fully valuable and recoverable (vollwertig) in the balance sheet of the AG Guarantor.

(iii)

Any Limited Upstream Obligation granted by such AG Guarantor or by any Subsidiary of that AG Guarantor shall be enforceable (vollstreckbar) if and to the extent such Limited Upstream Obligation is covered (gedeckt) by a fully valuable and recoverable consideration or recourse claim (vollwertiger Gegenleistungs- oder Rückgewähranspruch) of the AG Guarantor against the affiliate whose obligations are secured by the relevant Limited Upstream Obligation and would therefore not lead to a violation of § 57 (1) AktG (in connection with § 278 (3) AktG and/or Art. 5 SE Regulation, as applicable), in each case unless it would lead to a violation of § 71a AktG.

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(iv)	Any Limited Upstream Obligation granted by such AG Guarantor or by any Subsidiary of that AG Guarantor shall be enforceable (vollstreckbar) if and to the extent:

(A)	an amount utilised under this Agreement is applied for the repayment, prepayment or other refinancing of any financial indebtedness of such AG Guarantor or Subsidiary of such AG Guarantor; and

(B)	such exception does not lead to a violation of § 57 (1) or § 71a AktG (in connection with § 278 (3) AktG and/or Art. 5 SE Regulation, as applicable).

(v)

For the avoidance of doubt, the limits set out in this paragraph (b) shall no further apply from the date the relevant AG Guarantor is no longer incorporated as an AG unless such Guarantor is a Subsidiary of another AG Guarantor in which case this paragraph (b) shall apply in a way that the relevant Guarantor shall be treated as a Subsidiary of that other AG Guarantor in accordance with this paragraph (b). In such event, the limitations set out in this paragraph (b) shall not apply to the Limited Upstream Obligation granted by that Guarantor in respect of any liabilities which are owed by that other AG Guarantor or any of its Subsidiaries.

(c)	GmbH Guarantee Limitation Language

(i)

Save as set out in this paragraph (c), the Finance Parties shall not enforce, and any GmbH Guarantor (and/or relevant subsidiary of a GmbH Guarantor) shall have a defence (Einrede) against, any Limited Upstream Obligation if and to the extent a discharge (Erfüllung) or enforcement (Vollstreckung) in respect of a Limited Upstream Obligation would cause a GmbH Capital Impairment to occur.

(ii)	The restrictions in paragraph (i) shall not apply:

(A)	if and to the extent the Limited Upstream Obligation of the GmbH Guarantor secures any indebtedness under any Finance Document in respect of:

(1)	loans to the extent such loans are (directly or indirectly) on-lent or otherwise passed on to the relevant GmbH Guarantor or its Subsidiaries; or

(2)	bank guarantees or letters of credit that are issued for the benefit of any of the creditors of the GmbH Guarantor or the GmbH Guarantor's Subsidiaries,

in each case, to the extent that any such on-lending or otherwise passing on or bank guarantees or letters of credit are still outstanding at the time of the enforcement of the relevant Limited Upstream Obligation; for the avoidance of doubt, nothing in this paragraph (ii) shall have the effect that such on-lent amounts may be enforced multiple times (no double dip);

(B)

if, at the time of enforcement of the Limited Upstream Obligation, a DPLA (either directly or indirectly through an unbroken chain of domination and/or profit transfer agreements) exists between the relevant Obligor whose obligations are secured by the relevant Limited Upstream Obligation as dominating company (herrschendes Unternehmen) and the relevant GmbH Guarantor as a dominated company (beherrschtes Unternehmen), provided that:

(1)	the GmbH Guarantor is a Subsidiary of the relevant Obligor whose obligations are secured by the relevant Limited Upstream Obligation; or

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(2)

the GmbH Guarantor and the relevant Obligor whose obligations are secured by the relevant Limited Upstream Obligation are both Subsidiaries of a joint (direct or indirect) parent company with such parent company as dominating entity (herrschendes Unternehmen), in each case unless the mere existence of such DPLA does not lead to the inapplicability of § 30 (1) sentence 1 GmbHG;

(C)

 if and to the extent any payment under the Limited Upstream Obligation is covered (gedeckt) by a fully valuable and recoverable consideration or recourse claim (vollwertiger Gegenleistungs- oder Rückgewähranspruch) of the GmbH Guarantor against the relevant Obligor whose obligations are secured by the relevant Limited Upstream Obligation; or

(D)

 if the relevant GmbH Guarantor has not complied with its obligations pursuant to paragraphs (iii) and/or (iv) (as applicable) below; however, if and to the extent that the relevant Limited Upstream Obligation has been enforced without regard to the restrictions contained in this paragraph (c) because the Management Notification and/or the Auditor's Determination has not (or not in a timely manner) been delivered pursuant to paragraphs (iii) and/or (iv) (as applicable) below, but the Auditor's Determination has then been delivered within four (4) months from its due date in accordance with paragraphs (iv) below, the Finance Parties shall upon demand of the GmbH Guarantor to the Agent repay any amount received from the GmbH Guarantor which pursuant to the Auditor's Determination would not have been available for enforcement, if the Auditor's Determination had been delivered in a timely manner.

(iii)	If the relevant GmbH Guarantor does not notify the Agent within fifteen (15) Business Days after the making of a demand against that GmbH Guarantor under the relevant Limited Upstream Obligation:

(A)	to what extent such Limited Upstream Obligation is an upstream or cross-stream guarantee or indemnity; and

(B)

to what extent a GmbH Capital Impairment would occur as a result of an enforcement of the Limited Upstream Obligation (setting out in reasonable detail the amount of its GmbH Net Assets, providing an up-to-date pro forma balance sheet), then the restrictions set out in paragraph (i) above shall cease to apply until a Management Notification has been provided.

(iv)

 if the Agent disagrees with the Management Notification, it may within twenty (20) Business Days of its receipt, request the relevant GmbH Guarantor to provide to the Agent within forty-five (45) Business Days of receipt of such request a determination by the Auditors or any other auditors of international standard and reputation appointed by the GmbH Guarantor (at its own cost and expense) setting out in reasonable detail the amount in which the payment and/or enforcement under the Limited Upstream Obligation would cause a GmbH Capital Impairment subject to the terms set out under this paragraph (c). Save for manifest errors, the Auditor's Determination shall be binding on all parties.

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(v)

 If, after it has been provided with an Auditor's Determination which prevented it from demanding any or only partial payment under the Limited Upstream Obligation, the Agent ascertains in good faith that the financial conditions of the GmbH Guarantor as set out in the Auditor's Determination has substantially improved, the Agent (acting reasonably) may, at the GmbH Guarantor's cost and expense, arrange for the preparation of an updated balance sheet of the GmbH Guarantor by applying the same principles that were used for the preparation of the Auditor's Determination by the auditors who prepared the Auditor's Determination in order for such Auditors to determine whether (and, if so, to what extent) the GmbH Capital Impairment has been cured as result of the improvement of the financial condition of the GmbH Guarantor. The Agent may not arrange for the preparation of an Auditor's Determination prior to the expiry of three (3) months from the date of the issuance of the preceding Auditor's Determination. The Agent may only demand payment under the Limited Upstream Obligation to the extent the Auditors determine that the GmbH Capital Impairment have been cured.

(vi)	The GmbH Net Assets shall be adjusted as follows:

(A)

 the amount of any increase in the registered share capital of the relevant GmbH Guarantor which was carried out after the relevant GmbH Guarantor became a Party and made from retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) shall be deducted from the amount of the registered share capital (Stammkapital) of the relevant GmbH Guarantor if it is expressly prohibited under the Finance Documents and has been carried out without the prior written consent of the Agent;

(B)	the amount of non-distributable assets according to § 253 (6) HGB shall not be included in the calculation of GmbH Net Assets;

(C)	the amount of non-distributable assets according to § 268 (8) HGB shall not be included in the calculation of GmbH Net Assets;

(D)	the amount of non-distributable assets according to § 272 (5) HGB shall not be included in the calculation of GmbH Net Assets; and

(E)	loans or other liabilities incurred by the relevant GmbH Guarantor in willful or grossly negligent violation of the Finance Documents shall not be taken into account as liabilities.

(vii)

Where a GmbH Guarantor claims in accordance with the provisions of this paragraph (c) that the Guarantee can only be enforced in a limited amount, it shall realise, to the extent lawful and within reasonable opinion commercially justifiable, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets and are not necessary for the relevant GmbH Guarantor's business (nicht betriebsnotwendig).

(d)	Liquidity Impairment Limitation Language

(i)

Save as set out in this paragraph (d), the Finance Parties shall not enforce, and any German Guarantor shall have a defence (Einrede) against, any Limited Upstream Obligation if and to the extent a payment and/or enforcement in respect of a Limited Upstream Obligation would cause a Liquidity Impairment for such German Guarantor.

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(ii)	Paragraphs (c)(iii), (c)(iv), (c)(v) and (c)(vii) above (including the repayment contemplated in paragraph (c)(ii)(D) above) shall apply mutatis mutandis to the restriction in paragraph (i) above.

(e)

Where the provisions of this Clause 21.13 apply to a limited partnership (Kommanditgesellschaft), all references to the assets of a German Guarantor shall mutatis mutandis include a reference to the assets of the general partner (Komplementär) of such limited partnership (Kommanditgesellschaft).

(f)

In addition to the restrictions set out in paragraphs (b) through (e) above, if a German Guarantor demonstrates that, according to the decisions of the German Federal Supreme Court (Bundesgerichtshof) or a higher regional court of appeals (Oberlandesgericht), the payment under and/or enforcement of any Limited Upstream Obligation against such German Guarantor would result in personal liability of its managing director(s) (Geschäftsführer) or director(s) (Vorstände) for a reimbursement of payments and/or enforcements made under any Limited Upstream Obligation (including, without limitation, pursuant to §§ 30, 31, 43 GmbHG, § 93 AktG, § 15b InsO and/or § 826 BGB), the German Guarantor shall have a defence (Einrede) against the Limited Upstream Obligation to the extent required in order not to incur such liability.

(g)

The restrictions set out in this Clause 21.13 do not affect the rights of the Finance Parties to claim any outstanding amount again at a later point in time if and to the extent the restrictions set out in this Clause 21.13 would allow such claim at that later point in time.

(h)

For the avoidance of doubt, the validity and enforceability of any Limited Upstream Obligation granted by a German Guarantor or of any subsidiary of a German Guarantor in respect of any borrowing liabilities which are owed by German Guarantor or any of its subsidiaries shall not be limited under this Clause 21.13.

(i)

Nothing in this Clause 21.13 shall prevent the Agent or a German Guarantor from claiming in court that payments under and/or an enforcement of the Limited Upstream Obligations do or do not fall within the scope of §§ 30, 31, 43 GmbHG, §§ 57, 71a, 93, 278 (3) AktG, § 15b (5) InsO, Art. 5 SE Regulation and/or § 826 BGB (as applicable).

(j)	Nothing in this Clause 21.13 shall constitute a waiver (Verzicht) of any right granted under this Agreement or any other Finance Document to the Agent or any Finance Party or vice versa.

(k)

Each reference in this Clause 21.13 to a statutory provision shall be construed to be a reference to the relevant equivalent statutory provision (if any) as amended, re-enacted or replaced from time to time.

(l)	Notwithstanding anything to the contrary in this Agreement, this Clause 21.13 and any rights and/or obligations arising out of it shall be governed by, and construed in accordance with, German law.

21.14	Luxembourg Guarantee Limitation

(a)

The Guarantee Obligations of any Luxembourg Obligor for the obligations of any other Obligor which is not a direct or indirect Subsidiary of the relevant Luxembourg Obligor shall be limited at any time to an aggregate amount not exceeding the higher of:

(i)

ninety five (95) per cent. of such Luxembourg Obligor's capitaux propres (as referred to in article 34 of the Luxembourg law dated 19 December 2002 on the commercial register and annual accounts, as amended (the "2002 Law"), and as implemented by the Grand-Ducal regulation dated 18 December 2015 setting out the form and the content of the presentation of the balance sheet and profit and loss account (the "Regulation")), increased by the amount of any Intra-Group Liabilities each as reflected in that Luxembourg Obligor's most recent financial statements and prior to the delivery of the first financial statements, other relevant documents available to the Agent and determined as at the date of this Agreement, and

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(ii)

ninety five (95) per cent. of such Luxembourg Obligor's capitaux propres (as referred to in article 34 of the 2002 Law as implemented by the Regulation), increased by the amount of any Intra-Group Liabilities each as reflected in that Luxembourg Obligor's most recent financial statements and prior to the delivery of the first financial statements, other relevant documents available to the Agent and determined as at the date on which a demand is made under the guarantee.

(b)

For the purpose of this Clause 21.14, "Intra-Group Liabilities" shall mean any amounts owed by the Luxembourg Obligor to any other member of the Group and that have not been financed (directly or indirectly) by a borrowing under the Finance Documents.

(c)	The above limitation shall not apply:

(i)	in respect of any amounts due under the Finance Documents by an Obligor which is a direct or indirect Subsidiary of that Luxembourg Obligor; or

(ii)

in respect of any amounts due under the Finance Documents by an Obligor which is not a direct or indirect subsidiary of that Luxembourg Obligor and which have been on-lent to or made available by whatever means, directly or indirectly, to that Luxembourg Obligor or any of its direct or indirect Subsidiaries.

(d)

The amounts due by each Luxembourg Obligor under this Clause 21 shall be reduced by any amount paid by such Luxembourg Obligor pursuant to or under any other guarantee granted by it under any other Finance Documents.

(e)

Notwithstanding anything to the contrary, no Luxembourg Obligor guarantees any amounts due under the Finance Documents if and to the extent the granting of a guarantee for such amounts would constitute an unlawful financial assistance violating article 1500-7 of the Luxembourg law dated 10 August 1915 on commercial companies, as amended.

21.15	Certain US Limitations

(a)

Notwithstanding anything contained in this Agreement or any Finance Document, none of the following entities shall be required to guarantee the obligations of any US Obligor under any Finance Document: (A) any CFC, (B) any FSHCO, (C) any Subsidiary of a CFC or a FSHCO and (D) any other member of the Group if its guarantee could, as determined by the Company (acting reasonably and in good faith), result in material adverse US tax, accounting or regulatory consequences for any member of the Group or any of its direct or indirect owners including the Investors.

(b)

Notwithstanding anything contained in this Agreement or any Finance Document, no obligations under any Finance Document may be secured by: (i) any assets of a CFC, a FSHCO or a Subsidiary of a CFC or a FSHCO (including any equity interests held directly or indirectly by a CFC or a FSHCO), (ii) a pledge or other security interest in equity interests in a CFC or FSHCO in excess of sixty-five (65) per cent. of such equity interests or (iii) any other assets to the extent the security in such assets could, as determined by the Company (acting reasonably and in good faith), result in material adverse US tax, accounting or regulatory consequences to any member of the Group or any of its direct or indirect owners (including the Investors).

(c)

Notwithstanding anything contained in this Agreement or any other Finance Document, the obligations of each Obligor under this Agreement or any other Finance Document shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Agreement or any other Finance Document subject to avoidance as a fraudulent transfer or conveyance under section 548 of the Bankruptcy Code or any comparable provisions of any similar federal or state law.

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(d)

Without prejudice to any of the other provisions of this Agreement or any other Finance Document and subject to paragraphs (a), (b) and (c) above, each Party agrees that, in the event any payment or distribution is made on any date by an Obligor under this Clause 21, each such Obligor shall be entitled to be indemnified by each other Guarantor in an amount equal to such payment, in each case multiplied by a fraction of which the numerator shall be the net worth of the contributing Obligor and the denominator shall be the aggregate net worth of all Obligors provided, that all rights of indemnity, contribution or subrogation of the Guarantors under applicable law or otherwise shall be fully subordinated to the payment in full of all amounts outstanding under the Finance Documents (other than contingent obligations not due and owing).

21.16	Additional Guarantee Limitations

The guarantee of any Additional Guarantor is subject to any limitations relating to that Additional Guarantor on the amount guaranteed or to the extent of the recourse of the beneficiaries of the guarantee which is set out in the Accession Deed applicable to such Additional Guarantor (which may include any amendment to the terms of any limitations set out in this Clause 21) and agreed with the Agent (acting reasonably in accordance with the Agreed Security Principles).

22.	REPRESENTATIONS AND WARRANTIES

Each Obligor (or (x) in the case of Clause 22.13 (Investment Company Act), each US Borrower in respect of itself only and (y) in the case of Clause 22.15 (ERISA), each US Obligor in respect of itself only) represents and warrants to each of the Finance Parties (at the times specified in Clause 22.16 (Repetition)) that:

22.1	Status

(a)

It is duly incorporated (or, as the case may be, organised or established) and validly existing under the laws of its jurisdiction of its incorporation (or, as the case may be, organisation or establishment).

(b)

It has the power to own its material assets and carry on its material business substantially as it is now being conducted, save to the extent that failure to do so would not have a Material Adverse Effect.

22.2	Binding obligations

Subject to the Legal Reservations and the Perfection Requirements, the obligations expressed to be assumed by it under each Finance Document to which it is a party constitute its legal, valid, binding and enforceable obligations to the extent that a failure to do so would have a Material Adverse Effect.

22.3	Non-conflict with other obligations

Subject to the Legal Reservations and the Perfection Requirements, the entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not contravene:

(a)	any law or regulation applicable to it in any material respect; or

(b)	its constitutional documents in any material respect,

in each case, to an extent which would have a Material Adverse Effect.

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22.4	Power and authority

It has (or will have on the relevant date(s)) the power to enter into and perform, and has taken all necessary action to authorise its entry into and performance of, each of the Finance Documents to which it is a party or will be a party and to carry out the transactions contemplated by those Finance Documents to the extent failure to do so would have a Material Adverse Effect.

22.5	Validity and admissibility in evidence

Subject to the Legal Reservations and Perfection Requirements, all material Authorisations required by it in order:

(a)	to enable it to enter into, exercise its rights and comply with its material obligations under the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected (or will have been at the date required by the relevant Finance Document) and are (or will be) in full force and effect, in each case to the extent that failure to have such Authorisations would have a Material Adverse Effect.

22.6	Governing law and enforcement

(a)

Subject to the Legal Reservations, the choice of governing law of the Finance Documents as expressed in such Finance Document will be recognized in its jurisdiction of incorporation to the extent failure to do so would have a Material Adverse Effect.

(b)

Subject to the Legal Reservations and the Perfection Requirements, any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognized and enforced in its Relevant Jurisdictions to the extent failure to do so would have a Material Adverse Effect.

22.7	Filing and stamp taxes

Subject to the Legal Reservations and Perfection Requirements, under the laws of its Relevant Jurisdiction it is not necessary that any stamp, registration, notarial or similar Tax be paid on or in relation to any Finance Documents except for:

(a)

the notarization of any German law share/stock/interest pledge agreements that might be notarized from time to time, it being understood that this Clause 22.7 does not extend to assignments or transfers made pursuant to Clause 27 (Changes to the Lenders) or, as the case may be, to the enforcement of Transaction Security and it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction and except for any filing, recording or enrolling which is referred to in any Legal Opinion (in particular the notarization of any German law share/stock/interest pledge agreements) and which will be made within the period allowed by applicable law and the relevant Finance Document; or

(b)

 registration of the Finance Documents with the Administration de l'Enregistrement et des Domaines et de la TVA in Luxembourg, which may be required if such Finance Documents are either attached as an annex to an act that itself is subject to mandatory registration or deposited in the minutes of a notary.

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22.8	No litigation

No litigation, arbitration, administrative proceeding of or before any court, arbitral body or agency which is reasonably likely to be materially adversely determined and which, if materially adversely determined, would have a Material Adverse Effect has been started or, to the best of its knowledge is threatened, or is pending against it or any member of the Group.

22.9	Taxation

(a)

No claims are being made or asserted against it with respect to Taxes which have not been reflected in the most recent Financial Statements delivered to the Agent pursuant to Clause 23.1 (Financial Statements) which are reasonably likely to be determined adversely to it and which, if so adversely determined, and after taking into account any indemnity or claim against any third party with respect to such claim, would have a Material Adverse Effect.

(b)	It is not overdue in the payment of any amount in respect of Tax (taking into account any extension or grace period) save, in each case, to an extent that would not have a Material Adverse Effect.

22.10	Pari passu ranking

Subject to any applicable Legal Reservations, its payment obligations under each of the Finance Documents (except pursuant to a Notifiable Debt Purchase Transaction) rank at least pari passu in right and priority of payment with all of its other present unsecured and unsubordinated indebtedness (actual or contingent) except indebtedness preferred by laws of general application.

22.11	No default

No Event of Default and, on the date of this Agreement and the Closing Date, no Default is continuing or is reasonably likely to result from the making of any utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

22.12	Anti-Corruption law and Sanctions

(a)	Within the prior five (5) years, it has conducted its businesses in compliance with applicable Anti-Corruption Laws, applicable Anti-Money Laundering Laws, and applicable Sanctions.

(b)

Neither it, or any of its directors, officers, or to the Parent’s knowledge after having made due and careful enquiry, employees or any of its agents that will act in any capacity in connection with or who will benefit from the Facilities:

(i)	is a Restricted Person;

(ii)	has directly or, to its knowledge, indirectly engaged in any transaction, activity or conduct that could reasonably be expected to result in its being designated as a Restricted Person; and/or

(iii)	has received written notice of any claim, action, suit, proceedings or investigation involving it with respect to applicable Sanctions.

(c)	No Loan, use of proceeds or other transaction contemplated by this Agreement will violate applicable Anti-Corruption Laws, applicable Anti-Money Laundering Laws or applicable Sanctions.

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(d)

Neither it nor, to the Parent's knowledge, any of its directors, officers, agents, employees or Affiliates is the target of Sanctions, or is located or organised within a Sanctioned Country in violation of applicable Sanctions.

(e)

This Clause 22.12 shall not be interpreted or applied in relation to any Holding Company, any other Obligor or any member of the Group or any Finance Party to the extent that the obligations under this Clause 22.12 would violate or expose such entity or any directors, officer or employee thereof to (i) any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time in the European Union (and/or any of its member states) that are applicable to such entity (including EU Regulation (EC) 2271/96) or (ii) violation or conflict with section 7 foreign trade rules (AWV) (Außenwirtschaftsverordnung).

22.13	Investment Company Act

Except as would not result in a Material Adverse Effect, no US Borrower is required to be registered as an "investment company" under the Investment Company Act of 1940 (as amended).

22.14	Margin Regulations

No proceeds of any Loans or drawings under any Letter of Credit will be used for any purpose that will violate the provisions of Regulation U of the Board of Governors of the United States Federal Reserve System (as from time to time in effect and any successor to all or a portion thereof).

22.15	ERISA

(a)	No ERISA Event has occurred or is continuing that would, individually or in the aggregate, result in a Material Adverse Effect.

(b)

Each Employee Plan has been operated and administered in accordance with its terms, ERISA, the Internal Revenue Code and applicable law, and is in compliance in form with ERISA and the Internal Revenue Code (including, where intended to be qualified under Section 401(a) of the Internal Revenue Code, such Employee Plan has been determined by the IRS to be so qualified or is in the process of being approved by the IRS) and all other applicable federal, state or local laws and regulations save where any failure to comply would not, individually or in the aggregate, have a Material Adverse Effect

(c)

There are no actions, suits or claims pending against or involving an Employee Plan (other than routine claims for benefits) or, to the knowledge of any US Obligor or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Employee Plan and, if so asserted successfully, would either singly or in the aggregate to have a Material Adverse Effect.

(d)

To the knowledge of each US Obligor and each ERISA Affiliate, no Multiemployer Plan is insolvent for purposes of Title IV of ERISA, except where any such insolvency would not have a Material Adverse Effect.

22.16	Repetition

(a)

The representations and warranties contemplated in this Clause 22 shall be made on the date of this Agreement and on the Closing Date except that the representation and warranties set out in Clause 22.13 (Investment Company Act), Clause 22.14 (Margin Regulations) and Clause 22.15 (ERISA) shall also be made by an US Obligor on the date it becomes a Party.

(b)

The representations and warranties made by the Obligors as set out in Clauses 22.1 (Status) to Clause 22.6 (Governing law and enforcement) and Clause 22.10 (Pari passu ranking) (such representations and warranties being the "Repeating Representations") shall be deemed to be repeated by reference to the facts and circumstances existing on such date on each Utilisation Date and on the first day of each Interest Period (other than with respect to a Rollover Loan).

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(c)	The Repeating Representations shall in addition be repeated in relation to the relevant Additional Obligor on each date on which it becomes an Obligor.

(d)	Notwithstanding any other provisions to the contrary in this Clause 22:

(i)

 the representations and warranties set out in this Clause 22 shall be qualified by all of the information included in any due diligence report delivered to the Agent from time to time (in each case including any annexes thereto), the Original Financial Statements and the Transaction Documents and any other information disclosed to the Original Lenders or the Agent in writing prior to the later of the date of this Agreement;

(ii)

the representations and warranties set out in this Clause 22 are made so far as the relevant Obligor is aware and shall not extend to matters beyond such awareness (which shall not include the knowledge and/or awareness of any other member of the Group or their management); and

(iii)	any representation or warranty made on or prior to the Closing Date shall not be deemed to be made in respect of any matters relating to the Group.

23.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 23 shall continue for so long as any sum remains payable or capable of becoming payable under the Finance Documents or any Commitment is in force. Each of the undertakings and obligations in this Clause 23 shall be subject to the provisions of Clause 23.9 (Restrictions).

23.1	Financial Statements

(a)

Following the Closing Date and for so long as ListCo (or any member of the Group) is listed on an internationally recognised exchange or traded on an internationally recognised market, the Company shall deliver (or will procure that the ListCo, the relevant Obligor or Financial Reporting Entity delivers) to the Agent for distribution to the Lenders the following:

(i)	Public Reporting

within the later of (x) one hundred and twenty (120) days after the end of each Accounting Period (or such later date as the ListCo is required by any applicable law to provide its audited annual financial statements to its public shareholders) and (y) five (5) Business Days after delivery of such Public Reporting (as defined below) to its public shareholders, a copy of such financial statements of the ListCo which are delivered to public shareholders in the ListCo (the "Public Reporting") for that Accounting Period; and

(ii)	Legal Reporting

within ten (10) Business Days after each Borrower is required by law to deliver and publish in the relevant public register its financial statements for the Financial Year (the “Legal Reporting”) and such Legal Reporting has been published, a copy of the Legal Reporting; and

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(b)

Following the Closing Date and at any time after ListCo (or any member of the Group) ceases to be listed on an internationally recognised exchange or traded on an internationally recognised market (the “Delisting Date”), the Company shall deliver (or will procure that the relevant Obligor or Financial Reporting Entity delivers) to the Agent for distribution to the Lenders the following:

(i)	Annual Financial Statements

within one hundred and twenty (120) days after the end of each Financial Year, the audited consolidated financial statements of, at the sole discretion of the Company, one of the Financial Reporting Entities for that Financial Year (the "Annual Financial Statements");

(ii)	Quarterly Financial Statements

within ninety (90) days after the end of each of the first three (3) Financial Quarters in any Financial Year, the unaudited consolidated management accounts for, at the sole discretion of the Company, one of the Financial Reporting Entities for that Financial Quarter (which, for the avoidance of doubt, may also take the form of (x) cumulative management accounts for the Accounting Period to date or (y) cumulative management accounts for the Relevant Period ending on the last day of that Financial Quarter) (the "Quarterly Financial Statements");

(iii)	Legal Reporting

within ten (10) Business Days after each Borrower is required by law to deliver and publish the Legal Reporting and such Legal Reporting has been published, a copy of the Legal Reporting; and

(iv)	Management plans

(only to the extent prepared by the Company) a medium-term management plan (in such form prepared by the Company) within a commercially reasonable time period determined by the Company, provided that nothing in this paragraph (iii) shall require the Company to prepare such management plan, provided that:

(A)

in the event any member of the Group makes an acquisition of any person after the Closing Date (each such person, together with its Restricted Subsidiaries, being an "Acquired Entity"), for accounting periods any part of which fall on or prior to the first anniversary of the date of completion of such acquisition:

(1)

to the extent management accounts and/or financial statements are required to be delivered in relation to any such accounting period, separate management accounts or, as the case may be, financial statements may be delivered in respect of the Acquired Entity for that period (and in the event separate accounts or statements are delivered pursuant to this sub-paragraph (1), any representation, statement or requirement in this Clause 23 referring to management accounts and/or financial statements of, or the consolidated financial position of, the Financial Reporting Group or the Group (or similar language) shall be construed as to be a reference to the Financial Reporting Group excluding the Acquired Entity);

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(2)

any management accounts and financial statements delivered pursuant to sub-paragraph (1) above may be in a form as customarily prepared by the Acquired Entity prior to the date of completion of such acquisition (and management accounts and financial statements delivered in such form shall satisfy the requirements of this Clause 23); and

(3)

for the purpose of calculating any Applicable Metric, any management accounts and financial statements delivered pursuant to sub-paragraph (1) above may be aggregated with the relevant Financial Statements for the Relevant Period (and appropriate adjustments made for any intra-Group transactions); and

(B)

in the event that any period specified in this Clause 23 for the Reporting Entity Group or the Group to deliver any financial statements, documents or other information expires on a date which is not a Business Day, that period shall be extended so as to expire on the next Business Day.

(c)	Notwithstanding anything to the contrary in paragraph (a) above:

(i)

for purposes of this Clause 23, the Company shall be permitted to use financial statements and/or management accounts consolidated at any level of the Group (or any successor entity) for which the Group has customarily prepared financial statements and/or management accounts;

(ii)

if consolidated financial statements and/or management accounts cannot be provided due to the lack of appropriate financial systems and/or the accounting principles applied by members of the Group are not consistent, aggregated financial statements and/or management accounts may be provided (and appropriate adjustments made for any intra-Group transactions); and

(iii)	delivery of financial statements and/or management accounts in the same format as customarily prepared by the Group shall satisfy the requirements of this Clause 23.

23.2	Provision and contents of Compliance Certificates

(a)

The Obligors' Agent shall deliver to the Agent on or prior to the due date for delivery of each set of Half-Year Financial Statements and Annual Financial Statements a Compliance Certificate signed by an Officer of the Company:

(i)	setting out (in reasonable detail) computations as to the calculation of the Margin as set out in the definition of "Margin";

(ii)	confirming that, so far as the Company is aware, no Event of Default is continuing or, if an Event of Default is continuing what Event of Default is continuing;

(iii)

confirming whether or not as at such Test Date the Group was in compliance with the Financial Covenant and setting out (in reasonable detail) computations as to compliance with that Financial Covenant, provided that such confirmation shall be solely for information purposes for Lenders which are not Lenders under a Financial Covenant Facility and shall not be required to be made in respect of any Relevant Period prior to the First Test Date; and

(iv)

(only in respect of a Compliance Certificate to be delivered with the Annual Financial Statements) confirming compliance or lack of compliance with paragraph (a)(ii) of Clause 25.8 (Guarantees and Security).

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(b)

In respect of any Relevant Period, whether or not a Compliance Certificate is required to be delivered pursuant to paragraph (a) above, the Company may (in its sole discretion) elect to deliver to the Agent a voluntary Compliance Certificate signed by an Officer of the Company, including to confirm the Margin as set out in the definition of "Margin" provided that if the Company elects (in its sole discretion) to deliver a voluntary Compliance Certificate for the purpose of determining the Margin prior to the First Test Date it shall thereafter continue to deliver Compliance Certificates with respect to determining the Margin for each applicable Relevant Period ending on the last day of each Financial Quarter in accordance with paragraph (a) above.

(c)	For the purposes of this Clause 23:

"Financial Half-Year" means the half-year accounting period of the Group in each year (which as at the date of this Agreement is on or about 31 March).

"Half-Year Financial Statements" means each set of applicable Legal Reporting or Quarterly Financial Statements that relate to a Financial Half-Year.

23.3	Investigations

Whilst a Material Event of Default is continuing, the Company will (and the Company will ensure that each other member of the Group will), permit the Agent or other professional advisers engaged by the Agent (after consultation with the Company as to the scope of the investigation and engagement), at the cost of the Finance Parties:

(a)

reasonable access (in the presence of a representative of the Company) at all reasonable business hours and on reasonable notice to the books, accounts and records of each member of the Group to the extent the Agent (acting reasonably) considers such books, accounts or records to be relevant to the Material Event of Default which has occurred and to inspect and take copies of and extracts from such books, accounts and records; and

(b)	during normal business hours and on reasonable notice to meet and discuss with senior management of the relevant member of the Group,

provided that, in each case, all information obtained as a result of such access shall be subject to the confidentiality restrictions set out in this Agreement.

23.4	Agreed Accounting Principles

The Company shall procure that all the Financial Statements delivered or to be delivered to the Agent under this Agreement shall be prepared in all material respects in accordance with the applicable Accounting Principles, and, if such Financial Statements are prepared on a materially different accounting basis to the Original Accounting Principles (including in the case of a material change of Accounting Principles or accounting practices):

(a)	the Company shall promptly so notify the Agent (unless the Agent has been notified of the relevant change in relation to a previous set of Financial Statements);

(b)

 if requested by the Agent (acting on the instructions of the Majority Lenders) within thirty (30) days following notification under paragraph (a) above (a "Reconciliation Request"), the Company must promptly supply to the Agent a description of the material change(s) notified under paragraph (a) above and a statement setting out the impact of such change(s) on the calculations of any Applicable Metric, the financial covenant set out in Clause 24.2 (Financial Condition) and/or definitions of any or all of the terms used therein and the Margin ratchet (the "Reconciliation Statement") signed by an Officer; and if requested by the Company or the Agent (acting on the instructions of the Majority Lenders) following delivery of the Reconciliation Statement the Company and the Agent shall promptly after such notification enter into negotiations in good faith with a view to agreeing any other amendments to this Agreement which are necessary to ensure that the adoption by the Group of such different accounting basis does not result in any material alteration in the commercial effect of the obligations of any Obligor in the Finance Documents; and provided that if no Reconciliation Request is received by the Company from the Agent within such thirty (30) day time period then the Company shall not be required to provide any further information pursuant to this Clause 23.4 (including delivering a Reconciliation Statement) in respect of the change notified under paragraph (a) above or make any amendments to the Finance Documents;

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(c)

if amendments satisfactory to the Majority Lenders (acting reasonably and in accordance with the provisions of this Clause 23.4) are agreed by the Company and the Agent in writing within thirty (30) days of such request by the Company to the Agent notwithstanding any other provision of this Agreement, those amendments shall take effect and be binding on all Parties in accordance with the terms of that agreement and any change in the Accounting Principles, the accounting practices or the reference periods referred to shall, to the extent relevant, become part of the applicable Accounting Principles on that basis (subject to any further application of this paragraph (c)); and

(d)

if following such request to the Agent, such amendments are not so agreed within thirty (30) days of such request by the Company to the Agent, such change shall be excluded for the purposes of determining compliance with the financial covenant set out in Clause 24.2 (Financial Condition) and the Margin ratchet and the Company shall promptly deliver to the Agent:

(i)

 reasonable details of all material adjustments as need to be made to the relevant financial statements in order to reflect in all material respects the applicable accounting principles at the date of delivery of the relevant financial statements;

(ii)

only to the extent the Financial Covenant is applicable with respect to the most recently ended Testing Period, sufficient information to enable the Majority Lenders under the Financial Covenant Facilities (each acting reasonably and in accordance with the provisions of this Clause 23.4) to determine whether the Financial Covenant has been complied with including a Reconciliation Statement to be delivered with each set of Financial Statements; and

(iii)

together with the Compliance Certificate delivered with the Annual Financial Statements for that Financial Year, written confirmation from the Auditors (addressed to the Agent) confirming the basis for such changes and the calculations and adjustments provided by the Company under paragraphs (i) and (iii) above (subject to the Agent (or, as the case may be, each Finance Party) agreeing an engagement letter with the Auditors (and otherwise in such manner and on such conditions as the auditors specify) and entering into any required hold harmless, non-reliance or similar letter with the Auditors and only to the extent that firms of auditors of international repute have not adopted a general policy of not providing such confirmation).

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23.5	"Know your customer" checks

(a)	If:

(i)

the introduction of or any change in (or the interpretation, administration or application of) any law or regulation made after the date of this Agreement (or, if later, the date upon which a person became a Party);

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement (or, if later, the date upon which a person became a Party); or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it (or publicly available), each Obligor shall promptly, upon the request of the Agent or any Lender, supply, or procure the supply of, such documentation and other evidence not previously supplied to the Agent or the relevant Lender as is reasonably necessary in order for the Agent, such Lender or any prospective New Lender (provided that it has entered into a confidentiality undertaking as required by Clause 40 (Confidentiality)) to carry out and be satisfied with the results of all necessary "know your customer" or other similar checks under applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents and which have not already been satisfied.

(b)

Each Lender shall promptly, upon the request of the Agent, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary "know your customer" or other similar checks that it is required to carry out under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)

The Company shall, by not less than five (5) Business Days' (or such shorter period as may be agreed with the Agent) prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that any person becomes an Additional Obligor pursuant to Clause 29 (Changes to the Obligors).

(d)

Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in respect of that Additional Obligor in circumstances where the necessary information is not already available to it (or publicly available), the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably necessary in order for the Agent or such any Lender to carry out and be satisfied with the results of all necessary "know your customer" or other similar checks which are strictly required to carry out under applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor pursuant to Clause 29 (Changes to the Obligors) and which have not already been satisfied.

23.6	ERISA-related information

Each US Obligor shall:

(a)

promptly upon written request of the Agent, deliver thereto copies of each annual and other return, report or valuation with respect to each Employee Plan or Multiemployer Plan, as filed with any applicable governmental authority where failure to do so would have a Material Adverse Effect;

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(b)	promptly following receipt thereof, deliver to the Agent copies of:

(i)	any documents described in Sections 101(k) or 101(l) of ERISA that such US Obligor may request with respect to any Multiemployer Plan; and

(ii)	any documents described in Section 101(f) of ERISA that such US Obligor receives with respect to any Multiemployer Plan,

in each case, where failure to do so would have a Material Adverse Effect;

(c)

promptly and in any event within fifteen (15) Business Days after such US Obligor knows that an ERISA Event has occurred and that such ERISA Event has a Material Adverse Effect, deliver to the Agent a statement of an Officer of such US Obligor describing such occurrence and the action, if any, that such US Obligor has taken and proposes to take with respect thereto; and

(d)

promptly and in any event within fifteen (15) Business Days after receipt thereof by such US Obligor, deliver to the Agent copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan if the same would have a Material Adverse Effect.

23.7	Notes Reporting

Notwithstanding any other term of the Finance Documents (including this Clause 23), following the issuance of any Notes (as defined in the Intercreditor Agreement, provided that such Notes are issued pursuant to a Rule 144A or Regulation S offering), delivery to the Agent of a copy of each set of financial statements of any Notes Issuer (as defined in the Intercreditor Agreement) (or, if applicable, the financial statements of such Holding Company or Subsidiary of the Notes Issuer which may be delivered for financial reporting purposes pursuant to the documentation governing the Notes) which are delivered to Noteholders (as defined in the Intercreditor Agreement) shall be deemed to satisfy all requirements of this Clause 23 (including as regards the form of and requirements in relation to financial statements and any accompanying information, statements and management commentary and the time periods to deliver such Financial Statements if such time period in the Notes is longer than the time periods set out in this Agreement), this Agreement and the other Finance Documents such that no further documents, statements or information shall be required to be delivered pursuant to this Clause 23, this Agreement and the other Finance Documents provided that, where applicable, the Company shall still be required to comply with the obligations under:

(a)	Clause 23.2 (Provision and contents of Compliance Certificates);

(b)	Clause 23.3 (Investigations);

(c)	Clause 23.5 ("Know your customer" checks); and

(d)	Clause 23.6 (ERISA-related information).

23.8	Public Reporting

Notwithstanding any other term of the Finance Documents (including this Clause 23), delivery to the Agent of a copy of each set of financial statements of the ListCo which are delivered to public shareholders in ListCo shall be deemed to satisfy all requirements of this Clause 23 (including as regards the form of and requirements in relation to financial statements and any accompanying information, statements and management commentary), this Agreement and the other Finance Documents such that no further documents, statements or information shall be required to be delivered pursuant to this Clause 23, this Agreement and the other Finance Documents provided that, where applicable, the Company shall still be required to comply with the obligation under:

(a)	Clause 23.2 (Provision and contents of Compliance Certificates); and

(b)	Clause 23.5 ("Know your customer" checks).

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23.9	Restrictions

Notwithstanding any other term of the Finance Documents, all reporting and other information requirements in the Finance Documents shall be subject to any confidentiality, legal, regulatory or other restrictions relating to the supply of information concerning the Group or otherwise binding on any member of the Group and in no circumstances shall any member of the Group be required to disclose (and in no circumstances shall any breach, Default or Event of Default arise from a failure to disclose) any information subject to such restrictions or any other information that it considers in good faith to be commercially sensitive with respect to a Finance Party, including, for the avoidance of doubt a Finance Party that is or becomes an Industry Competitor or a customer of the Group.

24.	FINANCIAL COVENANT

24.1	Financial definitions

For the purposes of this Agreement:

"Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of the Accounting Principles. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of the Accounting Principles, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

"Consolidated Net Income" means, with respect to any person for any period, the net income (loss) of such person and its Subsidiaries that are Restricted Subsidiaries for such period determined on a consolidated basis on the basis of the Accounting Principles; provided that there will not be included in such Consolidated Net Income:

(a)

any net income (loss) of any person if such person is not a Restricted Subsidiary (including any net income (loss) from Investments recorded in such person under the equity method of accounting), except that the Company's equity in the net income of any such person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalent Investments actually distributed or that (as reasonably determined by an Officer of the Company) could have been distributed by such person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution or return on investment;

(b)

any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realised upon the sale or other disposition of any asset (including pursuant to any Sale and Leaseback Transaction) or disposed or discontinued operations of the Company or any Restricted Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Company);

(c)

any extraordinary, exceptional, one-off, one-time, unusual or nonrecurring gain, loss, charge or expense, including Transaction Expenses or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense or relocation costs, one-time compensation charges, integration and facilities' opening costs and other business optimization expenses and operating improvements (including related to new product introductions and the build-out, renovation and expansion of facilities), systems development and establishment costs, accruals or reserves (including restructuring and integration costs related to acquisitions after the Closing Date and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, signing costs, retention or completion bonuses, transition costs, losses related to closure/consolidation or disruption of facilities, losses associated with temporary decreases in work volume and expenses related to maintaining underutilised personnel and facilities (to the extent such disruption of facilities, temporary decreases in work volume and/or underutilised personnel and facilities are the result of an extraordinary, exceptional, one-off, one-time, unusual or nonrecurring event or circumstance), internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), litigation, contract terminations and professional and consulting fees incurred with any of the foregoing;

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(d)	the cumulative effect of a change in law, regulation or accounting principles;

(e)	any:

(i)

non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions or on the re-valuation of any benefit plan obligation; and

(ii)	income (loss) attributable to deferred compensation plans or trusts;

(f)

all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(g)

any unrealised gains or losses in respect of any Hedging Obligations or other financial instruments or any ineffectiveness recognised in earnings related to qualifying hedge transactions or the fair value of changes therein recognised in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any Hedging Obligations;

(h)

any fees, charges and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortisation thereof for such period, in connection with any acquisition, Investment, reorganization, restructuring, disposition of assets or securities, issuance or repayment or redemption of Indebtedness, issuance of Capital Stock, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful;

(i)

any unrealised or realised foreign currency translation increases or decreases or transaction gains or losses in respect of Indebtedness of any person denominated in a currency other than the functional currency of such person, and any unrealised foreign currency transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary and any unrealised or realised foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(j)	any unrealised or realised gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with the Accounting Principles;

(k)

any recapitalization accounting or purchase accounting effects, including, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by the Accounting Principles and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries), as a result of any consummated acquisition (including the Transaction), or the amortisation or write-off of any amounts thereof (including any write-off of in process research and development);

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(l)

any impairment charge, write-off or write-down, including impairment charges, write-offs or write-downs related to intangible assets, long-lived assets, goodwill, investments in debt or equity securities (including any losses with respect to the foregoing in bankruptcy, insolvency or similar proceedings) and the amortisation of intangibles arising pursuant to the Accounting Principles;

(m)	any effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any Hedging Obligations or other derivative instruments;

(n)

accruals and reserves that are established or adjusted (including any adjustment of estimated pay-outs on existing earn-outs) that are so required to be established as a result of the Transaction in accordance with the Accounting Principles, or changes as a result of adoption or modification of accounting policies;

(o)	any costs associated with the Transaction;

(p)

any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures and any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transaction, or the release of any valuation allowances related to such item;

(q)	any:

(i)	payments to third parties in respect of research and development, including amounts paid upon signing, success, completion and other milestones and other progress payments, to the extent expensed; and

(ii)

effects of adjustments to accruals and reserves during a period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates);

(r)	any net gain (or loss) from disposed, abandoned or discontinued operations and any net gain (or loss) on disposal of disposed, discontinued or abandoned operations; and

(s)	the impact of capitalised, accrued or accreting or pay-in-kind interest or principal on Subordinated Shareholder Funding,

provided that, in addition, to the extent not already included in the Consolidated Net Income of such person and its Subsidiaries that are Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include:

(A)

any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed and only to the extent that such amount is:

(1)	not denied by the applicable payor in writing within one hundred and eighty (180) days; and

(2)

in fact reimbursed within three hundred and sixty five (365) days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within three hundred and sixty five (365) days); and

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(B)

to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is:

(1)	not denied by the applicable carrier in writing within one hundred and eighty (180) days; and

(2)

in fact reimbursed within three hundred and sixty five (365) days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within three hundred and sixty five (365) days), expenses with respect to liability or casualty events or business interruption.

"Equity Contribution" means:

(a)

any subscription for shares issued by, and any capital contributions (including by way of premium and/or contribution to the capital reserves and on a cash or cashless basis) to, the Company via a Holding Company (but excluding the proceeds of any (i) Topco Notes and (ii) any other Indebtedness of a Parent Entity which is guaranteed by any member of the Group); and/or

(b)

any loans, notes, bonds or like instruments issued by or made to the Company via a Holding Company (but excluding any Topco Proceeds Loan) which are subordinated to the Facilities as Subordinated Liabilities pursuant to the Intercreditor Agreement or otherwise on terms satisfactory to the Agent (acting reasonably) (including, for the avoidance of doubt, any Subordinated Shareholder Funding).

"Financial Covenant Facility" means:

(a)	Facility B (EUR), Facility B (USD) and the Original Revolving Facility; and

(b)	any Additional Facility which benefits from the Financial Covenant to the extent specified in the relevant Additional Facility Notice.

"Financial Quarter" means the period commencing on the day immediately following a Quarter Date and ending on the next occurring Quarter Date.

"Financial Year" means each annual accounting period of the relevant Financial Reporting Entity ending on the Accounting Reference Date in each year.

"First Test Date" means 30 September 2024.

"Forward-Looking Group Initiative Synergies" has the meaning given to that term in paragraph (e)(i)(B) of Clause 24.3 (Calculations).

"Forward-Looking Purchase Synergies" has the meaning given to that term in paragraph (c)(ii)(B) of Clause 24.3 (Calculations).

"Forward-Looking Sale Synergies" has the meaning given to that term in paragraph (d)(ii)(B) of Clause 24.3 (Calculations).

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"Forward-Looking Synergies" means Forward-Looking Group Initiative Synergies, Forward-Looking Purchase Synergies and Forward-Looking Sale Synergies.

"Group Initiative" means any action or step (including any restructuring, reorganisation, new or revised contract, information and technology systems establishment, modernisation or modification or the implementation of an operating improvement initiative, efficiency initiative, cost savings initiative, opening and/or development of any facility, site or operation, capacity increases, capacity utilisation or any other adjustments or similar initiative) taken, committed or expected (unilaterally, conditionally or otherwise) to be taken by the Group.

"Indebtedness" means, with respect to any person on any date of determination (without duplication):

(a)	the principal of indebtedness of such person for borrowed money;

(b)	the principal of obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

(c)

all reimbursement obligations of such person in respect of letters of credit, bankers' acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within thirty (30) days of Incurrence);

(d)

the principal component of all obligations of such person to pay the deferred and unpaid purchase price of property (except trade payables or similar obligation, including accrued expenses owed, to a trade creditor), which purchase price is due more than one (1) year after the date of placing such property in service or taking final delivery and title thereto;

(e)

the principal component of all obligations, or liquidation preference, of such person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f)

the principal component of all Indebtedness of other persons secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person; provided that the amount of such Indebtedness will be the lesser of (x) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (y) the amount of such Indebtedness of such other persons;

(g)

Guarantees by such person of the principal component of Indebtedness of the type referred to in paragraphs (a), (b), (c) and (d) above and sub-paragraph (h) below of other persons to the extent Guaranteed by such person; and

(h)

to the extent not otherwise included in this definition, net obligations of such person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such person at the termination of such agreement or arrangement), with respect to paragraphs (a), (b) and (d) above, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such person prepared in accordance with the Accounting Principles.

The amount of any Indebtedness outstanding as of any date shall be (A) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (B) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

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Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)	Contingent Obligations Incurred in the ordinary course of business;

(ii)

all contingent liabilities under a guarantee, indemnity, bond, standby or documentary letter of credit or other similar instruments unless and until a valid demand for reimbursement has been made under such instrument and remains unpaid for thirty (30) days;

(iii)	Cash Management Services;

(iv)	any prepayments of deposits received from clients or customers in the ordinary course of business;

(v)	obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) incurred prior to the Closing Date or in the ordinary course of business;

(vi)

in connection with the purchase by the Company or any Restricted Subsidiary of any business or any other Permitted Acquisition, any post-closing payment adjustments to which the seller or investor may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(vii)

for the avoidance of doubt, any obligations in respect of workers' compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes;

(viii)	obligations under or in respect of Qualified Securitization Financings or Receivables Facilities;

(ix)	Indebtedness of any Parent Entity appearing on the balance sheet of the Company solely by reason of push down accounting under the Accounting Principles;

(x)	Capital Stock (other than Disqualified Stock of the Company and Preferred Stock of a Restricted Subsidiary);

(xi)

amounts owed to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, that complies with Clause 25.6 (Mergers);

(xii)	Subordinated Shareholder Funding;

(xiii)

any joint and several liability or any netting or set-off arrangement arising in each case by operation of law as a result of the existence or establishment of a fiscal unity between Restricted Subsidiaries solely for corporate income tax or value added tax purposes in any jurisdiction of which the Company or a Restricted Subsidiary is or becomes a member;

(xiv)	liabilities in relation to the minority interests line in the balance sheet of any member of the Group;

(xv)	Capitalized Lease Obligations; and

(xvi)	any leasing liabilities.

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"Opening Consolidated EBITDA" means the earnings before interest, tax, depreciation and amortisation of the Group, as determined by the Company (acting reasonably) on the basis of the most recent financial statements of the Group available prior to the Closing Date and any other adjustments permitted in accordance with this Agreement being not less than €492.0 million as at the Closing Date.

"Pension Items" means any contributions and the current cash service costs attributable to any income or charge attributable to a post-employment benefit scheme.

"Quarter Date" means each of 31 March, 30 June, 30 September and 31 December or such other dates which correspond to the quarter end dates within the Financial Year.

"Relevant Period" means:

(a)	(if ending on a Quarter Date) each period of four consecutive Financial Quarters ending on a Quarter Date; or

(b)

(if ending on the last day of a calendar month or any other date not being a Quarter Date) the period of twelve (12) consecutive months ending on the last day of a calendar month or such other appropriate date, which in each case for the avoidance of doubt may include periods prior to the Closing Date in accordance with Clause 24.3 (Calculations).

"Restructuring Costs" means costs or expenses relating to employee relocation, retraining, severance and termination, business interruption, reorganisation and other restructuring or cost cutting measures, the rationalisation, re branding, start up, reduction or elimination of product lines, assets or businesses, the consolidation, relocation or closure of retail, administrative or production locations and other similar items (for the avoidance of doubt, excluding any related capital expenditure).

"Test Date" means the First Test Date and each subsequent Half-Year Date, or if any such date is not a Business Day, the Company may elect that such date shall be the next Business Day or the immediately preceding Business Day.

"Total Net Leverage Ratio" means, as of any date of determination, the ratio of:

(a)	the sum of:

(i)	Total Debt as of such date; and

(ii)	the Reserved Indebtedness Amount in respect of Indebtedness which, once incurred, would be included in the calculation of Total Debt,

less the aggregate amount of cash and Cash Equivalent Investments of the Group on a consolidated basis; to

(b)	LTM EBITDA,

provided that such calculation shall not give effect to:

(i)

any Indebtedness Incurred on such determination date pursuant to the provisions described in paragraph (b) of Clause 25.4 (Permitted Financial Indebtedness) (other than Indebtedness Incurred pursuant to (e) of the definition of “Permitted Debt” thereof);

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(ii)	any Indebtedness Incurred pursuant to paragraphs (d)(i) or (l)(ii) of the definition of “Permitted Debt”; or

(iii)

the discharge on such determination date of any Indebtedness to the extent that such discharge results from proceeds of Indebtedness Incurred on the determination date pursuant to the provisions described in paragraph (b) of Clause 25.4 (Permitted Financial Indebtedness).

"Trapped Cash" means any cash, Cash Equivalent Investments or other amounts that would, if it constituted an applicable mandatory prepayment proceed, be exempt from being required to be applied in a mandatory prepayment of the Facilities pursuant to paragraph (b) of Clause 10.2 (Application of prepayments), for reasons of unlawfulness, inability to upstream to applicable Borrowers, imposition of Taxes and otherwise.

"Working Capital" means, as at any date of determination, the excess of:

(a)

the sum of all amounts (other than cash and Cash Equivalent Investments) that would, in conformity with the Accounting Principles, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Group at such date (excluding the current portion of current and deferred income taxes), over

(b)

the sum of all amounts that would, in conformity with the Accounting Principles, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Group on such date, but excluding (for the purposes of both paragraphs (a) and (b) above), without duplication:

(i)	the current portion of any funded Indebtedness;

(ii)	all Indebtedness consisting of:

(A)	Utilisations; or

(B)	utilisations under any Ancillary Facility or any other revolving credit or similar facility,

to the extent otherwise included therein;

(iii)	the current portion of interest expense;

(iv)	the current portion of current and deferred Taxes based on income, profit or capital;

(v)	the current portion of any Capitalized Lease Obligations;

(vi)	deferred revenue reflected within current liabilities;

(vii)	liabilities in respect of unpaid earn-outs or deferred acquisition costs;

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(viii)	current accrued costs associated with any restructuring or business (including accrued severance and accrued facility closure costs) optimisation;

(ix)	any other liabilities that are not Indebtedness and will not be settled in cash or Cash Equivalent Investments during the next succeeding twelve (12) month period after such date;

(x)	the effects from applying purchase accounting;

(xi)	any accrued professional liability risks; and

(xii)	restricted marketable securities.

24.2	Financial Condition

(a)

Subject to paragraph (b) below and for the benefit of the Lenders under each Financial Covenant Facility only (in that capacity only), the Company shall ensure that, on any Test Date (in respect of the Testing Period ending on such Test Date), the Total Net Leverage Ratio as set out in the relevant Compliance Certificate shall not exceed 3.50:1 (the "Financial Covenant").

(b)	Notwithstanding anything to the contrary in the Finance Documents:

(i)	the Financial Covenant shall only remain in force from the date of this Agreement for so long as any amount is outstanding under a Financial Covenant Facility; and

(ii)

in relation to any Additional Facility (other than an Additional Facility which is a Financial Covenant Facility), failure by the Company to comply with the Financial Covenant shall not (or be deemed to) directly or indirectly constitute, or result in, a breach of any representation, warranty, undertaking or other term in the Finance Documents or a Default or an Event of Default, until the Agent (with the consent or at the direction of the Super Majority Lenders under the Financial Covenant Facilities) has, in relation to the Financial Covenant Facilities taken any of the steps contemplated by paragraphs (b)(i) or (b)(ii) of Clause 26.10 (Acceleration) and such steps have not been rescinded, withdrawn, cancelled or otherwise ceased to have effect.

24.3	Calculations

(a)	The first Test Date for determining compliance with the Financial Covenant will be the First Test Date.

(b)	Calculations in accordance with Finance Documents

For the purposes of calculating any Applicable Metric, such calculations will be calculated in accordance with the Finance Documents.

(c)	Purchases

For the purpose of calculating any Applicable Metric (including the financial definitions or components thereof) in the Finance Documents, including when determining (or, as applicable, forecasting) Consolidated EBITDA for any Relevant Period (including the portion thereof occurring prior to any relevant Purchase (as defined below)), the Company may:

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(i)

if during such period any member of the Group (by merger or otherwise) has made or committed (unilaterally, conditionally or otherwise) to make an Investment in any person that thereby becomes (or that the Company expects in good faith, based upon such commitment, will become) a Restricted Subsidiary or otherwise has acquired or committed (unilaterally, conditionally or otherwise) to acquire any entity, business, property or material fixed asset (including the acquisition, opening and/or development of any new site or operation) (any such Investment, acquisition or commitment (including under a letter of intent) therefor, a "Purchase"), including any such Purchase occurring in connection with a transaction causing a calculation to be made under this Agreement or the other Finance Documents, calculate Consolidated EBITDA for such period on the basis that the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA, mutatis mutandis) attributable to the assets which are the subject of such Purchase during such Relevant Period shall be included as if the Purchase occurred on the first day of such Relevant Period; and/or

(ii)

include an adjustment in respect of any Purchase and/or any steps taken or committed or expected to be taken (in each case, unilaterally, conditionally or otherwise) in respect of such Purchase up to the amount of the pro forma increase in Consolidated EBITDA projected by the Company (in good faith) after taking into account the full "run rate" effect of:

(A)

 all Synergies which the Company (in good faith) determines have been or will be achieved (in full or in part) at any time during such Relevant Period directly or indirectly as a consequence of the Purchase or any related steps, without prejudice to the Synergies actually realised during the Relevant Period and already included in Consolidated EBITDA provided that so long as such Synergies have been or will be realised at any time during such Relevant Period, it may be assumed they were realised during the entirety of such Relevant Period; and/or

(B)

 all Synergies which the Company (in good faith) believes can be achieved following the end of such period directly or indirectly as a consequence of the Purchase or any related steps (the "Forward-Looking Purchase Synergies"), provided that so long as such Forward-Looking Purchase Synergies will be realisable at any time in the future, it may be assumed they will be realisable during the entire such period;

in each case, without prejudice to the Synergies actually realised during the Relevant Period and already included in Consolidated EBITDA; and/or

(iii)	exclude any non-recurring fees, costs and expenses directly or indirectly related to the Purchase.

(d)	Sales

For the purpose of calculating any Applicable Metric (including the financial definitions or components thereof) in the Finance Documents, including when determining (or, as applicable, forecasting) Consolidated EBITDA for any Relevant Period (including the portion thereof occurring prior to any relevant Sale (as defined below)), the Company may:

(i)

if during such period any member of the Group has disposed or committed (unilaterally, conditionally or otherwise) to make a disposal of any person, property, business or material fixed asset or any group of assets constituting an operating unit of a business sold, transferred or otherwise disposed of by the Group (any such sale, transfer, disposition or commitment therefor, a "Sale") or if the transaction giving rise to the need to calculate Consolidated EBITDA relates to such a Sale, calculate Consolidated EBITDA for such period on the basis that Consolidated EBITDA will be reduced by an amount equal to the earnings before interest, tax, depreciation, amortisation and impairment (calculated on the same basis as Consolidated EBITDA, mutatis mutandis) (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the earnings before interest, tax, depreciation, amortisation and impairment (calculated on the same basis as Consolidated EBITDA, mutatis mutandis) (if negative) attributable thereto for such period as if the Sale occurred on the first day of such Relevant Period; and/or

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(ii)

include an adjustment in respect of any Sale and/or any steps taken or committed or expected to be taken (in each case, unilaterally, conditionally or otherwise) in respect of such Sale up to the amount of the pro forma increase in Consolidated EBITDA projected by the Company (in good faith) after taking into account the full "run rate" effect of:

(A)

all Synergies which the Company (in good faith) determines have been or will be achieved (in full or in part) at any time during such Relevant Period directly or indirectly as a consequence of the Sale or any related steps, without prejudice to the Synergies actually realised during the Relevant Period and already included in Consolidated EBITDA provided that so long as such Synergies have been realised at any time during such Relevant Period, it may be assumed they were realised during the entirety of such Relevant Period; and/or

(B)

all Synergies which the Company (in good faith) believes can be achieved following the end of such period directly or indirectly as a consequence of the Sale or any related steps (the "Forward-Looking Sale Synergies"), provided that so long as such Forward-Looking Sale Synergies will be realisable at any time in the future, it may be assumed they will be realisable during the entire such period;

in each case, without prejudice to the Synergies actually realised during the Relevant Period and already included in Consolidated EBITDA; and/or

(iii)	exclude any non-recurring fees, costs and expenses directly or indirectly related to the Sale; and/or

(e)	Group Initiatives

For the purpose of calculating any Applicable Metric (including the financial definitions or components thereof) in the Finance Documents, including when determining (or, as applicable, forecasting) Consolidated EBITDA for any Relevant Period (including the portion thereof occurring prior to implementing or committing to implement such Group Initiative), the Company may:

(i)

include an adjustment in respect of each Group Initiative and/or any steps taken or committed or expected to be taken (in each case, unilaterally, conditionally or otherwise) in respect of such Group Initiative up to the amount of the pro forma increase in Consolidated EBITDA projected by the Company (in good faith) after taking into account the full "run rate" effect of:

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(A) all Synergies which the Company (in good faith) determines have been or will be achieved (in full or in part) at any time during such Relevant Period directly or indirectly as a consequence of implementing or committing to implement such Group Initiative or any related steps, without prejudice to the Synergies actually realised during the Relevant Period and already included in Consolidated EBITDA provided that so long as such Synergies have been realised at any time during such Relevant Period, it may be assumed they were realised during the entirety of such Relevant Period; and/or

(B) all Synergies which the Company (in good faith) believes can be achieved following the end of such period directly or indirectly as a consequence of implementing or committing to implement such Group Initiative or any related steps (the "Forward-Looking Group Initiative Synergies"), provided that so long as such Forward-Looking Group Initiative Synergies will be realisable at any time in the future, it may be assumed they will be realisable during the entire such period;

in each case, without prejudice to the Synergies actually realised during the Relevant Period and already included in Consolidated EBITDA; and/or

(ii) exclude any non-recurring fees, costs and expenses directly or indirectly related to the implementation of, or commitment to, implement such Group Initiative.

(f) Calculations determined in good faith

In relation to the definitions set out in Clause 24.1 (Financial definitions) and all other related provisions of the Finance Documents (including this Clause 24) and any Applicable Metric):

(i) all calculations will be as determined in good faith by an Officer of the Company (including in respect of Synergies); and

(ii) all calculations in respect of Synergies (in each case actual or anticipated) may be made as though the full run-rate effect of such Synergies were realised on the first day of the Relevant Period.

(g) Periods prior to the Closing Date

Consolidated EBITDA or Consolidated Net Income for any part of a Relevant Period falling prior to the Closing Date shall be calculated on an actual basis over the Relevant Period (whereby for any part of the applicable Relevant Period falling prior to the date on which the Group became part of the Group, such amount shall be calculated based on actual historic data for the corresponding period available and by reference to the Group as adjusted in accordance with the provisions of this Clause and the other provisions of this Agreement).

(h) Business Day adjustments

In the event that:

(i) any Accounting Reference Date or other Quarter Date is adjusted by the Company to avoid an Accounting Reference Date or other Quarter Date falling on a day which is not a Business Day and/or to ensure that an Accounting Reference Date or other Quarter Date falls on a particular day of the week; or

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(ii) there is any adjustment to a scheduled payment date to avoid payments becoming due on a day which is not a Business Day,

if that adjustment results in any amount being paid in a Relevant Period in which it would otherwise not have been paid, for the purpose of calculating any Applicable Metric under the Finance Documents the Company may (at its option) treat such amount as if it was paid in the Relevant Period in which it would have been paid save for any such adjustment.

(i) Interpretation of references to certain Applicable Metrics

Unless a contrary indication appears, a reference in the Finance Documents to Consolidated Net Income, Consolidated EBITDA, LTM EBITDA or the Total Net Leverage Ratio is to be construed as a reference to Consolidated Net Income, Consolidated EBITDA, LTM EBITDA, the Total Net Leverage Ratio of the Group on a consolidated basis.

(j) Certain exclusions

Notwithstanding anything to the contrary (including anything in the financial definitions set out in this Agreement), when calculating any Applicable Metric, the financial definitions or component thereof, the Company shall be permitted to:

(i) exclude all or any part of any expenditure or other negative item (and/or the impact thereof) directly or indirectly relating to or resulting from:

(A) the Transaction;

(B) any other acquisition, Investment or other joint venture permitted by the terms of this Agreement or the impact from purchase price accounting;

(C) start-up costs for new businesses and branding or re-branding of existing businesses;

(D) Restructuring Costs;

(E) research and development expenditure (and the capitalisation thereof); and/or

(F) the implementation of IFRS 15 (Revenue from Contracts with Customers) and/or IFRS 16 (Leases) and, in each case, any successor standard thereto (or any equivalent measure under the Accounting Principles) or any other changes in the applicable Accounting Principles; and/or

(ii) include any addbacks (without further verification or diligence) for adjustments (including anticipated Synergies) or costs or expenses (i) reflected in any base case model or quality of earnings report relating to a Permitted Acquisition prepared by an independent third party and which is delivered by the Company (or on its behalf) to the Agent and/or (ii) taken into account in determining (x) Opening Consolidated EBITDA or (y) the financing EBITDA to be used in connection with financing for a Permitted Acquisition and/or any research and development expenditure (which is not otherwise capitalised).

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(k) No double-counting

For the purpose of this Clause 24 and to the extent any Applicable Metric is used as the basis (in whole or in part) for permitting any transaction or making any determination under this Agreement (including on a pro forma basis) no item shall be included or excluded more than once where to do so would result in double counting.

(l) Applicable Metrics may be determined as at Applicable Test Date

Any Applicable Metric to be determined in connection with an Applicable Transaction may, at the Company's option, be determined as at the Applicable Test Date provided that when making such determination the Company shall be required to give pro forma effect to any other Applicable Transactions that have occurred up to (and including) the Applicable Test Date.

(m) No re-testing of Applicable Metrics unless Company elects

If compliance with an Applicable Metric is established in accordance with paragraph (l) above, such Applicable Metric shall be deemed to have been complied with (or satisfied) for all purposes; provided that:

(i) the Company may elect, in its sole discretion, to recalculate any Applicable Metric on the basis of a more recent Applicable Test Date, in which case, such date of redetermination shall thereafter be deemed to be the relevant Applicable Test Date for purposes of such Applicable Metrics; and

(ii) save as contemplated in sub-paragraph (i) above, compliance with any Applicable Metric shall not be determined or tested at any time after the relevant Applicable Test Date for such transaction and any actions or transactions related thereto.

(n) Impact of subsequent fluctuations in Applicable Metrics

If any Applicable Metric for which compliance was determined or tested as of an Applicable Test Date would at any time after the Applicable Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in such Applicable Metric (or any other Applicable Metric), such Applicable Metric will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations.

(o) Related requirements and conditions; Defaults and Events of Default

If any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the Applicable Test Date would at any time after the Applicable Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or an Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing).

(p) Applicable Transactions to be given effect for Applicable Metric calculations after Applicable Test Date

Subject to paragraph (c)(viii) of Clause 25.4 (Permitted Financial Indebtedness), in calculating the availability under any Applicable Metric in connection with any action or transaction unrelated to the Applicable Transaction following the relevant Applicable Test Date and prior to the earlier of the date on which such Applicable Transaction is consummated or the Company determines (in its sole discretion) that such Applicable Transaction will not be consummated, any such Applicable Metric shall be determined or tested giving pro forma effect to such Applicable Transaction.

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(q) Treatment of revolving Indebtedness for working capital purposes

If an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is committed, Incurred or issued, any Lien is committed or Incurred or any other transaction is undertaken or any Applicable Metric is tested in reliance on a ratio-based basket based on the Total Net Leverage Ratio or any other ratio based Applicable Metric, such ratio(s) shall be calculated without regard (except for the purposes of calculation of the Financial Covenant at Clause 24.2 (Financial Condition) (subject to the terms of Clause 24.2)) to the Incurrence or drawing of any Indebtedness to finance the working capital needs of the Group under any revolving facility, letter of credit facility or bank guarantee facility and/or other debt which is available to be re-drawn (including under any Revolving Facility, or any Ancillary Facility) and, for the avoidance of doubt, subject to paragraph (c)(viii) of Clause 25.4 (Permitted Financial Indebtedness), any undrawn commitments for Indebtedness (including under a Revolving Facility) shall be disregarded for the purposes of testing the Applicable Metric.

(r) Concurrent testing of ratio-based permissions with fixed permissions and/or Incurrences of revolving Indebtedness

If, in connection with the same Applicable Transaction or otherwise substantially simultaneously:

(i)

(A) any Applicable Metrics required to be determined by reference to a fixed currency amount or a percentage of LTM EBITDA (a "fixed permission") are intended to be utilised; and/or

(B) revolving Indebtedness (other than Indebtedness under the Reserved Indebtedness Amount) is intended to be Incurred; and

(ii) any Applicable Metric required to be determined by reference to the Total Net Leverage Ratio or any other ratio-based Applicable Metric (a "ratio-based permission") are intended to be utilized,

then (x) amounts available to be incurred under the applicable ratio-based permissions shall first be calculated without giving effect to amounts to be incurred under the applicable fixed permissions or the applicable Incurrence of revolving Indebtedness, or amounts previously incurred under such fixed permissions and not reclassified that are being repaid in connection with such Applicable Transaction, unless otherwise elected by the Company; and (y) thereafter, compliance with any relevant fixed permissions shall be calculated, and in each case, full pro forma effect shall be given to all increases to LTM EBITDA and repayments or discharges of Indebtedness in connection with such Applicable Transaction in accordance with this Agreement.

(s) Numerical and grower permissions

If any Applicable Metric is determined by reference to the greater of a fixed amount (the "numerical permission") and a percentage of LTM EBITDA (the "grower permission") and the grower permission of the Applicable Metric exceeds the applicable numerical permission at any time as a result of a Permitted Acquisition, the numerical permission shall be deemed to be increased to the highest amount of the grower permission reached from time to time as a result of any such Permitted Acquisitions and shall not subsequently be reduced as a result of any decrease in the grower permission.

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(t) Reclassification

In the event that any amount or transaction meets the criteria of more than one Applicable Metric, the Company may (in its sole discretion), subject to the limitations imposed under paragraph (c)(ii) of Clause 25.4 (Permitted Financial Indebtedness), classify and reclassify that amount or transaction to a particular Applicable Metric and will only be required to include that amount or transaction in one of those Applicable Metrics (and, for the avoidance of doubt, an amount may at the option of the Company be split between different Applicable Metrics).

(u) Automatic reclassification into ratio-based permissions

Subject to the limitations imposed under paragraph (c)(ii) of Clause 25.4 (Permitted Financial Indebtedness), if a proposed action, matter, transaction or amount (or a portion thereof) is incurred or entered into pursuant to a fixed permission and at a later time would subsequently be permitted under a ratio-based permission, unless otherwise elected by the Company, such action, matter, transaction or amount (or a portion thereof) shall automatically be reclassified to such ratio-based permission.

(v) Foreign exchange rates and currency conversions

For purposes of determining compliance with:

(i) any euro-denominated Applicable Metric (other than in respect of any calculation of any financial covenant or ratio under the Finance Documents or related usage, ratchet or permission), the euro equivalent of amounts denominated in a foreign currency shall be calculated using a rate of exchange selected by the Company (acting reasonably and in good faith) on the Applicable Test Date (including, for the avoidance of doubt, the rate of any foreign exchange hedging entered into by the Group in relation to the Applicable Transaction); or

(ii) any other Applicable Metric (including in respect of any calculation of any financial covenant or ratio under the Finance Documents), the euro equivalent of amounts denominated in a foreign currency shall be calculated, at the Company's option, using any of:

(A) any applicable weighted average spot conversion rates over the relevant testing period;

(B) any applicable conversion rates used in any relevant financial statements or management accounts;

(C) any applicable conversion rate selected by the Company (acting reasonably and in good faith) on the relevant date of determination (including the Applicable Test Date, if applicable); and

(D) any applicable conversion rate under any foreign exchange hedging arrangement entered into by any member of the Group,

and, in each case, no Default, Event of Default or any breach of representation or warranty or undertaking shall arise merely as a result of a subsequent change in the euro equivalent amount of any relevant amount due to fluctuations in exchange rates.

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(w) Carry forward and carry back

For any relevant Applicable Metric set by reference to a Financial Year, a calendar year, a Relevant Period, a four-quarter period, a twelve (12) month period or any other similar annual period (each an "Annual Period"):

(i) at the option of the Company, the maximum amount so permitted under such Applicable Metric during such Annual Period may be increased by:

(A) an amount equal to one hundred (100) per cent. of the difference (if positive) between the permitted amount in the immediately preceding Annual Period (or any such other preceding period as specified in such Applicable Metric) and the amount thereof actually used or applied by the Group during such preceding Annual Period (the "Carry Forward Amount"); and/or

(B) an amount equal to one hundred (100) per cent. of the permitted amount in the immediately following Annual Period and the permitted amount in such immediately following Annual Period shall be reduced by such corresponding amount (the "Carry Back Amount"); and

(ii) to the extent that the maximum amount so permitted under such Applicable Metric during such Annual Period is increased in accordance with sub-paragraph (i) above, any usage of such Applicable Metric during such Annual Period shall be deemed to be applied in the following order:

(A) first, against the Carry Forward Amount;

(B) secondly, against the maximum amount so permitted during such Annual Period prior to any increase in accordance with sub-paragraph (i) above; and

(C) thirdly, against the Carry Back Amount.

25. GENERAL UNDERTAKINGS

The undertakings in this Clause 25 shall, unless otherwise indicated in this Agreement, remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

25.1 General Undertakings

Each Obligor shall comply with the covenants set out in this Clause 25.

25.2 Authorisations and Consents

Subject to the Legal Reservations and Perfection Requirements, each Obligor will obtain and promptly renew from time to time and maintain in full force and effect all material Authorisations to the extent required under any applicable law or regulation of a Relevant Jurisdiction to enable it to enter into, and perform its material obligations under the Finance Documents to which it is party save to the extent failure to do so would not have a Material Adverse Effect.

25.3 Compliance with Laws

Each Obligor will, and will ensure that each of its Restricted Subsidiaries will comply with all laws and regulations binding upon it save where non-compliance would not have a Material Adverse Effect.

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25.4 Permitted Financial Indebtedness

(a) The Company will not, and will not permit any of the Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness), provided that the Company and any of the Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness), if on the Applicable Test Date and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Total Net Leverage Ratio does not exceed 3.50:1.00, provided further that any Indebtedness Incurred under this paragraph (a) is subject to the Aggregate Non-Obligor Debt Cap.

(b) Paragraph (a) above will not prohibit the Incurrence of Permitted Debt.

(c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with this Clause 25.4:

(i) subject to sub-paragraph (ii) below, and without prejudice to paragraphs (t) and (u) of Clause 24.3 (Calculations), in the event that all or any portion of any item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred pursuant to paragraph (a) above, the Company, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and will only be required to include, in any manner that complies with this Clause 25.4, the amount and type of such Indebtedness (or any portion thereof) in paragraph (a) above or one of the sub-paragraphs of paragraph (b) above, and Indebtedness permitted by this Clause 25.4 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Clause 25.4 permitting such Indebtedness;

(ii) all Indebtedness under Facility B, the Original Revolving Facility, the Topco Notes and any Topco Proceeds Loan, in each case, outstanding as of the Closing Date (and any Refinancing Indebtedness in respect thereof) shall be deemed to have been Incurred pursuant to:

(A) paragraph (a)(i)(A) of the definition of “Permitted Debt”, in the case of Indebtedness under Facility B (EUR);

(B) paragraph (a)(i)(B) of the definition of “Permitted Debt”, in the case of Indebtedness under Facility B (USD);

(C) paragraph (a)(ii) of the definition of “Permitted Debt”, in the case of Indebtedness under the Original Revolving Facility;

(D) paragraph (d)(ii)(A) of the definition of “Permitted Debt”, in the case of Indebtedness under the Topco Notes; and

(E) paragraph (d)(ii)(B) of the definition of “Permitted Debt”, in the case of Topco Proceeds Loans pursuant to which the proceeds of any Topco Notes are lent to the Company,

and the Company shall not be permitted to reclassify all or a portion of such Indebtedness;

(iii) for purposes of determining compliance with this Clause 25.4, with respect to Indebtedness Incurred under a Credit Facility, re-borrowings of amounts previously repaid pursuant to a "cash sweep" or "clean down" provisions or any similar provisions under a Credit Facility that provide that Indebtedness is deemed to have been repaid periodically shall only be deemed for the purposes of this Clause 25.4 to have been Incurred on the date such Indebtedness was first Incurred and not on the date of any subsequent re-borrowing thereof;

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(iv) in the case of any Refinancing Indebtedness, when measuring the outstanding amount of such Indebtedness, such amount shall not include any amounts necessary to pay the aggregate amount of accrued and unpaid interest and any fees and expenses (including original issue discount, upfront fees or similar fees), including any premium and defeasance costs, indemnity fees, discounts, premiums and other costs and expenses Incurred or payable in connection with such refinancing;

(v) Guarantees of, or obligations in respect of letters of credit, bankers' acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(vi) if obligations in respect of letters of credit, bankers' acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to paragraph (a) or (b) above and the letters of credit, bankers' acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;

(vii) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(viii) in the event that the Company or a Restricted Subsidiary enters into or increases commitments under a revolving credit facility, enters into any commitment to Incur or issue Indebtedness or commits to Incur any Lien pursuant to paragraph (cc) of the definition of "Permitted Liens," the Incurrence or issuance thereof for all purposes under this Agreement, including for the purposes of calculating any Applicable Metric for borrowings and reborrowings thereunder (and including issuance and creation of letters of credit and bankers' acceptances thereunder) may be determined, at the Company's option (A) on the date of such revolving credit facility or such entry into or increase in commitments or (B) on the date on which such facility or commitments become available or, if applicable, any other Applicable Test Date (assuming, in the case of (A) and (B) of this sub-paragraph (viii) that the full amount thereof (or, at the option of the Company, a portion thereof) has been borrowed as of such date) and, in either case, if any such Applicable Metric is satisfied with respect thereto at such time, any borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers' acceptances thereunder) will be permitted under this Clause 25.4 irrespective of the Applicable Metric at the time of any borrowing or reborrowing (or issuance or creation of letters of credit or bankers' acceptances thereunder) (the committed amount permitted to be borrowed or reborrowed (and the issuance and creation of letters of credit and bankers' acceptances) on a date pursuant to the operation of this sub-paragraph (viii) but not actually borrowed on such date shall be the "Reserved Indebtedness Amount" as of such date for purposes of the Total Net Leverage Ratio, as applicable, and, to the extent of any sub-paragraph of paragraph (b) above (if any), shall be deemed to be Incurred and outstanding under such sub-paragraphs);

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(ix) notwithstanding anything in this Clause 25.4 to the contrary, in the case of any Indebtedness Incurred to refinance Indebtedness initially Incurred in reliance on paragraph (a) or any sub-paragraph of paragraph (b) above measured by reference to a percentage of LTM EBITDA as of the Applicable Test Date, if such refinancing would cause the percentage of LTM EBITDA restriction to be exceeded if calculated based on the percentage of LTM EBITDA on the Applicable Test Date of such refinancing, such percentage of LTM EBITDA restriction shall not be deemed to be exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the aggregate amount of accrued and unpaid interest and any fees and expenses (including original issue discount, upfront fees or similar fees), including any premium and defeasance costs, indemnity fees, discounts, premiums and other costs and expenses Incurred or payable in connection with such refinancing; and

(x) except as otherwise specified herein, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of the Accounting Principles.

(d) Accrual and/or capitalization of interest, accrual of dividends, the accretion of accreted value, the accretion or amortisation of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares or Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not previously treated as Indebtedness due to a change in the Accounting Principles, will not be deemed to be an Incurrence of Indebtedness for purposes of the covenant described under this Clause 25.4; provided that the amount of any Refinancing Indebtedness in respect of any outstanding Indebtedness may (in the Company's sole discretion) be increased by the amount of all such accrued and/or capitalised interest, accreted value, original issue discount and/or additional Indebtedness in respect of such Indebtedness and such increased amount will not be deemed to be Indebtedness for the purpose of calculating any basket, permission or threshold under which such Refinancing Indebtedness is permitted to be Incurred.

(e) For the purposes of determining compliance with any euro-denominated restriction on the Incurrence of Indebtedness, the euro-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated as described in Clause 24.3 (Calculations), provided that if such determination is made with respect to Indebtedness Incurred to refinance other Indebtedness denominated in another currency, and such refinancing would cause the applicable euro-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such euro-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (x) the principal amount of such Indebtedness being refinanced plus (y) the aggregate amount of accrued and unpaid interest and any fees and expenses (including original issue discount, upfront fees or similar fees), including any premium and defeasance costs, indemnity fees, discounts, premiums and other costs and expenses Incurred or payable in connection with such refinancing.

(f) For the avoidance of doubt, Indebtedness (excluding any Guarantee thereof) incurred pursuant to this Clause 25.4 (or pursuant to any other permission to incur Indebtedness under this Agreement), may be incurred by way of any Additional Facility which satisfies the applicable conditions set out in Clause 2.2 (Additional Facilities) of this Agreement.

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25.5 Liens

(a) The Company will not, and the Company will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or suffer to exist any Lien upon any of its property or assets (including Capital Stock of a Restricted Subsidiary of the Company), whether owned on the Closing Date or acquired after that date, or any interest therein or any income or profits therefrom, which Lien is securing any Indebtedness (such Lien, the "Initial Lien"), except:

(i) in the case of any property or asset that does not constitute Charged Property:

(A) Permitted Liens; or

(B) Liens on property or assets that are not Permitted Liens if obligations under this Agreement are directly secured equally and rateably with, or prior to, in the case of Liens with respect to Subordinated Indebtedness, the Indebtedness secured by such Initial Lien for so long as such Indebtedness is so secured; and

(ii) in the case of any property or asset that constitutes Charged Property, Permitted Collateral Liens.

(b) Any Lien created in favour of the obligations under this Agreement pursuant to paragraph (a)(i)(B) above will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates and (ii) otherwise as set forth in this Agreement, Intercreditor Agreement and/or under the relevant Transaction Security Document.

(c) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The "Increased Amount" of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortisation of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

25.6 Mergers

The Company will not consolidate with or merge with or into, or assign, convey, transfer, lease or otherwise dispose of all or substantially all its assets, in one transaction or a series of related transactions, to any person, unless the resulting, surviving or transferee person (the "Successor Company") will be a person organised and existing under the same jurisdiction as a Facility B Borrower or Original Revolving Facility Borrower or any other jurisdiction permitted for an Additional Borrower under Facility B or the Original Revolving Facility (or any other jurisdiction approved by all of the Lenders) and the Successor Company (if not the Company) will expressly assume, by way of Accession Deed, executed and delivered to the Agent, all the obligations of the Company under this Agreement and all obligations of the Company under the Intercreditor Agreement, any Additional Intercreditor Agreement and the Transaction Security Documents, as applicable.

25.7 Taxes

Each Obligor will, and will ensure that each of its Restricted Subsidiaries will duly and punctually pay and discharge all Taxes imposed by any agency of any state upon it or any of them or any of its or their assets, income or profits or any transactions undertaken or entered into by it or any of them due and payable by it or that Restricted Subsidiary within the time period allowed therefor without imposing material penalties (save in the event of a bona fide dispute with regard to any Tax in respect of which proper provision has been made in the financial statement of the relevant member of the Group) where failure to do so would have a Material Adverse Effect.

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25.8 Guarantees and Security

(a) Subject to the Agreed Security Principles, the Company shall procure that:

(i) no later than the date which is one hundred and twenty (120) days after (and excluding) the Closing Date (the "Initial Testing Date"), the Guarantor Coverage Test is met by reference to the Original Financial Statements provided that the Company may elect to test compliance as at the Applicable Reporting Date prior to the Initial Testing Date by reference to the Relevant Period ending on such Applicable Reporting Date; and

(ii) after the Initial Testing Date, no later than the date which is one hundred and twenty (120) days after (and excluding) the latest due date on which (as elected by the Company) the Public Reporting or Annual Financial Statements (as applicable) are required to be delivered to the Agent for each Accounting Period (or, if later, within one hundred and twenty (120) days of the date on which the Agent notifies the Company that the Majority Lenders require such member of the Group to become a Guarantor) (the "Subsequent Testing Date"), the Guarantor Coverage Test is met by reference to such Public Reporting or Annual Financial Statements (as elected by the Company), provided that the Company may elect to test compliance as at the Applicable Reporting Date prior to the Subsequent Testing Date by reference to the Relevant Period ending on such Applicable Reporting Date.

(b) For the purposes of the Finance Documents:

(i) the "Guarantor Coverage Test" is met if Guarantor EBITDA equals or exceeds eighty (80) per cent. of Guarantor Jurisdictions EBITDA;

(ii) "Guarantor EBITDA" means the aggregate (without double counting) earnings before interest, tax, depreciation and amortisation (calculated on a LTM basis on the same basis as Consolidated EBITDA (and, at the Company's option, either including or excluding any adjustments made to Consolidated EBITDA pursuant to sub-paragraphs (viii) and (ix) of the definition thereof and/or paragraphs (c), (d) or (e) of Clause 24.3 (Calculations)) but taking each entity on an unconsolidated basis and excluding all intra-Group items, goodwill and investments in Restricted Subsidiaries of any member of the Group (in each case to the extent applicable)) of the Guarantors (excluding the contribution of any entity that has negative earnings before interest, tax, depreciation and amortisation);

(iii) "Guarantor Jurisdiction" means Canada, Germany, Luxembourg, the UK, the US (including any state thereof and the District of Columbia) (provided that: (A) if a Borrower is incorporated in a jurisdiction which is not a Guarantor Jurisdiction, the jurisdiction of that Borrower shall be a Guarantor Jurisdiction but only in relation to that Borrower); and

(iv) "Guarantor Jurisdictions EBITDA" means the aggregate (without double counting) earnings before interest, tax, depreciation and amortisation of wholly-owned members of the Group incorporated in Guarantor Jurisdictions (on a consolidated basis and excluding the contribution of any on-balance sheet joint ventures and any member of the Group which is not required to (or cannot) become a Guarantor in accordance with the provisions of the Agreed Security Principles and, at the Company's option, either including or excluding any adjustments made to Consolidated EBITDA sub-paragraphs (viii) and (ix) of the definition thereof and/or paragraphs (c), (d) or (e) of Clause 24.3 (Calculations)).

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25.9 Further Assurance

(a) Subject to the Agreed Security Principles and the terms of the Transaction Security Documents, each Obligor shall (and the Company shall ensure that each applicable member of the Group and each Day 1 Third Party Security Provider will) promptly do all such acts or execute all such documents as the Security Agent may reasonably specify:

(i) to complete the Perfection Requirements in relation to the Security created under or evidenced by the Transaction Security Documents or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and

(ii) if a Declared Default is continuing, to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b) Subject to the Agreed Security Principles and as required by the terms of the Transaction Security Documents, at the reasonable request of the Security Agent, each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

(c) In relation to any provision of the Finance Documents which requires the Obligors or any member of the Group to deliver any document for the purposes of granting any guarantee or Security for the benefit of all or any of the Finance Parties, the Security Agent agrees to execute as soon as reasonably practicable any such agreed form document which is presented to it for execution.

25.10 Anti-corruption law and Sanctions

(a) Each Obligor shall conduct its businesses in material compliance with applicable Anti-Corruption Laws and applicable Sanctions.

(b) Each Obligor will procure that, so far as it is able, any director, officer, agent, employee or person acting on behalf of the Obligor (as applicable), is not a Sanctioned Person and does not act on behalf of a Sanctioned Person.

(c) Each Obligor shall not directly or, to the best of its knowledge, indirectly:

(i) use any revenue or benefit derived from any activity or dealing with a Sanctioned Person in discharging any obligation due or owing to the Lenders; and

(ii) use or permit or authorise any other person to make payments from all or any part of the proceeds of the Facilities for the purpose of lending, contributing or otherwise making available such proceeds:

(A) to, or for the benefit of, any Sanctioned Person;

(B) to any Sanctioned Country in breach of applicable Sanctions (except to the extent permissible for any person required to comply with Sanctions); or

(C) in any other manner that would cause an Obligor (as applicable) to breach any applicable Sanctions; or

(D) to any person in violation of any applicable Anti-Corruption Laws.

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(d) This Clause 25.10 shall only:

(i) be given by a Restricted Member of the Group; or

(ii) apply for the benefit of a Restricted Finance Party,

to the extent that this would not result in any violation by or expose of such entity or any directors, officer or employee thereof to any liability under:

(A) EU Regulation (EC) 2271/96;

(B) §7 of the German Außenwirtschaftsverordnung (in connection with section 4 paragraph 1 no. 3 of the German Außenwirtschaftsgesetz); or

(C) any similar applicable anti-boycott law, regulation or statute in force from time to time that is applicable to such entity.

(e) In connection with any amendment, waiver, determination or direction relating to any part of this Clause 25.10 in relation to which:

(i) a Finance Party is a Restricted Finance Party; and

(ii) in accordance with paragraph (d) above, that Restricted Finance Party does not have the benefit of it:

(A) the Commitments of a Lender that is a Restricted Finance Party; and

(B) the vote of any other Restricted Finance Party which would be required to vote in accordance with the provisions of this Agreement,

shall be excluded for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve such amendment, waiver, determination or direction request and its status as a Finance Party shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Finance Parties has been obtained to approve such amendment, waiver, determination or direction.

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25.11 Conditions Subsequent

On or prior to the date falling one hundred and twenty (120) days after the Closing Date (the “CS Deadlines”), the Company shall procure, in each case subject to (x) the Agreed Security Principles and (y) any Permitted Reorganisation in the intervening period between the date of this Agreement and the CS Deadline (or such longer period as may be agreed between the Company and Agent (acting reasonable)), that the following Transaction Security Documents shall be entered to in relation to shares held by:

(a) Birkenstock Group B.V. & CO. KG in Birkenstock Components GmbH, Birkenstock digital GmbH, Birkenstock Global Sales GmbH, Birkenstock Productions Hessen GmbH, Birkenstock Productions Rheinland-Pfalz GmbH and Birkenstock Productions Sachsen GmbH; and

(b) Birkenstock US in Birkenstock USA GP, LLC and Birkenstock USA, LP; and

(c) Birkenstock USA, LP in Birkenstock USA digital LLC.

26. EVENTS OF DEFAULT

26.1 Events of Default

Each of the events or circumstances set out in this Clause 26 (save for Clause 26.10 (Acceleration), Clause 26.11 (Clean-up Period) and Clause 26.12 (Excluded Matters)) shall constitute an Event of Default.

26.2 Non-payment

(a) A default in any payment of interest on any amount payable under a Finance Document when due and payable, continued for thirty (30) days; or

(b) a default in the payment of the principal amount of or premium, if any, on any amount payable under a Finance Document when due at its Stated Maturity, upon optional prepayment, upon required repayment, upon declaration or otherwise, in each case, continued for five (5) Business Days;

26.3 Other Obligations

Failure by the Company or any Guarantor to comply for sixty (60) days after written notice by the Agent with any agreement or obligation contained in this Agreement.

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26.4	Financial Covenant

In relation to each Facility which is a Financial Covenant Facility only, the Company fails to comply with its obligations under Clause 24.2 (Financial Condition) (subject to the terms of Clause 24.2).

26.5	Cross payment default and cross acceleration

The occurrence of any default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Significant Subsidiary or the payment of which is Guaranteed by the Company or any Significant Subsidiary in each case other than Indebtedness owed to the Company or a Restricted Subsidiary and whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

	(a)	is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (a "payment default"); or

	(b)	results in the acceleration of such Indebtedness prior to its stated final maturity (an "acceleration"),

and, in each case, the aggregate principal amount of all Indebtedness subject to such payment defaults or accelerations (after giving effect to any applicable grace periods) is in excess of the greater of (x) €150.0 million and (y) an amount equal to 30% of LTM EBITDA.

26.6	Misrepresentation

(a)

Any material representation, warranty or written statement made or deemed to be made by any Obligor in any of the Finance Documents is or proves to be incorrect or misleading in any material respect when made or deemed to be made (or when repeated or deemed to be repeated) by reference to the facts and circumstances then existing.

(b)

No Event of Default will occur under paragraph (a) above if the circumstances giving rise to that misrepresentation are remedied within twenty (20) Business Days of the giving of notice by the Agent in respect of such misrepresentation.

26.7	Insolvency

(a)

A decree or order for relief in respect of the Company, a Borrower or a Significant Subsidiary (each a “Material Entity”) in an involuntary case or proceeding under any applicable Bankruptcy Law is sanctioned by a court of competent jurisdiction and becomes unconditional; or

(b)	a decree or order under any applicable Bankruptcy Law is sanctioned by a court of competent jurisdiction and becomes unconditional:

(i)	adjudging that a Material Entity is bankrupt or insolvent;

(ii)	other than on a solvent basis, seeking reorganization, arrangement, adjustment, proposal or composition of or in respect of a Material Entity;

(iii)

other than on a solvent basis, appointing a custodian, receiver, (provisional, interim or permanent) or manager, liquidator, assignee, trustee, sequestrator (or other similar official) in respect of a Material Entity over part of its assets with a market value in excess of the greater of (x) €150.0 million, and (y) 30% of LTM EBITDA; or

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(iv)	other than on a solvent basis, ordering the winding up, dissolution or liquidation of the affairs of a Material Entity,

and any such decree, order or appointment continues to be in effect and unstayed for a period of sixty (60) days.

26.8	Insolvency Proceedings

A Material Entity:

	(a)	consents to the filing of a petition, application, answer, proposal or consent seeking reorganization or relief under any applicable Bankruptcy Law;

	(b)	consents to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under any applicable Bankruptcy Law;

	(c)	consent to the commencement of any bankruptcy or insolvency in respect thereof under any applicable Bankruptcy Law;

(d)

other than on a solvent basis, consents to the appointment of, or taking possession by, a custodian, receiver, (provisional, interim or permanent) or manager, liquidator, administrator, examiner, supervisor, assignee, trustee, sequestrator or similar official over part of its assets with a market value in excess of the greater of (x) €150.0 million, and (y) 30% of LTM EBITDA;

	(e)	other than on a solvent basis, makes an assignment or proposal for the benefit of its creditors generally; or

	(f)	admits it is insolvent or admits in writing its inability to pay its debts generally as they become due or commits an "act of bankruptcy" under any applicable Bankruptcy Law,

which, in each case, is sanctioned by a court and becomes unconditional.

26.9	Invalidity and Unlawfulness

(a)

Any provision of any Finance Document is or becomes invalid or (subject to the Legal Reservations and Perfection Requirements) unenforceable in any material respect or shall be repudiated by any Obligor or the validity or enforceability of any material provision of any Finance Document shall at any time be contested by any Obligor and this, individually or cumulatively, would materially adversely affect the interests of the Finance Parties (taken as a whole) under the Finance Documents and is not remedied within twenty (20) Business Days of the giving of notice by the Agent in respect of such failure.

(b)

At any time it is or becomes unlawful for any Obligor to perform any of its material obligations under any of the Finance Documents and this individually or cumulatively would materially adversely affect the interests of the Finance Parties under the Finance Documents and is not remedied within twenty (20) Business Days of the giving of notice by the Agent in respect of such failure.

(c)	No Event of Default will occur under paragraph (a) above if such failure is remedied within twenty (20) Business Days from the giving of notice by the Agent in respect of such failure.

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26.10	Acceleration

(a)

Subject to Clause 4.5 (Utilisations during an Agreed Certain Funds Period) and Clause 26.11 (Clean-up Period), at any time after the occurrence of an Event of Default which is continuing (other than an Event of Default which is continuing under Clause 26.4 (Financial Covenant), the Agent may, but only if so directed by the Super Majority Lenders, by written notice to the Company:

	(i)	terminate all or part of the availability of the Facilities whereupon the relevant part of the Facilities shall cease to be available for utilisation, the relevant part of the undrawn portion of the Commitments of each of the Lenders shall be cancelled and no Lender shall be under any further obligation to make Utilisations under this Agreement in respect of the part of the Commitments so cancelled;

	(ii)	declare all or part of the Utilisations, together with accrued interest thereon and any other sum then payable under any of the Finance Documents to be immediately due and payable whereupon such amounts shall become so due and payable; and/or

	(iii)	declare all or part of the Utilisations to be payable on demand whereupon the same shall become payable on demand.

(b)

Subject to Clause 4.5 (Utilisations during an Agreed Certain Funds Period) and Clause 26.11 (Clean-up Period), at any time after the occurrence of an Event of Default which is continuing under Clause 26.4 (Financial Covenant), the Agent may, but only if so directed by the Super Majority Lenders under the Financial Covenant Facilities, by written notice to the Company:

	(i)	terminate all or part of the availability of the Financial Covenant Facility whereupon the relevant part of such Financial Covenant Facility shall cease to be available for utilisation, the relevant part of the undrawn portion of such Commitments under such Financial Covenant Facility of each of the Lenders shall be cancelled and no Lender shall be under any further obligation to make Utilisations under such Financial Covenant Facility (in respect of the part of the Commitments so cancelled;

	(ii)	declare all or part of the Utilisations, together with accrued interest thereon and any other sum then payable under any of the Finance Documents, in respect of the Financial Covenant Facility to be immediately due and payable whereupon such amounts shall become so due and payable; and/or

	(iii)	declare all or part of the Utilisations in respect of a Financial Covenant Facility to be payable on demand whereupon the same shall become payable on demand.

(c)

Notwithstanding paragraphs (a) and (b) above, the availability of an Additional Facility and/or the Commitments in respect of an Additional Facility, may be terminated or cancelled pursuant to paragraph (a)(i) and (b)(i) above (as appropriate) only by Additional Facility Lenders whose Additional Facility Commitments in that Additional Facility aggregate more than eighty (80) per cent. of the Additional Facility Commitments in that Additional Facility.

(d)

Subject to Clause 4.5 (Utilisations during an Agreed Certain Funds Period), at any time after the occurrence of an Event of Default which is continuing under Clause 26.7 (Insolvency) or Clause 26.8 (Insolvency Proceedings) as a result of the filing of an involuntary proceeding in a court of competent jurisdiction in the United States seeking relief under the United States Bankruptcy Code of 1978 (Title 11 of the United States Code) against such US Obligor and such proceeding continues undismissed, undischarged or unstayed for sixty (60) days, all of the Loans made to that US Obligor, together with accrued interest and all other amounts accrued and then payable by that US Obligor under the Finance Documents, shall be immediately due and payable, in each case automatically and without any direction, notice, declaration or other act.

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26.11	Clean-up Period

Notwithstanding any other term of the Finance Documents, for the period from the date of an acquisition permitted under this Agreement (the "Approved Acquisition") until the date which falls one hundred and twenty (120) days after the date of such Approved Acquisition (the "Acquisition Clean-up Period"), any breach of a representation or warranty, breach of an undertaking, Default or Event of Default, will be deemed not to be a breach of representation or warranty, a breach of undertaking, a Default or an Event of Default (as the case may be) if it would have been (if it were not for this provision) a breach of representation or warranty, a breach of undertaking, a Default and/or an Event of Default by reason of any matter or circumstance relating to the person or business subject of the Approved Acquisition if and for so long as the circumstances giving rise to the relevant breach of representation or warranty or breach of undertaking, Default or Event of Default:

(a)

are capable of being remedied and, if any member of the Group effecting the relevant Approved Acquisition is aware of the relevant circumstances at the time, reasonable efforts are being used to remedy such breach, Default or Event of Default;

(b)	would not have a Material Adverse Effect; and

(c)

was not procured or approved by the Board of Directors (or equivalent body) of any member of the Group effecting the relevant Approved Acquisition (provided that it had actual knowledge thereof and that knowledge of the relevant breach does not equate to procurement or approval), provided that if the relevant circumstances are continuing at the end of the Acquisition Clean-Up Period there shall be a breach of representation, breach of undertaking, Default and/or Event of Default, as the case may be.

26.12	Excluded Matters

(a)	Notwithstanding any other term of the Finance Documents:

(i)	no Permitted Transaction;

(ii)

other than in the case of a payment default under an Ancillary Document constituting an Event of Default under Clause 26.2 (Non-payment), no breach of any representation, warranty, undertaking or other term of (or default or event of default under) a Hedging Agreement or an Ancillary Document;

(iii)

no breach of any representation, warranty, undertaking or other term of (or default or event of default under) an Existing Debt Document or any document relating to existing financing arrangements of or any instrument constituting, documenting or evidencing any indebtedness made available to or guaranteed or secured by any member of the Group and existing immediately prior to the Closing Date arising as a direct or indirect result of any member of the Group entering into and/or performing its obligations under any Finance Document, or otherwise, or carrying out the Transaction or any other transactions contemplated by the Transaction Documents;

(iv)

prior to the Closing Date, no act or omission on the part of any member of the Group (including any procurement obligation in relation to any member of the Group) or breach of any representation, warranty, undertaking or other term of (or Default or Event of Default under) any Finance Document by any member of the Group or any other circumstance relating to the Group; or

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(v)

no Withdrawal Event, shall (or shall be deemed to) constitute, or result in, a breach of any representation, warranty, undertaking or other term in the Finance Documents or a Default or an Event of Default and shall be expressly permitted under the terms of the Finance Documents provided that whilst a Withdrawal Event in and of itself shall not be deemed to constitute a breach of any representation and warranty or undertaking in the Finance Documents or result in the occurrence of an Event of Default, if the occurrence of a Withdrawal Event otherwise results in the occurrence of a breach of any representation and warranty or undertaking in the Finance Documents or results in the occurrence of an Event of Default, each such circumstance shall not be deemed to be permitted under the terms of the Finance Documents pursuant to this Clause 26.12 and shall constitute a breach of any representation and warranty or undertaking in the Finance Documents or result in the occurrence of an Event of Default under the Finance Documents in accordance with the terms thereof.

(b)

For the purposes of this Clause 26.12, "Withdrawal Event" means the withdrawal of any participating member state of the EU from the single currency of the participating member states of the EU and/or the redenomination of the euro into any other currency by the government of any current or former participating member state of the EU and/or the withdrawal (or any governmental decision to withdraw or any vote or referendum electing to withdraw) of any member state from the EU, including Brexit.

27.	CHANGES TO THE LENDERS

27.1	Successors

Subject to the terms of this Clause 27, the Finance Documents shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, transferees, assigns and any New Lender and each such successor, transferee, assignee and any New Lender undertakes to carry out any actions required including the actions contemplated in this Clause 27 or the other provisions of this Agreement.

27.2	Assignments and Transfers by Lenders

Subject to this Clause 27 and to Clause 28 (Debt Purchase Transactions), any Lender (an "Existing Lender") may:

(a)	assign any of its rights;

(b)	transfer (including by way of novation) any of its rights and obligations; or

(c)	enter into a sub-participation in respect of any of its rights and obligations,

under any Finance Document (a "Transfer") to:

(i)

another bank or financial institution or to a trust, fund or other entity, in each case, which is regularly engaged in or established for the purpose of making, purchasing or investing in or securitising loans, securities or other financial assets; or

(ii)	any other person approved in writing by the Company,

(each a "New Lender").

27.3	Conditions of Transfer

(a)

Prior to the Closing Date, the prior written consent of the Company (which may be given, withheld, conditioned or delayed in its sole and absolute discretion and shall not, under any circumstances, be deemed given) is required for any Transfer of any Facility unless such Transfer is by a Original Lender to its Affiliates or, in the case of a Term Facility only, its Related Fund provided that, for the avoidance of doubt, paragraph (n) of this Clause 27.3 shall apply to any such Transfer.

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(b)

After the Closing Date, the prior written consent of the Company (not to be unreasonably withheld or delayed but where such consent will be deemed to have been granted if the Company does not respond within ten (10) Business Days of receipt by the Company and each Designated Recipient of a duly completed Transfer Consent Request) is required for any Transfer of any Facility, unless such Transfer is by a Lender:

(i)	to:

(A)	its Affiliate or, in the case of a Term Facility only, its Related Fund; or

(B)	to another Lender or its Affiliate under that Facility or, in the case of a Term Facility only, a Related Fund of another Lender under that Term Facility;

(ii)	with respect to any Facility to a person who is included on the Approved List; or

(iii)	made at a time when a Material Event of Default is continuing,

provided that:

(A)	Advance Transfer Notice: other than in relation to (x) a Transfer under paragraph (b)(iii) above or (y) entry into a non-voting sub-participation, the Existing Lender and the proposed New Lender have delivered to the Company and each Designated Recipient by email a duly completed Transfer Consent Request at least ten (10) Business Days prior to the date of the relevant Transfer;

(B)	Rating Requirement: in the case of a Transfer in respect of any Facility or in respect of any Available Commitments under such Facilities, the Transferee is a Rated Bank, unless the prior written consent of the Company (which may be given, withheld, conditioned or delayed in its sole and absolute discretion and shall not, under any circumstances, be deemed given) is obtained;

(C)	Overriding Restrictions: in all cases no Transfer shall be made to any of the following persons unless the prior written consent of the Company (which may be given, withheld, conditioned or delayed in its sole and absolute discretion and shall not, under any circumstances, be deemed given) is obtained:

(1)	an Industry Competitor;

(2)	a Defaulting Lender (or any person that would, upon becoming a Lender, be a Defaulting Lender);

(3)	a Loan to Own/Distressed Investor (except if a Material Event of Default is continuing at the time such Transfer is made); or

(4)	any Lender that has made an incorrect representation or warranty or deemed representation or warranty with respect to not being a Net Short Lender as provided in paragraph (w) of Clause 39.4 (Other exceptions) (any such person being a "Disqualified Lender"); and

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(D)

Additional Facilities: if the Transfer is in respect of an Additional Facility, the restrictions (if any) specified in the relevant Additional Facility Notice establishing such Additional Facility Commitments are complied with provided that, for the avoidance of doubt, an Additional Facility Notice may specify that some or all of the restrictions in this Clause 27.3 (Conditions of Transfer) shall not apply to the relevant Additional Facility.

(c)

The Company and the Agent may, each acting reasonably, by agreement amend or revise the Approved List from time to time. In addition to the foregoing, the Company may unilaterally remove (A) up to five (5) names from the Approved List in each Financial Year by notice to the Agent with immediate effect, but there shall be no ability to remove Existing Lenders or their Affiliates or Related Funds from the Approved List pursuant to this paragraph (A) and (B) and any Sanctioned Lender (including any Existing Lenders or their Affiliates or Related Funds) from the Approved List. In relation to the exercise of the Company of its rights under paragraph (A), Lenders shall be entitled to propose replacement names to be added to the Approved List (through the Agent) which the Company agrees to consider in good faith.

(d)	Where this Clause 27 provides that the Company's prior written consent is required for a Transfer, the following provisions shall apply:

(i)

in order to request the Company's consent to a Transfer, the Existing Lender shall deliver to the Company and each Designated Recipient by email a duly completed Transfer Consent Request accurately disclosing the relevant terms of that Transfer;

(ii)	in relation to any Transfer under paragraph (b) above, the Company shall not be deemed to have unreasonably withheld or delayed its consent if:

(A)	the relevant Transfer Consent Request has not been duly completed or validly delivered;

(B)

the Company has, in good faith, requested further information in connection with the relevant Transfer or Transfer Consent Request, in which case such information shall be delivered to the Company and each Designated Recipient by email along with a revised Transfer Consent Request; or

(C)	the Company considers in good faith that the relevant Transfer is not in the best interests of the Group (taken as a whole), any member of the Group or any Investor,

and the Company shall be under no obligation to disclose its reasons for withholding or delaying its consent; and

(iii)

to the extent that the Company provides its consent to a Transfer, such consent shall be limited to the Transfer on the terms described in the Transfer Consent Request (and any change to such terms shall require a further consent from the Company on the basis of a further Transfer Consent Request).

(e)

Any Existing Lender will enter into a Confidentiality Undertaking with any potential New Lender (other than in the case of an Affiliate or Related Fund of such Existing Lender) prior to providing it with any information about the Finance Documents or the Group. The Existing Lender shall provide a copy of each Confidentiality Undertaking and any amendments to it to the Company.

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(f)

An assignment or transfer of part of a Lender's Commitments (when aggregated with its Affiliates' and Related Funds' Commitments being concurrently assigned or transferred under that Facility) shall, unless such assignment or transfer is of all of that Lender's remaining Commitments in that Facility, be a minimum amount:

(i)	in the case of Facility B (EUR) and, unless set out to the contrary in the relevant Additional Facility Notice, any Additional Term Facility denominated in euro:

(A)	of €1,000,000 (and integral multiples thereof); and

(B)

such that the Lender's remaining Commitments under the applicable Facility (when aggregated with its Affiliates' and Related Funds' Commitments under that Facility) is in a minimum amount of €1,000,000;

(ii)	in the case of Facility B (USD) and, unless set out to the contrary in the relevant Additional Facility Notice, any Additional Term Facility denominated in US Dollars:

(A)	of $1,000,000 (and integral multiples thereof); and

(B)

such that the Lender's remaining Commitments under the applicable Facility (when aggregated with its Affiliates' and Related Funds' Commitments under that Facility) is in a minimum amount of $1,000,000;

(iii)	in the case of any Additional Revolving Facility denominated in euro (unless set out to the contrary in the relevant Additional Facility Notice):

(A)	of €5,000,000 (and integral multiples thereof); and

(B)

such that the Lender's remaining Commitments under the applicable Revolving Facility (when aggregated with its Affiliates' and Related Funds' Commitments under that Revolving Facility) is in a minimum amount of €5,000,000; and

(iv)	in the case of any other Additional Facility:

(A)	such minimum amount (and integral multiple) set out in the relevant Additional Facility Notice; and

(B)

such that the Base Currency Amount of that Lender's remaining Additional Facility Commitments (when aggregated with its Affiliates and Related Funds, Additional Facility Commitments under that Additional Facility) is in any minimum amount set out in the relevant Additional Facility Notice.

(g)	An assignment under this Clause 27 will only be effective upon:

(i)

receipt by the Agent (in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that it will assume the same obligations to each of the other Finance Parties and the other Secured Parties as it would have been under had it been an Original Lender;

(ii)	the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

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(iii)

performance by the Agent of all "know your customer" or other similar checks under all applicable laws and regulations relating to any person that the Agent is required to carry out in relation to such assignment or transfer to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(h)

A transfer under this Clause 27 will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement if the procedure set out in Clause 27.7 (Procedure for transfers) is complied with.

(i)

Any assignment or transfer under a Revolving Facility or any other Facility in respect of which the Available Facility is not zero (0) must result in an assignment or transfer of a rateable amount of a Lender's participation in Utilisations and Available Commitments thereunder.

(j)

Without prejudice to this Clause 27.3, the Company and each other Obligor hereby expressly consent to each Transfer permitted pursuant to this Clause 27. The Company and each other Obligor also accepts and confirms that all guarantees, indemnities and Security granted by it under any Finance Document will, notwithstanding any such Transfer, continue and be preserved for the benefit of the New Lender and each of the other Finance Parties in accordance with the terms of the Finance Documents.

(k)	If:

(i)	a Lender Transfers, creates a trust over or otherwise disposes of any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the Transfer, trust or other change occurs, an Obligor would be obliged to make a payment or increased payment to Lender (in the case of a sub-participation), to the New Lender or Lender acting through its new Facility Office under Clause 16 (Taxes) or Clause 17 (Increased Costs), then the New Lender (and the Lender, in the case of a sub-participation), sub-participant, beneficiary and/or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the Transfer, trust or other change had not occurred, provided that no Lender may Transfer, create a trust over or otherwise dispose of its rights or obligations under the Finance Documents or change its Facility Office if the Transfer, trust or other change would give rise to a requirement to prepay on illegality under Clause 9.1 (Illegality) in relation to the New Lender or the Existing Lender acting through its new Facility Office.

(l)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the Transfer becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(m)

If any Transfer is executed (or purported to be executed) in breach of the provisions of this Clause 27 (including, for the avoidance of doubt and any purported Transfer for which the Company's consent has been provided but which is purported to be effected on terms different to those disclosed in the relevant Transfer Consent Request):

(i)	that Transfer shall not be effective; and

(ii)	any Lender which is party to the purported Transfer (whether as an Existing Lender or a proposed New Lender) shall be a "Transfer Defaulting Lender".

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(n)

Notwithstanding the terms of the Finance Documents, if an Existing Lender which is an Original Lender Transfers any or all of its Commitments to a New Lender (including an Affiliate or Related Fund) on or prior to the Closing Date (the "Pre-Closing Transferred Commitments") the Existing Lender shall:

(i)

fund the Pre-Closing Transferred Commitments in respect of that Loan by 9.30 a.m. on the applicable Utilisation Date if that New Lender has failed to so fund (or has confirmed that it will not be able to fund) on the applicable Utilisation Date (as applicable) in respect of the relevant Facility or Facilities; and

(ii)

retain exclusive control over all rights and obligations with respect to the Pre-Closing Transferred Commitments, including all rights with respect to waivers, consents, modifications, amendments and confirmations as to satisfaction of the requirement to receive all of the documents and other evidence listed in Part I (Conditions Precedent to first Utilisation) of Schedule 2 (Conditions Precedent) until after the Closing Date.

(o)

Any assignment or transfer by an Existing Lender to a New Lender shall only be effective if it transfers or assigns the Existing Lender's share of the relevant Facility pro rata against the Existing Lender's Available Commitment and its participations in Utilisations under that Facility.

27.4	Assignments by Lenders

Upon an assignment becoming effective, the Existing Lender will be released from its obligations under the Finance Documents to the extent they are assumed by the New Lender.

27.5	Assignment or transfer fee

Unless the Agent agrees otherwise, the New Lender shall, on or before the date upon which an assignment or transfer to it takes effect pursuant to this Clause 27, pay to the Agent (for its own account) a fee of €3,000 (plus VAT if applicable) provided that:

(a)	no such fee shall be payable in connection with an assignment or transfer made in connection with primary syndication of the Facilities;

(b)	no such fee shall be payable in respect of any assignment or transfer by a Lender to an Affiliate or a Related Fund of that Lender;

(c)	in the case of related assignments or transfers on the same Transfer Date by or to any Lender and/or its Affiliates or Related Funds, only one such fee shall be payable; and

(d)	no such fee shall be payable in connection with an assignment or transfer made under Facility B (USD).

27.6	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any member of the Group;

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(iii)	the performance and observance by any member of the Group of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements or information (whether written or oral) made or supplied in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities and all other risks arising in connection with its participation in the Finance Documents and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Each New Lender confirms to the Company that it has all Authorisations required for lending to the Borrowers under the Facility in which it is a Lender.

(d)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred by such Existing Lender under this Clause 27; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

27.7	Procedure for transfers

(a)

Subject to the conditions set out in Clause 27.3 (Conditions of Transfer) and Clause 39.5 (Replacement of a Lender), a transfer by novation is effected in accordance with paragraph (e) below when the Agent executes an otherwise duly completed Transfer Certificate executed and delivered to it by the Existing Lender and the New Lender.

(b)

The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt of a duly completed Transfer Certificate which appears on its face to comply with the terms of this Agreement and appears to be delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and record the transfer in the Register.

(c)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it in accordance with the provisions of this Clause 27.7 once it is satisfied it has complied with all necessary "know your customer" or similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(d)	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Agent to execute any duly completed Transfer Certificate on its behalf.

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(e)	On the Transfer Date:

(i)

to the extent that in such Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Obligors and such Existing Lender shall be released from further obligations towards one another (and the Existing Lender shall be released from any further obligations toward each other) under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (such rights and obligations being referred to in this Clause 27.7 as "discharged rights and obligations");

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the discharged rights and obligations only insofar as that Obligor and that New Lender have assumed and/or acquired the same in place of that Obligor and such Existing Lender;

(iii)

the Agent, the New Lender and the other Finance Parties shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such New Lender been an original party hereto as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Agent and the relevant Existing Lender and the other Finance Parties (other than the New Lender) shall each be released from further obligations to each other under the Finance Documents; and

(iv)	such New Lender shall become a party hereto as a Lender.

27.8	Procedure for assignment

(a)

Subject to the conditions set out in Clause 27.3 (Conditions of Transfer) and Clause 39.5 (Replacement of a Lender), an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it in accordance with the provisions of this Clause 27.8 once it is satisfied it has complied with all necessary "know your customer" or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 27.14 (Pro rata interest settlement), on the Transfer Date:

(i)

the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a party as a Lender and will be bound by obligations equivalent to the Relevant Obligations.

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27.9	Sub-participations

(a)

Prior to the Closing Date, the prior written consent of the Company (which may be given, withheld, conditioned or delayed in its sole and absolute discretion and shall not, under any circumstances, be deemed given) is required for any Transfer by a Lender by way of a sub-participation of any Facility unless:

(i)	the proposed sub-participant is not a person to whom the proviso (C) (Overriding Restrictions) of paragraph (b) of Clause 27.3 (Conditions of Transfer) (or any provision thereof) applies;

(ii)

such Lender remains a Lender under this Agreement with all rights and obligations pertaining thereto and remains liable under this Agreement and the other Finance Documents in relation to those obligations;

(iii)

such Lender retains at all times exclusive control over all rights and obligations in relation to the participations and Commitments that are the subject of the relevant sub-participation, including all voting and similar rights (for the avoidance of doubt, free of any agreement or understanding pursuant to which it is required to or will consult with any other person in relation to the exercise of any such rights and/or obligations);

(iv)	the relationship between the Lender and the proposed sub-participant is that of a contractual debtor and creditor (including in the bankruptcy or similar event of the Lender or an Obligor);

(v)

the proposed sub-participant will have no proprietary interest in the benefit of the Finance Documents or in any monies received by the relevant Lender under or in relation to any of the Finance Documents (in its capacity as sub-participant under that arrangement);

(vi)

the proposed sub-participant will under no circumstances (A) be subrogated to, or be substituted in respect of, the relevant Lender's claims under any of the Finance Documents or (B) otherwise have any contractual relationship with, or rights against, the Obligors under or in relation to any of the Finance Documents (in its capacity as sub-participant under that arrangement);

(vii)

the applicable sub-participation agreement states that the conditions above are applicable to further sub-participations (and such provision must be capable of being relied upon and directly enforceable by the Company against the relevant sub-participant); and

(viii)

if the sub-participation is in respect of an Additional Facility, the restrictions (if any) specified in the relevant Additional Facility Notice establishing such Additional Facility Commitments are complied with, and, for the avoidance of doubt, paragraph (m) of Clause 27.3 (Conditions of Transfer) shall apply to any sub-participation which occurs in breach of these provisions.

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(b)

On or after the Closing Date, the prior written consent of the Company (not to be unreasonably withheld or delayed but where such consent will be deemed to have been granted if the Company does not respond within ten (10) Business Days of receipt by the Company and each Designated Recipient of a duly completed Transfer Consent Request) is required for any Transfer by a Lender by way of a sub-participation unless:

(i)	the proposed sub-participant is not a person to whom the proviso (C) (Overriding Restrictions) of paragraph (b) of Clause 27.3 (Conditions of Transfer) (or any provision thereof) applies;

(ii)

such Lender remains a Lender under this Agreement with all rights and obligations pertaining thereto and remains liable under this Agreement and the other Finance Documents in relation to those obligations;

(iii)

such Lender retains at all times exclusive control over all rights and obligations in relation to the participations and Commitments that are the subject of the relevant sub-participation, including all voting and similar rights (for the avoidance of doubt, free of any agreement or understanding pursuant to which it is required to or will consult with any other person in relation to the exercise of any such rights and/or obligations);

(iv)	the relationship between the Lender and the proposed sub-participant is that of a contractual debtor and creditor (including in the bankruptcy or similar event of the Lender or an Obligor);

(v)

the proposed sub-participant will have no proprietary interest in the benefit of the Finance Documents or in any monies received by the relevant Lender under or in relation to any of the Finance Documents (in its capacity as sub-participant under that arrangement);

(vi)

the proposed sub-participant will under no circumstances (A) be subrogated to, or be substituted in respect of, the relevant Lender's claims under any of the Finance Documents or (B) otherwise have any contractual relationship with, or rights against, the Obligors under or in relation to any of the Finance Documents (in its capacity as sub-participant under that arrangement);

(vii)

the applicable sub-participation agreement states that the conditions above are applicable to further sub-participations (and such provision must be capable of being relied upon and directly enforceable by the Company against the relevant sub-participant); and

(viii)

if the sub-participation is in respect of an Additional Facility, the restrictions (if any) specified in the relevant Additional Facility Notice establishing such Additional Facility Commitments are complied with, and, for the avoidance of doubt, paragraph (m) of Clause 27.3 (Conditions of Transfer) shall apply to any sub-participation which occurs in breach of these provisions.

(c)

Each Lender which has made a sub-participation of any or all of its obligations hereunder shall provide, upon reasonable request by the Company at any time, the identity of the sub-participant and any information in reasonable detail relating to such sub-participant or such sub-participation agreement or arrangement.

(d)

Without prejudice to paragraph (m) of Clause 27.3 (Conditions of Transfer), if, as a result of laws or regulations in force or known to be coming into force at the time of any sub-participation an Obligor would be obliged to make payment to the Lender of any amount required to be paid by an Obligor under Clause 16 (Taxes) or Clause 17 (Increased Costs), that Lender shall not be entitled to receive or claim any amount under those Clauses in excess of the amount that it would have been entitled to receive or claim if that sub-participation had not occurred. Notwithstanding the foregoing, if a Lender which would be entitled to receive interest payments from an Obligor without a Tax Deduction had the sub-participation not occurred (a "Participating Lender") enters into a sub-participation with any sub-participant that would be entitled to receive such payments without, or with a reduced, Tax Deduction, the Participating Lender and such Obligor shall cooperate in good faith in complying with the relevant tax certification obligations so that the Obligor may make payments to that Participating Lender without, or with a reduced, Tax Deduction, where such payment will be applied in making a corresponding payment to a sub-participant.

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(e)

Unless the Company has provided its prior written consent in accordance with this Clause 27.9 (which may be given, withheld, conditioned or delayed in its sole and absolute discretion and shall not, under any circumstances, be deemed given), no sub-participation of Commitments made pursuant to this Clause 27.9 shall confer voting or similar rights on any sub-participant and any term purporting to grant such rights shall be void and unenforceable.

27.10	The Register

(a)	The Agent, acting for this purpose as the agent of the Obligors, shall maintain at its address referred to in Clause 35.2 (Addresses):

(i)

each Transfer Certificate referred to in Clause 27.7 (Procedure for transfers) and each Assignment Agreement referred to in Clause 27.8 (Procedure for assignment) each Increase Confirmation and each Additional Facility Notice delivered to and accepted by it; and

(ii)

with respect to each Facility, a register for the recording of the names and addresses of the Lenders and the Commitment of, and principal amount and stated interest owing to, each Lender from time to time (the "Register") under such Facility, which may be kept in electronic form.

(b)

The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Obligors, the Agent and the Lenders shall treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Agent shall provide the Company and any Borrower with a copy of the Register within five (5) Business Days of request.

(c)

Each Party irrevocably authorises and instructs the Agent to make the relevant entry in the Register (and which the Agent shall do promptly) on its behalf for the purposes of this Clause 27.10 without any further consent of, or consultation with, such Party. No assignment or transfer shall be effective unless recorded in the Register.

(d)

The Agent shall, upon request by an Existing Lender (as defined in Clause 27.2 (Assignments and Transfers by Lenders)) or a New Lender, confirm to that Existing Lender or New Lender whether a transfer or assignment from that Existing Lender or (as the case may be) to that New Lender has been recorded on the Register (including details of the Commitment of that Existing Lender or New Lender in each Facility).

(e)

The requirements of this Clause 27.10 are intended to result in the Loans being in "registered form" for purposes of section 163(f), section 871, section 881 or any other applicable provision of the Internal Revenue Code, and shall be interpreted and applied in a manner consistent therewith.

27.11	Sub-participant Register

Each Lender that sells a sub-participation in a Loan or other obligation under a Finance Document shall, acting solely for this purpose as a non-fiduciary agent of the Obligors, maintain a register on which it enters the name and address of each sub-participant and the principal amounts (and stated interest) of each sub-participant's interest in such Loans or other obligations (for the purposes of this provision, the "Participant Register"); provided that no such Lender shall have any obligation to disclose all or any portion of a Participant Register (including the identity of any sub-participant or any information relating to a sub-participant's interest in any Commitments, Loans or other obligations under any Finance Document) to any person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form within the meaning of Section 5f.103-1(c) and Proposed Section 1.163-5(b) of the US Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such sub-participation for all purposes of the Finance Documents notwithstanding any notice to the contrary.

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27.12	Copies of documentation

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement, Additional Facility Notice, Additional Facility Lender Accession Notice or an Increase Confirmation, send to the Company, a copy of that Transfer Certificate, Assignment Agreement, Additional Facility Notice, Additional Facility Lender Accession Notice or Increase Confirmation. The Agent shall provide, upon the request of the Company, in relation to any specified Transfer Certificate, Assignment Agreement, Additional Facility Notice, Additional Facility Lender Accession Notice or Increase Confirmation, a copy of such document to the Company within five (5) Business Days of receipt of such request.

27.13	Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 27, each Lender may without consulting with or obtaining consent from the Company or any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by any Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

27.14	Pro rata interest settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.7 (Procedure for transfers) or any assignment pursuant to Clause 27.8 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six (6) Months, on the next of the dates which falls at six (6) monthly intervals after the first day of that Interest Period); and

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(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(ii)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.14, have been payable to it on that date, but after deduction of the Accrued Amounts.

27.15	Accession of Additional Facility Lender

Any person which provides Additional Facility Commitments or an Additional Facility Loan shall become a party to the Intercreditor Agreement as a Lender and shall, at the same time, become a Party as a Lender by executing an Additional Facility Lender Accession Notice.

27.16	Preservation of security

In the event that a Transfer by any of the Finance Parties of its rights and/or obligations under any relevant Finance Documents occurred or was deemed to occur by way of novation, amendment, assignment and/or transfer, each Obligor explicitly agrees that all security interests and guarantees created under, or in connection with, any Finance Documents shall be preserved for the benefit of the New Lender and the other Finance Parties and, in respect of its rights and/or obligations governed by Luxembourg law, pursuant to article 1278 of the Luxembourg Civil Code.

28.	DEBT PURCHASE TRANSACTIONS

(a)

No member of the Group (each a "Purchaser") shall enter into any Debt Purchase Transaction other than (to the extent applicable to the specified Debt Purchase Transaction) in accordance with the other provisions of this Clause 28.

(b)	A Purchaser may purchase by way of assignment, pursuant to Clause 27 (Changes to the Lenders), a participation in any Loan and any related Commitment where:

(i)

such purchase is a result of a non-cash contribution of such indebtedness (including any participation, claim, commitment, rights, benefits and/or obligations in respect of any indebtedness borrowed or issued by any member of the Group from time to time) by a person that is not a member of the Group; or

(ii)	such purchase is made:

(A)	for a consideration of less than par;

(B)	using one of the processes set out at paragraphs (c) and (d) below; and

(C)	at a time when no Material Event of Default is continuing.

(c)	Any Debt Purchase Transaction entered into by a Purchaser shall be entered into initially pursuant to a solicitation process (a "Solicitation Process") which is carried out as follows:

(i)

prior to 11.00 a.m. on a given Business Day (the "Solicitation day"), the relevant Purchaser or a financial institution acting on its behalf (the "Purchase Agent") will approach at the same time each Lender which participates in the relevant Facilities to invite them to offer to sell to the relevant Purchaser, an amount of their participation in one or more Facilities;

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(ii)

any Lender wishing to make such an offer shall, by 11.00 a.m. on the second (2nd) Business Day following such Solicitation day, communicate to the Purchase Agent details of the amount of its participations, and in which Facilities, it is offering to sell and the price at which it is offering to sell such participations;

(iii)

any such offer by a Lender shall be irrevocable until 11.00 a.m. on the third (3rd) Business Day following such Solicitation day and shall be capable of acceptance by the relevant Purchaser on or before such time by communicating its acceptance in writing to the Purchase Agent or, if it is the Purchase Agent, the relevant Lenders;

(iv)

the Purchase Agent (if someone other than the Purchaser) will communicate to the relevant Lenders which offers have been accepted by 12 noon on the third (3rd) Business Day following such Solicitation day;

(v)

in any event by 11.00 a.m. on the fourth Business Day following such Solicitation day, the Purchaser shall notify the Agent of the amounts of the participations purchased through the relevant Solicitation Process and the identity of the Facilities to which they relate and the Agent shall disclose such information to any Lender that requests such disclosure;

(vi)

if it chooses to accept any offers made pursuant to a Solicitation Process, the Purchaser shall be free to select which offers and in which amounts it accepts but on the basis that in relation to a participation in a particular Facility it accepts offers in inverse order of the price offered (with the offer or offers at the lowest price being accepted first) and that if in respect of participations in a particular Facility it receives two or more offers at the same price it shall only accept such offers on a pro rata basis;

(vii)	any purchase of participations in the Facilities pursuant to a Solicitation Process shall be completed and settled on or before the fifth (5th) Business Day after the relevant Solicitation day; and

(viii)	in accepting any offers made pursuant to a Solicitation Process, the Company shall be free to select which offers and in which amounts it accepts.

(d)

Following the completion of a Solicitation Process, a Debt Purchase Transaction referred to in paragraph (b) above may also be entered into pursuant to a bilateral process (a "Bilateral Process") which is carried out as follows:

(i)

a Purchaser may by itself or through the same or another Purchase Agent, at any time during the period commencing on the expiry of the relevant Solicitation Process and ending ninety (90) days thereafter, purchase participations from Lenders pursuant to secondary market purchases and/or pursuant to such bilateral arrangements with any Lenders as the Purchaser shall see fit, provided that the purchase rate on such market purchases and bilateral arrangements during that ninety (90) period may not exceed the lowest purchase rate tendered by the Lenders during the Solicitation Process which was not accepted by that Purchaser;

(ii)

any purchase of participations in the Facilities pursuant to a Bilateral Process shall be completed and settled by the relevant Purchaser on or before the second (2nd) Business Day after the expiry of the Bilateral Process period referred to in sub-paragraph (i) above; and

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(iii)

a Purchaser shall promptly notify the Agent of the amounts of each participation purchased through such Bilateral Process and the identity of the Facilities to which they relate and the Agent shall disclose such information to any Lender that requests the same.

(e)	For the avoidance of doubt, there is no limit on the number of occasions a Solicitation Process or Bilateral Process may be implemented.

(f)

In relation to any Debt Purchase Transaction entered into pursuant to this Clause 28, notwithstanding any term of the Finance Documents (in the case of a Lender which is a member of the Group, for so long as it remains a member of the Group):

(i)

on completion of the relevant assignment pursuant to Clause 27 (Changes to the Lenders), the portions of the Term Loans to which it relates shall, unless there would be a material adverse tax impact on the Group as a result of such cancellation, be extinguished if the purchaser is the relevant Borrower;

(ii)	such Debt Purchase Transaction and the related extinguishment referred to in sub-paragraph (i) above shall not constitute a prepayment of the Facilities;

(iii)	the Purchaser which is the assignee shall be deemed to be an entity which fulfils the requirements of Clause 27.2 (Assignments and Transfers by Lenders) to be a New Lender (as defined in such Clause);

(iv)	no member of the Group shall be deemed to be in breach of any provision of Clause 25.4 (Permitted Financial Indebtedness) solely by reason of such Debt Purchase Transaction;

(v)	Clause 32 (Sharing Among the Finance Parties) shall not be applicable to the consideration paid under such Debt Purchase Transaction;

(vi)

for the avoidance of doubt, any extinguishment of any part of the Term Loans shall not affect any amendment or waiver which prior to such extinguishment had been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement;

(vii)

unless all amounts owing to the other Lenders under this Agreement will be paid in full at the same time as such prepayment, the Purchaser will not be entitled to receive any prepayment pursuant to this Agreement and the amount of any such prepayment which would have been so received by it shall at the election of the Company (in its sole discretion) either be reduced by such amount or such amount shall be applied pro rata to prepay all other Lenders in the relevant Facility;

(viii)

any enforcement proceeds or other amount received by a Purchaser as a result of a Debt Purchase Transaction (in the case of such other amount, in circumstances where the Obligors have failed to pay to the Lenders all amounts otherwise due and payable (the amount not so paid being a "shortfall")) shall be held on trust for distribution to the other Finance Parties and such Purchaser shall promptly (and in any event within ten (10) Business Days) pay an amount equal to such enforcement proceeds or such shortfall, as the case may be, to the Security Agent for application in accordance with clause 16 (Application of proceeds) of the Intercreditor Agreement;

(ix)

any amount that is due to a Purchaser that enters into a Debt Purchase Transaction and which is received by the Agent pursuant to Clause 33.6 (Partial payments) shall be applied as if such payment were due under paragraph (a)(iii) of Clause 33.6 (Partial payments);

(x)	a Purchaser shall not be entitled to exercise any rights or be entitled to any payment pursuant to Clause 16 (Taxes) and Clause 17 (Increased Costs).

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(g)

Each Purchaser that becomes a Lender pursuant to this Clause 28 and each Purchaser, Investor Affiliate that provides a Facility or has a Commitment transferred to it or a Commitment is assumed by it in accordance with this Agreement (including any Additional Facility) irrevocably acknowledges and agrees that (in the case of an Investor Affiliate, for so long as it remains an Investor Affiliate):

(i)

in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, unless the Agent otherwise agrees, it shall not attend or participate in the same or be entitled to receive the agenda or any minutes of the same;

(ii)

in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders; and

(iii)

solely in ascertaining the Majority Lenders, the Super Majority Lenders or Security Release Super Majority Lenders or whether any given percentage (other than unanimity) of the Total Commitments has been obtained to give an instruction or approve any request for a consent, waiver, amendment, or other vote under the Finance Documents such Commitment owned by such Purchaser or Investor Affiliate shall be deemed to be zero (0), provided that, in each case, such consent, waiver, amendment or other vote:

(A)

does not result or is not intended to result in any Commitment of that Purchaser or Investor Affiliate under a particular Facility being treated in any manner which is inconsistent with the treatment proposed to be applied to any other Commitment under such Facility; or

(B)

is not materially detrimental (in comparison to the other Finance Parties) to the rights and/or interests of that Purchaser or Investor Affiliate solely in its capacity as a Finance Party (and, for the avoidance of doubt, excluding its interests as a holder of equity in the Company (whether directly or indirectly)), and each Purchaser or Investor Affiliate (as applicable) upon becoming a Party expressly agrees and acknowledges that the operation of this paragraph (g) shall not of itself be so detrimental to it in comparison to the other Finance Parties or otherwise.

(h)

Each Lender shall, unless the Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Purchaser or an Investor Affiliate (a "Notifiable Debt Purchase Transaction"), such notification to be substantially in the form set out in Part I (Form of Notice on Entering into Notifiable Debt Purchase Transaction) of Schedule 12 (Forms of Notifiable Debt Purchase Transaction Notice) or any other form agreed between the Agent (acting reasonably) and the Company.

(i)

A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party is terminated or ceases to be with a Purchaser or an Investor Affiliate, such notification to be substantially in the form set out in Part II (Form of Notice on Termination of Notifiable Debt Purchase Transaction) of Schedule 12 (Forms of Notifiable Debt Purchase Transaction Notice) or any other form agreed between the Agent (acting reasonably) and the Company.

(j)	For the avoidance of doubt, an Investor Affiliate shall be permitted to enter into a Debt Purchase Transaction subject only to paragraphs (g) and (h) above.

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29.	CHANGES TO THE OBLIGORS

29.1	Assignment and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents other than pursuant to a Permitted Transaction (with the exception of the Company), pursuant to Clause 29.6 (Debt Pushdown) or pursuant to Clause 25.6 (Mergers), provided that, in the case of any such assignment or transfer of any rights or obligations by a Borrower, the applicable provisions of Clause 29.2 (Additional Borrowers) shall apply in respect of any such transferee that is to become a Borrower in accordance with the terms of this Agreement.

29.2	Additional Borrowers

(a)	The Company may request that any member of the Group becomes an Additional Borrower under a Facility. That member of the Group shall become a Borrower under a Facility (as the case may be) if:

(i)	it is:

(A)	incorporated in the same jurisdiction as an existing Borrower under that Facility;

(B)

in the case of Facility B and the Original Revolving Facility only, incorporated in Luxembourg, Germany, the Netherlands or the US (provided that Facility B (USD) will at all times have a Borrower that is incorporated in the US as a joint or co-borrower);

(C)	in the case of a member of the Group which will borrow under an Ancillary Facility only, approved by the relevant Ancillary Lender (acting reasonably);

(D)

in the case of a member of the Group which will borrow under an Additional Facility only, approved by the relevant Additional Facility Lenders (acting reasonably) participating in the applicable Additional Facility; or

(E)	otherwise approved by all of the Lenders other than any Defaulting Lender (each acting reasonably) with a Commitment under the applicable Facility in respect of which it will become a Borrower;

(ii)	subject to the Agreed Security Principles, the member of the Group is (or becomes) a Guarantor prior to or contemporaneously with becoming a Borrower; and

(iii)

the Agent has received all of the documents and other evidence set out in Part II (Conditions Precedent to be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to it (acting reasonably) (unless such document or other evidence is not required to be in form and substance satisfactory to the Agent) or receipt of such documents and evidence has been waived by the Agent (acting on the instructions of the Majority Lenders (acting reasonably)).

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(b)	The Agent shall notify the Company and the Lenders promptly upon being satisfied that either:

(i)

it has received in form and substance satisfactory to it (acting reasonably) (unless such document or other evidence is not required to be in form and substance satisfactory to the Agent) all of the documents and evidence set out in Part II (Conditions Precedent to be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent) in relation to that member of the Group; or

(ii)	receipt of such documents and evidence has been waived by the Agent (acting on the instructions of the Majority Lenders (acting reasonably)),

and each Lender authorises, instructs and directs the Agent to give such notification, unless the Majority Lenders have notified the Agent in writing to the contrary prior to the date on which the Agent gives such notification.

(c)

Upon the Agent's confirmation to the Company pursuant to paragraph (b) above in respect of the applicable member of the Group, such member of the Group, the Obligors and the Finance Parties shall each assume such obligations towards one another and/or acquire such rights against each other party as they would have assumed or acquired had such member of the Group been an original Party as a Borrower and, subject to the Agreed Security Principles, a Guarantor and the Intercreditor Agreement as a Debtor (as defined in the Intercreditor Agreement) and such Additional Borrower shall become a Party as a Borrower and as a Guarantor and to the Intercreditor Agreement as a Debtor (as defined in the Intercreditor Agreement).

29.3	Additional Guarantors

(a)

The Company may request that any member of the Group becomes a Guarantor. That Subsidiary shall become a Guarantor if the Agent has received all of the documents and other evidence set out in Part II (Conditions Precedent to be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to it (acting reasonably) (unless such document or other evidence is not required to be in form and substance satisfactory to the Agent) or receipt of such documents and evidence has been waived by the Agent (acting on the instructions of the Majority Lenders (acting reasonably)).

(b)	The Agent shall notify the Company and the Lenders promptly upon being satisfied that either:

(i)	it has received in form and substance satisfactory to it (acting reasonably) (unless such document or other evidence is not required to be in form and substance satisfactory to the Agent) all of the documents and evidence set out in Part II (Conditions Precedent to be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent) in relation to that member of the Group; or

(ii)	receipt of such documents and evidence has been waived by the Agent (acting on the instructions of the Majority Lenders (acting reasonably)),

and each Lender authorises, instructs and directs the Agent to give such notification, unless the Majority Lenders have notified the Agent in writing to the contrary prior to the date on which the Agent gives such notification.

(c)

Upon the Agent's notification to the Company pursuant to paragraph (b) above in respect of the applicable member of the Group, such member of the Group, the Obligors and the Finance Parties shall each assume such obligations towards one another and/or acquire such rights against each other party as they would have assumed or acquired had such member of the Group been an original Party as a Guarantor and the Intercreditor Agreement as a Debtor (as defined in the Intercreditor Agreement) and such member of the Group shall become a Party as a Guarantor and to the Intercreditor Agreement as a Debtor (as defined in the Intercreditor Agreement).

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29.4	Resignation of an Obligor

(a)

In this Clause 29.4, "Third Party Disposal" means the direct or indirect disposal of an Obligor to a person which is not a member of the Group and which is permitted by the terms of this Agreement or made with the approval of the Majority Lenders.

(b)	The Company may request that an Obligor (other than the Company) ceases to be a Borrower and/or a Guarantor by delivering a Resignation Letter to the Agent if either:

(i)	that Obligor is the subject of a Third Party Disposal, or that Obligor is only a Borrower (and not a Guarantor), or that Obligor or any member of the Group which is its Holding Company is the subject of a transaction permitted by this Agreement (a "Permitted Activity") pursuant to which that Obligor or its Holding Company will cease to be a member of the Group; or that Obligor is the subject of a Permitted Activity pursuant to which it is being liquidated, wound up, or dissolved (or pursuant to which it will otherwise cease to exist) or the resignation is required to give effect to any step, reorganisation or action described in or pursuant to the provisions of Clause 26.12 (Excluded Matters);

(ii)	the Company confirms to the Agent that the Guarantor Coverage Test based on the most recent Annual Financial Statements (or (A) if no such Annual Financial Statements have been delivered, the Original Financial Statements and (B) at any time, at the option of the Company, such other financial statements for the most recently completed Relevant Period prior to such date for which the Company has sufficient available information to be able to determine the Guarantor Coverage Test) calculated on a pro forma basis taking into account such resignations and any members of the Group which have or will become Additional Guarantors on or prior to the date on which the resignation will become effective, and any resignation or accession of any Obligor which has or will become effective on or prior to the date on which such resignation will become effective will continue to be satisfied;

(iii)	the Majority Lenders have consented to the resignation of that Obligor; or

(iv)	the resignation of that Obligor is contemplated by the Intercreditor Agreement.

(c)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	the Company has confirmed that no Event of Default is continuing on any Applicable Test Date or would result from the acceptance of the Resignation Letter on such Applicable Test Date;

(ii)

in the case of a Borrower, no amounts utilised by it as a Borrower remain outstanding under this Agreement (or will be outstanding at the time of resignation) and it is under no actual or contingent obligation as a Borrower under any Finance Document and in the case of a Guarantor no payment is due and payable from that Guarantor under Clause 21 (Guarantees and Indemnity); and

(iii)

in the case of a Borrower which is also a Guarantor (unless it is simultaneously resigning as a Guarantor in accordance with this Clause 29.4), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations and Perfection Requirements) or such release is contemplated under the Intercreditor Agreement whether or not requiring a consent thereunder.

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(d)

Upon notification by the Agent to the Company of its acceptance of the resignation of a Borrower or a Guarantor, that entity shall cease to be a Borrower or a Guarantor (as applicable) and shall have no further rights or obligations under the Finance Documents as a Borrower or a Guarantor (as applicable). For the avoidance of doubt, if an Obligor ceases to be a member of the Group pursuant to a transaction permitted by this Agreement, that Obligor shall automatically cease to be an Obligor for all purposes and shall have no further rights or obligations under the Finance Documents as an Obligor, except that, where the Borrower or Guarantor is the subject of a Third Party Disposal, the resignation shall not take effect (and the Borrower and Guarantor will continue to have rights and obligations under the Finance Documents) until the date on which the Third Party Disposal or other Permitted Activity takes effect.

29.5	Repetition of Representations

Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true in all material respects in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

29.6	Debt Pushdown

(a)

Notwithstanding anything to the contrary in any Finance Documents, the Company may at any time require that all of the rights and obligations of a Borrower in respect of all or part of any Loan are novated or otherwise transferred or pushed down to a member of the Group (including by way of one or more members of the Group which, in each case, is not an Original Obligor (each a "New Obligor") being extended by the relevant Lenders in respect of a Facility which has already been borrowed and/or is available for Utilisation by an Original Obligor which is then followed by the cancellation and/or refinancing (on a cash or non-cash basis) of the Facility borrowed and/or available for Utilisation by such Original Obligor so that that Facility is thereafter borrowed and/or available for Utilisation by such New Obligor(s)), in each case, for the avoidance of doubt, whether or not the Availability Period for the relevant Facility has ended and whether or not Available Commitments exist under such Facility (a "Debt Pushdown"), provided that:

(i)

such Debt Pushdown would not cause or be implemented in a way which would cause it to be unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement, provided that each Lender shall take all reasonable steps (including being party to any appropriate applicable fronting structures) to mitigate any circumstances which may result in such unlawfulness;

(ii)	such member of the Group has become an Additional Borrower in respect of the relevant Facility in accordance with Clause 29 (Changes to the Obligors); and

(iii)

the Company has delivered a notice to the Agent substantially in the form set out at Part III (Form of Debt Pushdown Notice) of Schedule 3 (Requests and Notices), or such other form as may be agreed between the Company and the Agent (each acting reasonably) (a "Debt Pushdown Notice").

(b)	The Agent and the Security Agent are hereby irrevocably and unconditionally authorised and instructed by and on behalf of the Finance Parties to:

(i)	execute any Debt Pushdown Notice; and

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(ii)

execute any other document (including any amendments or variations to the Finance Documents and any increase in any Commitment to give effect to any Debt Pushdown) and take any further action as may reasonably be requested by the Company.

(c)

Any Debt Pushdown may (and shall upon the request of the Company) be effected on a cashless basis, by way of book entries by the Agent and without any cash movement to repay and reborrow any applicable Term Loan.

30.	ROLE OF THE AGENT AND OTHERS

30.1	Appointment of the Agent

(a)	Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each other Finance Party authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)

Each other Finance Party acknowledges and agrees that the Agent may enter in its name and on its behalf (and expressly authorises the Agent to enter) into contractual arrangements pursuant to or in connection with the Finance Documents to which the Agent is also a party (in its capacity as Agent or otherwise).

(d)

Each Finance Party hereby releases, to the extent legally possible, the Agent and the Security Agent from any restrictions of Section 181 German Civil Code (Bürgerliches Gesetzbuch) and any other restrictions of multiple representation or self-dealing under any applicable law. Any Finance Party prevented by applicable law or its constitutional documents to grant the release from the restrictions under Section 181 German Civil Code (Bürgerliches Gesetzbuch) shall notify the Agent and/or the Security Agent in writing without undue delay.

30.2	Duties of the Agent

(a)	Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	Without prejudice to Clause 27.10 (The Register), paragraph (a) above shall not apply to any Transfer Certificate, Assignment Agreement or Increase Confirmation.

(c)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(f)

The Agent shall provide to the Company, within five (5) Business Days of a request by the Company (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and electronic mail address (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

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(g)

The Agent shall provide to the Company, within one (1) Business Day of a request by the Company, details of any responses received from Lenders to any amendment or other consent request made by the Company and each Lender hereby consents to the disclosure of such information by the Agent to the Company.

(h)	The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(i)	Upon the Agent becoming an Impaired Agent, the Company shall provide a copy of the list of all the Lenders to each Finance Party.

(j)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party and no others shall be implied.

(k)

The Agent is hereby authorised to and shall provide to the Company upon its request such information as may be required to assess the progress of any amendment or consent request that may be in process from time to time pursuant to the terms of the Finance Documents (including the identity and votes of Lenders that have approved, rejected or not responded to any such request).

30.3	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent as a trustee or fiduciary of any other person.

(b)	None of the Agent, the Security Agent or any Ancillary Lender, shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

30.4	Business with the Group

The Agent, the Security Agent or each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group and its Holding Companies.

30.5	Rights and discretions

(a)	The Agent and the Security Agent may:

(i)

rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised and, other than in the case of manifest error, shall have no duty or obligation to verify or confirm that the person who, as applicable, gave such representation or sent such communication, notice or document is in fact authorised to do so;

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(ii)

rely on any statement made by an Officer, director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

(iii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)

unless it has received notice of revocation, that those instructions have not been revoked, and no revocation of any such instructions shall affect any actions taken by the Agent or the Security Agent in reliance on such instructions prior to actual receipt of a written notice of revocation; and

(iv)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of sub-paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default) arising under Clause 26.2 (Non-payment);

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders (or any relevant group of Lenders) has not been exercised;

(iii)	any notice or request made by the Company is made on behalf of and with the consent and knowledge of all the Obligors; and

(iv)	no Notifiable Debt Purchase Transaction:

(A)	has been entered into;

(B)	has been terminated; or

(C)	has ceased to be,

with an Investor Affiliate or a member of the Group.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable, including, for the purposes of determining the consent level required for and effecting any amendment, waiver of consent under this Agreement.

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(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(i)	be liable for any error of judgement made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Agent's gross negligence, wilful misconduct or breach of any term of the Finance Documents.

(g)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)

Without prejudice to the generality of paragraph (d) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company or the Majority Lenders.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. In particular, and for the avoidance of doubt, nothing in any Finance Document shall be construed so as to constitute an obligation of the Agent, to perform any services which it would not be entitled to render pursuant to the provisions of the German Act on Rendering Legal Services (Rechtsdienstleistungsgesetz) or pursuant to the provisions of the German Tax Advisory Act (Steuerberatungsgesetz) or any other services that require an express official approval, licence or registration, unless the Agent holds the required approval, licence or registration.

(j)

The Agent is not obliged to disclose to any Finance Party any details of the rate notified to the Agent by any Lender or the identity of any such Lender for the purpose of paragraph (a)(ii) of Clause 14.2 (Market disruption).

30.6	Majority Lenders' instructions

(a)

Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders or those Lenders indicated by any such contrary indication.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Agent.

(c)

The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security or indemnification as it may reasonably require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

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(d)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)

The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction security or Transaction Security Documents.

(f)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(g)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives those instructions or that clarification.

30.7	Responsibility for documentation

None of the Agent, the Security Agent or any Ancillary Lender is responsible for:

(a)

the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, an Ancillary Lender, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

30.8	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

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30.9	Exclusion of liability

(a)

Without limiting paragraph (i) below (and without prejudice to the provisions of paragraph (e) of Clause 33.11 (Disruption to Payment Systems etc.) and any other provision of any Finance Document excluding or limiting the liability of the Agent or any Ancillary Lender), none of the Agent or any Ancillary Lender will be liable (including for negligence or any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct or breach of the Finance Documents;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or

	(iii)	without prejudice to the generality of sub-paragraph (i) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

		(A)	any act, event or circumstance not reasonably within its control; or

		(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent or any Ancillary Lender, in respect of any claim it might have against the Agent or an Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent or any Ancillary Lender may rely on this Clause 30.9 subject to Clause 1.7 (Third Party Rights) and the provisions of the Third Parties Act.

(c)	The Agent will not be liable for:

(i)

any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose; or

(ii)

any delay or failure by a Lender (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by a Lender pursuant to paragraph (c) of Clause 33.1 (Payments to the Agent).

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(d) Nothing in this Agreement shall oblige the Agent to carry out:

(i) any "know your customer" or other checks in relation to any person; or

(ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent.

(e) Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

30.10 Lenders' indemnity to the Agent

(a) Subject to paragraph (b) below, each Lender shall (in proportion to its Available Commitments, Available Ancillary Commitment and participations in the Utilisations and utilisations of the Ancillary Facilities then outstanding to the Available Facilities and all the Utilisations and utilisations of the Ancillary Facilities then outstanding) indemnify the Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b) If the Available Facilities are then zero (0), each Lender's indemnity under paragraph (a) above shall be in proportion to its Available Commitments to the Available Facilities immediately prior to their reduction to zero (0), unless there are then any Utilisations and utilisations of the Ancillary Facilities outstanding, in which case it shall be in proportion to its participations in the Utilisations and utilisations of the Ancillary Facilities then outstanding to all the Utilisations and utilisations of the Ancillary Facilities then outstanding.

30.11 Resignation of the Agent

(a) The Agent may resign and appoint one of its Affiliates acting through an office in Germany, Ireland, the UK, the US or any other jurisdiction agreed by the Company as successor by giving notice to the Lenders and the Company.

(b) Alternatively the Agent may resign by giving thirty (30) days' notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent (acting through an office in Germany, Ireland, the UK, the US or any other jurisdiction agreed by the Company).

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(c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within twenty (20) days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in Germany, Ireland, the UK, the US or any other jurisdiction agreed by the Company).

(d) If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (b) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a Party as Agent) agree with the proposed successor Agent amendments to this Clause 30 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties.

(e) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f) The Agent's resignation notice shall only take effect upon the appointment of a successor.

(g) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clause 18.3 (Indemnity to the Agent) in respect of the period in which it was appointed Agent and this Clause 30 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

(h) The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (b) above) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i) the Agent fails to respond to a request under Clause 16.11 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(ii) the information supplied by the Agent pursuant to Clause 16.11 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

30.12 Replacement of the Agent

(a) After consultation with the Company, the Majority Lenders may by giving thirty (30) days' notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in Germany, Ireland, the UK, the US or any other jurisdiction agreed by the Company).

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(b) The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c) The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders (or as applicable the Company) to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of (solely in respect of the period in which it was Agent) Clause 18.3 (Indemnity to the Agent) and this Clause 30 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d) Any successor Agent and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

30.13 Confidentiality

(a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c) Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

30.14 Relationship with the Lenders

(a) Subject to Clause 27.14 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i) entitled to or liable for any payment due under any Finance Document on that day; and

(ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five (5) Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b) Each Lender shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

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(c) Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under Clause 35.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address, department and officer by that Lender for the purposes of Clause 35.2 (Addresses) and paragraph (a) of Clause 35.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

30.15 Credit appraisal by the Lenders and Ancillary Lenders

Without affecting the responsibility of the Company or any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Ancillary Lender confirms to the Agent and each Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including:

(a) the financial condition, status and nature of each member of the Group and its Holding Companies;

(b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c) whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d) the adequacy, accuracy and/or completeness of any o information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e) the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

30.16 Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

30.17 Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

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30.18 Reliance and engagement letters

Each Finance Party and Secured Party confirms the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters, certificates or reports already accepted by the Agent) the terms of any reliance letter, hold harmless letter, engagement letters or similar letters (or their equivalent) relating any reports, certificates or letters provided by accountants, auditors or other persons in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports, certificates or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

30.19 Role of Reference Banks

(a) No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b) No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any quotation supplied to the Agent by a Reference Bank, unless directly caused by its gross negligence or wilful misconduct.

(c) No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any quotation supplied to the Agent by a Reference Bank and any officer, employee or agent of each Reference Bank may rely on this Clause 30.19 subject to Clause 1.7 (Third Party Rights) and the provisions of the Third Parties Act.

30.20 Role of the Security Agent

(a) The Security Agent shall, at all times, act in accordance with the terms set forth in the Intercreditor Agreement.

(b) The declaration of trust pursuant to which the Security Agent declares itself trustee of the Transaction Security (to the extent permitted by the applicable law), for which it will hold on trust for the Secured Parties, is contained in the Intercreditor Agreement.

(c) In acting or otherwise exercising its rights or performing its duties under any of the Finance Documents, the Security Agent shall act in accordance with the provisions of this Agreement and the Intercreditor Agreement and shall seek any necessary instruction or direction from the Agent. In so acting, the Security Agent shall have the rights, benefits, protections, indemnities and immunities set out in this Agreement and the Intercreditor Agreement.

(d) In the event there is an inconsistency or conflict between the rights, duties, benefits, obligations, protections, immunities or indemnities of the Security Agent (the "Security Agent Provisions") as contained in this Agreement and/or the Intercreditor Agreement, on the one hand, and in any of the other Finance Documents, on the other hand, the Security Agent Provisions contained in this Agreement and/or the Intercreditor Agreement shall prevail and apply.

(e) The Security Agent is hereby authorised by the Secured Parties to sign or countersign any Assignment Agreement, Transfer Certificate, Additional Facility Notice, Additional Facility Lender Accession Notice or Increase Confirmation or similar document in connection therewith without investigation or inquiry, if, on its face, it appears to conform to the form contemplated in this Agreement or, if applicable, the same is signed by the Security Agent.

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30.21 Withholding

To the extent required by any applicable laws, the Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Each Lender shall indemnify and hold harmless the Agent against, and shall make payable in respect thereof within ten (10) Business Days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Agent) incurred by or asserted against the Agent by the IRS or any other governmental authority as a result of the failure of the Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Finance Document against any amount due the Agent under this Clause 30.21. The agreements in this Clause 30.21 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

31. CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32. SHARING AMONG THE FINANCE PARTIES

32.1 Payments to Finance Parties

(a) Subject to paragraph (b) below, if a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 33 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due under the Finance Documents then:

(i) the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery, to the Agent;

(ii) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 33 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii) the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.6 (Partial payments).

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(b) Paragraph (a) above shall not apply to any amount received or recovered by an Ancillary Lender in respect of any cash cover provided for the benefit of that Ancillary Lender.

32.2 Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 33.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

32.3 Recovering Finance Party's rights

On a distribution by the Agent under Clause 32.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor, unless and to the extent such treatment would otherwise be prohibited by any Guarantee Limitation.

32.4 Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a) each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

(b) as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor, unless and to the extent such treatment would otherwise be prohibited by any Guarantee Limitations.

32.5 Exceptions

(a) This Clause 32 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 32, have a valid and enforceable claim against the relevant Obligor.

(b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i) it notified the other Finance Party of the legal or arbitration proceedings; and

(ii) the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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32.6 Ancillary Lenders

(a) This Clause 32 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to service of notice under Clause 26.10 (Acceleration).

(b) Following service of notice under Clause 26.10 (Acceleration), this Clause 32 shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction from the Gross Outstandings for an Ancillary Facility that is provided by way of a multi-account overdraft to or towards an amount equal to its Net Outstandings.

33. PAYMENT MECHANICS

33.1 Payments to the Agent

(a) Subject to paragraph (c) below, on each date on which an Obligor or a Lender is required to make a payment under a Finance Document excluding a payment under the terms of an Ancillary Document that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London), as specified by the Agent by not less than five (5) Business Days' notice.

(c) Notwithstanding paragraph (a) above, to the extent specified by the relevant Borrower (or the Company on its behalf) (in its sole discretion) in the relevant Utilisation Request, any payment to be made by a Lender under a Facility in connection with any Utilisation of a Facility on or prior to the Closing Date (or any other Utilisation of any Facility to the extent agreed between the Company and any relevant Lender under such Facility and notified to the Agent) pursuant to Clause 5.4 (Lenders' participation) shall not be made available to the Agent but rather shall be made available directly to the relevant beneficiaries of such payments specified in the relevant Utilisation Request.

33.2 Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to an Obligor) and Clause 33.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days' notice or such shorter period as agreed between that Party and the Agent (acting reasonably) or, in the case of a Loan, to such account specified in the relevant Utilisation Request, with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

33.3 Distributions to an Obligor

The Agent may (with the consent of the applicable Obligor or in accordance with Clause 34 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

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33.4 Clawback and pre-funding

(a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b) Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent, together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c) If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i) the Agent shall notify the Company of that Lender's identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender, provided that this paragraph (c) is without prejudice to the Group's rights against the Lender who failed to fund.

33.5 Impaired Agent

(a) If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent, as the case may be, in accordance with Clause 33.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest bearing account held with an Acceptable Rated Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

(b) All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c) A Party which has made a payment in accordance with this Clause 33.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d) Promptly upon the appointment of a successor Agent in accordance with Clause 30.12 (Replacement of the Agent), each Party which has made a payment to a trust account in accordance with this Clause 33.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 33.2 (Distributions by the Agent).

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33.6 Partial payments

(a) If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i) first, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(ii) secondly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(iii) thirdly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(i) to (a)(iii) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

33.7 Set-off by Obligors

(a) All payments to be made by an Obligor under the Finance Documents shall be calculated and be made, save to the extent contemplated in Clause 8.3 (Repayment of Revolving Facility Loans) or Clause 16.5 (Tax Credits), without (and free and clear of any deduction for) set-off or counterclaim (provided that nothing in the Finance Documents shall prevent, or shall be construed so as to prevent, any member of the Group (i) setting-off any amount or payment due from a Defaulting Lender against any amount or payment owed by a member of the Group and provided further that in the event of any such set-off by a member of the Group, for the purposes of the Finance Documents, the Agent or, as the case may be, the Security Agent shall treat such set-off as reducing only payments due to the relevant Defaulting Lender and/or (ii) exercising any right of counterclaim against a Defaulting Lender or any amount or payment due from a Defaulting Lender).

(b) The Agent shall not be liable in any way for any action taken by it pursuant to paragraph (a) above and, for the avoidance of doubt, the provisions of Clause 30.9 (Exclusion of liability) shall apply in relation thereto.

33.8 Business Days

(a) Any payment which is due to be made under the Finance Documents on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) Subject to paragraph (a) above, any deadline applicable to an Obligor that falls on a day that is not a Business Day shall be extended to the next Business Day.

(c) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.9 Currency of account

(a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

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(b) A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d) Unless otherwise agreed with the Party to which such payment is to be made, each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

33.10 Change of currency

(a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

33.11 Disruption to Payment Systems etc.

If the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a) the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b) the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) if, in its opinion (acting reasonably and in good faith), it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c) the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d) any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 39 (Amendments and Waivers);

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(e) the Agent shall not be liable for any damages, costs or losses whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.11; and

(f) the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

34. SET-OFF

(a) Subject to Clause 4.5 (Utilisations during an Agreed Certain Funds Period), a Finance Party may, at any time while a Declared Default is continuing, set-off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b) Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.

35. NOTICES

35.1 Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by electronic mail or letter.

35.2 Addresses

The address and electronic mail address (and the department or officer, if any, for whose attention the communication is to be made) of each Party or other person for any communication or document to be made or delivered under or in connection with the Finance Documents shall be as follows:

(a) in the case of each Original Obligor, that identified on its signature page to this Agreement;

(b) in the case of each Lender, each Ancillary Lender or any Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c) in the case of the Agent and the Security Agent, that identified on its signature page to this Agreement,

or any substitute address, electronic mail address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days' notice.

35.3 Delivery

(a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i) if by way of electronic mail, when received in legible form; or

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(ii) if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 35.2 (Addresses), if addressed to that department or officer.

(b) Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or Security Agent's signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

(c) All notices from or to the Company or an Obligor shall be sent through the Agent. The Company may make and/or deliver as agent of each Obligor notices and/or requests on behalf of each Obligor.

(d) Any communication or document made or delivered to the Company in accordance with this Clause 35.3 will be deemed to have been made or delivered to each of the Obligors.

35.4 Notification of postal address and electronic mail address

Promptly upon receipt of notification of an address or electronic mail address or change of address or electronic mail address pursuant to Clause 35.2 (Addresses) or changing its own address or electronic mail address, the Agent shall notify the other Parties.

35.5 Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

35.6 Electronic communication

(a) Any communication to be made under or in connection with the Finance Documents may be made by electronic mail (including unencrypted electronic mail) or other electronic means (including by way of posting to a secured website) if the Parties:

(i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication (with such agreement to be deemed to be given by each person which is a Party unless otherwise notified to the contrary by the Agent or the Security Agent and the Company);

(ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii) notify each other of any change to their address or any other such information supplied by them.

(b) Any electronic communication made between Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

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(c) Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 35.6.

35.7 Use of websites

(a) The Company may satisfy its obligations under this Agreement to deliver any information by posting this information onto an electronic website designated by the Company and the Agent (the "Designated Website") if:

(i) the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii) both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii) the information is in a format previously agreed between the Company and the Agent.

(b) The Agent shall supply each Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c) The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i) the Designated Website cannot be accessed due to technical failure;

(ii) the password specifications for the Designated Website change;

(iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v) the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

(d) If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

35.8 English language

(a) Any notice given under or in connection with any Finance Document must be in English.

(b) All other documents provided under or in connection with any Finance Document must be:

(i) in English; or

(ii) if not in English (other than the constitutional documents of any Obligor), and if so required by the Agent (acting reasonably), accompanied by a certified English translation provided that:

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(A) a translation for any document which is a constitutional, statutory or other official document shall not be required to be certified; and

(B) an English translation will prevail unless the document is a constitutional, statutory or other official document.

36. CALCULATIONS AND CERTIFICATES

36.1 Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

36.2 Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

36.3 Day count convention

(a) Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days in the case of euro-denominated Loans or US Dollar-denominated Loans and a year of three hundred and sixty-five (365) days in the case of Sterling-denominated Loans or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

(b) The total amount of any accrued interest, commission or fee (or of any amount equal to that interest, commission or fee) which is, or becomes, payable under a Finance Document shall be rounded to 2 decimal places.

37. PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

38. REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

39. AMENDMENTS AND WAIVERS

39.1 Required consents

(a) This Clause 39 is subject to the terms of the Intercreditor Agreement.

(b) Subject to the other provisions of this Clause 39, any term of the Finance Documents may (other than the Fee Letters which may be amended or waived in accordance with their terms) be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

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(c) The Agent (or, if applicable, the Security Agent) may effect, on behalf of any Finance Party, any amendment, waiver, consent or release permitted by this Clause 39 and any amendment, waiver, consent or release made or effected in accordance with the provisions of this Clause 39, or in accordance with any other term of this Agreement or any other Finance Documents shall, in each case, be binding on all Parties. In the event that any of the Finance Parties is not entitled to grant to the Agent (or, if applicable, the Security Agent) the authority referred to in this Agreement it shall be obliged to appear with and (if required) execute at the same time as, the Agent (or, if applicable, the Security Agent), upon the request of the Agent (or, if applicable, the Security Agent), to formalise any actions or measures that are required. By virtue of this Agreement, each of the Finance Parties shall be obliged to cooperate with the Agent (or, if applicable, the Security Agent), including to participate in the negotiation and execution of the documents, either in public or private, that may be required for the execution and effectiveness of the provisions contained in this Agreement or any other Finance Document.

(d) Each Finance Party irrevocably and unconditionally authorises and instructs the Agent (without any further consent, sanction, authority or further confirmation from them (for the benefit of the Agent and the Company) to execute any documentation relating to a proposed amendment or waiver as soon as the requisite Lender consent is received in accordance with this Clause 39 (or on such later date as may be agreed by the Agent (or, if applicable, the Security Agent) and the Company)) provided that if the requisite Lender consent has not been received but, following any action which a member of the Group is entitled to take or require any Finance Party to take under Clause 39.5 (Replacement of a Lender), the requisite Lender consent would have been received, each Finance Party irrevocably and unconditionally authorises and instructs the Agent (or, if applicable, the Security Agent) to execute any documentation relating to a proposed amendment or waiver, so long as such amendment or waiver is conditional upon such action being taken by a member of the Group.

(e) Without prejudice to the foregoing, the Finance Parties shall enter into any documentation necessary to implement an amendment or waiver once that amendment or waiver has been approved by the requisite number of Lenders determined in accordance with this Clause 39 (or on such later date as may be agreed by the Agent and Company).

(f) Unless a contrary indication appears, for the purposes of taking any step, decision, direction or exercise of discretion under the terms of the Finance Documents, each Finance Party shall be required to act reasonably and in good faith in taking such step, decision, direction or exercising such discretion.

(g) Each Obligor agrees to any such amendment or waiver permitted by this Clause 39 which is agreed to by the Company. This includes any amendment or waiver which would, but for this paragraph (g), require the consent of all or any of the Obligors.

(h) In respect of any request for a consent, waiver, amendments or other vote under the Finance Documents, a Lender may not vote part (but may vote all) of its Commitments in favour of or against such request and a Lender may not abstain from voting part (but may abstain from voting all) of its Commitments in respect of such request, other than, in each case, with the prior written consent of the Obligors' Agent (in its sole discretion) and, in the event that any Lender purports to vote its Commitments in breach of this paragraph (h) in respect of any request made by a member of the Group, such Lender shall be deemed to have voted all of its Commitments in favour of such request.

39.2 All Lender Matters

(a) Subject to Clause 39.4 (Other exceptions) and Clause 39.9 (Implementation of Additional Facilities and Permitted Structural Adjustment), and other than as expressly permitted by the provisions of this Agreement (including this Clause 39) or any other Finance Document, an amendment, waiver or (in the case of a Transaction Security Document) a consent in respect of any term of any Finance Document that has the effect of changing:

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(i) the definitions of "Majority Lenders", "Security Release Super Majority Lenders" "Super Majority Lenders" and "Structural Adjustment" in Clause 1.1 (Definitions);

(ii) any provision which expressly requires the consent of all the Lenders;

(iii) the specified waterfall order of priority ranking set out in the Intercreditor Agreement to the extent such amendment or waiver (or any consent or release be agreed thereunder or in relation thereto) would adversely affect the interests of the Lenders under this Agreement (in their capacity as such) (provided that any Permitted Structural Adjustment or the introduction of an Additional Facility or any other Permitted Indebtedness shall not be deemed to adversely affect the interests of the Lenders);

(iv) Clause 2.4 (Finance Parties' rights and obligations);

(v) Clause 27 (Changes to the Lenders) to the extent further restricting the rights of the Lenders to assign, transfer or sub-participate their rights or obligations under the Finance Documents;

(vi) Clause 32 (Sharing Among the Finance Parties); and

(vii) this Clause 39,

shall not be made without the prior consent of all the Lenders and the Company, provided that, an amendment to Clause 27 (Changes to the Lenders) in accordance with paragraph (v) above shall only require the consent of each Lender who will be subject to any such additional restrictions unless such amendment, waiver, consent or release is required to implement or reflect any Permitted Structural Adjustment, an Additional Facility or any Permitted Indebtedness.

39.3 Security Release Super Majority Lender Matters

Subject to Clause 39.4 (Other exceptions) and Clause 39.9 (Implementation of Additional Facilities and Permitted Structural Adjustment), and other than as expressly permitted by the provisions of this Agreement (including this Clause 39) or any other Finance Document, an amendment, waiver or (in the case of a Transaction Security Documents) a consent in respect of any term of any Finance Document that has the effect of changing:

(a) the nature or scope of:

(i) the guarantee and indemnity granted under Clause 21 (Guarantees and Indemnity);

(ii) the Charged Property; or

(iii) the manner in which the proceeds of enforcement of the Transaction Security are distributed; or

(b) the release of all or substantially all of:

(i) the guarantees and indemnities granted under Clause 21 (Guarantees and Indemnity); or

(ii) the Transaction Security,

shall not be made without the prior consent of the Security Release Super Majority Lenders and the Company unless:

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		(A)	such amendment, waiver, consent, release or action is conditional upon or to become effective on or following repayment and cancellation in full of all amounts due and owing under the Facilities;

(B)

the Company confirms to the Security Agent that such amendment, waiver, consent, release or action is required to effect or, implement a disposal, the Incurrence of any indebtedness and grant of any Security in connection therewith (including any Additional Facility), a Permitted Transaction or any other action, in each case, permitted under and in accordance with the terms of the Finance Documents (including, in the case of such a disposal of shares in an Obligor, the release of not only any Transaction Security over those shares but also any guarantee or such Transaction Security granted by that Obligor or any of its Subsidiaries), provided that if that disposal, financing, Permitted Transaction or such other action is not consummated within the timeline notified by the Company to the Agent, a new guarantee and (if applicable) new Transaction Security in respect of the obligations of a member of the Group under any of the Finance Documents on the same terms as those released is promptly granted over the assets which were released from such Transaction Security;

		(C)	such amendment, waiver, consent, release or action is pursuant to a resignation of an Obligor which resigns as a Guarantor in accordance with the provisions of Clause 29.4 (Resignation of an Obligor);

(D)

such amendment, waiver, consent, release or action is required to effect or implement an Additional Facility, a New Debt Financing or a Permitted Structural Adjustment (or otherwise permitted by this Agreement); or

(E)

such amendment, waiver, consent, release or action is otherwise permitted by or contemplated (or is otherwise approved) under the Finance Documents (including pursuant to clause 2.7 (Additional and/or Refinancing Debt), clause 15.1 (Non-Distressed Disposals) or clause 18 (New Debt Financings) of the Intercreditor Agreement),

and, in each case, the Company confirms to the Security Agent that such release (x) is permitted under this Agreement and (y) has been or will be simultaneously given and as a result no consent, sanction, authority or further confirmation from any Secured Party for that amendment, waiver, consent, release or action shall be required and the Security Agent is irrevocably authorised and instructed to take such action provided for in this Clause 39.3 and pursuant to and in accordance with the other provisions of this Agreement, the Intercreditor Agreement and the other Finance Documents.

39.4	Other exceptions

(a)

Except for a Permitted Structural Adjustment, a Structural Adjustment by any Facility B Lender which shall not shall require the consent of any Lender) shall only require the prior consent of the Company and each Lender that is participating in that Structural Adjustment and shall not require the consent of any other Lender unless such Structural Adjustment is to increase the Commitments or (subject to paragraph (b) of Clause 2.2 (Additional Facilities)) reduce the tenor of any of the Facilities, in which case, such Structural Adjustment shall also require the consent of the Majority Lenders (including those Lenders participating in the Structural Adjustment).

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(b)

Any Permitted Structural Adjustment may be effected pursuant to an amendment to this Agreement (a "Structural Adjustment Amendment Agreement") executed and delivered by the Company and each consenting Lender in respect of the Permitted Structural Adjustment (the "Consenting Lenders"). The Company shall promptly notify the Agent and the Agent shall promptly notify each Lender as to the effectiveness of any Structural Adjustment Amendment Agreement. Each Structural Adjustment Amendment Agreement may, without the consent of any Lender other than the applicable Consenting Lenders, effect such amendments to this Agreement and the other Finance Documents as may be necessary or appropriate, in the opinion of the Consenting Lenders and the Company, to give effect to the provisions of this paragraph (b) including any amendments necessary to treat the applicable Loans and/or Commitments of the Consenting Lenders as a new "class" of loans and/or commitments hereunder.

(c)

Notwithstanding any other provision of this Clause 39, an amendment or waiver of Clause 24.2 (Financial Condition) or any definition referred to therein solely for the purposes of such Clause may be and shall only be made with the consent of the Majority Lenders participating in each Financial Covenant Facility provided that if consent of the Majority Lenders under a Financial Covenant Facility is granted such amendment or waiver shall apply to that Financial Covenant Facility on a bilateral basis, notwithstanding that the Majority Lenders under another Financial Covenant Facility may not grant the equivalent consent under such other Financial Covenant Facility.

(d)

No consent from any Finance Party shall be required in connection with the implementation of (and any related amendment or waiver as part of the implementation of) an Additional Facility pursuant to Clause 2.2 (Additional Facilities) or any Permitted Indebtedness and or Additional Facility Notice (other than the consent of the relevant Additional Facility Lender(s) or person(s) providing the Additional Facility or Permitted Indebtedness).

(e)

Any amendment or waiver which relates adversely to the specific rights or obligations of the Agent, any Ancillary Lender, a Reference Bank, the Security Agent or a Restricted Finance Party (in each case in such capacity) respectively may not be effected without the consent of the Agent, the relevant Ancillary Lender, Reference Bank, the Security Agent or the relevant Restricted Finance Party (as the case may be). For the avoidance of doubt, this paragraph (e) shall not entitle any Party to refuse its consent to any release of a guarantee or Transaction Security which would otherwise be permitted under another provision of the Finance Documents.

(f)

Any amendment, agreement, replacement or waiver which relates to the rights or obligations applicable to a particular Utilisation, Facility or class of Lenders and which does not materially and adversely affect the rights or interests of Lenders in respect of other Utilisations, Facilities or another class of Lender shall only require the consent of the Majority Lenders, Super Majority Lenders or all Lenders (as applicable) as if references in this paragraph (f) to "Majority Lenders", "Super Majority Lenders", "Security Release Super Majority Lenders" or "Lenders" were only to Lenders participating in that Utilisation, Facility or forming part of that affected class; and, if so elected, any amendment, agreement, replacement or waiver relating to a Benchmark Rate Change; or any document, supplement, proposal or request in connection with a Super Majority Lender Objection; or a Compounded Rate Supplement shall be deemed only to relate to rights and obligations applicable to the specific Utilisations and Facilities being amended, replaced or waived and shall not be deemed to materially and adversely affect the rights or interests of Lenders in respect of other Utilisations or Facilities by virtue of such amendments, replacements or waivers. For the avoidance of doubt, this paragraph (f) is without prejudice to the ability to effect, make or grant any amendment, waiver, consent or release pursuant to or in accordance with paragraph (e) above.

(g)

Where the Company requests the consent of the Majority Lenders or Super Majority Lenders in relation to any amendment or waiver, if the relevant Total Commitments have been reduced to zero (0) at the time of such request, at the Company's option, the consent of the Majority Lenders, Super Majority Lenders or Security Release Super Majority Lenders shall be deemed to have been given in respect of such amendment or waiver.

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(h)

With the prior written consent of the Company, each individual Lender may waive its right to a prepayment (including by way of amendment or waiver to any of the provisions) under this Agreement (including Clause 10 (Mandatory Prepayment)) or any other amounts which have become due and payable to it under this Agreement or any other Finance Documents.

(i)

Any amendment to Clause 10.1 (Exit and Change of Control) or waiver thereof may be approved with the consent of the Majority Lenders provided that, any waiver of that Change of Control shall be at the option of each individual Lender.

(j)

Any amendment or waiver which relates only to the provisions governing transfers, assignments or sub-participations by Lenders and which makes such provisions more restrictive for any of the Lenders (including any amendment to Clause 27 (Changes to the Lenders) to the extent further restricting the rights of the Lenders to assign, transfer or sub-participate their rights or obligations under the Finance Documents) shall only require the consent of each Lender who will be subject to the resulting additional restrictions.

(k)

Notwithstanding anything to the contrary in the Finance Documents, a Finance Party may unilaterally waive, relinquish or otherwise irrevocably give up all or any of its rights under any Finance Document with the consent of the Company.

(l)

Subject to compliance with Clause 7.3 (Terms of Ancillary Facilities) and the provisions of the Intercreditor Agreement, no amendment or waiver of a term of any Ancillary Document shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver would require an amendment or waiver of this Agreement (including, for the avoidance of doubt Clause 7 (Ancillary Facilities)), in such case the other provisions of this Clause 39 shall apply.

(m)

If the Company or the Agent (at the request of the Company) has requested the Finance Parties (or any of them) to give a consent in relation to, or to agree a release, waiver or amendment of, any provision of the Finance Documents or other vote of Lenders under the terms of this Agreement, then in the case of any Finance Party who has delivered a consent or agreement to such request, on and from the date of notification thereof to the Agent, (i) that Finance Party shall be deemed to have given its consent or agreement to such request, (ii) such consent or agreement shall be deemed to have been received by the Agent and (iii) such consent or agreement shall, unless otherwise agreed or stipulated by the Company, from such time be irrevocable and binding on such Finance Party and any permitted assignee, transferee or counterparty to a sub-participation.

(n)

If and only to the extent the Company agrees or stipulates to this effect in connection with any consent, release, waiver, amendment or vote under this Agreement, any Finance Party or its permitted assignee or transferee that has expressly rejected, not consented or not agreed to a request for an amendment, waiver, consent or release shall, unless it is (and only until it becomes) a Non-Consenting Lender, have the right to change or revoke its decision and subsequently deliver to the Agent a consent or agreement to such request at any time during the period for which the vote and request process is open for consents and acceptances as determined by the Company and notified by the Agent to such Lender (and subject to any extension of such period as agreed between the Company and the Agent). For the avoidance of doubt, unless the Company stipulates or agrees otherwise, the period for any such process shall end as soon as the requisite Lender consent is received as provided in paragraph (m) above.

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(o)	No amendment or waiver of a term of any Fee Letter or other side letter shall require the consent of any Finance Party other than any such person which is party to such letter.

(p)

Notwithstanding anything to the contrary, any amendment, waiver, consent or release of a Finance Document made in accordance with Clause 2.2 (Additional Facilities), Clause 2.3 (Increase), Clause 39.5 (Replacement of a Lender), Clause 39.9 (Implementation of Additional Facilities and Permitted Structural Adjustment) or the Intercreditor Agreement shall be binding on all Parties without further consent of any Party.

(q)

Any term of the Finance Documents (other than any Ancillary Document) may be amended or waived by the Company and the Agent (or, if applicable, the Security Agent) without the consent of any other Party if that amendment or waiver is to cure defects or omissions; resolve ambiguities or inconsistencies; reflect changes of a minor, technical or administrative nature or manifest error; is otherwise only for the benefit of all or any of the Lenders; or (provided that such waiver or amendment does not adversely affect the interests of the other Lenders whose consent is not required for the applicable amendment) is consequential on, incidental to, or required to implement an approved amendment, waiver, consent or release.

(r)

Any amendment, waiver, consent or release made or effected in accordance with any of the paragraphs of this Clause 39.4, or in accordance with any other term of any of the Finance Documents, shall be binding on all Parties. Each Secured Party irrevocably and unconditionally authorises and instructs the Agent (for the benefit of the Agent and the Company) to execute any documentation relating to a proposed amendment or waiver as soon as the requisite Lender consent is received (or on such later date as may be agreed by the Agent and the Company). Without prejudice to the foregoing, the Finance Parties shall enter into any documentation necessary to implement an amendment or waiver once that amendment or waiver has been approved by the requisite number of Lenders determined in accordance with this Clause 39.

(s)

Any Default, Event of Default, Declared Default or any notice, demand, declaration and/or other step or action taken under or pursuant to Clause 26.10 (Acceleration) may be revoked or, as the case may be, waived with the consent of the Majority Lenders.

(t)

Notwithstanding anything to the contrary in the Finance Documents, any re-designation or transfer of all or any part of a Commitment and/or a participation in any Utilisation to a new tranche or facility established as an Additional Facility or pursuant to a Structural Adjustment or any other term of any of the Finance Documents (or any other similar or equivalent transaction) may be approved with the consent of the Lender holding that Commitment and/or, as the case may be, participation (or part thereof) and the Company (without any requirement for any consent or approval from any other person).

(u)

To the extent disenfranchised in accordance with paragraph (g) of Clause 28 (Debt Purchase Transactions) the Commitment and/or participation of any member of the Group or any Investor Affiliate shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facility or Facilities when ascertaining whether any relevant percentage (including, for the avoidance of doubt, Majority Lenders, Super Majority Lenders and Security Release Super Majority Lenders) of Total Commitments and/or participations has been obtained to approve that request.

(v)

Each Finance Party authorises and instructs the Agent to enter into any amendment or waiver of any term of any Finance Document requested by the Company for the purpose of granting additional rights and benefits to the Lenders, any group of Lenders and which does not impose material additional liabilities or obligations on such Lenders, group of Lenders, in each case without the requirement for any consent of any other Finance Party.

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(w)

Notwithstanding anything to the contrary in the Finance Documents, in connection with any determination as to whether the requisite Lenders have (i) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Finance Document or any departure by any Obligor therefrom, (ii) otherwise acted on any matter related to any Finance Document, or (iii) directed or required the Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Finance Document, any Lender (other than (x) any Lender that is a regulated bank and (y) any Revolving Facility Lender as of the date of this Agreement) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a "Net Short Lender"), without the consent of the Obligors' Agent (in its sole discretion), shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders.

For purposes of determining whether a Lender has a "net short position" on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in euros, (ii) notional amounts in other currencies shall be converted into the Base Currency by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Obligors or any instrument issued or guaranteed by any of the Obligors shall not be deemed to create a net short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Obligors and any instrument issued or guaranteed by any of the Obligors, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the "ISDA CDS Definitions") shall be deemed to create a net short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a "Reference Obligation" under the terms of such derivative transaction (whether specified by name in the related documentation, included as a "Standard Reference Obligation" on the most recent list published by Markit, if "Standard Reference Obligation" is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a "Deliverable Obligation" under the terms of such derivative transaction or (z) any of the Obligors (or its successor) is designated as a "Reference Entity" under the terms of such derivative transactions, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a net short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender or its Affiliates protection in respect of the Loans or the Commitments, or as to the credit quality of any of the Obligors other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Obligors and any instrument issued or guaranteed by any of the Obligors, collectively, shall represent less than 5% of the components of such index. In connection with any such determination, each Lender shall promptly notify the Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Obligors' Agent and the Agent that it is not a Net Short Lender (it being understood and agreed that the Obligors' Agent and the Agent shall be entitled to rely on each such representation and deemed representation without any further enquiry) provided that this clause does not apply to the Loans and Commitments of regulated banks and the Original Lenders under the Revolving Facility.

(x)	For the avoidance of doubt, any amendment, waiver, consent or release shall require the prior written consent of the Company.

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39.5	Replacement of a Lender

	(a)	If at any time:

		(i)	any Finance Party becomes or is a Non-Consenting Lender or a Defaulting Lender;

		(ii)	any Finance Party delivers (or an Obligor becomes aware that any Finance Party may be entitled to deliver) a Lender Illegality Notice;

(iii)

any Finance Party makes any claim (or an Obligor becomes aware that any Finance Party may be entitled to make any claim) pursuant to Clause 16.3 (Tax Gross Up), Clause 16.4 (Tax Indemnity) or Clause 17.1 (Increased costs);

		(iv)	any Finance Party invokes (or an Obligor becomes aware that any Finance Party may be entitled to invoke) the benefit of Clause 14.2 (Market disruption),

then the Company may by written notice (a "Replacement Notice") to the Agent and such Finance Party (a "Replaced Lender"):

(A)

replace a participation of such Replaced Lender by requiring such Replaced Lender to (and such Replaced Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) on such dates as specified in the Replacement Notice (which shall be a date on a date falling no less than three (3) Business Days' after the date of the Replacement Notice) all or part of its rights and obligations under this Agreement to a Lender constituting a New Lender under Clause 27.2 (Assignments and Transfers by Lenders) (a "Replacement Lender") selected by the Company which confirms its (or their) willingness to assume and does assume all or part of the obligations of the Replaced Lender (including the assumption of the Replaced Lender's participations or unfunded or undrawn participations (as the case may be) on the same basis as the Replaced Lender) for a purchase price in cash payable at the time of transfer in an amount equal to the applicable outstanding principal amount of such Replaced Lender's participation in the outstanding Utilisations or Ancillary Outstandings and all related accrued interest (to the extent that the Agent has not given a notification under Clause 27.14 (Pro rata interest settlement), Break Costs and other amounts payable in relation thereto under the Finance Documents in respect of such transferred participation;

(B)

prepay (or procure that another member of the Group prepays) on such dates as specified in the Replacement Notice all or any part of such Lender's participation in the outstanding Utilisations or Ancillary Outstandings and all related accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents in respect of such participation; and/or

			(C)	cancel all or part of the undrawn Commitments or Ancillary Commitments of that Replaced Lender on such date or dates specified in the Replacement Notice.

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(b)

Any notice delivered under paragraph (a) above (or any subsequent notice for this purpose, as applicable) may be accompanied by a Transfer Certificate complying with Clause 27.7 (Procedure for transfers), and/or an Assignment Agreement complying with Clause 27.8 (Procedure for assignment) and any other related documentation to effect the transfer or assignment, which Transfer Certificate, Assignment Agreement and any other related documentation to effect the transfer or assignment (if attached) shall be promptly (and by no later than three (3) Business Days from receiving such Transfer Certificate, Assignment Agreement and any other related documentation) executed by the relevant Replaced Lender and returned to the Company. Notwithstanding the requirements of Clause 27 (Changes to the Lenders) or any other provisions of the Finance Documents, if a Replaced Lender does not execute and/or return a Transfer Certificate, an Assignment Agreement and any other related documentation to effect the transfer or assignment as required by this paragraph (b) within three (3) Business Days of delivery by the Company, the relevant transfer or transfers or assignment and assignments shall automatically and immediately be effected for all purposes under the Finance Documents on payment of the replacement amount to the Agent (for the account of the relevant Replaced Lender) (notwithstanding failure to execute such documentation by the relevant Replaced Lender), and the Agent may (and is authorised and required by each Finance Party to) execute, without requiring any further consent or action from any other party, a Transfer Certificate, Assignment Agreement and any other related documentation to effect the transfer or assignment on behalf of the relevant Replaced Lender which is required to transfer its rights and obligations or assign its rights under this Agreement pursuant to paragraph (a) above which shall be effective for the purposes of Clause 27.7 (Procedure for transfers) and Clause 27.8 (Procedure for assignment). The Agent shall not be liable in any way for any action taken by it pursuant to this paragraph (b) and, for the avoidance of doubt, the provisions of Clause 30.9 (Exclusion of liability) shall apply in relation thereto.

(c)

Unless otherwise agreed by the Majority Lenders or provided pursuant to another provision of this Agreement, the replacement of a Lender pursuant to this Clause 39.5 shall be subject to the following conditions:

		(i)	the Company shall have no right to replace the Agent or Security Agent in its capacity as such;

(ii)

the Obligors' Agent may only deliver a Replacement Notice pursuant to paragraph(a)(i) above in respect of any Non Consenting Lender) at any time prior to the date falling one hundred and eighty (180) days after the Non-Consenting Lender notifies the Obligors' Agent and the Agent of its refusal to give a consent to any requested release, waiver or amendment;

		(iii)	neither the Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender; and

		(iv)	in no event shall the Lender replaced under this Clause 39.5 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

39.6	Excluded Commitments

(a)

If the Company or the Agent (at the request of the Company) has requested the Finance Parties (or any of them) to give a consent in relation to, or to agree a release, waiver or amendment of any provision of the Finance Documents or other vote of any or all Lenders under the terms of this Agreement, then in the case of:

		(i)	any Non-Responding Lender;

		(ii)	any Replaced Lender, on and from the date of the relevant Replacement Notice; and

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	(iii)	any Defaulting Lender, on and from the date on which it becomes a Defaulting Lender,

unless the Company agrees otherwise (with respect to each such individual Non-Responding Lender, Replaced Lender and/or Defaulting Lender) that Non-Responding Lender, Replaced Lender or Defaulting Lender (as applicable):

		(A)	shall be automatically excluded from participating in that vote;

(B)

its participations and Commitments shall be deemed to be zero (0) for the denominator of the relevant percentage of the Commitments or otherwise when ascertaining whether the approval of the Majority Lenders, the Super Majority Lenders, the Security Release Super Majority Lenders, all Lenders, or any other class of Lenders (as applicable) has been obtained with respect to that request for a consent or agreement, and

		(C)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement or any specified group of Lenders has been obtained to approve the request.

(b)	For the purposes of this Agreement:

"Non-Consenting Lender" means a Rejecting Lender or a Non-Responding Lender.

"Non-Responding Lender" means any Lender (other than a Rejecting Lender) where:

(i)

the Company or the Agent (at the request of the Company) has requested the Lenders (or any group of Lenders) to give a consent in relation to, or to agree to a release, waiver or amendment of, any provisions of the Finance Documents or other vote of the Lenders (or any group of Lenders) under the terms of the Finance Documents (the "Relevant Consent"); and

(ii)

such Lender has not unconditionally consented or agreed to (including, for the avoidance of doubt, any conditional consent or agreement to, and any failure to respond to) the Relevant Consent by 5.00 p.m. on:

(A)

(x) the date falling ten (10) Business Days or (y) if such Lender has failed to assist with any steps required to implement the Company's right to prepay a Non-Responding Lender or if such Lender is a Defaulting Lender, five (5) Business Days; or

		(B)	such other time specified by the Company (but if shorter than ten (10) Business Days (other than in connection with (A)(y) above), agreed by the Agent (acting reasonably)),

after the date of such request being made.

"Rejecting Lender" means a Lender, where:

(i)

the Company or the Agent (at the request of the Company) has requested the Lenders (or any group of Lenders) to give a consent in relation to, or to agree to a release, waiver or amendment of, any provisions of the Finance Documents or other vote of the Lenders (or any group of Lenders) under the terms of the Finance Documents (the "Applicable Consent");

	(ii)	the Majority Lenders have consented to the Applicable Consent; and

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(iii)

such Lender that has expressly rejected, not consented or not agreed to the relevant request and has not (to the extent permitted by paragraph (n) of Clause 39.4 (Other exceptions)) changed or revoked such decision and subsequently consented or agreed to that request by 5.00 p.m. on:

(A)

(x) the date falling ten (10) Business Days or (y) if such Lender has failed to assist with any steps required to implement the Company's right to prepay a Rejecting Lender or if such Lender is a Defaulting Lender, five (5) Business Days; or

			(B)	such other time specified by the Company (but if shorter than ten (10) Business Days (other than in connection with (A)(y) above), agreed by the Agent (acting reasonably)),

after the date of such request being made.

39.7	Disenfranchisement of Restricted Finance Parties

Insofar as any amendment, waiver, determination, declaration, decision (including a decision to accelerate) or direction (each a "Relevant Measure") in respect of the Sanctions Provision concerns, is referred to or otherwise relates to any Sanctions, Sanctioned Country and/or Sanctioned Persons, a Restricted Finance Party may in its absolute discretion (but shall be under no obligation to) notify in writing to the Agent that it does have, in the given circumstances, the benefit of the provision in respect of which the Relevant Measure is sought. The Commitments of each Lender that is a Restricted Finance Party that has not notified the Agent to that effect under this Clause 39.7 and the vote of any other Restricted Finance Party which would be required to vote in accordance with the provisions of this Agreement and that has not notified the Agent to that effect under this Clause 39.7 will be excluded for the purpose of determining whether the consent of the requisite Finance Parties to approve such Relevant Measure has been obtained or whether the Relevant Measure by the requisite Finance Parties has been made.

39.8	Replacement of Screen Rate

(a)

Subject to paragraph (d) below, any amendment, replacement or waiver proposed by the Company and delivered in writing to the Agent which relates to a change to (i) the benchmark rate, base rate or reference rate (the "Benchmark Rate") to apply in relation to a currency in place of the existing Benchmark Rate for such currency under an applicable Facility, or (ii) the method of calculation of any Benchmark Rate,(in each case (including any amendment, replacement or waiver to the definition of "EURIBOR", “IBOR” "Term SOFR" or "Screen Rate", including an alternative or additional page, service or method for the determination thereof) (or which relates to aligning any provision of a Finance Document (including amending, replacing or supplementing Schedule 14 (Compounded Rate Terms), Schedule 15 (Daily Non-Cumulative Compounded RFR Rate)) to the use of that Benchmark Rate, including making appropriate adjustments to this Agreement for basis, duration, time and periodicity for determination of that Benchmark Rate for any Interest Period and making other consequential and/or incidental changes) (a "Benchmark Rate Change") notified by the Company to the Agent, may and shall be made provided that (unless otherwise agreed between the Company and the Majority Lenders) either the Agent has made a Prevailing Market Determination or no Super Majority Lender Objection has occurred and is continuing in respect thereof.

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(b)

If no Benchmark Rate Change for such currency has been made or implemented pursuant to paragraph (a) above and the Company or the Agent (acting on the instructions of the Majority Lenders) requests the making of a Benchmark Rate Change and notifies the Agent or the Company (as applicable) thereof, or then the Company and the Agent (acting on the instructions of the Majority Lenders) shall enter into consultations in respect of a Benchmark Rate Change; provided that if such Benchmark Rate Change cannot be agreed upon by the earlier of (x) the end of a consecutive period of thirty days and (y) the date which is five (5) Business Days before the end of the current Interest Period, (or in the case of a new Utilisation, the date which is five (5) Business Days before the date upon which the Utilisation Request will be served, as notified by the Company to the Agent), the Benchmark Rate applicable to any Lender's share of a Loan for each Interest Period which (I) in respect of any Term Rate Loan commences after the Trigger Date for the currency of such Loan and prior to (or during) the date on which a Benchmark Rate Change for that currency has been agreed , and (II) in respect of any Compounded Rate Loan, would end after the Trigger Date for the currency of such Loan shall, in each case, (unless otherwise agreed by the Company and the Agent (acting on the instructions of the Majority Lenders participating in the applicable Facility)) be replaced by the rate certified to the Agent by that Lender as soon as practicable (and in any event by the date falling two (2) Business Days before the date on which interest is due to be paid in respect of the relevant Interest Period) to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan in the relevant interbank market.

(c)

Notwithstanding the definitions of "EURIBOR", “IBOR”, "Term SOFR" or "Screen Rate" in Clause 1.1 (Definitions) or any other term of any Finance Document, the Agent may from time to time (with the prior written consent of the Company) specify a Benchmark Rate Change for any currency for the purposes of the Finance Documents, and each Lender authorises the Agent to make such specification.

(d)

Notwithstanding the other provisions of this Clause 39.8, no Benchmark Rate Change or other amendments or waivers in connection therewith shall be made without the prior written consent of the Company (which may be given, withheld, conditioned or delayed in its sole and absolute discretion and shall not, under any circumstances, be deemed given) which:

(i)

would result in an increase in the weighted average cost of the applicable Facility (whether by an increase in the Margin, fees or otherwise but taking into account, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of any Benchmark Rate Change to such applicable Facility (including any spread adjustment to reflect the differential between the weighted average Benchmark Rate before and after such Benchmark Rate Change)) to the Obligors;

	(ii)	are a change to the date of an Interest Payment Date;

	(iii)	would result in any Obligor being subject to more onerous obligations under the Finance Documents;

	(iv)	would result in any rights or benefits of any Obligor under the Finance Documents being lost or reduced; or

	(v)	would include a credit spread adjustment (or similar), payment of break costs or a fallback cost of funds for market disruption.

(e)	For the purposes of this Clause 39.8:

"Trigger Date" in respect of the Screen Rate or other rate used to calculate any Benchmark Rate means the earliest of:

(i)

the date upon which the administrator of that Screen Rate or other rate publicly announces that it has ceased to provide that Screen Rate or other rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate or other rate; or

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		(ii)	the date upon which the supervisor of the administrator of that Screen Rate or other rate publicly announces that such Screen Rate or other rate has been permanently or indefinitely discontinued.

39.9	Implementation of Additional Facilities and Permitted Structural Adjustment

(a)

The Agent and/or the Security Agent, as the case may be, shall, on behalf of the Secured Parties (unless a Secured Party is required under applicable law to do so in its own name, in which case the relevant Secured Party shall) and is hereby authorised to enter into such agreement or agreements with the Obligors and/or the holders of the Liabilities pursuant to any Additional Facility, other New Debt Financing or Permitted Structural Adjustment and/or their agents and trustees to enter into any confirmation, amendment, replacement of or supplement to the Finance Documents (including any amendment, waiver or release in respect of any Transaction Security Document or any grant of Transaction Security pursuant to a new Transaction Security Document), provided that any such release is coupled with a substantially simultaneous re-granting on substantially the same terms or as otherwise contemplated or permitted by this Clause 39.9 or Clause 39.3 (Security Release Super Majority Lender Matters) or clause 16.2 (Transaction Security: New Debt Financings) of the Intercreditor Agreement and/or take any other action (subject to the Agreed Security Principles) as is necessary or appropriate in order to:

		(i)	give effect to the terms of any Additional Facility or other New Debt Financing or Permitted Structural Adjustment; or

		(ii)	facilitate the establishment of any Additional Facility or other New Debt Financing or Permitted Structural Adjustment entered into in compliance with this Agreement,

in each case subject to the provisions of this Clause 39.9 and provided that such New Debt Financing or Permitted Structural Adjustment or confirmation, amendment, replacement of or supplement to the Finance Documents (including any amendment, waiver or release in respect of any Transaction Security Document or any grant of Transaction Security pursuant to a new Transaction Security Document) is permitted by and entered into in compliance with this Agreement and the Intercreditor Agreement (and the Company confirms that is the case).

(b)

The Agent and the Security Agent are irrevocably authorised and instructed by each other Secured Party (without the requirement for any further authorisation or consent from any other Secured Party) to enter into such documentation and take any such action contemplated or permitted by this Clause 39.9 and provided that it is permitted by Clause 39.3 (Security Release Super Majority Lender Matters) and shall do so promptly on request and at the expense of the Company. Except where otherwise required by applicable law, any such amendment shall not require the consent of any Secured Party and shall be effective and binding on all Parties upon the execution thereof by the Obligors, each of the Agent and the Security Agent.

	(c)	Each Obligor confirms:

		(i)	the authority of the Company to:

			(A)	give effect to the terms of any Additional Facility or any New Debt Financing or Permitted Structural Adjustment; and

			(B)	agree, implement and establish any Additional Facility or any New Debt Financing or Permitted Structural Adjustment in accordance with this Agreement; and

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(ii)

that its guarantee and indemnity set out in this Agreement (or any applicable Accession Deed or other Finance Document), and all Security granted by it will (to the extent provided pursuant to the terms of the relevant Additional Facility or any New Debt Financing or Permitted Structural Adjustment) entitle the Lenders under any Additional Facility and the persons providing the New Debt Financing or Permitted Structural Adjustment to benefit from such guarantee and indemnity and such Security (subject only to the Agreed Security Principles and any applicable Guarantee Limitations) and extend to include all obligations arising under or in respect of any Additional Facility, any New Debt Financing or Permitted Structural Adjustment as applicable.

(d)

Notwithstanding the foregoing, nothing in this Clause 39.9 shall oblige the Security Agent, the Agent or any other Secured Party to execute any document if it would impose personal liabilities or obligations on, or adversely affect the rights, duties or immunities of the Security Agent, the Agent or such Secured Party (provided that the Incurrence of such Additional Facility, New Debt Financing or Permitted Structural Adjustment shall not be deemed to adversely affect the rights of any Secured Party) and nothing in this Clause 39.9 shall be construed as a commitment to advance or arrange any such Additional Facility, New Debt Financing or Permitted Structural Adjustment. The Agent and the Security Agent are authorised and instructed by the Secured Parties to execute any document or take any other action set out in this Clause 39 on behalf of the Secured Parties.

40.	CONFIDENTIALITY

40.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 40.2 (Disclosure of Confidential Information) and Clause 40.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

40.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information in connection with the Transaction on an as needed and confidential basis if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information and provided that such Finance Party shall remain liable for any failure on the part of such receiving party to keep all Confidential Information confidential and not to disclose it to anyone and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information;

(b) to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

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(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Company or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraphs (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including any person appointed under paragraph (c) of Clause 30.14 (Relationship with the Lenders));

(iv)

who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above, provided that if the intended recipient is a person to whom the Finance Party would be required to obtain the consent of the Company in order to transfer, assign or sub-participate a Commitment to such person, that Finance Party must obtain the prior written consent of the Company prior to the making of such disclosure;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.13 (Security over Lenders' rights);

(vii)	to whom information is required by law to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	who is a Party; or

(ix)	with the consent of the Company,

in each case, such Confidential Information as that Finance Party shall (acting reasonably and in good faith) consider appropriate provided that:

(A)

in relation to paragraphs (b)(i) or (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has first entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has first entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price sensitive information; or

(C)

in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is first informed of its confidential nature and that some or all of such Confidential Information may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party (acting reasonably and in good faith), it is not practicable so to do in the circumstances, and a copy of any such Confidentiality Undertaking and any amendment thereto shall be provided to the Company within ten (10) Business Days of request by the Company;

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(c)

to any person appointed by that Finance Party or by a person to whom paragraphs (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) provided that the service provider to whom the Confidential Information is to be given has first entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of Confidentiality Undertaking agreed between the Company and the relevant Finance Party, and a copy of any such Confidentiality Undertaking and any amendment thereto shall be provided to the Company within ten (10) Business Days of request by the Company; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Company or the Obligors provided that the rating agency to whom the Confidential Information is to be given is first informed of its confidential nature and that some or all of such Confidential Information may be price sensitive information, provided that, notwithstanding anything to contrary herein, in no circumstance shall a Finance Party disclose Confidential Information to a person described in sub-paragraph (b)(C)(1), (b)(C)(2) or (b)(C)(3) (except if a Material Event of Default is continuing at the time such disclosure is made) of Clause 27.3 (Conditions of Transfer) unless the prior written consent of the Company (which may be given, withheld, conditioned or delayed in its sole and absolute discretion and shall not, under any circumstances, be deemed given) is obtained.

40.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities, the Company and/or one or more Obligors the following information:

		(i)	names of the Company and Obligors;

		(ii)	country of domicile of the Company and Obligors;

		(iii)	place of incorporation of the Company and Obligors;

		(iv)	date of this Agreement;

		(v)	the names of the Agent;

		(vi)	date of each amendment and restatement of this Agreement;

		(vii)	amount of Total Commitments;

		(viii)	currencies of the Facilities;

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		(ix)	type of Facilities;

		(x)	ranking of Facilities;

		(xi)	Termination Date for Facilities;

		(xii)	changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xi) above; and

		(xiii)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities, the Company and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

	(c)	Each Obligor represents that none of the information set out in paragraph (a) above is, nor will at any time be, unpublished price sensitive information.

	(d)	The Agent shall notify the Company and the other Finance Parties of:

		(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities, the Company and/or one or more Obligors; and

		(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities, the Company and/or one or more Obligors by such numbering service provider.

40.4	Entire agreement

This Clause 40 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

40.5	Inside information

Each of the Finance Parties:

(a)

acknowledges that some or all of the Confidential Information is or may be material non-public and/or price sensitive information (and acknowledges that no member of the Group, expressly or impliedly, makes any representation as to whether that is the case) and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse;

	(b)	undertakes not to use any Confidential Information for any unlawful purpose; and

(c)

agrees with that, without prejudice to the obligations of any member of the Group to deliver or provide information to the Finance Parties as required by any Finance Document, there shall be no requirement, pursuant to this Agreement or otherwise, for any other member of the Group, any Investor of any of their Affiliates to publish or otherwise make public any unpublished price-sensitive or inside information or any other information which if known to the public would be likely to have an effect on the price of any securities issued by any member of the Group, in each case unless otherwise agreed by the Company.

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40.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 40.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 40.

40.7	Continuing obligations

The obligations in this Clause 40 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve (12) Months from the earlier of:

(a)

the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b) the date on which such Finance Party otherwise ceases to be a Finance Party.

40.8	Electronic Communication

For reasons of technical practicality, electronic communication may be sent in unencrypted form, even if the content may be subject to confidentiality and banking secrecy.

41.	COUNTERPARTS

Each Finance Document, Assignment Agreement or Transfer Certificate may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature (including (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile, e-pencil or .pdf signature) hereto through electronic means, shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of any Finance Document, Assignment Agreement or Transfer Certificate.

42.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

43.	ENFORCEMENT

43.1	Jurisdiction of English courts

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

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	(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

43.2	Service of process

	(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)

irrevocably appoints Paul, Weiss, Rifkind, Wharton & Garrison LLP of 20 Air Street | London W1B 5AN, United Kingdom (Attention: Neel Sachdev / Matthew Merkle / Kanesh Balasubramaniam) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

		(ii)	agrees that failure by an agent for service of process to notify the Company or relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf all the Obligors) must promptly (and in any event within ten (10) Business Days of such event taking place) appoint another agent on terms acceptable to the Agent (acting reasonably and in good faith). Failing this, the Agent may appoint another agent for this purpose.

(c)

An Obligor may irrevocably appoint another person as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document, subject to notifying the Agent accordingly. In the case of any replacement of an existing agent for service of process, following the new process agent's appointment and notification to the Agent of such new appointment, the existing process agent may resign.

44.	CONTRACTUAL RECOGNITION OF BAIL-IN

(a)

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

		(i)	any Bail-In Action in relation to any such liability, including:

			(A)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

			(B)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

			(C)	a cancellation of any such liability; and

		(ii)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

	(b)	For the purposes of this Clause 44:

"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

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"Bail-In Legislation" means:

(i)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(ii)

in relation to any state other than such an EEA Member Country and the UK, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

"EEA Member Country" means any member state of the EU, Iceland, Liechtenstein and Norway.

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"UK Bail-In Legislation" means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

"Write-down and Conversion Powers" means:

(iii)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(iv)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(A)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

	(B)	any similar or analogous powers under that Bail-In Legislation; and

(v)	in relation to the UK Bail-In Legislation:

(A)

any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

	(B)	any similar or analogous powers under that UK Bail-In Legislation.

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45.	ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS

To the extent that the Finance Documents provide support, through a guarantee or otherwise, for any derivative transaction or any other agreement or instrument that is a QFC (such support, "QFC Credit Support", and each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support:

(a)

In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

	(b)	As used in this Clause 45, the following terms have the following meanings:

"BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

"Covered Entity" means any of the following: (i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, $7.2 or 382.1, as applicable.

"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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46.	PATRIOT ACT

EACH LENDER HEREBY NOTIFIES EACH OBLIGOR THAT PURSUANT TO THE REQUIREMENTS OF THE USA PATRIOT ACT, SUCH LENDER IS REQUIRED TO OBTAIN, VERIFY AND RECORD INFORMATION THAT IDENTIFIES SUCH OBLIGOR, WHICH INFORMATION INCLUDES THE NAME AND ADDRESS OF SUCH OBLIGOR AND OTHER INFORMATION THAT WILL ALLOW SUCH LENDER TO IDENTIFY SUCH OBLIGOR IN ACCORDANCE WITH THE USA PATRIOT ACT.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1

The Original Parties

Part I

The Original Obligors

The Original Borrowers

Name	Jurisdiction of incorporation	Registered number or equivalent
Birkenstock Group B.V. & Co. KG	Germany	Local Court of Montabaur, HRA 22603
Birkenstock US	Delaware	5199441

The Original Guarantors

Name	Jurisdiction of incorporation	Registered number or equivalent
Company	Luxembourg	B252419
Birkenstock Group B.V. & Co. KG	Germany	Local Court of Montabaur, HRA 22603
Birkenstock US	Delaware, USA	5199441
Birkenstock Components GmbH	Germany	Local Court of Montabaur, HRB 26169
Birkenstock digital GmbH	Germany	Local Court of Munich (München), HRB 221033
Birkenstock Global Sales GmbH	Germany	Local Court of Montabaur, HRB 27651
Birkenstock IP GmbH	Germany	Local Court of Montabaur, HRB 27668
Birkenstock Productions Hessen GmbH	Germany	Local Court of Hanau, HRB 90124
Birkenstock Productions Rheinland-Pfalz GmbH	Germany	Local Court of Montabaur, HRB 12922
Birkenstock Productions Sachsen GmbH	Germany	Local Court of Montabaur, HRB 25154
Birkenstock USA GP, LLC	Delaware, USA	4427343
Birkenstock USA, LP	Delaware, USA	4427346
Birkenstock USA Digital LLC	California, USA	200912710025

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Part II

The Original Lenders

Name of Original Lender	Facility B (EUR) Commitment (€)	Facility B (USD) Commitment ($)	Original Revolving Facility Commitment (€)
COMMERZBANK AKTIENGESELLSCHAFT	€49,000,000	$40,000,000	€31,000,000
BNP PARIBAS S.A. NIEDERLASSUNG DEUTSCHLAND	€49,000,000	$40,000,000	€31,000,000
ING BANK, A BRANCH OF ING-DIBA AG	€49,000,000	$40,000,000	€31,000,000
LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE	€49,000,000	$40,000,000	€31,000,000
LANDESBANK BADEN-WÜRTTEMBERG, NEW YORK BRANCH	€0	$40,000,000	€0
LANDESBANK BADEN-WÜRTTEMBERG	€49,000,000	$0	€31,000,000
JPMORGAN CHASE BANK, N.A., LONDON BRANCH	€32,500,000	$20,000,000	€17,500,000
DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN	€32,500,000	$20,000,000	€17,500,000
HSBC CONTINENTAL EUROPE S.A., GERMANY	€32,500,000	$20,000,000	€17,500,000
GOLDMAN SACHS BANK USA	€32,500,000	$20,000,000	€17,500,000
TOTAL	€375,000,000	$280,000,000	€225,000,000

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SCHEDULE 2

Conditions Precedent

Part I

Conditions Precedent to first Utilisation

1. Obligors

(a)

Constitutional documents: a copy of the constitutional documents of (x) each of the Original Obligors and (y) each of the Day 1 Third Party Security Providers and in the case of an Original Obligor incorporated in Germany include an electronic copy of the commercial register excerpt (Handelsregisterauszug) of recent date, the articles of association or partnership agreement (Gesellschaftsvertrag), a list of its shareholders (Gesellschafterliste) and any by-laws, if applicable.

(b)

Board approvals: if required by law or by the constitutional documents or customary in the relevant jurisdiction, a copy of a resolution of the board of directors or managers or equivalent body of each of the Original Obligors and each of the Day 1 Third Party Security Providers:

	(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

	(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)

authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Utilisation Request or other notice) to be signed and/or dispatched by it under or in connection with the Finance Documents to which it is a party; and

	(iv)	in the case of an Original Obligor other than the Company, authorizing the Company to act as its agent in connection with the Finance Documents.

(c)	Specimen signatures: specimen signatures for the person(s) authorised in the resolutions referred to above (to the extent such person will execute a Finance Document).

(d)	Formalities certificates: a certificate from each of the Original Obligors and each of the Day 1 Third Party Security Providers (signed by an Officer):

(i)

certifying that each copy document relating to it specified in paragraphs (a) to (c) above is correct, complete and (to the extent executed) in full force and effect and has not been amended or superseded prior to the date of this Agreement;

(ii)

confirming that, subject to the Guarantee Limitations and the Agreed Security Principles, borrowing, guaranteeing or securing (as relevant) the Total Commitments would not cause any borrowing, guarantee or security limit binding on it (as relevant) to be exceeded; and

(iii)

(in relation to an Original Obligor incorporated in Luxembourg only) to the extent such documents are available at the time such certificate is delivered, attaching a copy of the excerpt (extrait) issued by the Luxembourg Register of Commerce and Companies (RCS) and the negative certificate (certificat de non inscription d’une décision judiciaire ou de dissolution administrative sans liquidation) delivered by the insolvency register (Registre de l’insolvabilité) (Reginsol) held and maintained by the RCS with respect to the Original Obligor incorporated in Luxembourg only, dated as of the date of such certificate (or up to two (2) Business Days prior to the date of such certificate if the RCS is unable to issue them on the relevant date) and confirming that such documents are complete, correct and up-to-date.

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(e)

US Good Standing certificates: to the extent applicable in the jurisdiction of organization of Birkenstock US and US Midco, a copy of a good standing certificate with respect to Birkenstock US and US Midco issued, as of a date no earlier than the date falling thirty (30) days prior to the date of this Agreement, by the Secretary of State or other appropriate official of Birkenstock US' and US Midco’s jurisdiction of incorporation or organisation.

2. Finance Documents

A copy of the counterparts of each of the following Finance Documents signed by each of the Original Obligors or each other member of the Group (in each case to the extent they are a party to such document):

(a)	the Fee Letters; and

(b)	subject to the Agreed Security Principles, the following Transaction Security Documents:

Name of Grantor	Security Document	Governing law
The Company	Limited recourse interest pledge in respect of the Company's limited partner interest in the capital of Birkenstock Group B.V. & CO. KG.	Germany
The Company	Share pledge in respect of the Company's shares in the capital of Birkenstock Administration B.V (“GPCo”).	Netherlands
GPCo	Interest pledge in respect of GPCo’s general partner interest in the capital of Birkenstock Group B.V. & CO. KG.	Germany
US Midco	Limited recourse share pledge in respect of any shares it owns in Birkenstock US.	New York
Birkenstock US	General security agreement pledging substantially all of Birkenstock US' assets (subject to customary exclusions consistent with the Agreed Security Principles).	New York

3. Legal Opinions

The following legal opinions:

(a)	as to capacity:

(i)

a legal opinion from CMS Hasche Sigle Partnerschaft von Rechtsanwälten und Steuerberatern mbB as German law counsel to the Original Obligors in respect of the capacity of the Original Obligors incorporated in Germany to enter into the Finance Documents to which they are party;

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(ii)

a legal opinion from CMS Hasche Sigle Partnerschaft von Rechtsanwälten und Steuerberatern mbB as Luxembourg law counsel to the Company in respect of the capacity of the Company to enter into the Finance Documents to which it is party;

	(iii)	a legal opinion from CMS Derks Star Busmann as Dutch law counsel to GPCo in respect of the capacity of the GPCo to enter into the Finance Documents to which it is party;

(iv)

a legal opinion from Paul, Weiss, Rifkind, Wharton & Garrison LLP as New York counsel to Original Obligors incorporated in the US in respect of the capacity of Original Obligors incorporated in the US to enter into the Finance Documents to which it is party;

(b)	as to enforceability:

	(i)	a legal opinion from Milbank LLP as English law counsel to the Original Lenders in respect of the enforceability of this Agreement;

	(ii)	a legal opinion from Milbank LLP as German law counsel to the Original Lenders in respect of the enforceability of the Finance Documents governed by German law;

	(iii)	a legal opinion from Loyens & Loeff N.V. as Dutch law counsel to Original Lenders in respect of the enforceability of the Finance Documents governed by Dutch law; and

(iv)

a legal opinion from Paul, Weiss, Rifkind, Wharton & Garrison LLP as New York counsel to the Original Obligors incorporated in the US in respect of the enforceability of the Finance Documents governed by New York law.

4. Financial Information

Original Financial Statements: a copy of the audited financial statements of the Group for the financial year ended on 30 September 2023, provided that such statements shall not be required to be in a form and substance satisfactory to any Finance Party nor subject to any other approval requirement.

5. Other

(a)

Approved List: a copy of the Approved List, which shall be deemed to be in form and substance satisfactory to, each Original Lender and the Agent if in the form delivered to the Majority Lenders on or prior to the date of this Agreement.

(b)

New Debt Financing Designation Certificate(s): a copy of a duly completed New Debt Financing Designation Certificate(s) (as defined in the Intercreditor Agreement) executed by the Company in respect of Facility B (EUR), Facility B (USD) and the Original Revolving Facility.

(c)	Process Agent: evidence that the process agent appointed in respect of a Finance Document for each Original Obligor and Topco has accepted its appointment as agent for service of process.

(d)

Pay-off Letters: a copy of each of the pay-off letters and deeds of release with respect to the Existing SFA Debt and Existing ABL Debt to be entered into on or prior to the Closing Date (the “Release Letters”), provided that such Release Letters shall not be required to be in a form and substance satisfactory to the Agent.

(e)

Fees: reasonable evidence that all fees then due and payable to the Finance Parties for their own account under the Fee Letters on or before the Closing Date in connection with the Facilities will be paid concurrently with, or out of, the first advances under the Facilities (or as otherwise agreed between the Company and the Majority Lenders (acting reasonably)), provided that this requirement shall be satisfied by a reference to payment of such fees in a Utilisation Request and shall not be subject to any other approval requirement.

(f)

KYC: completion of the Finance Parties' reasonable "know your customer" checks on the Sponsors and the Original Obligors which are required and which (in each case) have been notified to the Obligors' Agent not later than ten (10) Business Days prior to the date of this Agreement or if later, the date falling ten (10) Business Days after the Lenders receive notification of the incorporation of each such company.

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Part II

Conditions Precedent to be Delivered by an Additional Obligor

1. Obligors

(a)

Constitutional documents: a copy of the constitutional documents of the Additional Obligor which in case of an Additional Obligor incorporated in Germany, shall comprise an electronic copy of the commercial register excerpt (Handelsregisterauszug) of recent date, the articles of association or partnership agreement (Gesellschaftsvertrag), a list of its shareholders (Gesellschafterliste) and any by-laws, if applicable.

(b)

Board approvals: if required by law or by the constitutional documents or customary in the relevant jurisdiction a copy of the resolutions of the relevant corporate body of the Additional Obligor approving the accession and the relevant Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party.

(c)	Specimen signatures: specimen signatures for the person(s) authorised in the resolution referred to above (to the extent such person will execute a Finance Document).

(d)	Formalities certificate: a certificate from the Additional Obligor (signed by an Officer):

(i)

certifying that each copy document relating to it specified in paragraphs (a) to (c) (as applicable) above is correct, complete and (to the extent executed) in full force and effect and has not been amended or superseded prior to the date of the Accession Deed; and

(ii)

confirming that, subject to the Guarantee Limitations and the Agreed Security Principles, borrowing, guaranteeing or securing (as relevant) the Total Commitments would not cause any borrowing, guarantee or security limit binding on it (as relevant) to be exceeded.

(e)

US Good Standing certificates: the extent applicable in the jurisdiction of organization of such Additional Obligor, a copy of a good standing certificate with respect to each Additional Obligor whose jurisdiction of organization is a state of the US or the District of Columbia issued, as of a date no earlier than the date falling thirty (30) days prior to the date of the Accession Deed, by the Secretary of State or other appropriate official of such Additional Obligor's jurisdiction of incorporation or organisation.

2. Finance Documents

A copy of the counterparts of each of the following Finance Documents duly executed by the Additional Obligor and any applicable shareholder security provider:

(a)	an Accession Deed; and

(b)

each Transaction Security Document required to create any Transaction Security required to be granted by or over the shares of such Additional Obligor in accordance with the Agreed Security Principles.

272

3. Legal Opinions

Legal opinion(s) addressed to the Agent, the Security Agent and the Lenders (as at the date of the opinion) from its legal advisers or, where customary in the relevant jurisdiction of the Additional Obligor or its shareholder, the Additional Obligor's legal advisers on enforceability of the Accession Deed and each Transaction Security Document and the capacity of the Obligor or shareholder security provider provided that in respect of an Additional Obligor or shareholder security provider incorporated in the same jurisdiction as an Original Obligor or any previous Additional Obligor, any such opinion shall be deemed to be in form and substance satisfactory to the Finance Parties if delivered in substantially the same form as any equivalent opinion delivered under paragraph 3 (Legal Opinions) of Part I (Conditions Precedent to first Utilisation) of this Schedule 2 or any equivalent opinion previously delivered under this paragraph 2.

4. Other

KYC: a copy of any document reasonably necessary to satisfy any Lender's "know your customer" requirements in relation to the Additional Obligor under applicable laws and regulations, to the extent that any such document has been requested by written notice from the Agent to the Additional Obligor on or prior to the date that is ten (10) Business Days prior to the date of the Accession Deed or, if later, within ten (10) Business Days of the proposed accession of that Additional Obligor being notified to the Agent.

273

SCHEDULE 3

Requests and Notices

Form of Utilisation Request – Loans

From:	[Borrower] [Company]

To:	[●] as Agent

Dated:	[●]

Dear Sirs

Birkenstock Limited Partner S.à r.l. – Term and Revolving Facilities Agreement dated[●]2024 (as amended) (the "Facilities Agreement")

1. We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2. We wish to borrow a Loan on the following terms:

Borrower:	[●]
Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)
Facility to be utilised:	[Facility B (EUR)] [Facility B (USD)] [Original Revolving Facility] [Additional Facility][2]
Currency of Loan:	[●]
Amount:	[●] or, if less, the Available Facility
Interest Period:	[●] [until we deliver a Selection Notice]

3. [We confirm that the conditions specified in Clause 4.2 (Further conditions precedent)] / [Clause 4.5 (Utilisations during an Agreed Certain Funds Period)] are or will be satisfied on the Utilisation Date. ]3

4. [The proceeds of this Loan should be credited to [account]].

5. This Utilisation Request is revocable.

____________

2 Select the Facility to be utilised and delete references to the other Facilities.

3 To be included in the Utilisation Request for first Utilisation under this Agreement only.

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Yours faithfully

____________________

authorised signatory for

[insert name of Obligors' Agent or relevant Borrower]4

____________

4 Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Company on behalf of the Borrower.

275

Part II

Form of Selection Notice

From:	[Borrower] [Company]

To:	[●] as Agent

Dated:	[●]

Dear Sirs

Birkenstock Limited Partner S.à r.l. – Term and Revolving Facilities Agreement dated[●]2024 (as amended) (the "Facilities Agreement")

1. We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2. We refer to the following [Facility B (EUR)] [Facility B (USD)] [Original Revolving Facility] [Additional Facility] Loan[s] with an Interest Period ending on [●]5.

3. [We request that the above [Facility B (EUR)] [Facility B (USD)] [Original Revolving Facility] [Additional Facility] Loan[s] be divided into [●] [Facility B (EUR)] [Facility B (USD)] [Original Revolving Facility] [Additional Facility] Loan[s] with the following Base Currency Amounts and Interest Periods:]6

or

[We request that [the next] / [until we deliver a further Selection Notice, each] Interest Period for the above [Facility B (EUR)] [Facility B (USD)] [Original Revolving Facility] [Additional Facility] Loan[s] is [●]]7.

4. This Selection Notice is revocable.

Yours faithfully

____________________

authorised signatory for

[insert name of Company or relevant Borrower]8

____________

5 Insert details of all Term Loans for the relevant Facility which have an Interest Period ending on the same date.

6 Use this option if division of Term Loans is requested.

7 Use this option if sub-division is not required.

8 Amend as appropriate. The Selection Notice can be given by the Borrower or by the Company on behalf of the Borrower.

276

Part III

Form of Debt Pushdown Notice

From:	[Company]

To:	[●] as Agent

Dated:	[●]

Dear Sirs

Birkenstock Limited Partner S.à r.l. – Term and Revolving Facilities Agreement dated[●]2024 (as amended) (the "Facilities Agreement")

1. We refer to the Facilities Agreement. This is a Debt Pushdown Notice. Terms defined in the Facilities Agreement have the same meaning in this Debt Pushdown Notice unless given a different meaning in this Debt Pushdown Notice.

2. We give this Debt Pushdown Notice in respect of the following Term Loan:

Current Borrower:	[●]
Facility:	[●]
Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)
Currency of Loan:	[●]
Amount:	[●]
Debt Pushdown Amount:	[●]

3. [Pursuant to Clause 29.6 (Debt Pushdown), we hereby notify you that with effect from the date of this Debt Pushdown Notice, all of [●]'s (the "Current Borrower") rights and obligations as Borrower in respect of the Term Loan described above will be transferred and novated to [●] (the "New Borrower") and the Current Borrower will be released from all further liabilities and obligations as Borrower in respect of such Term Loan.]

4. [Pursuant to Clause 29.6 (Debt Pushdown), we hereby notify you that with effect from the date of this Debt Pushdown Notice:

(a) the Term Loan described above will be divided into two Term Loans in accordance with paragraph (c) of Clause 13.3 (Consolidation and division of Term Loans);

(b) all of the Current Borrower's rights and obligations as Borrower in respect of the Pushdown Loan created pursuant to paragraph (c)(i) of Clause 13.3 (Consolidation and division of Term Loans) will be transferred and novated to the New Borrower and the Current Borrower will be released from all further liabilities and obligations as Borrower in respect of such Pushdown Loan; and

(c) the Current Borrower shall continue as Borrower in respect of the Continuing Loan created pursuant to paragraph (c)(ii) of Clause 13.3 (Consolidation and division of Term Loans).]9

____________

9 Include where the Term Loan is not transferred in full.

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Yours faithfully

____________________

authorised signatory for

[Company]

This notice is accepted as a Debt Pushdown Notice for the purposes of the Facilities Agreement by the Agent and the Security Agent.

[Agent]

By:_________________________________

[Security Agent]

By:_________________________________

278

Part IV

Form of Transfer Consent Request

From:	[Existing Lender] (the "Existing Lender")

To:	[Company]

Copy:	[Agent]

[●]

Dated:	[●]

Dear Sirs

Birkenstock Limited Partner S.à r.l. – Term and Revolving Facilities Agreement dated[●]2024 (as amended) (the "Facilities Agreement")

1. We refer to the Facilities Agreement. This is a Transfer Consent Request. Terms defined in the Facilities Agreement have the same meaning in this Transfer Consent Request unless given a different meaning in this Transfer Consent Request.

2. The Existing Lender wishes to [assign]/[transfer]/[sub-participate] its rights and obligations in respect of the following Commitments to [●] (the "New Lender") (the "Proposed Transfer"):

(a) Facility: [●]

(b) Amount: [●]

3. We confirm that:

(a) this consent request is made pursuant to Clause [●]; and

(b) the Existing Lender and the New Lender have entered into a Confidentiality Undertaking which satisfies the conditions specified in paragraph (e) of Clause 27.3 (Conditions of Transfer).

4. Please confirm your agreement to the Proposed Transfer by countersigning this Transfer Consent Request or confirming by email to [●] at [email address] copying the Agent on such distribution.

Yours faithfully

____________________

authorised signatory for

[Existing Lender]

We acknowledge the Transfer Consent Request and confirm our agreement to the Proposed Transfer.

____________________

authorised signatory for

[Company]

279

SCHEDULE 4

Form of Transfer Certificate

From:	[The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender") [and [Affiliate or Branch] (the "Designated Affiliate")]

To:	[●] as Agent and [●] as Security Agent

Dated:	[●]

Dear Sirs

Birkenstock Limited Partner S.à r.l. – Term and Revolving Facilities Agreement dated[●]2024 (as amended) (the "Facilities Agreement")

1. We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This agreement (the "Agreement") shall take effect as a Transfer Certificate for the purpose of the Facilities Agreement and as a "[Creditor/Agent Accession Undertaking]" for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2. We refer to Clause 27.7 (Procedure for transfers) of the Facilities Agreement:

(a) the Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 27.7 (Procedure for transfers);

(b) the proposed Transfer Date is [●]; and

(c) the Facility Office and address, electronic mail address and attention details for notices of the New Lender [and the Designated Affiliate] for the purposes of Clause 35.2 (Addresses) are set out in the Schedule.

3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 27.6 (Limitation of responsibility of Existing Lenders).

4. [The New Lender confirms that it [is]/[is not] a member of the Group / Investor Affiliate.]

5. The New Lender confirms (without prejudice to the validity of this Transfer Certificate) that it is:

(a) in respect of Germany:

(i) [not a German Qualifying Lender];

(ii) [a German Qualifying Lender (other than a German Treaty Lender)]; or

(iii) [a German Treaty Lender (on the assumption that all procedural formalities have been completed)];10

(b) in respect of the US:

(i) [not a US Qualifying Lender; or]

____________

10 Delete as applicable. Each New Lender is required to confirm which of these categories it falls within.

280

(ii) [a US Qualifying Lender;]11

(c) in respect of Luxembourg;

(i) [not a Luxembourg Qualifying Lender];

(ii) [a Luxembourg Qualifying Lender (other than a Luxembourg Treaty Lender)]; or

(iii) [a Luxembourg Treaty Lender (on the assumption that all procedural formalities have been completed); or].12

(d) in respect of the Netherlands;

(i) [not a Dutch Qualifying Lender];

(ii) [a Luxembourg Qualifying Lender (other than a Luxembourg Treaty Lender)]; or

(iii) [a Luxembourg Treaty Lender (on the assumption that all procedural formalities have been completed); or].13

(e) in respect of each Other Tax Jurisdiction:

(i) [not an Other Qualifying Lender;]

(ii) [an Other Qualifying Lender (other than an Other Treaty Lender); or]

(iii) [an Other Treaty Lender (on the assumption that all procedural formalities have been completed).]14

6. [The New Lender confirms that it [is]/[is not]15 incorporated or established in (including through a permanent establishment) or acting through a Facility Office situated in a Dutch Low Tax Jurisdiction.]

7. [We refer to clause [21.2 (Change of Secured Creditors)] of the Intercreditor Agreement:

(a) in consideration of [each of the Designated Affiliate and] the New Lender being accepted as a [Senior Lender] for the purposes of the Intercreditor Agreement (and as defined therein), [each of the Designated Affiliate and] the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement]; and

(b) it is expressly agreed that the security created or evidenced by the Transaction Security Documents will be preserved for the benefit of the New Lender[, the Designated Affiliate] and each other Lender.

8. [The New Lender confirms that it [is]/[is not] a Rated Bank.]16

____________

11 Delete as applicable. Each New Lender is required to confirm which of these categories it falls within.

12 Delete as applicable. Each New Lender is required to confirm which of these categories it falls within.

13 Delete as applicable. Each New Lender is required to confirm which of these categories it falls within.

14 Delete as applicable. Each New Lender is required to confirm which of these categories it falls within.

15 Delete as applicable.

16 Include only if the transfer includes the transfer of a Revolving Facility Commitment/a participation in the Revolving Facility/ a transfer of Available Commitments.

281

9. The New Lender confirms that it [is]/[is not] an Industry Competitor.

10. The New Lender confirms that it [is]/[is not] a Defaulting Lender.

11. The New Lender confirms that it [is]/[is not] a Loan to Own/Distressed Investor.

12. The New Lender confirms that it [is]/[is not] a Disqualified Lender.

13. [The New Lender hereby confirms that it has received a copy of each of the Transaction Security Documents which are governed by German law and are pledges, is aware of their contents and hereby expressly consents to the declarations of the Security Agent made on behalf of the New Lender as future pledgee in such Transaction Security Documents.]

14. [The New Lender expressly confirms that it [can/cannot] exempt the Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other law as provided for in paragraph (d) of Clause 30.1 (Appointment of the Agent).]

15. [Pursuant to and subject to Clause 2.5 (Lender Affiliates) of the Facilities Agreement, the New Lender nominates the Designated Affiliate to discharge its obligations and participate in the following Revolving Facility Loans [●].]

16. This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

17. This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

282

THE SCHEDULE TO THE TRANSFER CERTIFICATE

COMMITMENT / RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

[insert relevant details]

[Facility Office address, electronic mail address and attention details for notices and account details for payments]

[Existing Lender]

By:_________________________________	[New Lender]

By:_________________________________
[[Designated Affiliate]

By:_________________________________]

This Agreement is accepted as a Transfer Certificate for the purposes of the Facilities Agreement by the Agent, and as a [Creditor/Agent Accession Undertaking] for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [●].

[Agent]

By:_________________________________

[Security Agent]

By:_________________________________

283

SCHEDULE 5

Form of Assignment Agreement

From:	[The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender") [and [Affiliate or Branch] (the "Designated Affiliate")]

To:	[●] as Agent and [●] as Security Agent

Dated:	[●]

Dear Sirs

Birkenstock Limited Partner S.à r.l. – Term and Revolving Facilities Agreement dated[●]2024 (as amended) (the "Facilities Agreement")

1. We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This is an Assignment Agreement. This agreement (the "Agreement") shall take effect as an Assignment Agreement for the purpose of the Facilities Agreement and as a "[Creditor/Agent Accession Undertaking]" for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2. We refer to Clause 27.8 (Procedure for assignment) of the Facilities Agreement:

(a) the Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facilities Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender's Commitments and participations in Utilisations under the Facilities Agreement as specified in the Schedule;

(b) the Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in Utilisations under the Facilities Agreement specified in the Schedule; and

(c) the New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3. The proposed Transfer Date is [●].

4. On the Transfer Date [each of the Designated Affiliate and] the New Lender becomes:

(a) Party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b) Party to the Intercreditor Agreement as a [Senior Lender].

5. The Facility Office and address, electronic mail address and attention details for notices of the New Lender [and the Designated Affiliate] for the purposes of Clause 35.2 (Addresses) are set out in the Schedule.

6. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 27.6 (Limitation of responsibility of Existing Lenders).

7. [The New Lender confirms that it [is]/[is not] a member of the Group / Investor Affiliate.]

284

8. The New Lender confirms for the benefit of the Agent that it is (without prejudice to the validity of this Assignment Agreement):

(a) in respect of Germany:

(i) [not a German Qualifying Lender;]

(ii) [a German Qualifying Lender (other than a German Treaty Lender); or]

(iii) [a German Treaty Lender (on the assumption that all procedural formalities have been completed);]17

(b) in respect of the US:

(i) [not a US Qualifying Lender; or]

(ii) [a US Qualifying Lender; ]18 and

(c) in respect of Luxembourg;

(i) [not a Luxembourg Qualifying Lender];

(ii) [a Luxembourg Qualifying Lender (other than a Luxembourg Treaty Lender)]; or

(iii) [a Luxembourg Treaty Lender (on the assumption that all procedural formalities have been completed)]; or

(d) in respect of the Netherlands;

(i) [not a Dutch Qualifying Lender];

(ii) [a Dutch Qualifying Lender (other than a Dutch Treaty Lender)]; or

(iii) [a Dutch Treaty Lender(on the assumption that all procedural formalities have been completed)]; or

(e) in respect of each Other Tax Jurisdiction:

(i) [not an Other Qualifying Lender;]

(ii) [an Other Qualifying Lender (other than an Other Treaty Lender); or]

(iii) [an Other Treaty Lender (on the assumption that all procedural formalities have been completed).]19

9. The New Lender confirms that it [is]/[is not]20 incorporated or established in (including through a permanent establishment) or acting through a Facility Office situated in a Dutch Low Tax Jurisdiction.

10. [We refer to clause [21.2 (Change of Secured Creditors)] of the Intercreditor Agreement:

(a) in consideration of [each of the Designated Affiliate and] the New Lender being accepted as a "[Senior Lender]" for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), [each of the Designated Affiliate and] the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement; and

____________

17 Delete as applicable. Each New Lender is required to confirm which of these categories it falls within.

18 Delete as applicable. Each New Lender is required to confirm which of these categories it falls within.

19 Delete as applicable. Each New Lender is required to confirm which of these categories it falls within.

20 Delete as applicable.

285

(b) it is expressly agreed that the security created or evidenced by the Transaction Security Documents will be preserved for the benefit of the New Lender[, the Designated Affiliate] and each other Lender.]

11. [Pursuant to and subject to Clause 2.5 (Lender Affiliates) of the Facilities Agreement, the New Lender nominates the Designated Affiliate to discharge its obligations and participate in the following Revolving Facility Loans [●].]

12. [The New Lender confirms that it [is]/[is not] a Rated Bank.]21

13. The New Lender confirms that it [is]/[is not] an Industry Competitor.

14. The New Lender confirms that it [is]/[is not] a Defaulting Lender.

15. The New Lender confirms that it [is]/[is not] a Loan to Own/Distressed Investor.

16. The New Lender confirms that it [is]/[is not] a Disqualified Lender.

17. [The New Lender hereby confirms that it has received a copy of each of the Transaction Security Documents which are governed by German law and are pledges, is aware of their contents and hereby expressly consents to the declarations of the Security Agent made on behalf of the New Lender as future pledgee in such Transaction Security Documents.]

18. [The New Lender expressly confirms that it [can/cannot] exempt the Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other law as provided for in paragraph (d) of Clause 30.1 (Appointment of the Agent).]

19. This Agreement acts as notice to the Agent (on behalf of each Finance Party) and to the Company (on behalf of each Obligor) of the assignment referred to in this Agreement.

20. This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

21. This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

____________

21 Include only if the transfer includes the transfer of a Revolving Facility Commitment/a participation in the Revolving Facility/ a transfer of Available Commitments.

286

THE SCHEDULE TO THE ASSIGNMENT AGREEMENT

COMMITMENT / RIGHTS AND OBLIGATIONS TO BE TRANSFERRED BY ASSIGNMENT, RELEASE AND ACCESSION

[insert relevant details]

[Facility Office address, electronic mail address and attention details for notices and account details for payments]

[Existing Lender]

By:_________________________________	[New Lender]

By:_________________________________
[[Designated Affiliate]

By:_________________________________]

This Agreement is accepted as an Assignment Agreement for the purposes of the Facilities Agreement by the Agent, and as a [Creditor/Agent Accession Undertaking] for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [●].

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:_________________________________

[Security Agent]

By:_________________________________

287

SCHEDULE 6

Form of Accession Deed

To:	[●] as Agent and [●] as Security Agent for itself and each of the other parties to the Intercreditor Agreement referred to below

From:	[Subsidiary] and [Obligors' Agent]

Dated:	[●]

Dear Sirs

Birkenstock Limited Partner S.à r.l. – Term and Revolving Facilities Agreement dated[●]2024 (as amended) (the "Facilities Agreement")

1. We refer to the Facilities Agreement and to the Intercreditor Agreement. This deed (the "Accession Deed") shall take effect as an Accession Deed for the purposes of the Facilities Agreement and as a "[Debtor Accession Undertaking]" for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in this Accession Deed unless given a different meaning in this Accession Deed.

2. [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facilities Agreement and the other Finance Documents (other than the Intercreditor Agreement) as an Additional [Borrower]/[Guarantor] pursuant to [Clause 29.2 (Additional Borrowers)]/[Clause 29.3 (Additional Guarantors)] of the Facilities Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and registered number [●].

3. [Subsidiary's] administrative details for the purposes of the Facilities Agreement and the Intercreditor Agreement are as follows:

Address: [●]

Electronic mail address: [●]

Attention: [●]

4. [Subsidiary] (for the purposes of this paragraph 4, the "Additional Obligor") intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

the "Relevant Documents".

5. The [Subsidiary] makes the Repeating Representations to the Finance Parties on the date of this Accession Deed.

6. [IT IS AGREED as follows:

(a) Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in paragraph 5.

288

(b) In circumstances where the Security Agent is acting as agent for the Secured Parties, the Additional Obligor and the Security Agent agree that the Security Agent will:

(i) execute, enforce, exercise any right under any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(ii) collect all proceeds of that Security; and

(iii) hold all obligations expressed to be undertaken by the Additional Obligor to pay amounts in respect of the Liabilities to the Security Agent as agent for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Additional Obligor (in the Relevant Documents or otherwise) in favour of the Security Agent as agent for the Secured Parties, for and on behalf of the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

(c) In circumstances where the Security Agent is acting as trustee for the Secured Parties (as the case may be), the Additional Obligor and the Security Agent agree that the Security Agent shall hold:

(i) [any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(ii) all proceeds of that Security; and]22

(iii) all obligations expressed to be undertaken by the Additional Obligor to pay amounts in respect of the Liabilities to the Security Agent as trustee (or agent) for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Additional Obligor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee (or agent) for the Secured Parties, on trust or, in any jurisdiction where the trust would not be recognised, as agent (or as otherwise provided for in the Intercreditor Agreement) for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

(d) The Additional Obligor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

(e) [In consideration of the Additional Obligor being accepted as an Intra Group Lender for the purposes of the Intercreditor Agreement, the Additional Obligor also confirms that it intends to be party to the Intercreditor Agreement as an Intra Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement]23.]

7. [Subsidiary] confirms it is a company incorporated in [●] and requests that each Lender considers its Qualifying Lender status in respect of [Subsidiary].

____________

22 Include to the extent that the Security created in the Relevant Documents is expressed to be granted to the Security Agent as trustee for the Secured Parties.

23 Include this paragraph in this Accession Deed if the Subsidiary is also to accede as an Intra Group Lender to the Intercreditor Agreement.

289

8. [Add applicable guarantee limitation language to the extent such guarantee limitation language in Clause 21 (Guarantees and Indemnity) is insufficient for the relevant Additional Obligor].

9. Clauses 41 (Counterparts) and 43 (Enforcement) of the Facilities Agreement are incorporated in this Accession Deed mutatis mutandis.

10. This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS ACCESSION DEED has been signed on behalf of the Security Agent (for the purposes of paragraph 5 above only), signed on behalf of the Company and executed as a deed by [Subsidiary] and is delivered on the date stated above.

[Subsidiary]

[EXECUTED as a DEED by

[Subsidiary] acting by:

____________________________

Director

in the presence of:

Witness: ____________________________

Name: ____________________________

Address: ____________________________

____________________________

Occupation: ____________________________]24

[[EXECUTED as a DEED by

[Subsidiary] acting by its authorised signatory under

the authority of the company, in accordance with the

laws of its jurisdiction of incorporation:

____________________________

Name: ______________________

Title: ______________________]25

____________

24 Use for English Subsidiaries.

25 Use for non-English Subsidiaries.

290

The Company

____________________

For and on behalf of

[Company]

The Agent

___________________________

By: [●]

The Security Agent

___________________________

By: [●]

291

SCHEDULE 7

Form of Resignation Letter

To:	[●] as Agent and [●] as Security Agent for itself and each of the other parties to the Intercreditor Agreement referred to below

From:	[Subsidiary] and [Company]

Dated:	[●]

Dear Sirs

Birkenstock Limited Partner S.à r.l. – Term and Revolving Facilities Agreement dated[●]2024 (as amended) (the "Facilities Agreement")

1. We refer to the Facilities Agreement. This is a Resignation Letter. Terms defined in the Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2. Pursuant to Clause 29.4 (Resignation of an Obligor), we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facilities Agreement and the Finance Documents on [●] (the "Proposed Release Date").

3. We confirm that:

(a) the proposed resignation is being effected in connection with [insert relevant paragraph (i) to (iv) of paragraph (b) of Clause 29.4 (Resignation of an Obligor )];

(b) [no Event of Default is continuing or would result from the acceptance of this request]; [and

(c) this request is given in relation to a Third Party Disposal of [resigning Obligor]]26; [and]

(d) [[●]27].

4. This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

The Company

____________________

For and on behalf of

[Company]

____________

26 Insert where resignation only permitted in case of a Third Party Disposal.

27 Insert any other conditions required by the Facilities Agreement.

292

The Agent

___________________________

By: [●]

The Security Agent

___________________________

By: [●]

293

SCHEDULE 8

Form of Compliance Certificate

To:	[●] as Agent

From:	[Company]

Dated:	[●]

Dear Sirs

Birkenstock Limited Partner S.à r.l. – Term and Revolving Facilities Agreement dated[●]2024 (as amended) (the "Facilities Agreement")

1. We refer to the Facilities Agreement. This is a Compliance Certificate. Terms defined in the Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2. We confirm that in respect of the Testing Period ended on [●] (the "Test Date") the Total Net Leverage Ratio on the Test Date was [●] and the Financial Covenant [has/has not] been complied with.

3. We confirm that the Total Net Leverage Ratio was [●] on the Test Date, therefore:

(a) the Facility B (EUR) Margin should be [●] per cent. per annum;

(b) the Facility B (USD) Margin should be [●] per cent. per annum; and

(c) the Original Revolving Facility Margin should be [●] per cent. per annum.

4. [We confirm that as at the Test Date, the Guarantor Coverage Test set out in Clause 25.8 (Guarantees and Security) [has/has not] been meet.]28

5. So far as the Company is aware, [no Event of Default is continuing][an Event of Default under Clause [●] is continuing].

Yours faithfully,

___________________________

For and on behalf of

[Company]

____________

28 Only include for Compliance Certificate delivered with the Annual Financial Statements.

294

SCHEDULE 9

Timetables

	Term Loans in EUR	Revolving Loans in EUR	Term Loans in USD	Revolving Loans in USD	Revolving Loans in GBP
Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies):	N/A	N/A	N/A	N/A	N/A

Delivery of a duly completed Utilisation Request in accordance with Clause 5.1 (Delivery of a Utilisation Request) or a duly completed Selection Notice in accordance with Clause 13.1 (Selection of Interest Periods and Terms):

	U-3 (or U-1 for any Utilisation on or prior to the Closing Date) 11.00 a.m.	U-2 (or U-1 for any Utilisation on or prior to the Closing Date) 11.00 a.m.	U-3 (or U-1 for any Utilisation on or prior to the Closing Date) 11.00 a.m.	U-3 (or U-1 for any Utilisation on or prior to the Closing Date) 11.00 a.m.	U-3 (or U-1 for any Utilisation on or prior to the Closing Date) 11.00 a.m.
Agent determines (in relation to Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders' participation):	U-3 (or U-1 for any Utilisation on or prior to the Closing Date) 3.00 p.m.	U-2 (or U-1 for any Utilisation on or prior to the Closing Date) 3.00 p.m.	U-3 (or U-1 for any Utilisation on or prior to the Closing Date) 3.00 p.m.	U-3 (or U-1 for any Utilisation on or prior to the Closing Date) 3.00 p.m.	U-3 (or U-1 for any Utilisation on or prior to the Closing Date) 3.00 p.m.
Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders' participation):	U-3 (or U-1 for any Utilisation on or prior to the Closing Date) 4.30 p.m. (or 3.30 p.m. for any Utilisation on or prior to the Closing Date)	U-2 (or U-1 for any Utilisation on or prior to the Closing Date) 4.30 p.m. (or, 3.30 p.m. for any Utilisation on or prior to the Closing Date)	U-3 (or, with respect to EUR, U-1 for any Utilisation on or prior to the Closing Date) 4.30 p.m. (or 3.30 p.m. for any Utilisation on or prior to the Closing Date)	U-3 (or U-1 for any Utilisation on or prior to the Closing Date) 4.30 p.m. (or 3.30 p.m. for any Utilisation on or prior to the Closing Date)	U-3 (or U-1 for any Utilisation on or prior to the Closing Date) 4.30 p.m. (or 3.30 p.m. for any Utilisation on or prior to the Closing Date)
Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency):	-	-	-	-	U-3 9.00 a.m.
Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency):	-	-	-	-	U-3 4.30 a.m.
Agent determines amount of the Loan in Optional Currency in accordance with Clause 33.10 (Change of currency):	U 11.00 a.m.	U 11.00 a.m.	U 11.00 a.m.	U 11.00 a.m.	-
IBOR / Term SOFR is fixed:	EURIBOR Quotation Day as of 11.00 a.m.	EURIBOR: Quotation Day as of 11.00 a.m.	Term SOFR: Quotation Day as of 11.00 a.m.	Term SOFR: Quotation Day as of 11.00 a.m.	N/A

"U" = the Utilisation Date

"U-X" = X Business Days prior to the Utilisation Dat

295

SCHEDULE 10

Agreed Security Principles

1.	Agreed Security Principles

(a)

The guarantees and security to be provided under the Finance Documents will be given in accordance with the security principles set out in this Schedule 10 (the "Agreed Security Principles"). This Schedule 10 identifies the Agreed Security Principles and addresses the manner in which the Agreed Security Principles will impact on and determine the extent and terms of the guarantees and security proposed to be provided under any Finance Document.

(b)

The Agreed Security Principles embody the recognition by all parties that there may be certain legal and practical difficulties in obtaining effective or commercially reasonable guarantees and/or security from all relevant members of the Group in each jurisdiction in which it has been agreed that guarantees and security will be granted by those members. In particular:

(i)

general legal and statutory limitations, regulatory restrictions, financial assistance, anti-trust and other competition authority restrictions, corporate benefit, fraudulent preference, equitable subordination, "transfer pricing", "thin capitalisation", "earnings stripping", "controlled foreign corporation" and other tax restrictions, "exchange control restrictions", "capital maintenance" rules and "liquidity impairment" rules, tax restrictions, retention of title claims, employee consultation or approval requirements and similar principles may limit the ability of a member of the Group to provide a guarantee or security or may require that the guarantee or security be limited as to amount or otherwise and, if so, the guarantee or security will be limited accordingly provided that, to the extent requested by the Security Agent before signing any applicable security or accession document, the relevant member of the Group shall use reasonable endeavours (but without incurring material cost and without adverse impact on relationships with third parties) to overcome any such obstacle or otherwise such guarantee or security document shall be subject to such limit;

(ii)

a key factor in determining whether or not (and the terms on which) a guarantee or security will be taken (and in respect of the security, the extent of its perfection and/or registration) is the applicable time and cost (including adverse effects on taxes, interest deductibility, stamp duty, registration costs and taxes, notarial costs, translation costs and all applicable legal and notarial fees and adverse effects on the ability of the Group to obtain or maintain local facilities or other financing arrangements, including any factoring or similar arrangement in each case permitted under this Agreement) which will not be disproportionate to the benefit accruing to the Finance Parties of obtaining such guarantee or security;

(iii)

members of the Group will not be required to give guarantees or enter into security documents if they are not wholly owned by another member of the Group or if it is not within the legal capacity of the relevant members of the Group or if it would conflict with the fiduciary or statutory duties of their Officers or contravene any applicable legal, regulatory or contractual prohibition or restriction or have the potential to result in a material risk of personal or criminal liability for any Officer of or for any member of the Group provided that, to the extent requested by the Security Agent before signing any applicable security document or accession document, the relevant member of the Group shall use reasonable endeavours (but without incurring material cost and without adverse impact on relationships with third parties) to overcome any such obstacle or otherwise such guarantee or security document shall be subject to such limit;

296

(iv)

guarantees and security will be limited so that the aggregate of notarial costs and all registration and like taxes and duties relating to the provision of security will not exceed an amount to be agreed between the Company and the Security Agent;

(v)

where a class of assets to be secured includes material and immaterial assets, if the cost of granting security over the immaterial assets is disproportionate to the benefit of such security, security will be granted over the material assets only;

(vi)	it is expressly acknowledged that it may be either impossible or impractical to create security over certain categories of assets in which event security will not be taken over such assets;

(vii)

any asset subject to a legal requirement, contract, lease, licence, instrument, regulatory constraint (including any agreement with any government or regulatory body) or other third party arrangement (other than restrictions contained in the constitutional documents of a member of the Group or in any intra-Group loan agreement), which may prevent or condition the asset from being charged, secured or being subject to the applicable security document (including requiring a consent of any third party, supervisory board or works council (or equivalent)) and any asset which, if subject to the applicable security document, would give a third party the right to terminate or otherwise amend any rights, benefits and/or obligations with respect to any member of the Group in respect of the asset or require the relevant chargor to take any action materially adverse to the interests of the Group or any member thereof, in each case will be excluded from a guarantee or security document;

(viii)

the giving of a guarantee, the granting of security and the registration and/or the perfection of the security granted will not be required if it would have a material adverse effect on the ability of the relevant member of the Group to conduct its operations and business in the ordinary course as otherwise permitted by the Finance Documents (including dealing with the secured assets and all contractual counterparties or amending, waiving or terminating (or allowing to lapse) any rights, benefits or obligations, in each case prior to a Declared Default which is continuing), and any requirement under the Agreed Security Principles to seek consent of any person or take or not take any other action shall be subject to this sub-paragraph (viii);

(ix)	any security document will only be required to be notarised if required by law in order for the relevant security to become effective or admissible in evidence;

(x)

no guarantee or security will be required to be given by or over any Acquired Person or Asset (and no consent shall be required to be sought with respect thereto) which are required to support Acquired Indebtedness to the extent such Acquired Indebtedness is permitted by this Agreement to remain outstanding after an acquisition. No member of a target group or other entity acquired pursuant to an acquisition permitted by this Agreement shall be required to become a Guarantor or grant security with respect to the Facilities if prevented by the terms of the documentation governing that acquired indebtedness (including Acquired Indebtedness or any Refinancing Indebtedness in respect of such Acquired Indebtedness) or if becoming a Guarantor or the granting of any security would give rise to an obligation (including any payment obligation) under or in relation thereto; no security will be granted over any asset secured for the benefit of any Permitted Indebtedness and/or to the extent constituting a Permitted Lien unless specifically required by a Finance Document to the contrary;

297

(xi)

to the extent possible and unless required by applicable law, there should be no action required to be taken in relation to the guarantees or security when any lender assigns or transfers any of its participation to a new lender (and, unless explicitly agreed to the contrary in this Agreement, no member of the Group shall bear or otherwise be liable for any taxes, any notarial, registration or perfection fees or any other costs, fees or expenses that result from any assignment or transfer by a Finance Party);

(xii)	no title investigations or other diligence on assets will be required and no title insurance will be required;

(xiii)

security will not be required over any assets subject to security in favour of a third party (other than in relation to security under general business conditions of account banks which do not prohibit or prevent the creation of Transaction Security over such accounts) or any cash constituting regulatory capital or customer cash (and such assets or cash shall be excluded from any relevant security document);

(xiv)

to the extent legally effective, all security will be given in favour of the Security Agent and not the secured creditors individually (with the Security Agent to hold one set of security documents for all the Finance Parties); "parallel debt" provisions will be used where necessary (and included in the Intercreditor Agreement and not the individual security documents); no member of the Group will be required to take any action in relation to any guarantees or security as a result of any assignment or transfer by a Lender;

(xv)

guarantees and security will not be required from or over the assets of, any joint venture or similar arrangement, any minority interest or any member of the Group that is not wholly-owned by another member of the Group;

(xvi)

each security document shall be deemed not to restrict or condition any transaction permitted under this Agreement or the Intercreditor Agreement and the security granted under each security document shall be deemed to be subject to these Agreed Security Principles, before and after the execution of the relevant security document and creation of the relevant security;

(xvii)	no security may be provided on terms which are inconsistent with the turnover or sharing provisions in the Intercreditor Agreement;

(xviii)

the Secured Parties (or any agent or similar representative appointed by them at the relevant time) will not be able to exercise any power of attorney or set-off granted to them under the terms of the Finance Documents prior to the occurrence of a Declared Default which is continuing;

(xix)

no guarantee or security shall guarantee or secure any "Excluded Swap Obligations" defined in accordance with the LSTA Market Advisory Update dated February 15, 2013 entitled "Swap Regulations' Implications for Loan Documentation", and any update thereto by the LSTA;

(xx)

other than a general filing relating to a floating charge or blanket lien, no perfection, filing or other action will be required with respect to assets of a type not owned by members of the Group or not in a Guarantor Jurisdiction or otherwise over the shares of a member of the Group not located in a Guarantor Jurisdiction; and

(xxi)

no translation of any document relating to any security or any asset subject to any security will be required to be prepared or provided to the Secured Parties, unless (i) required for such documents to become effective or admissible in evidence and (ii) a Declared Default is continuing.

298

(c)	Notwithstanding any term of any Finance Document, no loan or other obligation of any US Obligor under any Finance Document may be, directly or indirectly:

	(i)	guaranteed by a CFC or by a FSHCO, or guaranteed by a Subsidiary of a CFC or FSHCO;

	(ii)	secured by any assets of a CFC, FSHCO or a Subsidiary of a CFC or a FSHCO (including any CFC or FSHCO equity interests held directly or indirectly by a CFC or FSHCO);

	(iii)	secured by a pledge or other security interest in equity interests in a CFC or a FSHCO in excess of sixty-five (65) per cent. of such equity interests of a CFC or FSHCO;

(iv)

secured by (A) leasehold interests in real property, unless otherwise elected by such US Obligor in its sole discretion, including any requirement to obtain any landlord or other third party waivers, estoppels, consents or collateral access letters, (B) fee-owned real property, (C) motor vehicles, airplanes and other assets subject to certificates of title, (D) letter of credit rights (other than supporting obligations), (E) commercial tort claims, (F) cash and deposit, securities and commodity accounts, other than to the extent constituting proceeds of collateral that are not otherwise excluded assets, (G) any assets to the extent the security in such assets could, as determined by such US Obligor (acting reasonably and in good faith), result in material adverse US tax, accounting or regulatory consequences to any member of the Group or any of its direct or indirect owners (including the Investors), (H) equity interests issued by, or assets of, unrestricted subsidiaries, immaterial subsidiaries, broker-dealer subsidiaries, not-for-profit subsidiaries, special purpose entities, receivables subsidiaries and captive insurance subsidiaries, (I) equity interests issued by, or assets of, any person other than a material wholly-owned subsidiary incorporated in a Guarantor Jurisdiction, (J) a security interest to the extent the burden or cost (including adverse tax, regulatory or accounting consequences) of granting or perfecting such security interest outweighs the benefit of such security to the Secured Parties as determined by such US Obligor (acting reasonably and in good faith), (K) intent-to-use trademark applications prior to the filing of a statement of use, (L) any lease, license, permit, franchise, charter, authorization or agreement (and the assets subject thereto at the time of the acquisition of such assets) to the extent that a grant of a security interest therein would violate or invalidate such lease, license, permit, franchise, charter, authorization or agreement or result in the creation of a security interest thereunder or create a right of termination in favor of any other party thereto (other than a member of the Group) or otherwise require consent thereunder (provided that there shall be no obligation to obtain such consent) (after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code), in each case excluding the proceeds thereof which are not otherwise excluded assets, (M) property subject to a purchase money agreement, capital lease or similar arrangement to the extent the creation of a security interest therein is prohibited thereby or creates a right of termination in favor of any other party thereto or otherwise requires third-party consent thereunder (other than a member of the Group), in each case excluding the proceeds thereof which are not otherwise excluded assets, (N) any assets located or titled outside of the U.S. or assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets, including any intellectual property registered in any non-U.S. jurisdiction (and no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction shall be required), (O) margin stock, (P) any property or assets, a security interest in which (x) is prohibited by law (including all applicable laws and regulations restricting assignments of, and security interests in, government receivables) or agreement binding on such property or asset at the time of its acquisition, (y) could require governmental or other third party consent pursuant to such agreement, approval, license or authorization (unless such consent, approval, license or authorization has been received; provided that there shall be no obligation to obtain such consent) or (z) would create a right of termination in favor of any government or third party, in each case after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law and (Q) any assets with respect to which granting a security interest in such assets could result in a material adverse effect on the ability of the Group to conduct its operations and business in the ordinary course as otherwise permitted by the Finance Documents, excluding the proceeds thereof (to the extent not otherwise constituting excluded assets); or

299

(v)

guaranteed by any other Subsidiary or secured by a pledge of or security interest in any other Subsidiary or other asset, if it could, as determined by the Company (acting reasonably and in good faith), result in material adverse US tax, accounting or regulatory consequences to any member of the Group or any of its direct or indirect owners (including the Investors).

(d)

For the purposes of the grant of security under the laws of the Province of Quebec which may now or in the future be required to be provided by any Obligor incorporated in Canada or any successor thereto, as part of its duties as the Security Agent, is hereby irrevocably authorized and appointed to act as the hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) for all Secured Parties in order to hold any hypothec granted under the laws of the Province of Quebec pursuant to a deed of hypothec as security for any obligations of any member of the Group under any of the Finance Documents and to exercise such rights and duties as are conferred upon a hypothecary representative under the relevant deed of hypothec and applicable laws (with the power to delegate any such rights or duties). The execution prior to the date hereof by the Security Agent of any deed of hypothec made pursuant to the laws of the Province of Quebec, is hereby ratified and confirmed. In the event of the resignation and appointment of a successor Security Agent such successor Security Agent shall also act as the successor hypothecary representative on behalf of all Secured Parties under each deed of hypothec without any further documentation or other formality being required to evidence the appointment of the successor hypothecary representative (subject to the registration of a notice of replacement as required by Article 2692 of the Civil Code of Québec). Notwithstanding any provision herein to the contrary, this provision shall be governed and construed in accordance with the laws of the Province of Quebec

(e) The limitations described in paragraph (c) above shall not apply to the Original Guarantors (or their successors).

2.	Guarantees

Subject to the guarantee limitations set out in the Finance Documents, each guarantee will be an upstream, cross-stream and downstream guarantee for all liabilities of the Obligors under the Finance Documents in accordance with, and subject to, the requirements of these Agreed Security Principles in each relevant jurisdiction (references to "security" to be read for this purpose as including guarantees). Security documents will secure the guarantee obligations of the relevant security provider or, if such security is provided on a third party basis, all liabilities of the Obligors under the Finance Documents, in each case in accordance with, and subject to, the requirements of these Agreed Security Principles in each relevant jurisdiction.

3.	Governing Law and Scope

(a)

The guarantees and security to be provided in respect of the Facilities in accordance with the Agreed Security Principles are only to be given by Guarantors which are incorporated in the Guarantor Jurisdictions. No security or guarantees shall be required to be given by (or over the shares or investments in) (i) any entity not incorporated in a Guarantor Jurisdiction or (ii) any joint venture or similar arrangement, any minority interest or any member of the Group that is not wholly owned by another member of the Group.

300

(b)

All security (other than share security) will be governed by the law of, and secure only assets located in, the jurisdiction of incorporation of the applicable grantor of the security and no action in relation to security (including any perfection step, further assurance step, filing or registration) will be required in jurisdictions where the grantor of the security is not incorporated. Share security over any subsidiary will be governed by the law of the place of incorporation of that subsidiary. Any security over a structural intercompany receivable will be, at the option of the Company, governed by the governing law of such structural intra-group loan document or English law.

4.	Terms of Security Documents

The following principles will be reflected in the terms of any security taken in connection with the Facilities:

	(a)	security will not be enforceable or crystallise until the occurrence of a Declared Default which is continuing;

(b)

the beneficiaries of the security or any Agent will only be able to exercise a power of attorney following the occurrence of a Declared Default which is continuing (and, with respect to any security over shares, stocks or partnership interests of an Obligor incorporated or organized in the United States, following five (5) Business Days' prior written notice to the pledgor of such shares, stocks or partnership interests that the beneficiary of the security or Agent is exercising such rights);

	(c)	the security documents should only operate to create security rather than to impose new commercial obligations or repeat clauses in other Finance Documents; accordingly:

(i)

they should not contain additional representations, undertakings or indemnities (including in respect of insurance, information, maintenance or protection of assets, further assurance or the payment of fees, costs and expenses) unless required for the creation or perfection of security under applicable law; and

(ii)

nothing in any security document shall (or be construed to) prohibit any transaction, matter or other step (or a grantor of security taking or entering into the same) or dealing in any manner whatsoever in relation to any asset (including all rights, claims, benefits, proceeds and documentation, and contractual counterparties in relation thereto) the subject of (or expressed to be the subject of) the security agreement if permitted by the terms of the other Finance Documents (and accordingly to such extent, the Security Agent shall promptly effect releases, confirmations, consents to deal or similar steps always at the cost of the relevant grantor of the security);

(d)

no security will be granted over parts, stock, moveable plant, equipment or receivables if it would require labelling, segregation or periodic listing or specification of such parts, stock, moveable plant, equipment or receivables;

	(e)	perfection will not be required in respect of (i) vehicles and other assets subject to certificates of title or (ii) letter of credit rights and tort claims (or the local law equivalent);

	(f)	in no event shall control agreements (or perfection by control or similar arrangements) be required with respect to any assets (including deposit or securities accounts);

301

(g)

security will, where possible and practical, automatically create security over future assets of the same type as those already secured; where local law requires supplemental pledges, lists of assets or notices to be delivered in respect of future acquired assets in order for effective security to be created over that class of asset, such supplemental pledges, lists of assets or notices will be provided only upon request of the Security Agent and at intervals no more frequent than annually;

(h)

each security document must contain a clause which records that if there is a conflict between the security document and this Agreement or the Intercreditor Agreement then (to the fullest extent permitted by law) the provisions of this Agreement or (as applicable) the Intercreditor Agreement will take priority over the provisions of the security document (and that, if requested to do so by (and at the cost of) the Company, the Security Agent will enter into such amendments, waivers or consents as are necessary to remove such conflict); and

	(i)	each security document must contain a clause substantially similar to the following:

Notwithstanding anything to the contrary in this Agreement but without prejudice to the creation or perfection of any security interest under this Agreement, the terms of this Agreement shall not operate or be construed so as to prohibit or restrict any transaction, matter or other step (or the [security grantor] taking or entering into the same or dealing in any manner whatsoever in relation to any asset (including all rights, claims, benefits, proceeds and documentation, and contractual counterparties in relation thereto)) permitted by the [Debt Documents] (as defined in the Intercreditor Agreement) (other than this Agreement), and the Security Agent shall promptly enter into such documentation and/or take such other action in relation to this Agreement as is required by the [security grantor] (acting reasonably) in order to facilitate any such transaction, matter or other step, including by way of executing any confirmation, consent to dealing, release or other similar or equivalent document, or returning any physical collateral.

5.	Bank Accounts

(a)

If an Obligor grants security over its material current bank accounts it will be free to deal, operate and transact business in relation to those accounts (including opening and closing accounts) until the occurrence of a Declared Default which is continuing. For the avoidance of doubt, there will be no "fixed" security over bank accounts, cash or receivables or any obligation to hold or pay cash or receivables in a particular account until the occurrence of a Declared Default which is continuing.

(b)

Subject to paragraph (c), no notice of security may be prepared or served on and consent to the security requested from, the account bank until the occurrence of a Declared Default which is continuing.

(c)

If an Obligor grants security over its material current bank accounts (and (x) the giving of notice of security is market practice in the relevant jurisdiction and (y) it is possible to give such notice of security without disrupting the operation of the account(s) in question, in each case as determined by the Company in its sole discretion), notice of the security will be served on the account bank in relation to applicable accounts within ten (10) Business Days from (and excluding) the date of the security document (or accession thereto) and the applicable grantor of the security will use its reasonable endeavours to obtain an acknowledgement of that notice within twenty (20) Business Days of service. If the grantor of the security has used its reasonable endeavours but has not been able to obtain acknowledgement or acceptance its obligation to obtain acknowledgement will cease on the expiry of that twenty (20) Business Day period. Irrespective of whether notice of the security is required for perfection, if the service of notice would prevent any member of the Group from using a bank account in the course of its business no notice of security will be served until the occurrence of a Declared Default which is continuing.

302

(d)

Any security over bank accounts will be subject to any security interests in favour of the account bank which are created either by law or in the standard terms and conditions of the account bank. No member of the Group will be required to change its banking arrangements or standard terms and conditions in connection with the granting of bank account security.

(e)

If required under applicable local law, security over bank accounts will be registered subject to the general principles set out in these Agreed Security Principles following the occurrence of a Declared Default which is continuing.

6.	Fixed assets

Without prejudice to the Overriding Principle, if an Obligor grants security over its material fixed assets it will be free to deal with those assets in the course of its business until the occurrence of a Declared Default which is continuing. No notice, whether to third parties or by attaching a notice to the fixed assets, will be prepared or given until the occurrence of a Declared Default which is continuing. No list of fixed assets shall be required.

7.	Insurance policies

(a)

If an Obligor grants security over its material insurance policies (excluding any third party liability or public liability insurance and any directors and officers insurance in respect of which claims thereunder may be mandatorily prepaid, provided that the relevant insurance policy allows security to be so granted), notice of any security interest over insurance policies will only be served on an insurer of the Group assets upon written request of the Security Agent, which may only be given after the occurrence of a Declared Default which is continuing.

(b)

Prior to a Declared Default which is continuing, no loss payee or other endorsement will be made on the insurance policy, no insurance certificates shall be required to be delivered to any Secured Party and no Secured Party will be named as co-insured.

8.	Intellectual property

No fixed security shall be granted over intellectual property prior to a Declared Default which is continuing provided that a floating charge and/or all asset security shall be granted over intellectual property to the extent required pursuant to paragraph 12 (The Overriding Principle) below provided further that:

(b) no security will be granted over any intellectual property which cannot be secured under the terms of the relevant licensing agreement;

(c)

without prejudice to the Overriding Principle, if security is granted over the relevant material intellectual property, the grantor shall be free to deal with, use, licence and otherwise commercialise those assets in the course of its business (including allowing its intellectual property to lapse if no longer material to its business) until a Declared Default which is continuing; and

(d)

notice of any security interest over intellectual property will only be served on a third party from whom intellectual property is licensed upon written request of the Security Agent, which may only be given after the occurrence of a Declared Default which is continuing. No intellectual property security will be required to be registered under the law of that security document, the law where the grantor is regulated, or at any relevant supranational registry. Security over intellectual property rights will be taken on an "as is, where is" basis and the Group will not be required to procure any changes to, or corrections of filings on, external registers.

303

9.	Receivables

Without prejudice to the Overriding Principle, if an Obligor grants security over any of its receivables it will be free to deal with, amend, waive or terminate those receivables in the course of its business until the occurrence of a Declared Default which is continuing (and, with respect to any receivables of an Obligor incorporated or organized in the United States, following five (5) Business Days' prior written notice to such Obligor that the beneficiary of the security or Agent is exercising such rights). No notice of security may be prepared or served until the occurrence of a Declared Default which is continuing (other than security over the structural intercompany receivables). No list of receivables shall be required. If required under local law, security over receivables will be registered subject to the general principles set out in these Agreed Security Principles following the occurrence of a Declared Default which is continuing.

10.	Real estate

No security shall be granted over real property.

11.	Shares

(a)

Security over shares, stocks or partnership interests granted by an Obligor will be limited to those over a wholly-owned Obligor incorporated in a Guarantor Jurisdiction. For the avoidance of doubt, no security shall be required to be granted by, or over the shares in, entities which are not wholly-owned Obligors incorporated in a Guarantor Jurisdiction.

(b)

Until a Declared Default is continuing, the legal title of the shares will remain with the relevant grantor of the security (unless transfer of title on granting such security is customary in the applicable jurisdiction (as agreed between the legal counsel of the Group and the legal counsel of the Agent in the relevant jurisdiction)) and any grantor of share security will be permitted to retain and to exercise voting rights and powers in relation to any shares and other related rights charged by it and receive, own and retain all assets and proceeds in relation thereto without restriction or condition. With respect to any company incorporated in Germany, the voting rights and powers in relation to the shares in such company will remain with the grantor of the security at all times.

(c)

With respect to the shares in any member of the Group that have been pledged pursuant to a Transaction Security Document, where customary and applicable as a matter of law, the applicable share certificate (or other documents evidencing title to the relevant shares) and a stock transfer form executed in blank (or applicable law equivalent) will be provided to the Security Agent:

(i)

(with respect to any Transaction Security Document entered into pursuant to Part I of Schedule 2 (Conditions Precedent)), as soon as reasonably practicable following the Closing Date (and taking into account any stamping requirements in respect of any stock transfer form (or applicable law equivalent)); and

(ii)

(with respect to any other Transaction Security Document), as soon as reasonably practicable following execution (and taking into account any stamping requirements in respect of any stock transfer form (or applicable law equivalent)) of that Transaction Security Document.

12.	The Overriding Principle

(a) The Parties agree that the overriding intention is for security in respect of the Secured Debt Documents (other than the Topco Finance Documents) only be granted as follows:

304

(i)

the Day 1 Third Party Security Provider and the Original Obligors will grant the security contemplated by paragraph 2 of Part I (Conditions Precedent to first Utilisation) of Schedule 2 (Conditions Precedent));

		(ii)	each security over shares as contemplated by 25.11 (Conditions Subsequent); and

		(iii)	each wholly owned Guarantor incorporated in a Guarantor Jurisdiction will grant security over any shares it holds in any wholly owned Guarantor incorporated in a Guarantor Jurisdiction,

(this paragraph (a) being the "Overriding Principle").

(b)

Save as described in paragraph (a) above, no other security will be granted and for the avoidance of doubt, save as set out in paragraph (a) above, no member of the Group shall be required to grant a floating charge (or any floating "all asset" or similar security interest, however described) over its assets located in any jurisdiction.

13.	Voluntary Credit Support

(a)

If, in accordance with this Schedule 10, a person is not required to grant any guarantee or to grant security over an asset, the Company may, in its sole discretion, elect to (or to procure that such person will) grant such guarantee or security ("Voluntary Credit Support").

(b)

Each Secured Party shall be required to accept such Voluntary Credit Support and shall enter into any document requested by Obligors' Agent to create, perfect, register or notify third parties of such Voluntary Credit Support on such terms as the Company shall, in its sole discretion, elect.

14.	Amendment

In the event of any conflict or inconsistency between any term of these Agreed Security Principles and any term of a Transaction Security Document, the Secured Parties authorise, instruct and direct the Security Agent to, and the Security Agent shall promptly (at the option and upon request of the Obligors' Agent) (i) enter into such amendments to such Transaction Security Document or (ii) release and terminate such Transaction Security Document and enter into a replacement Transaction Security Document on such amended terms, in each case as shall be necessary or desirable to cure such conflict or inconsistency.

305

SCHEDULE 11

Form of Increase Confirmation

To:	[●] as Agent, [●] as Security Agent, and [●] as Obligors' Agent, for and on behalf of each Obligor

From:	[Increase Lender] (the "Increase Lender")

Dated:	[●]

Dear Sirs

Birkenstock Limited Partner S.à r.l. – Term and Revolving Facilities Agreement dated [●] 2024 (as amended) (the "Facilities Agreement")

1.

We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This agreement (the "Agreement") shall take effect as an Increase Confirmation for the purpose of the Facilities Agreement and as a "[Creditor/Agent Accession Undertaking]" for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 2.3 (Increase) of the Facilities Agreement.

3.

The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the "Relevant Commitment") as if it was an Original Lender under the Facilities Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the "Increase Date") is [●].

5.	On the Increase Date, the Increase Lender becomes party to:

(a) the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b) the Intercreditor Agreement as a Senior Lender.

6.	The Facility Office and address, electronic mail address and attention details for notices to the Increase Lender for the purposes of Clause 35.2 (Addresses) are set out in the Schedule.

7.	The Increase Lender confirms that is:

(a) in respect of Germany:

(i) [not a German Qualifying Lender];

(ii) [a German Qualifying Lender (other than a German Treaty Lender)]; or

(iii) [a German Treaty Lender (on the assumption that all procedural formalities have been completed)];[29]

(b) in respect of the US:

(i) [not a US Qualifying Lender; or]

_________________________

[29]	Delete as applicable. Each Increase Lender is required to confirm which of these categories it falls within.

306

		(ii)	[a US Qualifying Lender;][30]

	(c)	in respect of Luxembourg;

		(i)	[not a Luxembourg Qualifying Lender];

		(ii)	[a Luxembourg Qualifying Lender (other than a Luxembourg Treaty Lender)]; or

		(iii)	[a Luxembourg Treaty Lender (on the assumption that all procedural formalities have been completed)][31];

	(d)	in respect of the Netherlands;

		(i)	[not a Dutch Qualifying Lender];

		(ii)	[a Dutch Qualifying Lender (other than a Dutch Treaty Lender)]; or

		(iii)	[a Dutch Treaty Lender (on the assumption that all procedural formalities have been completed)];[32] or

	(e)	in respect of each Other Tax Jurisdiction:

		(i)	[not an Other Qualifying Lender;]

		(ii)	[an Other Qualifying Lender (other than an Other Treaty Lender); or]

		(iii)	[an Other Treaty Lender (on the assumption that all procedural formalities have been completed).][33]

8.

The Increase Lender confirms that it [is]/[is not][34] incorporated or established in (including through a permanent establishment) or acting through a Facility Office situated in a Dutch Low Tax Jurisdiction.

9.	The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in paragraph (f) of Clause 2.3 (Increase).

10.	The Increase Lender confirms that it is not a member of the Group / Investor Affiliate.

11.	[The Increase Lender confirms that it [is]/[is not] a Rated Bank.][35]

12.	The Increase Lender confirms that it [is]/[is not] an Industry Competitor.

13.	The Increase Lender confirms that it [is]/[is not] a Defaulting Lender.

14.	The Increase Lender confirms that it [is]/[is not] a Loan to Own/Distressed Investor.

15.	The Increase Lender confirms that it [is]/[is not] a Disqualified Lender.

16.

[The Increase Lender hereby confirms that it has received a copy of each of the Transaction Security Documents which are governed by German law and are pledges, is aware of their contents and hereby expressly consents to the declarations of the Security Agent made on behalf of the Increase Lender as future pledgee in such Transaction Security Documents.]

_______________________________

[30]	Delete as applicable. Each Increase Lender is required to confirm which of these categories it falls within.
[31]	Delete as applicable. Each Increase Lender is required to confirm which of these categories it falls within
[32]	Delete as applicable. Each Increase Lender is required to confirm which of these categories it falls within
[33]	Delete as applicable. Each Increase Lender is required to confirm which of these categories it falls within.
[34]	Delete as applicable.
[35]	Include only if the transfer includes the transfer of a Revolving Facility Commitment/a participation in a Revolving Facility/ a transfer of Available Commitments.

307

17.

[The Increase Lender expressly confirms that it [can/cannot] exempt the Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other law as provided for in paragraph (d) of Clause 30.1 (Appointment of the Agent).]

18.

We refer to clause [21.2] (Change of Secured Creditors) of the Intercreditor Agreement. In consideration of the Increase Lender being accepted as a "[Senior Lender]" for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the Increase Lender confirms that, as from the Increase Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

19.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

20.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

21.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note: The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

308

SCHEDULE TO THE INCREASE CONFIRMATION

RELEVANT COMMITMENT/RIGHTS AND OBLIGATIONS

TO BE ASSUMED BY THE INCREASE LENDER

[insert relevant details]

[Facility office address, electronic mail address and attention details for notices and account details for payments]

[Increase Lender]

By:_________________________________

This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Agent, and as a [Creditor/Agent Accession Undertaking] for the purposes of the Intercreditor Agreement by the Security Agent and the Increase Date is confirmed as [●].

[Agent]

By:_________________________________

[Security Agent]

By:_________________________________

309

SCHEDULE 12

Forms of Notifiable Debt Purchase Transaction Notice

Part I

Form of Notice on Entering into Notifiable Debt Purchase Transaction

To:	[●] as Agent

From:	[The Lender]

Dated:	[●]

Dear Sirs

Birkenstock Limited Partner S.à r.l. – Term and Revolving Facilities Agreement dated [●] 2024 (as amended) (the "Facilities Agreement")

1.

We refer to paragraph (h) of Clause 28 (Debt Purchase Transactions) of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	We have entered into a Notifiable Debt Purchase Transaction.

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below:

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Base Currency)
[Facility B (EUR) Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]
[Facility B (USD) Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]
[Revolving Facility Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]
[Additional Facility Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:_________________________________

310

Part II

Form of Notice on Termination of Notifiable Debt Purchase Transaction

To:	[●] as Agent

From:	[The Lender]

Dated:	[●]

Dear Sirs

Birkenstock Limited Partner S.à r.l. – Term and Revolving Facilities Agreement dated [●] 2024 (as amended) (the "Facilities Agreement")

1.

We refer to paragraph (i) of Clause 28 (Debt Purchase Transactions) of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [●] has [terminated]/ [ceased to be with a member of the Group / Investor Affiliate].

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below:

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Base Currency)
[Facility B (EUR) Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]
[Facility B (USD) Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]
[Revolving Facility Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]
[Additional Facility Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:_________________________________

Obligors' Agent

____________________

authorised signatory for [Obligors' Agent]

311

SCHEDULE 13

Forms of Additional Facility Notifications

Part I

Form of Additional Facility Lender Accession Notice

To:	[●] as Agent and [●] as Security Agent

From:	[New Additional Facility Lender]

Dated:	[●]

Dear Sirs

Birkenstock Limited Partner S.à r.l. – Term and Revolving Facilities Agreement dated [●] 2024 (as amended) (the "Facilities Agreement")

1.

We refer to the Facilities Agreement. This is an Additional Facility Lender Accession Notice for the purpose of the Facilities Agreement and a "[Creditor/Agent Accession Undertaking]" for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in this Additional Facility Lender Accession Notice unless given a different meaning in this Additional Facility Lender Accession Notice.

2.

[Name of Additional Facility Lender] (the "New Additional Facility Lender") of [address/registered office] agrees to become an Additional Facility Lender and to be bound by the terms of the Facilities Agreement as a Lender under [insert details of relevant Additional Facility].

3.

On the date the Additional Facility referred to above becomes effective in accordance with Clause 2.2 (Additional Facilities) of the Facilities Agreement (the "Effective Date"), the New Additional Facility Lender shall become:

(a) party to the Facilities Agreement as a Lender; and

(b) party to the Intercreditor Agreement as a Senior Lender (as defined therein).

4.

In consideration of the New Additional Facility Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Additional Facility Lender confirms that, as from the Effective Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

5.

The New Additional Facility Lender assumes all the rights and obligations of a Lender in relation to the Commitments under the Facilities Agreement specified in the schedule to this Additional Facility Lender Accession Notice (the "Schedule") in accordance with the terms of the Facilities Agreement.

6.	The administrative details of the New Additional Facility Lender for the purposes of the Facilities Agreement and the Intercreditor Agreement are as follows:

Address: [●]

Electronic mail address: [●]

Attention: [●]

312

[insert any other relevant details (if any)]

7.	The New Additional Facility Lender confirms that it is:

	(a)	in respect of Germany:

		(i)	[not a German Qualifying Lender];

		(ii)	[a German Qualifying Lender (other than a German Treaty Lender)]; or

		(iii)	[a German Treaty Lender (on the assumption that all procedural formalities have been completed)];[36]

	(b)	in respect of the US:

		(i)	[not a US Qualifying Lender; or]

		(ii)	[a US Qualifying Lender];[37]

	(c)	in respect of Luxembourg;

		(i)	[not a Luxembourg Qualifying Lender];

		(ii)	[a Luxembourg Qualifying Lender (other than a Luxembourg Treaty Lender)]; or

		(iii)	[a Luxembourg Treaty Lender (on the assumption that all procedural formalities have been completed)];[38]

	(d)	in respect of the Netherlands;

		(i)	[not a Dutch Qualifying Lender];

		(ii)	[a Dutch Qualifying Lender (other than a Dutch Treaty Lender)]; or

		(iii)	[a Dutch Treaty Lender(on the assumption that all procedural formalities have been completed)]; or

	(e)	in respect of each Other Tax Jurisdiction:

		(i)	[not an Other Qualifying Lender;]

		(ii)	[an Other Qualifying Lender (other than an Other Treaty Lender); or]

		(iii)	[an Other Treaty Lender (on the assumption that all procedural formalities have been completed).][39]

8.

The New Additional Facility Lender confirms that it [is]/[is not][40] incorporated or established in (including through a permanent establishment) or acting through a Facility Office situated in a Dutch Low Tax Jurisdiction.

____________________________

[36]	Delete as applicable. Each New Additional Facility Lender is required to confirm which of these categories it falls within.
[37]	Delete as applicable. Each New Additional Facility Lender is required to confirm which of these categories it falls within.
[38]	Delete as applicable. Each New Additional Facility Lender is required to confirm which of these categories it falls within.
[39]	Delete as applicable. Each New Additional Facility Lender is required to confirm which of these categories it falls within.
[40]	Delete as applicable

313

9.	[The New Additional Facility Lender confirms that it [is]/[is not] a Rated Bank.][41]

10.	The New Additional Facility Lender confirms that it [is]/[is not] an Industry Competitor.

11.	The New Additional Facility Lender confirms that it [is]/[is not] a Defaulting Lender.

12.	The New Additional Facility Lender confirms that it [is]/[is not] a Loan to Own/Distressed Investor.

13.	The New Additional Facility Lender confirms that it [is]/[is not] a Disqualified Lender.

14.

[The New Additional Facility Lender hereby confirms that it has received a copy of each of the Transaction Security Documents which are governed by German law and are pledges, is aware of their contents and hereby expressly consents to the declarations of the Security Agent made on behalf of the New Additional Facility Lender as future pledgee in such Transaction Security Documents.]

15.

[The New Additional Facility Lender expressly confirms that it [can/cannot] exempt the Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other law as provided for in paragraph (d) of Clause 30.1 (Appointment of the Agent).]

16.	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

17.

This Additional Facility Lender Accession Notice has been executed and delivered as a deed on the date stated at the beginning of this Additional Facility Lender Accession Notice and is governed by English law.

_________________________

[41]	Include only if the transfer includes the transfer of a Revolving Facility Commitment/a participation in a Revolving Facility/ a transfer of Available Commitments.

314

THE SCHEDULE TO THE ADDITIONAL FACILITY LENDER ACCESSION NOTICE

COMMITMENT TO BE ASSUMED

[insert relevant details]

[Facility office address, electronic mail address and attention details for notices and account details for payments]

[New Additional Facility Lender]

By:_________________________________

This Additional Facility Lender Accession Notice is accepted by the Agent and the Security Agent and the accession Effective Date is confirmed by the Agent as [●].

[Agent]

By:_________________________________

[Security Agent]

By:_________________________________

315

Part II

Form of Additional Facility Notice

To:	[●] as Agent

From:	[The Obligors' Agent], [Borrower] and [Additional Facility Lenders]

Dated:	[●]

Dear Sirs

Birkenstock Limited Partner S.à r.l. – Term and Revolving Facilities Agreement dated [●] 2024 (as amended) (the "Facilities Agreement")

1.

We refer to the Facilities Agreement. This is an Additional Facility Notice in respect of an Additional Facility. Terms defined in the Facilities Agreement have the same meaning in this Additional Facility Notice unless given a different meaning in this Additional Facility Notice.

2.

We have agreed with the banks, financial institutions and other persons set out in the Schedule (Additional Facility Lenders and Additional Facility Commitments) to this Additional Facility Notice (the "Additional Facility Lenders") in respect of the Additional Facility Commitments detailed in this Additional Facility Notice that they will provide Additional Facility Commitments set out in the Schedule (Additional Facility Lenders and Additional Facility Commitments) to this Additional Facility Notice.

3.	The Additional Facility will be established on the following terms:

Borrower(s):	[●]
Guarantor(s):	[●]
Base Currency:	[●]
Other available/Optional Currencies (if any, as applicable):	[●]
Purpose:	[●]
Additional conditions to drawdown (including any Agreed Certain Funds Period and related conditions (if any))

[The Additional Facility will be provided on a certain funds basis in accordance with the provisions set out in Clause 4.5 (Utilisations during an Agreed Certain Funds Period) of the Facilities Agreement on the basis that:

(a)	the "Agreed Certain Funds Obligor" will be [●];

(b)	the "Agreed Certain Funds Period" will be the Availability Period for the [●] described in this Additional Facility Notice below; and

(c)	an "Agreed Certain Funds Utilisation" will be a reference to a Utilisation made or to be made under the Additional Facility.]

316

[The Additional Facility Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) of the Facilities Agreement in relation to a Utilisation of the Additional Facility if on or before the Utilisation Date for that Utilisation the Agent has received all of the documents and other evidence listed in Schedule to this Additional Facility Notice[42] in form and substance satisfactory to the Agent (acting reasonably) or receipt of such documents and evidence has been waived by the Majority Lenders participating in the Additional Facility.  The Agent shall notify the Company and the Additional Facility Lenders upon being so satisfied.]

Interest rate (including applicable margin, basis and/or margin ratchet):	[●]
Commitment Fee	[●]
Additional Facility Commencement Date:	[The date of this Additional Facility Notice]
Availability Period:	[●]
Termination Date:	[●]
Repayment profile:	[●]
Amortisation schedule (if any):	[●]
Mandatory prepayment provisions (if any):	[●]
Summary of security:	[●]
Ranking	[Pari Passu with Facility B and the Original Revolving Facility]
Financial covenant (if applicable):	[The Additional Facility Lenders shall have the benefit of the following financial covenant: [.]
Assignment, sub-participation and transfer conditions:	[●]
[Other:

[The Additional Facility will [be a standalone Facility]/[increase the existing [●] Facility Commitments] so that the Additional Facility is fungible with [●] and, on the Additional Facility Commencement Date, such Additional Facility shall be designated as "[●]" for the purposes of the Intercreditor Agreement.

[●]][43]

_________________________

[42]	Note: Include schedule of any such requirements.
[43]	Include any other applicable information requests or directions applicable to the Additional Facility or required by Clause 2.2 (Additional Facilities).

317

4.

This Additional Facility Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Additional Facility Notice. Delivery of a counterpart of this Additional Facility Notice by email attachment or telecopy shall be an effective mode of delivery.

5.

This Additional Facility Notice and any non-contractual obligations arising out of, or in connection with, it are governed by English law. The provisions of Clause 43 (Enforcement) of the Facilities Agreement shall be deemed to be incorporated into this Additional Facility Notice in full, mutatis mutandis.

This Additional Facility Notice has been entered into on the date stated at the beginning of this Additional Facility Notice.

Yours faithfully

_________________________________

For and on behalf of

[●]

as the Company

_________________________________

For and on behalf of

[●]

as Borrower

_________________________________

For and on behalf of

[●]

 as Additional Facility Lender

318

SCHEDULE

ADDITIONAL FACILITY LENDERS AND ADDITIONAL FACILITY COMMITMENTS

Name of Additional Facility Lender	Existing Lender (yes/no)	Additional Facility Commitment ([CURRENCY])
[●]	[Yes / No]	[●]
[●]	[Yes / No]	[●]
[●]	[Yes / No]	[●]
	Total	[●]

319

Yours faithfully

_________________________________

For and on behalf of

[●]

as the Company

_________________________________

For and on behalf of

[●]

as Borrower

_________________________________

For and on behalf of

[●]

as Additional

320

SCHEDULE 14

Compounded Rate Terms

CURRENCY:	Sterling (which for the avoidance of doubt is a Compounded Rate Currency from the Second Amendment Date).
Cost of Funds as a Fallback Definitions	Cost of funds will not apply as a fallback.
Additional Business Days:	An RFR Banking Day.

Business Day Conventions (definition of "Month" and Clause 13.2 (Non Business Days)):	(a)	If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)

subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	The Bank of England's Bank Rate as published by the Bank of England from time to time.
Central Bank Rate Adjustment:

In relation to the Central Bank Rate prevailing at close business on any RFR Banking Day, the 20% trimmed arithmetic mean (calculated by the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

Central Bank Rate Spread:	In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent of:

(a)	the RFR for that RFR Banking Day; and

(b)	the Central Bank Rate prevailing at close of business on that RFR Banking Day.

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Daily Non-Cumulative Compounded RFR Rate:

Determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 15 (Daily Non-Cumulative Compounded RFR Rate).

Daily Rate:	The "Daily Rate" for any RFR Banking Day is:

(a)	the RFR for that RFR Banking Day; or

(b)	if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i)	the Central Bank Rate for that RFR Banking Day; and

(ii)	the applicable Central Bank Rate Adjustment; or

(c)	if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)	the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and

(ii)	the applicable Central Bank Rate Adjustment,

rounded, in either case, to four decimal places and if, in either case, that rate is less than zero (0), the Daily Rate shall be deemed to be such rate that the aggregate of the Daily Rate is zero (0).

Interest Periods:

Interest Period for paragraph (c) of Clause 13.1 (Selection of Interest Periods and Terms) - three (3) months unless the Utilisation Request or the previous Selection Notice for the relevant Loan selects an Interest Period which is stated to apply until the relevant Borrower (or the Company on behalf of that Borrower) selects a different Interest Period in accordance with paragraph (a) of Clause 13.1 (Selection of Interest Periods and Terms).

Interest Periods for paragraph (d) of Clause 13.1 (Selection of Interest Periods and Terms) - one (1), three (3), six (6) or twelve (12) Months, or such other period agreed between the Company and the Agent (acting on the instructions of the Majority Lenders (acting reasonably)) in relation to the relevant Loan, provided that a Borrower (or the Company on its behalf) may not select an interest period of one (1) week on more than five (5) occasions in any Financial Year.

Lookback Period:	Five RFR Banking Days.
Relevant Market:	The sterling wholesale market.

322

RFR:

The SONIA (sterling overnight index average) reference rate published on the Bank of England's website (currently at http://www.bankofengland.co.uk), or any successor sources for the sterling overnight index average identified as such by the Bank of England from time to time.

RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.
Other provisions:	None.

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SCHEDULE 15

Daily Non-Cumulative Compounded RFR Rate

The "Daily Non-Cumulative Compounded RFR Rate" for any RFR Banking Day "i" during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

UCCDRi means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "i";

UCCDRi-1 means, in relation to that RFR Banking Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

"dcc" means (i) in the case of sterling 365, and (ii) in the case of any other currency, 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

"ni" means the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; and

the "Unannualised Cumulative Compounded Daily Rate" for any RFR Banking Day (the "Cumulated RFR Banking Day") during the Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

ACCDR means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

"tni" means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

"Cumulation Period" means the period from and including the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

"dcc" has the meaning given to that term above; and

the "Annualised Cumulative Compounded Daily Rate" for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to four decimal places) calculated as set out below:

"d0" means the number of RFR Banking Days in the Cumulation Period;

"Cumulation Period" has the meaning given to that term above;

324

"i" means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

"DailyRatei-LP" means, for any RFR Banking Day "i" during the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day "i";

"ni" means, for any RFR Banking Day "i" during the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;

"dcc" has the meaning given to that term above; and

"tni" has the meaning given to that term above.

325

SIGNATURE PAGES TO THE TERM AND REVOLVING FACILITIES AGREEMENT

THE COMPANY AND ORIGINAL GUARANTOR /s/ FRANCIS ZELER for and on behalf of BIRKENSTOCK LIMITED PARTNER S.À R.L. as the Company and Original Guarantor Name: FRANCIS ZELER Title: SOLE MANAGER

Notice Details

Address: 40, Avenue Monterey, 2163 Luxembourg

Email: francis.zeler@lcatterton.com

Attention: Mr. Zeler

With a copy to (which shall not constitute notice):

Address:         Paul, Weiss, Rifkind, Wharton & Garrison LLP, 20 Air Street, London W1B 5AN

Email:               nsachdev@paulweiss.com / mmerkle@paulweiss.com / kbalas@paulweiss.com

Attention:       Neel Sachdev / Matthew Merkle / Kanesh Balasubramaniam

[Project Sole - Signature pages to Facilities Agreement]

326

ORIGINAL BORROWER,  ORIGINAL GUARANTOR AND OBLIGORS’ AGENT

/s/ OLIVER REICHERT

for and on behalf of

BIRKENSTOCK GROUP B.V. & CO. KG

Name:   OLIVER REICHERT

Title:     CEO OF BIRKENSTOCK GROUP

Managing Director ("bestuurder" of Birkenstock Administration B.V.). the managing partner of Birkenstock Group B.V. & Co. KG

Notice Details

Address: Burg Ockenfels, 53545 Linz am Rhein, Germany

Email: oreichert@birkenstockgroup.com

Attention: Mr. Reichert

With a copy to (which shall not constitute notice):

Address:         Paul, Weiss, Rifkind, Wharton & Garrison LLP, 20 Air Street, London W1B 5AN

Email:               nsachdev@paulweiss.com / mmerkle@paulweiss.com / kbalas@paulweiss.com

Attention:       Neel Sachdev / Matthew Merkle / Kanesh Balasubramaniam

[Project Sole - Signature pages to Facilities Agreement]

327

ORIGINAL BORROWER AND ORIGINAL GUARANTOR /s/ DAVID KAHAN for and on behalf of BIRKENSTOCK US BIDCO, INC. Name: DAVID KAHAN Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER

Notice Details

Address: c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, DE 19808, USA

Email: dkahan@birkenstockusa.com

Attention: Mr. Kahan

With a copy to (which shall not constitute notice):

Address:         Paul, Weiss, Rifkind, Wharton & Garrison LLP, 20 Air Street, London W1B 5AN

Email:               nsachdev@paulweiss.com / mmerkle@paulweiss.com / kbalas@paulweiss.com

Attention:       Neel Sachdev / Matthew Merkle / Kanesh Balasubramaniam

[Project Sole - Signature pages to Facilities Agreement]

328

ORIGINAL GUARANTOR /s/ MARCO BASILIO for and on behalf of BIRKENSTOCK COMPONENTS GMBH as an Original Guarantor Name: MARCO BASILIO Title: MANAGING DIRECTOR (“Geschäftsführer")

Notice Details

Address: Burg Ockenfels, 53545 Linz am Rhein

Email: marco.basilio@birkenstock.com

Attention: Mr. Basilio

With a copy to (which shall not constitute notice):

Address:         Paul, Weiss, Rifkind, Wharton & Garrison LLP, 20 Air Street, London W1B 5AN

Email:               nsachdev@paulweiss.com / mmerkle@paulweiss.com / kbalas@paulweiss.com

Attention:       Neel Sachdev / Matthew Merkle / Kanesh Balasubramaniam

[Project Sole - Signature pages to Facilities Agreement]

329

ORIGINAL GUARANTOR /s/ OLIVER WINDEROLL for and on behalf of BIRKENSTOCK DIGITAL GMBH as an Original Guarantor Name: OLIVER WINDEROLL Title: MANAGING DIRECTOR (“Geschäftsführer")

Notice Details

Address: Burg Ockenfels, 53545 Linz am Rhein, Germany

Email: oliver.winderoll@birkenstock.com

Attention: Mr. Winderoll

With a copy to (which shall not constitute notice):

Address:         Paul, Weiss, Rifkind, Wharton & Garrison LLP, 20 Air Street, London W1B 5AN

Email:               nsachdev@paulweiss.com / mmerkle@paulweiss.com / kbalas@paulweiss.com

Attention:       Neel Sachdev / Matthew Merkle / Kanesh Balasubramaniam

[Project Sole - Signature pages to Facilities Agreement]

330

ORIGINAL GUARANTOR /s/ KLAUS-PETER BAUMANN for and on behalf of BIRKENSTOCK GLOBAL SALES GMBH as an Original Guarantor Name: KLAUS-PETER BAUMANN Title: MANAGING DIRECTOR (“Geschäftsführer")

Notice Details

Address: Burg Ockenfels, 53545 Linz am Rhein, Germany

Email: kbaumann@birkenstock-group.com

Attention: Mr. Baumann

With a copy to (which shall not constitute notice):

Address:         Paul, Weiss, Rifkind, Wharton & Garrison LLP, 20 Air Street, London W1B 5AN

Email:               nsachdev@paulweiss.com / mmerkle@paulweiss.com / kbalas@paulweiss.com

Attention:       Neel Sachdev / Matthew Merkle / Kanesh Balasubramaniam

[Project Sole - Signature pages to Facilities Agreement]

331

ORIGINAL GUARANTOR /s/ OLIVER REICHERT for and on behalf of BIRKENSTOCK IP GMBH as an Original Guarantor Name: OLIVER REICHERT Title: MANAGING DIRECTOR (“Geschäftsführer")

Notice Details

Address: Burg Ockenfels, 53545 Linz am Rhein, Germany

Email: oreichert@birkenstock-group.com

Attention: Mr. Reichert

With a copy to (which shall not constitute notice):

Address:         Paul, Weiss, Rifkind, Wharton & Garrison LLP, 20 Air Street, London W1B 5AN

Email:               nsachdev@paulweiss.com / mmerkle@paulweiss.com / kbalas@paulweiss.com

Attention:       Neel Sachdev / Matthew Merkle / Kanesh Balasubramaniam

[Project Sole - Signature pages to Facilities Agreement]

332

ORIGINAL GUARANTOR /s/ MARCUS BÖRGER for and on behalf of BIRKENSTOCK PRODUCTIONS HESSEN GMBH as an Original Guarantor Name: MARCUS BÖRGER Title: MANAGING DIRECTOR (“Geschäftsführer")

Notice Details

Address: HeegstraBe 1, 36396 Steinau an der StraBe

Email: marcus.boerger@birkenstock.com

Attention: Mr. Börger

With a copy to (which shall not constitute notice):

Address:         Paul, Weiss, Rifkind, Wharton & Garrison LLP, 20 Air Street, London W1B 5AN

Email:               nsachdev@paulweiss.com / mmerkle@paulweiss.com / kbalas@paulweiss.com

Attention:       Neel Sachdev / Matthew Merkle / Kanesh Balasubramaniam

[Project Sole - Signature pages to Facilities Agreement]

333

ORIGINAL GUARANTOR /s/ LUTZ GLAHN for and on behalf of BIRKENSTOCK PRODUCTIONS RHEINLAND-PFALZ GMBH as an Original Guarantor Name: LUTZ GLAHN Title: MANAGING DIRECTOR (“Geschäftsführer")

Notice Details

Address: Burg Ockenfels, 53545 Linz am Rhein, Germany

Email: lutz.glahn@birkenstock.com

Attention: Mr. Glahn

With a copy to (which shall not constitute notice):

Address:         Paul, Weiss, Rifkind, Wharton & Garrison LLP, 20 Air Street, London W1B 5AN

Email:               nsachdev@paulweiss.com / mmerkle@paulweiss.com / kbalas@paulweiss.com

Attention:       Neel Sachdev / Matthew Merkle / Kanesh Balasubramaniam

[Project Sole - Signature pages to Facilities Agreement]

334

ORIGINAL GUARANTOR /s/ STEFAN SCHULZ for and on behalf of BIRKENSTOCK PRODUCTIONS SACHSEN GMBH as an Original Guarantor Name: STEFAN SCHULZ Title: MANAGING DIRECTOR (“Geschäftsführer")

Notice Details

Address: Gewerbering 8, 02828 Garlitz, Germany

Email: stefan.schulz@birkenstock.com

Attention: Mr. Schulz

With a copy to (which shall not constitute notice):

Address:         Paul, Weiss, Rifkind, Wharton & Garrison LLP, 20 Air Street, London W1B 5AN

Email:               nsachdev@paulweiss.com / mmerkle@paulweiss.com / kbalas@paulweiss.com

Attention:       Neel Sachdev / Matthew Merkle / Kanesh Balasubramaniam

[Project Sole - Signature pages to Facilities Agreement]

335

ORIGINAL GUARANTOR /s/ DAVID KAHAN for and on behalf of BIRKENSTOCK USA GP, LLC as an Original Guarantor Name: DAVID KAHAN Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER

Notice Details

Address: Corporation Service Company, 251 Little Fall Drive, Wilmington, DE 19808, USA

Email: dkahan@birkenstockusa.com

Attention: Mr. Kahan

With a copy to (which shall not constitute notice):

Address:         Paul, Weiss, Rifkind, Wharton & Garrison LLP, 20 Air Street, London W1B 5AN

Email:               nsachdev@paulweiss.com / mmerkle@paulweiss.com / kbalas@paulweiss.com

Attention:       Neel Sachdev / Matthew Merkle / Kanesh Balasubramaniam

[Project Sole - Signature pages to Facilities Agreement]

336

ORIGINAL GUARANTOR /s/ DAVID KAHAN for and on behalf of BIRKENSTOCK USA, LP as an Original Guarantor Name: DAVID KAHAN Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER

Notice Details

Address: Corporation Service Company, 251 Little Fall Drive, Wilmington, DE 19808, USA

Email: dkahan@birkenstockusa.com

Attention: Mr. Kahan

With a copy to (which shall not constitute notice):

Address:         Paul, Weiss, Rifkind, Wharton & Garrison LLP, 20 Air Street, London W1B 5AN

Email:               nsachdev@paulweiss.com / mmerkle@paulweiss.com / kbalas@paulweiss.com

Attention:       Neel Sachdev / Matthew Merkle / Kanesh Balasubramaniam

[Project Sole - Signature pages to Facilities Agreement]

337

ORIGINAL GUARANTOR /s/ DAVID KAHAN for and on behalf of BIRKENSTOCK USA DIGITAL LLC as an Original Guarantor Name: DAVID KAHAN Title: CEO OF BIRKENSTOCK GROUP

Notice Details

Address: CSC-Lawyers Incorporating Service, 2710 Gateway Oaks Drive, Suite 150N, Sacramento, CA 95833, USA

Email: dkahan@birkenstockusa.com

Attention: Mr. Kahan

With a copy to (which shall not constitute notice):

Address:         Paul, Weiss, Rifkind, Wharton & Garrison LLP, 20 Air Street, London W1B 5AN

Email:               nsachdev@paulweiss.com / mmerkle@paulweiss.com / kbalas@paulweiss.com

Attention:       Neel Sachdev / Matthew Merkle / Kanesh Balasubramaniam

[Project Sole - Signature pages to Facilities Agreement]

338

THE ORIGINAL LENDERS /s/ VLASSIOS PAPADOPOULOS for and on behalf of BNP PARIBAS S.A. NIEDERLASSUNG DEUTSCHLAND as Original Lender Name: VLASSIOS PAPADOPOULOS Title: HEAD OF BUSINESS CENTER FRANKFURT	/s/ RENETA TADJER for and on behalf of BNP PARIBAS S.A. NIEDERLASSUNG DEUTSCHLAND as Original Lender Name: RENETA TADJER Title: DIRECTOR CORPORATE COVERAGE

Notice Details

Address:         Senckenberganlage 19, 60325 Frankfurt am Main, Germany

Email:               dl.frankfurt.loan.servicing@bnpparibas.com, reneta.tadjer@bnpparibas.com, martin.stoermer@bnpparibas.com

Attention:       Reneta Tadjer,  Martin  Stoermer, Loan Servicing

[Project Sole - Signature pages to Facilities Agreement]

339

THE ORIGINAL LENDERS /s/ MARCUS WAHOFF for and on behalf of COMMERZBANK AKTIENGESELLSCHAFT as Original Lender Name: MARCUS WAHOFF Title: DIRECTOR	/s/ FABIAN HENKE for and on behalf of COMMERZBANK AKTIENGESELLSCHAFT as Original Lender Name: FABIAN HENKE Title: ASSOCIATE
Notice Details Address: Mainzer Landstraße 153, 60327 Frankfurt am Main Email: Marcus.Wahoff@commerzbank.com Attention: Marcus Wahoff

[Project Sole - Signature pages to Facilities Agreement]

340

THE ORIGINAL LENDERS /s/ TOBIAS REICHELT for and on behalf of ING BANK, A BRANCH OF ING-DIBA AG as Original Lender Name: TOBIAS REICHELT Title: DIRECTOR	/s/ ADAM SAVIC for and on behalf of ING BANK, A BRANCH OF ING-DIBA AG as Original Lender Name: ADAM SAVIC Title: DIRECTOR
Notice Details Address: Hamburger-Allee 1, 60486 Frankfurt am Main Email: Execution.Lending.FFM.Team@ing.de (admin) and Thomas.Bungert@ing.com (credit) Attention: Thomas Bungert

[Project Sole - Signature pages to Facilities Agreement]

341

THE ORIGINAL LENDERS /s/ BJORN ABELS for and on behalf of LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE as Original Lender Name: BJORN ABELS Title: DIRECTOR	/s/ JONATHAN FRANZ for and on behalf of LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE as Original Lender Name: JONATHAN FRANZ Title: ASSOCIATE DIRECTOR
Notice Details Address: Neue Mainzer Str. 52-58, 60311 Frankfurt am Main, Germany Email: jonathan.franz@helaba.de Attention: Jonathan Franz / Acquisition Finance

[Project Sole - Signature pages to Facilities Agreement]

342

THE ORIGINAL LENDERS /s/ FABIAN SCHEUFLER for and on behalf of LANDESBANK BADEN-WÜRTTEMBERG as Original Lender Name: FABIAN SCHEUFLER Title: DIRECTOR	/s/ CAROLA DROSTE for and on behalf of LANDESBANK BADEN-WÜRTTEMBERG as Original Lender Name: CAROLA DROSTE Title: DIRECTOR
Notice Details Address: Am Hauptbahnhof 2, 70173 Stuttgart, Germany Email: simon.chat@lbbw.de Attention: Simon Chat

[Project Sole - Signature pages to Facilities Agreement]

343

THE ORIGINAL LENDERS /s/ FABIAN SCHEUFLER for and on behalf of LANDESBANK BADEN-WÜRTTEMBERG, NEW YORK BRANCH as Original Lender Name: FABIAN SCHEUFLER Title: DIRECTOR	/s/ CAROLA DROSTE for and on behalf of LANDESBANK BADEN-WÜRTTEMBERG, NEW YORK BRANCH as Original Lender Name: CAROLA DROSTE Title: DIRECTOR
Notice Details Address: 1185 Avenue of the Americas, 41st Floor, New York, NY 10036, USA Email: lutz.feldmann@lbbw.com Attention: Lutz Feldmann

[Project Sole - Signature pages to Facilities Agreement]

344

THE ORIGINAL LENDERS /s/ FRANCK GOMBOC for and on behalf of JPMORGAN CHASE BANK, N.A., LONDON BRANCH as Original Lender Name: FRANCK GOMBOC Title: EXECUTIVE DIRECTOR
Notice Details Address: 25 Bank Street, Canary Wharf, London E14 5JP Email: Franck.Gomboc@jpmorgan.com Attention: Franck Gomboc

[Project Sole - Signature pages to Facilities Agreement]

345

THE ORIGINAL LENDERS /s/ TORSTEN VOLKE for and on behalf of DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN as Original Lender Name: TORSTEN VOLKE Title: VICE PRESIDENT	/s/ JENS RICHTER for and on behalf of DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN as Original Lender Name: JENS RICHTER Title: DIRECTOR
Notice Details Address: DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, Platz der Republik, 60325 Frankfurt am Main Email: torsten.volke@dzbank.de Attention: Torsten Volke (F/SFLF)

[Project Sole - Signature pages to Facilities Agreement]

346

THE ORIGINAL LENDERS /s/ CHRISTIAN STILLGER for and on behalf of HSBC CONTINENTAL EUROPE S.A., GERMANY as Original Lender Name: CHRISTIAN STILLGER Title: SENIOR RELATIONSHIP MANAGER	/s/ LUIS BOETTICHER for and on behalf of HSBC CONTINENTAL EUROPE S.A., GERMANY as Original Lender Name: LUIS BOETTICHER Title: DIRECTOR
Notice Details Address: Hansaallee 3, 40549 Duesseldorf Email: christian.stillger@hsbc.de, luis.boetticher@hsbc.de Attention: Christian Stillger, Luis Boetticher

[Project Sole - Signature pages to Facilities Agreement]

347

THE ORIGINAL LENDERS /s/ EDWINA STEWART for and on behalf of GOLDMAN SACHS BANK USA as Original Lender Name: EDWINA STEWART Title: AUTHORISED SIGNATORY

Notice Details

Address:         200 West Street, New York, NY 10282-2198

Email:               loandocumentation@ln.email.gs.com (Credit Matters and Documentation), ficc-bankloan-servicing-ldn@gs.com (Servicing/Operational Matters)

Attention:       Mohammed Hussain (Credit Matters and Documentation), Tanveer Bellari (Servicing/Operational Matters)

[Project Sole - Signature pages to Facilities Agreement]

348

THE DOCUMENTATION AGENT /s/ MARCUS WAHOFF for and on behalf of COMMERZBANK AKTIENGESELLSCHAFT as Documentation Agent Name: MARCUS WAHOFF Title: DIRECTOR	/s/ FABIAN HENKE for and on behalf of COMMERZBANK AKTIENGESELLSCHAFT as Documentation Agent Name: FABIAN HENKE Title: ASSOCIATE
Notice Details Address: Mainzer Landstraße 153, 60327 Frankfurt am Main Email: Marcus.Wahoff@commerzbank.com Attention: Marcus Wahoff

[Project Sole - Signature pages to Facilities Agreement]

349

THE AGENT /s/ EDWINA STEWART for and on behalf of GOLDMAN SACHS BANK USA as Agent Name: EDWINA STEWART Title: AUTHORISED SIGNATORY

Notice Details

Address:         2001 Ross Ave, 28th Floor, Dallas, TX 75201

Telephone:      (972) 368-2323

Email:                gs-dallas-adminagency@ny.email.gs.com, gs-sbdagency-borrowernotices@ny.email.gs.com

Fax:                   (646) 769-7829

Attention:       SBD Operations

with a copy to:

Goldman Sachs Bank USA

Bank Debt Portfolio Group

200 West St.

New York, NY 10282

Attn: douglas.tansey@gs.com

[Project Sole - Signature pages to Facilities Agreement]

350

THE SECURITY AGENT /s/ EDWINA STEWART for and on behalf of GOLDMAN SACHS BANK USA as Security Agent Name: EDWINA STEWART Title: AUTHORISED SIGNATORY

Notice Details

Address:         2001 Ross Ave, 28th Floor, Dallas, TX 75201

Telephone:     (972) 368-2323

Email:               gs-dallas-adminagency@ny.email.gs.com, gs-sbdagency-borrowernotices@ny.email.gs.com

Fax:                  (646) 769-7829

Attention:       SBD Operations

with a copy to:

Goldman Sachs Bank USA

Bank Debt Portfolio Group

200 West St.

New York, NY 10282

Attn: douglas.tansey@gs.com

[Project Sole - Signature pages to the Facilities Agreement]